As filed with the Securities and Exchange Commission on October 19, 2020

File No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________________

KBL MERGER CORP. IV

(Exact name of registrant as specified in its charter)

_______________________________________________

Delaware	6770	81-3832378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 Park Place, Suite 45E

New York, NY 10007

(302) 502-2727

(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

_______________________________________________

Dr. Marlene Krauss

Chief Executive Officer

KBL Merger Corp. IV

30 Park Place, Suite 45E

New York, NY 10007

(302) 502-2727

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

_______________________________________________

Copies to:

M. Ali Panjwani, Esq.

Michael T. Campoli, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

_______________________________________________

Approximate date of commencement of proposed sale to the public. As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common stock, par value $0.0001(3)	4,627,500	$10.90	(2)	$50,439,750	$5,502.98
Common stock, par value $0.0001, underlying rights(4)	50,250	$10.90	(2)	$547,725	$59.76
Common stock, par value $0.0001, underlying Series A Convertible Preferred Stock(5)	1,388,890	$2.64		$3,666,667	$400.04
Common stock, par value $0.001, underlying secured convertible promissory notes(6)	2,592,195	$2.00		$5,184,390	$565.62
Common stock, par value $0.0001, underlying unsecured convertible promissory note(7)	198,751	$4.00		$795,003	$86.74
Common stock, par value $0.001, underlying warrants(8)	251,250	$11.50		$2,889,375	$315.23
TOTAL:	9,108,836			$63,522,910	$6,930.37

____________

(1)      Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional securities as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)      Estimated solely for the purpose of computing the amount of the registration fee and is based on the average high and low sales prices of our common stock of $10.90 per share as of October 14, 2020 as reported on the Nasdaq Capital Market, pursuant to rule 457(c) under the Securities Act of 1933, as amended.

(3)      Represents the resale of shares of common stock issued in certain private transactions described herein.

(4)      Represents the resale of shares of common stock issuable upon the conversion of certain rights that were issued to the registrant’s sponsor and the underwriters of its initial public offering in a private placement described herein.

(5)      Represents the resale of shares of common stock issuable upon the conversion of $3,666,667 of shares of the registrant’s Series A Convertible Preferred Stock to be issued in a private placement described herein based on a conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.64 per share.

(6)      Represents the resale of shares of common stock issuable upon the conversion of certain secured convertible 10% original issue discount promissory notes in the aggregate principal amount of $4,713,077.39 (after giving effect to the 10% original issue discount) that were issued to investors in certain private transactions described herein, plus interest thereon at the rate of 10% per annum for one year, based on a floor conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.00 per share.

(7)      Represents the resale of shares of common stock issuable to the registrant’s sponsor issuable upon the conversion, at a conversion price of $4.00 per share, of a convertible promissory note in the principal amount of $795,003, that was issued to the registrant’s sponsor in a private transaction described herein.

(8)      Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $11.50 per share, of certain warrants to purchase shares of common stock that were issued to the registrant’s sponsor and the underwriters of the registrant’s initial public offering in a private placement described herein.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the commission, acting pursuant to section 8(a) of the Securities Act of 1933, as amended, may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 19, 2020

KBL MERGER CORP. IV

   Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of an aggregate of 9,108,836 shares of the common stock, par value $0.0001 per share, of KBL Merger Corp. IV, a Delaware corporation, by the selling stockholders identified in this prospectus, of which: (i) 750,000 shares of common stock are held by certain of the selling stockholders identified in this prospectus that are party to either the June SPA or the September SPA; (ii) 1,388,890 shares of common stock are issuable to one of the selling stockholders identified in this prospectus that is a party to the June SPA upon the conversion of $3,666,666.66 of our Series A Convertible Preferred Stock (“Series A Stock”) and all accrued and unpaid dividends on such Series A Stock based on a conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.64 per share; (iii) 2,592,195 shares of common stock are issuable to certain of the selling stockholders identified in this prospectus that are party to either the June SPA or the September SPA upon the conversion of $4,713,077.39 aggregate principal amount of our secured convertible 10% original issue discount promissory notes (the “Investor Notes”), plus accrued and unpaid interest thereon, based upon a floor conversion price of $2.00 per share; (iv) 198,751 shares of common stock are issuable to our Sponsor upon the conversion of an unsecured convertible promissory note in the aggregate principal amount of $795,003 (the “Convertible Sponsor Note”); (v) 1,968,750 shares of common stock are founder shares that are held by our Sponsor; (vi) 906,250 shares of common stock are shares that will be removed from escrow and transferred by our Sponsor to one of the selling stockholders upon the Closing of the Business Combination; (vii) 500,000 shares of common stock are shares that will be issued to one of the selling stockholders pursuant to the Resignation Agreement; (viii) 502,500 shares of common stock are shares that were included in the units that we issued to our Sponsor and to the underwriters of our IPO in a private placement that closed in connection with our IPO; (ix) 50,250 shares of common stock are shares that will be issued to our Sponsor and to the underwriters of our IPO upon the conversion of 502,500 rights to receive one-tenth (1/10th) of one share of our common stock upon the Closing of the Business Combination, which rights are included in the units that we issued to our Sponsor and to the underwriters of our IPO in a private placement that closed in connection with our IPO; and (x) 251,250 shares of common stock are shares that are issuable to our Sponsor and to the underwriters of our IPO upon the exercise of warrants to purchase shares of our common stock that are included in the units that we issued to our Sponsor and to the underwriters of our IPO in in a private placement that closed in connection with our IPO. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through underwriters, broker-dealers or agents, in public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 142 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol “KBLM”. On October 14, 2020, the last reported sale price for our common stock as reported on the NASDAQ Capital Market was $10.90 per share.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2020

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accuracy or completeness. Such data is subject to change based on various factors, including those discussed under the “Risk Factors” section beginning on page 6 of this prospectus.

i

CERTAIN DEFINITIONS

Unless otherwise stated in this prospectus, references to:

•        “180” are to 180 Life Sciences Corp. (formerly CannBioRx Life Sciences Corp.);

•        “180 LP” are to 180 Therapeutics L.P.;

•        “180 Parties” are to 180 and the 180 Subsidiaries;

•        “180 Subsidiaries” are to Katexco, CBR Pharma and 180 LP;

•        “Business Combination” are to the transactions contemplated by the Business Combination Agreement;

•        “Business Combination Agreement” are to the Business Combination Agreement, dated as of July 25, 2019 (as the same may be amended), by and among us, KBL Merger Sub, the 180 Parties and the Stockholder Representative, pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as our wholly-owned subsidiary, and in consideration thereof, the stockholders of 180 shall, at the option of the holder, receive either shares of our common stock or their existing Exchangeable Shares will become exchangeable into shares of our common stock;

•        “CBR Pharma” are to CannBioRex Pharmaceuticals Corp.;

•        “Closing” are to the consummation of the Business Combination;

•        “combined team” are to our management team and our Scientific and Advisory Board, collectively;

•        “Escrowed Shares” are to 1,406,250 of the Sponsor’s founder shares that it acquired prior to the IPO that it deposited in escrow with a third party escrow agent, in connection with the entry into Business Combination Agreement;

•        “Exchangeable Shares” are to the exchangeable shares issued concurrently with the closing of the Reorganization (as defined in the Business Combination Agreement) by (i) Katexco Purchaseco ULC, a Canadian subsidiary of 180, to certain Canadian former shareholders of Katexco; and (ii) CannBioRex Purchaseco ULC, a Canadian subsidiary of 180, to certain Canadian former shareholders of CBR Pharma, which are exchangeable for common stock of 180 prior to the Effective Time (as defined in the Business Combination Agreement) and become exchangeable into shares of our common stock following the Effective Time (as defined in the Business Combination Agreement);

•        “founder shares” are to shares of our common stock initially purchased by our Sponsor in a private placement prior to our initial offering;

•        “initial stockholder” are to our Sponsor, the holder and beneficial owner of our founder shares prior to our IPO;

•        “IPO” are to the sale of the units in our initial public offering, which closed on June 7, 2017;

•        “June SPA” are to that certain Securities Purchase Agreement dated as of June 12, 2020 between our company, the purchasers identified on the signature pages thereto, and Dominion Capital LLC as purchaser agent;

•        “Katexco” are to Katexco Pharmaceuticals Corp.;

•        “KBL Common Stock” are to the common stock, par value $0.0001 per share, of our company;

•        “KBL Merger Sub” are to KBL Merger Sub, Inc.;

•        “management” or our “management team” are to our executive officers and directors;

•        “March Promissory Note” are to the promissory note we issued to the Sponsor on March 15, 2019, as it may be amended, restated, supplemented or modified from time to time;

•        “private placement rights” are to the rights included in the private placement units issued to our Sponsor and the underwriters in a private placement simultaneously with the closing of our IPO;

•        “private placement shares” are to the shares of our common stock included in the private placement units issued to our Sponsor and the underwriters in a private placement simultaneously with the closing of our IPO;

•        “private placement units” are to the units issued to our Sponsor and the underwriters in a private placement simultaneously with the closing of our IPO;

•        “private placement warrants” are to the warrants included in the private placement units issued to our Sponsor and the underwriters in a private placement simultaneously with the closing of our IPO;

•        “Public Shares” are to shares of our common stock sold as part of the units in our IPO (whether they were purchased in such offering or thereafter in the open market);

•        “public stockholders” are to the holders of our Public Shares, including our initial stockholder and members of our management team to the extent our initial stockholder and/or members of our management team purchase Public Shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such Public Shares;

•        “Resignation Agreement” is to that certain Resignation Agreement dated as of June 12, 2020 by and among the Company, Tyche and Dr. Krauss;

•        “rights” are to our rights, which includes all of our rights sold as part of the units in our IPO (whether they were purchased in such offering or thereafter in the open market) as well as the private placement rights to the extent they are no longer held by the initial purchasers of the private placement rights or their permitted transferees;

•        “Scientific and Advisory Board” are to the individuals described herein as such under the caption “Scientific and Advisory Board” and any other individuals designated by us as Scientific and Advisory Board members after the date hereof;

•        “Second A&R Charter” are to our second amended and restated certificate of incorporation that is expected to be filed with the Delaware Secretary of State in connection with the Closing.

•        “September SPA” are to that certain Securities Purchase Agreement dated as of September 8, 2020 between our company and the purchasers identified on the signature pages thereto;

•        “Sponsor” are to KBL IV Sponsor LLC, our initial stockholder; Dr. Marlene Krauss, our Chief Executive Officer, is the sole managing member of KBL IV Sponsor LLC;

•        “Stockholder Representative” are to Lawrence Pemble, in his capacity as representative of the stockholders of the 180 Parties;

•        “Term Sheet” are to the non-binding term sheet dated April 10, 2019 by and among us, the Sponsor, 180, the 180 Subsidiaries and Tyche for the Business Combination;

•        “Trust Account” are to the trust account established by us for the benefit of our public stockholders, which holds the net proceeds of the IPO and the private placement units;

•        “Tyche” are to Tyche Capital LLC;

•        “warrants” are to our redeemable warrants, which includes all of our warrants sold as part of the units in our IPO (whether they were purchased in such offering or thereafter in the open market) as well as the private placement warrants to the extent they are no longer held by the initial purchasers of the private placement warrants or their permitted transferees; and

•        “we,” “us,” “company”, “our company” or “KBL” are to KBL Merger Corp. IV.

Unless otherwise specified, the voting and economic interests of our stockholders following the completion of the Business Combination set forth in this prospectus assume that: (i) no public stockholders elect to have their public shares redeemed; (ii) the Sponsor transfers to Tyche the Escrowed Shares upon Closing; (iii) the equity transactions contemplated by the Resignation Agreement have been consummated; (iv) none of the holders of our founder shares or 180 purchases shares of our common stock in the open market; (v) there are no other issuances of equity interests of our company, other than as contemplated by the Resignation Agreement; (vi) the warrants remain outstanding immediately following the Closing; (vii) the convertible promissory notes of our company and of 180, other than the Convertible Sponsor Note and those other convertible promissory notes of our company and of 180 that automatically convert by their terms at the Closing, remain outstanding and unconverted immediately following the Closing; and (viii) 100,000 shares of our common stock are issued prior to the Closing pursuant to the September SPA to the investor(s) named therein.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 of this prospectus, the financial statements (and related notes thereto) and other financial data of our company and of the 180 Parties contained in this prospectus and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our company and of the 180 Parties before making an investment decision with respect to our securities. Please see the section titled, “Where You Can Find More Information,” beginning on page 157 of this prospectus.

Our Company

We are a blank check company organized under the laws of the State of Delaware on September 7, 2016. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses, which we refer throughout this prospectus as our initial business combination. We have focused our efforts on acquiring an operating company in the healthcare and related wellness industry, although our efforts in identifying a prospective target business have not been limited to a particular industry.

Business Combination

On July 25, 2019, we, KBL Merger Sub, the 180 Parties and the Stockholder Representative entered into the Business Combination Agreement pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as our wholly-owned subsidiary. 180 is a pharmaceutical company headquartered in Menlo Park, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, inflammatory diseases and fibrosis by employing innovative research, and, where appropriate, combination therapy. 180 has three product development platforms which each (1) focus on different diseases, pains or medical conditions and target different factors, molecules or proteins and (2) have or will have their own product candidates:

•        Anti-TNF platform: Focusing on fibrosis and anti-tumour necrosis factor (“anti-TNF”);

•        SCAs platform: Focusing on drugs which are synthetic cannabidiol analogues (“SCAs”); and

•        α7nAChR platform: Focusing on alpha 7 nicotinic acetylcholine receptor.

180 has several product candidates in development, including one product candidate in a Phase 2b/3 clinical trial in the United Kingdom for Dupuytren’s disease, a condition that affects the development of fibrous connective tissue in the palm of the hand. 180 was founded by several world-leading scientists in the biotechnology and pharmaceutical sectors. 180’s world renowned scientists, Prof. Sir Marc Feldmann, Prof. Lawrence Steinman and Prof. Raphael Mechoulam, have significant experience and significant previous success in drug discovery. The scientists are from the University of Oxford, Stanford University and Hebrew University of Jerusalem, and the management team has extensive experience in financing and growing early stage healthcare companies.

Currently, 180 is conducting clinical trials only for certain indications under the anti-TNF platform. Of 180’s three product development platforms, only one, the SCAs platform, involves products that are related to CBD (and not to cannabis or THC), and no clinical trials for any indications or products under the SCAs platform are currently being conducted in the United States or abroad.

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, (a) each outstanding share of 180’s common stock will be converted into the right to receive a number of shares of our common stock equal to the exchange ratio described in the Business Combination Agreement; (b) each outstanding share of 180’s preferred stock will be converted into the right to receive a number of shares of our preferred stock on a one-for-one basis; and (c) each outstanding exchangeable share of 180 or any of the 180 Subsidiaries, as the case may be, will be converted into the right to receive a number of exchangeable shares equal to the exchange ratio described in the Business Combination Agreement. Each exchangeable share will be an exchangeable share in one of our Canadian subsidiaries that will be exchangeable for our common stock.

At the Closing, we will acquire 100% of the outstanding equity and equity equivalents of 180 (including options, warrants or other securities that have the right to acquire or convert into equity securities of 180) in exchange for our shares of common stock (the “Transaction Shares”) valued at $175 million, subject to adjustment as described in the Business Combination Agreement. Each Transaction Share will have a value equal to $10.00. The $175 million of consideration will be reduced by the amount of any liabilities of 180 in excess of $5 million at the Closing (the “Net Tangible Assets Closing Condition”).

In connection with the Business Combination Agreement, we entered into a guarantee and commitment agreement with Tyche (the “Tyche Backstop Agreement”) pursuant to which, among other things, Tyche agreed to purchase from us certain shares of our common stock on the terms and subject to the conditions and limitations set forth therein such that at the Closing, we will have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Consummation of the Business Combination is subject to certain closing conditions, including, among other things, the approval by the stockholders of the company and our stockholders, the receipt of required regulatory approvals, the effectiveness of a registration statement to be filed by us for the Transaction Shares to be issued in the Business Combination and the satisfaction of the net tangible assets closing condition. In accordance with the terms of the Business Combination Agreement, (i) certain executive officers, directors and stockholders of 180 (solely in their respective capacities as 180 stockholders) holding approximately 52% of the outstanding 180 capital stock have entered into support agreements with us to vote all of their shares of capital stock of 180 in favor of adoption of the Business Combination Agreement. In addition, 180 has agreed to acquire lock-up agreements pursuant to which certain executive officers, directors and stockholders of 180 holding approximately 75% of the outstanding capital stock of 180 will accept certain restrictions on transfers of shares of our common stock.

The Business Combination Agreement and related agreements, as well as the business of 180, are further described in the Current Report on Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”) on July 26, 2019 and in the Registration Statement on Form S-4 originally filed by us with the SEC on November 12, 2020 and amended on February 10, 2020 and August 28, 2020 (No. 333-234650).

Other than as specifically discussed, this prospectus does not assume that the Closing of the Business Combination will occur.

Recent Developments

June 2020 Financing

On June 12, 2020, we entered into the June SPA, whereby we issued to two institutional investors, who are selling stockholders hereunder, secured convertible promissory notes in the aggregate principal amount of $3,601,966 (collectively, the “June Notes”) for an aggregate purchase price of $3,407,522. A portion of the purchase price paid by one of the investors was satisfied by surrendering a note held by such investor that was issued by an entity that is party to the Business Combination Agreement. The June Notes are subject to a 10% original issue discount, have a term of eight months, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the June Notes, regardless of when any June Note is converted. The June Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the Closing of the business combination, the conversion price will equal the lowest VWAP of the common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00.

In connection with the June SPA, we issued an aggregate of 650,000 restricted shares of common stock to the selling stockholders signatory thereto (the “June Commitment Shares”). Upon the second closing pursuant to the June SPA, upon certain conditions being satisfied, we will issue to one of the selling stockholders shares of our Series A Convertible Preferred Stock (“Series A Stock”) for an aggregate purchase price of $3,000,000. Dividends shall be payable on the Series A Stock at a rate of 10% per annum. The Series A Stock shall be convertible into shares of our common stock at a conversion price of $5.28 per share. Upon any conversion, a Make-Whole Amount (as defined in the Certificate of Designation of the Series A Stock) shall be due with respect to each share of Series A Stock converted. At any time following the three (3) month anniversary of the Closing of the business combination, the holder of the Series A Stock has the right to force us to redeem all or any portion of the Series A Stock then owned by the holder in cash.

Beginning on the eleventh (11) trading day following the Closing of the business combination, if certain conditions are met, including, but not limited to, the closing sale price of our common stock exceeds $6.00 throughout a certain measuring period, certain equity conditions are satisfied, the daily average trading volume for the prior five (5) consecutive trading days exceeds $80,000 per trading day, and the shares of common stock subject to our conversion right are the subject of a then effective registration statement, we shall have the right to require the holder to convert an amount of the purchase price of the Series A Stock not to exceed $1,000,000 in the aggregate and not to exceed $100,000 during any five (5) consecutive trading days, into freely tradeable shares of common stock at the conversion price then in effect.

Pursuant to a Registration Rights Agreement that we entered into with the selling stockholders signatory to the June SPA, we agreed to register with the SEC the resale of the shares of common stock issuable upon conversion of the June Notes and the Series A Stock, as well as the June Commitment Shares, which registration is being effected pursuant to the registration statement of which this prospectus forms a part.

The June Notes and the Series A Stock each contain certain covenants, and events of default and triggering events, respectively, that would require repayment of the obligations outstanding pursuant to such instruments. Our obligations under the June Notes and the Series A Stock are secured by all of our assets, and are guaranteed by all other entities party to the Business Combination Agreement.

In conjunction with the June SPA, we entered into a series of Leak Out Agreements in which certain parties, including the parties to the June SPA, agreed that they would not sell, dispose or otherwise transfer, in aggregate more than 5% of the composite daily trading volume of our common stock. Pursuant to the Leak-Out Agreement that we entered into with Caravel CAD Fund Ltd., we issued 404,245 restricted shares of our common stock.

September 2020 Financing

On September 8, 2020, we entered into the September SPA, whereby we issued to the investors signatory thereto, who are also selling stockholders hereunder, secured convertible promissory notes in the aggregate principal amount of $1,111,111 (collectively, the “September Notes”) for an aggregate purchase price of $1,000,000. The September Notes are subject to a 10% original issue discount, are due on April 7, 2021, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the September Notes, regardless of when any September Note is converted. The September Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the Closing of the business combination, the conversion price will equal the lowest VWAP of the common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00. In connection with the September SPA, we issued an aggregate of 100,000 restricted shares of common stock to the selling stockholders signatory thereto (the “September Commitment Shares”).

Pursuant to a Registration Rights Agreement that we entered into with the selling stockholders signatory to the September SPA, we agreed to register with the SEC the resale of the shares of common stock issuable upon conversion of the September Notes, as well as the September Commitment Shares, which registration is being effected pursuant to the registration statement of which this prospectus forms a part.

The September Notes contain certain covenants, and events of default and triggering events, respectively, that would require repayment of the obligations outstanding pursuant to the September Notes. Our obligations under the September Notes are secured by all of our assets, and are guaranteed by all other entities party to the Business Combination Agreement.

General

Our company is a blank check company that was incorporated under the laws of the State of Delaware September 7, 2016. Our mailing address is KBL Merger Corp. IV, 30 Park Place, Suite 45E, New York, NY 10007, and our telephone number is (302) 502-2727. We maintain an Internet website at www.kblmerger.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

THE OFFERING

Common Stock offered by the Selling Stockholders:

An aggregate of 9,108,836 shares of common stock, of which: (i) 750,000 shares were issued to certain of the selling stockholders that are party to either the June SPA or the September SPA; (ii) 1,388,890 shares are issuable upon the conversion of $3,666,666.66 of our Series A Stock and all accrued and unpaid dividends on such Series A Stock based on a conversion price of $2.64 per share (after giving effect to certain potential anti-dilution adjustments); (iii) 2,592,195 shares are issuable upon the conversion of $4,713,077.39 principal amount of secured convertible 10% original issue discount promissory notes that were issued to certain of the selling stockholders pursuant to the June SPA and the September SPA, plus accrued and unpaid interest thereon, based upon a floor conversion price of $2.00 per share (the “Investor Notes”); (iv) 198,751 shares are issuable to our Sponsor upon the conversion of the Convertible Sponsor Note; (v) 1,968,750 shares are founder shares that are held by our Sponsor; (vi) 906,250 shares are shares that will be removed from escrow and transferred by our Sponsor to one of the selling stockholders upon the Closing of the Business Combination; (vii) 500,000 shares are issuable to one of the selling stockholders pursuant to the Resignation Agreement; (viii) 502,500 shares are shares that are included in the private placement units that we issued to our Sponsor and to the underwriters of our IPO; (ix) 50,250 shares are shares that will be issued to our Sponsor and to the underwriters of our IPO upon the conversion of 502,500 private placement rights that we issued to our Sponsor and to the underwriters of our IPO; and (x) 251,250 shares of common stock are shares that are issuable to our Sponsor and to the underwriters of our IPO upon the exercise of the private placement warrants that are included in the private placement units that we issued to our Sponsor and to the underwriters of our IPO.

Common stock outstanding prior to this offering:	5,372,161 shares as of September 30, 2020
Use of proceeds:

The selling stockholders will receive the proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock. See “Use of Proceeds” on page 54 of this prospectus.

Risk Factors:

The purchase of our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

NASDAQ Capital Market symbol:	“KBLM”

The number of shares of our common stock outstanding, as set forth in the table above, is based on 5,372,161 shares outstanding as of September 30, 2020, and excludes, as of such date:

•        any shares of common stock issuable upon the conversion of the Series A Stock (assuming the issuance of the Series A Stock pursuant to the June SPA);

•        any shares of common stock issuable upon the conversion of the Investor Notes or the Convertible Sponsor Note;

•        6,001,250 shares of common stock issuable upon the exercise of outstanding warrants;

•        1,200,250 shares of common stock issuable upon the exchange of outstanding rights;

•        500,000 shares of common stock issuable to Tyche pursuant to the Resignation Agreement;

•        100,000 shares of common stock issuable to the investors party to the September SPA; and

•        any shares of common stock that would be issuable in connection with, or as a result of, the Closing of the Business Combination.

RISK FACTORS

You should carefully consider all of the following risk factors and all the other information contained in this prospectus, including the consolidated financial statements. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to us and our business, as well as 180 and its business.

We are a company with no operating history and that is subject to a mandatory liquidation and subsequent dissolution requirement. If we are unable to consummate a business combination, including the Business Combination, our public stockholders may be forced to wait before receiving distributions from the Trust Account.

We are a development stage blank check company, and have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. We have until November 9, 2020 to complete a business combination. We have no obligation to return funds to investors prior to such date unless (i) we consummate a business combination prior thereto or (ii) we seek to amend our certificate of incorporation prior to consummation of a business combination, and only then in cases where investors have sought to convert or sell their shares to our company. Only after the expiration of this full time period will public security holders be entitled to distributions from the Trust Account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their public shares, rights or warrants, potentially at a loss. In addition, if we fail to complete an initial business combination by November 9, 2020, there will be no redemption rights or liquidating distributions with respect to the rights and warrants, which will expire worthless, unless we amend our certificate of incorporation to extend the life of our company, as well as certain other agreements that we have entered into. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2020, the Trust Account was comprised of approximately $11.3 million in U.S. Treasury Bills. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans, including the business combination. We cannot assure you that our plans to raise capital or to consummate an initial business combination, including the business combination, will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate the business combination or our inability to continue as a going concern.

Following the consummation of the business combination, our only significant asset will be ownership of 100% of 180.

Following the consummation of the business combination, we will have no direct operations and no significant assets other than the ownership of 100% of 180. We will depend on 180 for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to its our common stock. Earnings from, or other available assets of, 180, may not be sufficient to pay dividends or make distributions or loans to enable our company to pay any dividends on our common stock or satisfy our other financial obligations.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, including the extensive due diligence that we conducted on 180, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

The Sponsor has agreed to vote in favor of our initial business combination, regardless of how our public stockholders vote.

Unlike some other blank check companies in which the initial stockholders agree to vote their founders shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, holders of the founder shares and placement shares have agreed (i) to vote any such shares in favor of any proposed business combination, including the Business Combination, (ii) not to redeem any such shares in connection with a stockholder vote to approve a proposed initial business combination, and (iii) not to sell any such shares to our company in a tender offer in connection with any proposed business combination. As a result, we do not need any public stockholders to vote in favor of our initial business combination, including the Business Combination, in order to have such business combination approved.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination with 180 been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our stockholders may be held liable for claims by third parties against our company to the extent of distributions received by them.

Our Charter provides that we will continue in existence only until November 9, 2020. If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account net of interest that may be used by us to pay our franchise and income taxes payable and up to $50,000 for dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against our company which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the public shares to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, the

Board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against our company for these reasons.

If we do not file and maintain a current and effective prospectus relating to our common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the shares of our common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his or her warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of our common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement (as defined below), we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

Even if we consummate the Business Combination, there is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of our common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. In addition, our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and our company (the “warrant agreement”). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants to make any other change. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of our common stock purchasable upon exercise of a warrant.

We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding rights.

Our rights were issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as right agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public rights to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least 65% of the then outstanding public rights approve of such amendment. Although our ability to amend the terms of the rights with the consent of at least 65% of the then outstanding public rights is unlimited, examples of such amendments could be amendments to, among other things, add a price payable upon conversion of a right, or increase such a price if added, shorten the conversion period of a right or decrease the number of shares of our common stock purchasable upon conversion of a right.

We have no obligation to net cash settle the rights or warrants.

In no event will we have any obligation to net cash settle the rights or warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights or warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the rights and warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including 180’s key personnel, some of whom are expected to join our company following the business combination. While we intend to closely scrutinize any individuals that we engage after the business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect the business combination is dependent upon the efforts of our key personnel, including key personnel of 180. We do not expect any such key personnel to remain with 180 following the business combination, which could negatively impact the operations and profitability of the combined company. While we intend to closely scrutinize any individuals that we engage after the business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause our company to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our Sponsor, directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) the interests of our stockholders.

Our Sponsor, officers and directors and their respective affiliates and associates have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of our public stockholders, which may result in a conflict of interest. These interests include:

•        the fact that the Sponsor holds private placement units, which include private placement warrants that would expire worthless if a business combination is not consummated;

•        the fact that our Sponsor, officers and directors have agreed not to redeem any of the founder shares or shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•        unless we consummate an initial business combination, our officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•        the fact that the Sponsor paid an aggregate of $25,000 for its founder shares and such securities will have a significantly higher value at the time of the business combination;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share originally sold as part of the units issued in the IPO (the “public shares”), or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that all of our officers and directors hold an interest in the Sponsor;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed; and

•        the fact that the Sponsor has loaned us $795,003 as of June 30, 2020 for working capital (which amount is currently included in the Convertible Sponsor Note) and may need to loan us additional funds through the closing, which, in the event that the initial business combination does not close, cannot be paid from the proceeds or the interest on such proceeds in the Trust Account.

A market for our securities may not continue following the Business Combination, which would adversely affect the liquidity and price of its securities.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this prospectus, or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, there has not been a public market for our stock and trading in the shares of our common stock has not been active. Accordingly, the valuation ascribed to 180 and our common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the combined company’s securities following the business combination may include:

•        actual or anticipated fluctuations in the combined company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to the combined company’s;

•        changes in the market’s expectations about the combined company’s operating results;

•        success of competitors;

•        the combined company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the combined company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the combined company;

•        the combined company’s ability to market new and enhanced services and products on a timely basis;

•        changes in laws and regulations affecting the combined company’s business;

•        commencement of, or involvement in, litigation involving the combined company;

•        changes in the combined company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of the combined company’s securities available for public sale;

•        any major change in the board or management;

•        sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the combined company’s securities irrespective of its operating performance. The stock market in general and the Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the combined company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the combined company could depress the combined company’s stock price regardless of the combined company’s business, prospects, financial conditions or results of operations. A decline in the market price of the combined company’s securities also could adversely affect the combined company’s ability to issue additional securities and the combined company’s ability to obtain additional financing in the future.

The December 2017 comprehensive tax reform bill could adversely affect our financial condition and results of operations.

On December 22, 2017, the president signed into law a comprehensive tax reform bill (the “Tax Act”), that significantly reforms the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Act, among other things, contains significant changes to corporate taxation, including a permanent reduction of the corporate income tax rate, a partial limitation on the deductibility of business interest expense, limitation of the deduction for certain net operating losses to 80% of current year taxable income, an indefinite net operating loss carryforward, immediate deductions for certain new investments instead of deductions for depreciation expense over time and modification or repeal of many business deductions and credits. The presentation of our financial condition and results of operations have been recorded in accordance with GAAP, which requires the financial statement impact of the Tax Act to be recorded in the period in which the Tax Act was enacted. The financial statement impact of the Tax Act is based on our current interpretation of the provisions contained in the Tax Act and the Treasury Regulations and administrative guidance relating thereto. In the future, the Treasury Department and the Internal Revenue Service (the “IRS”) are expected to release additional Treasury Regulations and administrative guidance relating to the Tax Act. Any significant variance of our current interpretation of this law from any future Treasury Regulations or administrative guidance could result in a change to the presentation of our financial condition and results of operations and could negatively affect our business.

Notwithstanding the reduction of the corporate income tax rate, the overall impact of the Tax Act and any future tax reform is uncertain and our business and financial condition could be adversely affected. The impact of the Tax Act and any future tax reform on holders of our common stock is likewise uncertain and could be adverse.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement/prospectus. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 7, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our KBL Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our stockholders will experience immediate dilution as a consequence of the issuance of our common stock in the Business Combination.

Upon the closing of the Business Combination, we anticipate that up to 17,500,000 shares of our common stock may become issuable. As a result, following the closing, the ownership interest of our public stockholders in the combined company will be substantially reduced. Thus, our stockholders will experience immediate dilution as a result of the closing of the business combination.

Unlike some other blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate the business combination even if a substantial number of our stockholders elect to redeem their shares.

Unlike some other blank check companies, we have no specified maximum redemption threshold, except that we will not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Some other blank check companies’ structure disallows the consummation of a business combination if the holders of the blank check company’s public shares elect to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering. Because we have no such maximum redemption threshold, we may be able to consummate the business combination even though a substantial number of our public stockholders elect to redeem their shares.

Our Second A&R Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

The Second A&R Charter, which we expect will become effective following the closing of the Business Combination, like the existing Charter, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers, or employees of ours arising pursuant to any provision of the DGCL, the Second A&R Charter, or our bylaws, or (iv) any action asserting a claim against us or any of our directors, officers, or other employees that is governed by the internal affairs doctrine, in each case except for such claims as to which (a) the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (b) exclusive jurisdiction is vested in a court or forum other than the Court of Chancery, or (c) the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Second A&R Charter described in the preceding sentence. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Second A&R Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

Our Second A&R Charter will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, our Second A&R Charter will provide that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect KBL’s business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements, including the Nasdaq upon the transfer of its listing. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

If the Business Combination is not consummated and we seek to enter into a business combination with other target companies, we may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of NASDAQ or if we decide to hold a stockholder vote for business or other reasons. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding a potential business combination is limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

You may not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval (unless stockholder approval is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons), public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. In particular, the Tyche Backstop Agreement provides for us to have at least $5,000,001 of net tangible assets without including funds held in the Trust Account. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, may not be able to proceed with the Business Combination. Furthermore, in no event will we redeem our Public Shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination (including the Business Combination), we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the Trust Account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the Trust Account to meet such requirements, or arrange for third party financing, such as the backstop financing to be consummated in connection with the Business Combination. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our business combination agreement requires us to use a portion of the cash in the Trust Account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until we liquidate the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination by November 9, 2020. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our Public Shares and liquidate.

We must complete our initial business combination by November 9, 2020. We may not be able to complete the Business Combination or find another suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we seek stockholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination (including the Business Combination) and we do not conduct redemptions in connection with such business combination pursuant to the tender offer rules, our Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination (including the Business Combination) that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of our securities on a national securities exchange.

If a public stockholder fails to receive notice of our offer to redeem our Public Shares in connection with our initial business combination (including the Business Combination), or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination, including the Business Combination. Despite our compliance with these rules, if a public stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our Public Shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem Public Shares. In the event that a public stockholder fails to comply with these procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares, rights or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our Public Shares if we are unable to complete an initial business combination by November 9, 2020, subject to applicable law and as further described herein and (iii) the redemption of our Public Shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) that would affect the substance or timing of our obligation to redeem 100% of our Public Shares if we have not consummated an initial business combination by November 9, 2020 or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares, rights or warrants, potentially at a loss.

NASDAQ may delist our securities from trading on its exchange, which could limit the ability of investors to effect transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on NASDAQ. We cannot assure you that our securities will continue to be listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round-lot holders). In addition, if we do not complete an initial business combination by November 9, 2020, we may be delisted by Nasdaq.

Additionally, in connection with our initial business combination, including the Business Combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our stock price would generally be required to be at least $4 per share and our stockholders’ equity would generally be required to be at least $5 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, although we intend to satisfy the 80% requirement even if our securities are not listed on NASDAQ at the time of our initial business combination, if NASDAQ were to delist our securities for any reason, we may choose at that time not to comply with the requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, common stock, rights and warrants are listed on NASDAQ, our units, common stock, rights and warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

We may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if our IPO were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the Trust Account to us unless and until the funds in the Trust Account were released to us in connection with our completion of an initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, on our redemption, and our rights and warrants will expire worthless.

We have encountered and, if we do not complete the Business Combination, expect to continue to encounter, intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources are relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of our IPO and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable is limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our common stock, this may potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020) on the liquidation of our Trust Account and our rights and warrants will expire worthless.

If the funds not being held in the Trust Account are insufficient to allow us to operate until November 9, 2020, we may be unable to complete our initial business combination.

The funds available to us outside of the Trust Account ($257,601 as of June 30, 2020) may not be sufficient to allow us to operate until November 9, 2020, assuming that our initial business combination is not completed during that time. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020) on the liquidation of our Trust Account and our rights and warrants will expire worthless.

If the net proceeds of our IPO not being held in the Trust Account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our Sponsor or management team to fund our search, to pay our taxes and to complete our business combination. If we are unable to obtain these loans, we may not be able to complete our initial business combination.

Of the net proceeds of our IPO, only approximately $257,601 (as of June 30, 2020) are available to us outside the Trust Account to fund our working capital requirements. If we are required to seek additional capital, we would need to borrow funds from our Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. Consequently, our public stockholders may only receive approximately $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020) on our redemption of our Public Shares, and our rights and warrants will expire worthless.

If we do not complete the business combination with 180, we may not have enough time and resources to identify and complete an initial business combination with another target business.

As of June 30, 2020, we had $257,601 available to us outside the Trust Account to fund our working capital requirements. If the Business Combination is not completed, we will depend on sufficient interest being earned on the proceeds held in the Trust Account or advances from our Sponsor to provide us with the additional working capital we may need to identify and complete an initial business combination with one or more other target businesses, as well as to pay any tax obligations that we may owe. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the Trust Account and use all of the funds held outside of the Trust Account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In addition, we must complete our initial business combination by November 9, 2020. If we fail to complete the Business Combination, we may not have enough time to identify and complete an initial business combination with one or more other target businesses.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020).

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we seek to have all vendors, service providers (except for our independent registered public accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we are unable to complete our business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption.

Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020) held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets other than due to the failure to obtain such waiver, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, our Sponsor may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.10 per Public Share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets other than due to the failure to obtain such waiver, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments, and

•        restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our principal activities subject us to the Investment Company Act. The proceeds held in the Trust Account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds is restricted to these instruments, we believe we meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our Trust Account and our rights and warrants will expire worthless.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the warrants issued in our IPO under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than thirty (30) days after the closing of our initial business combination, to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the consolidated financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants issued in our IPO are not registered under the Securities Act within 90 days after the closing of our initial business combination, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in our IPO. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify the shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in our IPO. Furthermore, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our private warrants may be able to exercise such private warrants.

The grant of registration rights to our initial stockholder, its permitted transferees and holders of our private placement units and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in our IPO, our initial stockholder and its permitted transferees can demand that we register the founder shares and holders of our private placement units (and their constituent securities) and their permitted transferees can demand that we register the private placement units, private placement shares, private placement rights, private placement warrants, the shares of common stock issuable upon conversion of the private placement rights and the shares of common stock issuable upon exercise of the private placement warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholder, holders of our private placement units (and their constituent securities) or their respective permitted transferees are registered.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We intend to seek a business combination with an operating company in the healthcare or the healthcare related wellness industry, but may also pursue acquisition opportunities in other industries, except that we are not, under our amended and restated certificate of incorporation, permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. We note that 180 operates in the healthcare industry. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a potential business combination target. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to our initial business combination, including the Business Combination, contained an actionable material misstatement or material omission.

If the Business Combination is not consummated, we may seek investment opportunities in industries outside of the healthcare and the healthcare related wellness industry (which industries may or may not be outside of our management’s area of expertise).

As of the date of this prospectus, we have been focusing on business combination opportunities in the healthcare and the healthcare related wellness industry and have not actively looked to identify business combination candidates in other industries (which industries may be outside our management’s area of expertise). Even if the Business Combination is not consummated, we intend to continue to focus on identifying business combination candidates in the healthcare and the healthcare related wellness industry. However, we will consider a business combination outside of the healthcare and the healthcare related wellness industry if a business combination candidate is identified and we determine that such candidate offers an attractive investment opportunity for our company or we are unable to identify a suitable candidate in healthcare and the healthcare related wellness industry after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors, especially risks in connection with target businesses in industries outside of our management’s area of expertise. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in a business combination candidate.

In the event we elect to pursue an investment outside of the healthcare and the healthcare related wellness industry, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained herein regarding the insurance sector would not be relevant to an understanding of the business that we elect to acquire.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, if we do not consummate our Business Combination, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines.

We are not required to obtain an opinion from an independent investment banking or accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, any one of which would dilute the interest of our stockholders and likely present other risks.

Our certificate of incorporation authorizes the issuance of up to 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. We anticipate that we will increase the number of authorized shares of common stock to 100,000,000 and the number of authorized shares of preferred stock to 5,000,000. As of September 30, 2020, there were 5,372,161 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, however our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. However, our executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination by November 9, 2020, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of existing investors;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, common stock, rights and/or warrants.

If we do not complete our Business Combination, resources could be wasted in researching replacement acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, including the Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as the business combination agreement with 180, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.41 per share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020) on the liquidation of our Trust Account and our rights and warrants will expire worthless.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Although we have assessed the capabilities of the management of 180, our assessment of the capabilities of the management of 180 or of any other potential target may prove to be incorrect, and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management, including the management of 180, not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to our initial business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate, including 180, may resign upon completion of our initial business combination. The departure of a potential business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and some of them do not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our executive officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination, whether with 180 or another target.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us following our initial business combination and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented to our company or to another entity.

Until we consummate our initial business combination, we will continue to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in business activities similar to those intended to be conducted by us following our initial business combination.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining whether a particular business opportunity should be presented to our company or to another entity. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Members of our management team indirectly own common stock, rights and warrants, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our Sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders, which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, executive officers and directors with other entities, if the Business Combination is not consummated, we may decide to acquire one or more businesses affiliated with our Sponsor, executive officers and directors. Our directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. Although we are not specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of any such business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

We have incurred, and in the future may incur, substantial debt to complete our initial business combination. We will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the Trust Account. As such, no issuance of debt will affect the per-share amount available for redemption from the Trust Account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of our IPO and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We have approximately $11.3 million in the Trust Account (as of June 30, 2020) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we do not complete our Business Combination, we may determine to simultaneously acquire several businesses that are owned by different sellers. In that case, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. Our inability to adequately address these risks could negatively impact our profitability and results of operations.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target, as is the case with the Business Combination. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our Public Shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies, including our company, have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds as well as the time needed to complete an initial business combination. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our Trust Account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of our IPO and the private placement of units into the Trust Account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our Trust Account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholder, who beneficially owns approximately 60.5% of our common stock as of September 30, 2020, will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our Sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination by November 9, 2020, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of the interest which may be withdrawn to pay taxes), divided by the number of then outstanding Public Shares. These agreements are contained in letter agreements that we have entered into with our Sponsor, executive officers and directors. Prior to acquiring any founder shares or private placement shares from our Sponsor, officers, directors or the underwriters, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our Sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to our IPO may be amended without stockholder approval.

Certain agreements, including the underwriting agreement relating to our IPO, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreements among us and our Sponsor, officers, directors and the underwriters, the registration rights agreement among us and our initial stockholders and the administrative services agreement between us and our Sponsor, may be amended without stockholder approval. These agreements contain various provisions that our public stockholders might deem to be material. For example, the underwriting agreement related to our IPO contains (i) a representation that we will not consummate any public or private equity or debt financing prior to the consummation of a business combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account and (ii) a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the Trust Account at the time of signing the definitive agreement for the transaction with such target business (excluding taxes payable). While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

If we do not consummate our initial business combination with 180, we anticipate that we will find the greatest number of opportunities for our initial business combination among companies with aggregate enterprise value of approximately $300 million to $700 million. If we are unable to use our capital stock in sufficient quantity in addition to the proceeds from our IPO and the private placement of units, the acquisition of a target business with enterprise value within this range will require that we seek additional financing in excess of the net proceeds of our IPO the sale of the private placement units. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.10 per share on the liquidation of our Trust Account, and our rights and warrants will expire worthless.

Our initial stockholder controls a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Our initial stockholder owns approximately 60.5% of our issued and outstanding shares of common stock as of September 30, 2020. Accordingly, it may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. In addition, our board of directors, whose members were elected by our Sponsor, is divided into two classes, each of which generally serves for a term of two years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholder, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholder will continue to exert control at least until the completion of our initial business combination.

Our rights and warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate our business combination.

In our IPO, we issued (i) rights to receive 1,150,000 shares of common stock upon consummation of our business combination as part of the units offered in our IPO and (ii) warrants to purchase 5,750,000 shares of common stock as part of the units offered in our IPO and, simultaneously with the closing of our IPO, we issued in a private placement an aggregate of (a) 502,500 private placement rights contained in the private placement units, each convertible into one tenth (1/10) of one share of common stock (or an aggregate of 50,250 shares of common stock) and (b) 502,500 private placement warrants contained in the private placement units, each exercisable to purchase one-half of one share of common stock (or an aggregate of 251,250 shares of common stock) at $5.75 per half share. To the extent we issue shares of common stock to effectuate a business transaction, as will be the case in connection with the Business Combination, the potential for the issuance of a substantial number of additional shares of common stock upon conversion of these rights and exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such rights, when converted, and such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our rights and warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in our IPO except that, so long as they are held by our Sponsor, the underwriters or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of our initial business combination and (iii) they may be exercised by the holders on a cashless basis. In addition, for as long as the private placement warrants are held by the underwriters or their designees or affiliates, they may not be exercised after June 1, 2022.

Because each warrant is exercisable for only one-half of one share of our common stock and each right is exchangeable for only one-tenth of one share of our common stock, the units may be worth less than units of other blank check companies.

Each warrant is exercisable for one-half of one share of common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. In addition, each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination. We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the DGCL. This is different from other blank check companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. This unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or international financial reporting standards, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2019. Since we are not deemed to be a large accelerated filer or an accelerated filer based on such evaluation, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. As long as we maintain our status as an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

There are risks related to the healthcare and healthcare-related wellness industry to which we may be subject.

Business combinations with companies with operations in the healthcare and healthcare related wellness industries, such as 180, entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the healthcare and healthcare related wellness industries, such as 180, we will be subject to, and possibly adversely affected by, the following risks:

•        Competition could reduce profit margins.

•        Our inability to comply with governmental regulations affecting the healthcare industry could negatively affect our operations.

•        An inability to license or enforce intellectual property rights on which our business may depend.

•        The success of our planned business following consummation of our initial business combination may depend on maintaining a well-secured business and technology infrastructure.

•        If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.

•        Continuing government and private efforts to contain healthcare costs, including through the implementation of legal and regulatory changes, may reduce our future revenue and our profitability following such business combination.

•        Changes in the healthcare related wellness industry and markets for such products affecting our customers or retailing practices could negatively impact customer relationships and our results of operations.

•        The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.

•        Dependence of our operations upon third-party suppliers, manufacturers or contractors whose failure to perform adequately could disrupt our business.

•        The Patient Protection and Affordable Care Act, possible changes to it, and how it is implemented could negatively impact our business.

•        A disruption in supply could adversely impact our business.

Our business may be adversely affected by the recent coronavirus outbreak.

In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. In January 2020, COVID-19 spread to other parts of the word, including the United States and Europe, and efforts to contain its spread have intensified, with varying degrees of success.

The global outbreak of COVID-19 continues to rapidly evolve. As a result, businesses have closed and limits have been placed on travel. The extent to which COVID-19 may impact our business and the business and clinical trials of 180, or any other prospective target businesses with which we may complete our initial business combination, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Should the coronavirus continue to spread, the business operations of 180, or any other prospective target businesses with which we may complete our initial business combination, could be delayed or interrupted. The spread of COVID-19 throughout the world has also created global economic uncertainty, which may cause partners, suppliers and potential customers to closely monitor their costs and reduce their spending budget. The foregoing could materially adversely affect the clinical trials, supply chain, financial condition, revenues, profitability and cash flows of 180, or any other prospective target businesses with which we may complete our initial business combination.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the healthcare and healthcare related wellness sectors. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks Related to the Business of 180

180 is dependent on the success of its future product candidates, some of which may not receive regulatory approval or be successfully commercialized.

180’s success will depend on its ability to successfully develop and commercialize its future product candidates through its development programs, including its product candidate for the treatment of Dupuytren’s disease and any other product candidates developed through 180’s fibrosis & anti-TNF, CBD derivatives, and α7nAChR development platforms. 180 may never be able to develop products which receive regulatory approval in the U.S. or elsewhere. There can be no assurance that the Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) or any other regulatory authority will approve these product candidates.

180’s ability to successfully commercialize its future product candidates will depend on, among other things, its ability to:

•        successfully complete pre-clinical and other non-clinical studies and clinical trials; and

•        receive regulatory approvals from the FDA and similar foreign regulatory authorities.

Delays in the regulatory process could have a material adverse effect on 180’s business, results of operations and financial condition.

180’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

During the six months ended June 30, 2020, 180 did not generate any revenues and had a net loss of approximately $2.1 million and used approximately $0.6 million of cash in its operations during that period. As of June 30, 2020, 180 had cash of $70,127, an accumulated deficit of approximately $39.6 million and a working capital deficit of approximately $7.5 million. 180’s primary source of operating funds since its inception has been debt and convertible debt financing and it is currently funding its operations on a month-to-month basis. Management’s plans consist of continuing efforts to pursue the business combination. However, there is no assurance that 180 will complete the business combination or attain profitable operations. If 180 is unable to complete the business combination and/or attain profitable operations, it would have a material adverse effect on 180’s financial condition and activities, and ultimately 180 could be forced to discontinue its operations and liquidate. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from 180’s inability to consummate the business combination or its inability to continue as a going concern.

180 has recently grown its business and will need to increase the size and complexity of its organization in the future, and 180 may experience difficulties in managing its growth and executing its growth strategy.

180’s management, personnel and systems currently in place may not be adequate to support its business plan and future growth. 180 will need to increase its number of full-time equivalent employees in order to conduct Phase 1, 2 and 3 clinical trials of its future products and to establish a commercial organization and commercial infrastructure. As a result of these future activities, the complexity of its business operations is expected to substantially increase. 180 will need to develop and expand its scientific, manufacturing, sales and marketing, managerial, compliance, operational, financial and other resources to support its planned research, development, manufacturing and commercialization activities.

180’s need to effectively manage its operations, growth and various projects requires that it:

•        continue to improve its operational, financial, management and regulatory compliance controls and reporting systems and procedures;

•        attract and retain sufficient numbers of talented employees;

•        manage its commercialization activities effectively and in a cost-effective manner (currently trial and development for its clinical trials is very cost effective);

•        manage its clinical trials effectively; this is mitigated by using a clinical trials team known to 180 that have previously demonstrated a robust and highly efficient delivery of service;

•        manage its internal manufacturing operations effectively and in a cost effective manner;

•        manage its development efforts effectively while carrying out its contractual obligations to contractors and other third parties; and

•        continue to improve its facilities.

180 has utilized and continues to utilize the services of part-time outside consultants and contractors to perform a number of tasks for 180, including tasks related to compliance programs, clinical trial management, regulatory affairs, formulation development and other drug development functions. 180’s growth strategy may entail expanding its use of consultants and contractors to implement these and other tasks going forward. If 180 is not able to effectively expand its organization by hiring new employees and expanding its use of consultants and contractors, 180 may be unable to successfully implement the tasks necessary to effectively execute on its planned research, development, manufacturing and commercialization activities and, accordingly, may not achieve its research, development and commercialization goals.

180 has significant and increasing liquidity needs and may require additional funding.

Research and development, management and administrative expenses and cash used for operations will continue to be significant and may increase substantially in the future in connection with new research and development initiatives, continued product commercialization efforts and the launch of 180’s future product candidates. 180 may need to raise additional capital to fund its operations, continue to conduct clinical trials to support potential regulatory approval of marketing applications, and to fund commercialization of its future product candidates.

The amount and timing of 180’s future funding requirements will depend on many factors, including, but not limited to:

•        the timing of FDA approval, if any, and approvals in international markets of its future product candidates, if at all;

•        the timing and amount of revenue from sales of its products, or revenue from grants or other sources;

•        the rate of progress and cost of its clinical trials and other product development programs;

•        costs of establishing or outsourcing sales, marketing and distribution capabilities;

•        costs and timing of completion of expanded in-house manufacturing facilities as well as any outsourced growing and commercial manufacturing supply arrangements for its future product candidates;

•        costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights associated with its future product candidates;

•        the effect of competing technological and market developments;

•        personnel, facilities and equipment requirements; and

•        the terms and timing of any additional collaborative, licensing, co-promotion or other arrangements that 180 may establish.

While 180 expects to fund its future capital requirements from a number of sources, such as cash flow from operations and the proceeds from further public and/or private offerings by KBL, including a private placement of shares of KBL Common Stock and/or backstop arrangements with potential investors, 180 cannot assure you that any of these funding sources will be available to it on favorable terms, or at all. Further, even if 180 can raise funds from all of the above sources, the amounts raised may not be sufficient to meet its future capital requirements.

Operating results may vary significantly in future periods.

180’s quarterly revenues, expenses and operating results have fluctuated in the past and are likely to fluctuate significantly in the future. 180’s financial results are unpredictable and may fluctuate, for among other reasons, due to:

•        commercial sales of its future product candidates;

•        its achievement of product development objectives and milestones;

•        clinical trial enrollment and expenses;

•        research and development expenses; and

•        the timing and nature of contract manufacturing and contract research payments.

A high portion of 180’s costs are predetermined on an annual basis, due in part to its significant research and development costs. Thus, small declines in revenue could disproportionately affect financial results in a quarter.

180 depends on its current key personnel and its ability to attract and retain employees.

180’s future growth and success depends on its ability to recruit, retain, manage and motivate its employees. 180 is highly dependent on its current management and scientific personnel, including its Chief Executive Officer, Dr. James N. Woody, its Co-Chairmen, Sir Marc Feldman, Ph.D., and Lawrence Steinman, M.D., its Chief Scientific Officer, Jonathan Rothbard, Ph.D., and its scientists Raphael Mechoulam and Jagdeep Nanchahal. The inability to hire or retain experienced management personnel could adversely affect its ability to execute its business plan and harm its operating results. Due to the specialized scientific and managerial nature of its business, 180 relies heavily on its ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense and 180 may be unable to continue to attract and retain qualified personnel necessary for the development of its business or to recruit suitable replacement personnel.

Problems in 180’s manufacturing process for their new chemical entities, failure to comply with manufacturing regulations or unexpected increases in its manufacturing costs could harm its business, results of operations and financial condition.

180 is responsible for the manufacture and supply of its future product candidates in the CBD derivatives and α7nAChR programs for commercial use and for use in clinical trials. The manufacturing of its future product candidates necessitates compliance with Good Manufacturing Practice regulations (“GMPs”) and other regulatory requirements in jurisdictions internationally. 180’s ability to successfully manufacture its future product candidates will involve manufacture of finished products and labeling and packaging, which includes product information, tamper proof evidence and anti-counterfeit features, under tightly controlled processes and procedures. In addition, 180 will have to ensure chemical consistency among its batches, including clinical trial batches and, if approved, marketing batches. Demonstrating such consistency may require typical manufacturing controls as well as clinical data. 180 will also have to ensure that its batches conform to complex release specifications. If 180 is unable to manufacture its future product candidates in accordance with regulatory specifications, including GMPs or if there are disruptions in its manufacturing process due to damage, loss or otherwise, or failure to pass regulatory inspections of its manufacturing facilities, 180 may not be able to meet demand or supply sufficient product for use in clinical trials, and this may also harm its ability to commercialize its future product candidates on a timely or cost-competitive basis, if at all.

180 may fail to develop and expand its manufacturing capability in time to meet market demand for its future product candidates, and the FDA or foreign regulatory authorities may refuse to accept its facilities or those of its contract manufactures as being suitable for the production of its products and product candidates. Any problems in its manufacturing process could have a material adverse effect on its business, results of operations and financial condition.

180 expects to face intense competition, often from companies with greater resources and experience than 180.

The pharmaceutical industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than 180. Some of these competitors and potential competitors have more experience than 180 in the development of pharmaceutical products, including validation procedures and regulatory matters. In addition, its future product candidates, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than 180 or its collaboration partners have. In particular, Insys Therapeutics, Inc. is developing CBD in Infantile Spasms

(“IS”), and potentially other indications. Zogenix, Inc. has reported positive data in two Phase 3 trials of low dose fenfluramine in Dravet syndrome and has commenced a Phase 3 trial with this product in Lennox Gastaut Syndrome. Biocodex recently received regulatory approval from the FDA for the drug Stiripentol (Diacomit) for the treatment of Dravet syndrome. Other companies with greater resources than 180 may announce similar plans in the future. In addition, there are non-FDA approved CBD preparations being made available from companies in the medical marijuana industry, which might attempt to compete with its future product candidates. If 180 is unable to compete successfully, its commercial opportunities will be reduced and its business, results of operations and financial conditions may be materially harmed.

180’s future product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit its ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, 180’s ability to generate sufficient revenue depends on the acceptance of its products by physicians and patients. 180 cannot assure you that any of its future product candidates will achieve the expected level of market acceptance and revenue if and when they obtain the requisite regulatory approvals. The market acceptance of any product depends on a number of factors, including the indication statement, warnings required by regulatory authorities in the product label and new competing products. Market acceptance can also be influenced by continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payors such as government health care programs and private third-party payors, the price of the product, the nature of any post-approval risk management activities mandated by regulatory authorities, competition, and marketing and distribution support. Further, 180’s U.S. distribution depends on the adequate performance of a reimbursement support hub and contracted specialty pharmacies in a closed-distribution network. An ineffective or inefficient U.S. distribution model at launch may lead to inability to fulfill demand, and consequently a loss of revenue. The success and acceptance of a product in one country may be negatively affected by its activities in another. If 180 fails to adapt its approach to clinical trials in the U.S. market to meet the needs of EMA or other European regulatory authorities, or to generate the health economics and outcomes research data needed to support pricing and reimbursement negotiations or decisions in Europe, 180 may have difficulties obtaining marketing authorization for its products from EMA/European Commission and may have difficulties obtaining pricing and reimbursement approval for its products at a national level. Any factors preventing or limiting the market acceptance of its products could have a material adverse effect on its business, results of operations and financial condition.

Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, 180 may not have favourable results in its planned and future clinical trials.

Any positive results from 180’s preclinical testing, Phase 1 and Phase 2 clinical trials of its product candidate for Dupuytren’s disease or any other product candidate may not necessarily be predictive of the results from planned or future clinical trials for such product candidates. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical and early clinical development, and 180 cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings while clinical trials were underway or safety or efficacy observations in clinical trials, including adverse events. Moreover, 180’s interpretation of clinical data or its conclusions based on the preclinical in vitro and in vivo models may prove inaccurate, as preclinical and clinical data can be susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA approval or a marketing authorization granted by the European Commission. If 180 fails to produce positive results in its planned clinical trial for its product candidate for the treatment of Dupuytren’s disease, or its future clinical trials, the development timeline and regulatory approval and commercialization prospects for such product candidates, and, correspondingly, its business and financial prospects, would be materially adversely affected.

180 has limited marketing experience, and it may not be able to successfully commercialize any of its future product candidates, even if they are approved in the future.

180’s ability to generate revenues ultimately will depend on its ability to sell its approved products and secure adequate third-party reimbursement. 180 currently has no experience in marketing and selling its products.

The commercial success of 180’s future products depends on a number of factors beyond its control, including the willingness of physicians to prescribe its future products to patients, payors’ willingness and ability to pay for its future products, the level of pricing achieved, patients’ response to its future products, and the ability of its future marketing partners to generate sales. There can be no guarantee that 180 will be able to establish or maintain the personnel, systems, arrangements and capabilities necessary to successfully commercialize its future products or any product candidate approved by the FDA or other regulatory authority in the future. If 180 fails to establish or maintain successful marketing, sales and reimbursement capabilities or fails to enter into successful marketing arrangements with third parties, its product revenues may suffer.

If the price for any of 180’s future approved products decreases or if governmental and other third-party payors do not provide coverage and adequate reimbursement levels, its revenue and prospects for profitability will suffer.

Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their prescription drugs. Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals generally must be obtained on a country-by-country basis. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. Even if 180 obtains coverage for its future product candidates, the resulting reimbursement payment rates may require co-payments that patients find unacceptably high. Patients may not use 180’s future product candidates if coverage is not provided or reimbursement is inadequate to cover a significant portion of a patient’s cost.

In addition, the market for 180’s future product candidates in the U.S. will depend significantly on access to third-party payors’ drug formularies, or lists of medications for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payors may refuse to include a particular branded drug in their formularies or otherwise restrict patient access to a branded drug when a less costly generic equivalent or other alternative is available.

Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. The current environment is putting pressure on companies to price products below what they may feel is appropriate. 180’s future revenues and overall success could be negatively impacted if it sells future product candidates at less than an optimized price. In addition, in the U.S., no uniform policy of coverage and reimbursement for drug products exists among third-party payors. Therefore, coverage and reimbursement for its future product candidates may differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require 180 to provide scientific and clinical support for the use of its future product candidates to each payor separately, with no assurance that coverage will be obtained. If 180 is unable to obtain coverage of, and adequate payment levels for, its future product candidates, physicians may limit how much or under what circumstances they will prescribe or administer them and patients may decline to purchase them. This in turn could affect 180’s ability to successfully commercialize its future product candidates, and thereby adversely impact its profitability, results of operations, financial condition, and future success.

In addition, where 180 has chosen to collaborate with a third party on product candidate development and commercialization, its partner may elect to reduce the price of its products to increase the likelihood of obtaining reimbursement approvals. In many countries, products cannot be commercially launched until reimbursement is approved and the negotiation process in some countries can exceed 12 months. In addition, pricing and reimbursement decisions in certain countries can be affected by decisions made in other countries, which can lead to mandatory price reductions and/or additional reimbursement restrictions across a number of other countries, which may adversely affect 180’s sales and profitability. In the event that countries impose prices that are not sufficient to allow 180 or its partners to generate a profit, its partners may refuse to launch the product in such countries or withdraw the product from the market, which would adversely affect sales and profitability.

Business interruptions could delay 180 in the process of developing its future product candidates and could disrupt its product sales.

Loss of 180’s manufacturing facilities, stored inventory or laboratory facilities through fire, theft or other causes, could have an adverse effect on its ability to meet demand for its future product candidates or to continue product development activities and to conduct its business. Failure to supply its partners with commercial products may lead to adverse consequences, including the right of partners to take over responsibility for product supply. Even if 180 obtains insurance coverage to compensate it for such business interruptions, such coverage may prove insufficient to fully compensate 180 for the damage to its business resulting from any significant property or casualty loss to its inventory.

If product liability lawsuits are successfully brought against 180, 180 will incur substantial liabilities and may be required to limit the commercialization of its future product candidates.

Although 180 has never had any product liability claims or lawsuits brought against it, 180 faces potential product liability exposure related to the testing of its future product candidates in human clinical trials, and 180 will face exposure to claims in jurisdictions where it markets and distributes its products in the future. 180 may face exposure to claims by an even greater number of persons when 180 begins marketing and distributing its products commercially in the U.S. and elsewhere. In the future, an individual may bring a liability claim against 180 alleging that one of its future product candidates caused an injury. While 180 continues to take what it believes are appropriate precautions, 180 may be unable to avoid significant liability if any product liability lawsuit is brought against it. Large judgments have been awarded in class action or individual lawsuits based on drugs that had unanticipated side effects. Although 180 has purchased insurance to cover product liability lawsuits, if 180 cannot successfully defend itself against product liability claims, or if such insurance coverage is inadequate, 180 will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•        decreased demand for its future product candidates if such product candidates are approved;

•        injury to its reputation;

•        withdrawal of clinical trial participants;

•        costs of related litigation;

•        costs of product recall and subsequent product reformulation and development;

•        substantial monetary awards to patients and others;

•        increased cost of liability insurance;

•        loss of revenue; and

•        the inability to successfully commercialize its products.

180’s employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and legal requirements.

180 is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA, SEC or Office of Inspector General regulations, or regulations of any other applicable regulatory authority, failure to provide accurate information to the FDA or the SEC, comply with applicable manufacturing standards, other federal, state or foreign laws and regulations, report information or data accurately or disclose unauthorized activities. Employee misconduct could also involve the improper use of information, including information obtained in the course of clinical trials, or illegal appropriation of drug product, which could result in government investigations and serious harm to its reputation. 180 has not yet adopted a Code of Business Conduct and Ethics, but will do so in the future. However, employee misconduct is not always possible to identify and deter. The precautions 180 takes to detect and prevent these prohibited activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting 180 from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against 180, and 180 is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.

180 is subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing 180’s operations. If 180 fails to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect its business, results of operations and financial condition.

180’s operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other anti-corruption laws that apply in countries where 180 does business. The FCPA and these other laws generally prohibit 180 and its employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. 180 and its commercial partners operate in a number of jurisdictions that pose a high risk of potential FCPA violations, and 180 participates in collaborations and relationships with third parties whose actions could potentially subject it to liability under the FCPA or local anti-corruption laws. In addition, 180 cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted.

180 is also subject to other laws and regulations governing its international operations, including regulations administered by the governments of the U.S., Canada, Israel, the United Kingdom and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control Laws.

However, there is no assurance that 180 will be completely effective in ensuring its compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, including Trade Control Laws. If 180 is not in compliance with the FCPA and other anti-corruption laws or Trade Control Laws, 180 may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on its business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws by the U.S. or other authorities could also have an adverse impact on its reputation, its business, financial condition and results of operations.

180’s proprietary information, or that of 180’s customers, suppliers and business partners, may be lost or 180 may suffer security breaches.

In the ordinary course of 180’s business, it expects to collect and store sensitive data, including valuable and commercially sensitive intellectual property, clinical trial data, its proprietary business information and that of its future customers, suppliers and business partners, and personally identifiable information of its customers, clinical trial subjects and employees, patients, in its data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to 180’s operations. Despite 180’s security measures, its information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise its networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt 180’s operations, damage its reputation, and cause a loss of confidence in its products and its ability to conduct clinical trials, which could adversely affect its business and reputation and lead to delays in gaining regulatory approvals for its future product candidates. Although 180 maintains business interruption insurance coverage, its insurance might not cover all losses from any future breaches of its systems.

Failure of 180’s information technology systems, including cybersecurity attacks or other data security incidents, could significantly disrupt the operation of its business.

180’s business increasingly depends on the use of information technologies, which means that certain key areas such as research and development, production and sales are to a large extent dependent on its information systems or those of third party providers. 180’s ability to execute its business plan and to comply with regulators’ requirements with respect to data control and data integrity, depends, in part, on the continued and uninterrupted performance of its information technology systems, or IT systems and the IT systems supplied by third-party service providers. As information systems and the use of software and related applications by 180, its business partners, suppliers, and customers become more cloud-based, there has been an increase in global cybersecurity vulnerabilities and threats, including more sophisticated and targeted cyber-related attacks that pose a risk to the security of its information systems and networks and the confidentiality, availability and integrity of data and information. In addition, 180’s IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and backup measures, some of its servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures 180 and its third-party service providers have taken to prevent unanticipated problems that could affect its IT systems, a successful cybersecurity attack or other data security incident could result in the misappropriation and/or loss of confidential or personal information, create system interruptions, or deploy malicious software that attacks its systems. It is also possible that a cybersecurity attack might not be noticed for some period of time. In addition, sustained or repeated system failures or problems arising during the upgrade of any of 180’s IT systems that interrupt its ability to generate and maintain data, and in particular to operate its proprietary technology platform, could adversely affect its ability to operate its business. The occurrence of a cybersecurity attack or incident could result in business interruptions from the disruption of 180’s IT systems, or negative publicity resulting in reputational damage with its shareholders and other stakeholders and/or increased costs to prevent, respond to or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose 180 or other third-parties to regulatory fines or penalties, litigation and potential liability, or otherwise harm its business.

Security breaches, loss of data and other disruptions could compromise sensitive information related to 180’s business, prevent it from accessing critical information or expose it to liability, which could adversely affect 180’s business and its reputation.

In the ordinary course of 180’s business, it expects to collect and store sensitive data, including legally protected patient health information, credit card information, personally identifiable information about its employees, intellectual property, and proprietary business information. 180 expects to manage and maintain its applications and data utilizing on-site systems. These applications and data encompass a wide variety of business critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to 180’s operations and business strategy, and 180 devotes significant resources to protecting such information. Although 180 takes measures to protect sensitive information from unauthorized access or disclosure, its information technology and infrastructure may be vulnerable to attacks by hackers, or viruses, breaches or interruptions due to employee error, malfeasance or other disruptions, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise 180’s networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. 180 has measures in place that are designed to prevent, and if necessary, to detect and respond to such security incidents and breaches of privacy and security mandates. However, in the future, any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA and European Union General Data Protection Regulation (“GDPR”), government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt 180’s operations, including its ability to process samples, provide test results, share and monitor safety data, bill payors or patients, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of its business and may damage its reputation, any of which could adversely affect its business, financial condition and results of operations.

In May 2016, the European Union formally adopted the GDPR, which applies to all European Union member states and became effective on May 25, 2018 and replaced the European Union Data Protection Directive. The regulation introduces stringent new data protection requirements in the European Union and substantial fines for breaches of the data protection rules. It may increase 180’s responsibility and liability in relation to personal data that it processes and 180 may be required to put in place additional mechanisms ensuring compliance with the new European Union data protection rules. The GDPR is a complex law and the regulatory guidance is still evolving, including with respect to how the GDPR should be applied in the context of clinical trials or other transactions from which 180 may gain access to personal data. These changes in the law will increase its costs of compliance and result in greater legal risks.

180 may acquire other companies which could divert 180’s management’s attention, result in additional dilution to its shareholders and otherwise disrupt its operations and harm its operating results.

180 may in the future seek to acquire businesses, products or technologies that 180 believes could complement or expand its product offerings, enhance its technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause 180 to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. If 180 acquires additional businesses, it may not be able to integrate the acquired personnel, operations and technologies successfully, effectively manage the combined business following the acquisition or realize anticipated cost savings or synergies. 180 also may not achieve the anticipated benefits from the acquired business due to a number of factors, including:

•        incurrence of acquisition-related costs;

•        diversion of management’s attention from other business concerns;

•        unanticipated costs or liabilities associated with the acquisition;

•        harm to its existing business relationships with collaboration partners as a result of the acquisition;

•        harm to its brand and reputation;

•        the potential loss of key employees;

•        use of resources that are needed in other parts of its business; and

•        use of substantial portions of its available cash to consummate the acquisition.

In the future, if 180’s acquisitions do not yield expected returns, 180 may be required to take charges to its operating results arising from the impairment assessment process. Acquisitions may also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect its operating results. In addition, if an acquired business fails to meet its expectations, its business, results of operations and financial condition may be adversely affected.

Risks Related to Development and Regulatory Approval of 180’s Future Product Candidates

Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

180 has three separate programs for producing anti-inflammatory agents: (1) investigating new clinical opportunities for anti-TNF, (2) identifying orally available, small molecules that are agonists of a7 nicotinic acetylcholine receptor, and (3) identifying patentable analogs of CBD that initially will be used as pain medications. However, these programs, including the related clinical trials, are expensive, time consuming and difficult to design and implement.

Regulatory agencies may analyze or interpret the results of clinical trials differently than 180. Even if the results of 180’s clinical trials are favorable, the clinical trials for a number of its future product candidates are expected to continue for several years and may take significantly longer to complete. In addition, the FDA or other regulatory authorities, including state, local and foreign authorities, or an Institutional Review Board (“IRB”), with respect to a trial at 180’s institution, may suspend, delay or terminate its clinical trials at any time, require 180 to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to its development plans such that it conducts clinical trials for a product candidate in a different order, e.g., in a step-wise fashion rather than running two trials of the same product candidate in parallel, or could suspend or terminate the registrations and quota allotments 180 requires in order to procure and handle controlled substances, for various reasons, including:

•        lack of effectiveness of any product candidate during clinical trials;

•        discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues, such as drug interactions, including those which cause confounding changes to the levels of other concomitant medications;

•        slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•        difficulty in retaining subjects who have initiated a clinical trial but may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process or for any other reason;

•        delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

•        inadequacy of or changes in its manufacturing process or product formulation;

•        delays in obtaining regulatory authorization to commence a trial, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the FDA, before or after a trial is commenced;

•        Drug Enforcement Administration (“DEA”) related recordkeeping, reporting security or other violations at a clinical site, leading the DEA or state authorities to suspend or revoke the site’s controlled substance license and causing a delay or termination of planned or ongoing trials;

•        changes in applicable regulatory policies and regulation, including changes to requirements imposed on the extent, nature or timing of studies;

•        delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective clinical trial sites;

•        uncertainty regarding proper dosing;

•        delay or failure to supply product for use in clinical trials which conforms to regulatory specification;

•        unfavorable results from ongoing pre-clinical studies and clinical trials;

•        failure of its contract research organizations (“CROs”), or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;

•        failure by 180, its employees, its CROs or their employees to comply with all applicable FDA or other regulatory requirements relating to the conduct of clinical trials;

•        scheduling conflicts with participating clinicians and clinical institutions;

•        failure to design appropriate clinical trial protocols;

•        regulatory concerns with CBD derivative products generally and the potential for abuse, despite only working with non-plant based non-psychoactive products;

•        insufficient data to support regulatory approval;

•        inability or unwillingness of medical investigators to follow its clinical protocols; or

•        difficulty in maintaining contact with patients during or after treatment, which may result in incomplete data.

Any of the foregoing could have a material adverse effect on 180’s business, financial condition and results of operations.

Any failure by 180 to comply with existing regulations could harm its reputation and operating results.

180 is subject to extensive regulation by U.S. federal and state and foreign governments in each of the U.S., European and Canadian markets, in which 180 plans to sell its products, or in markets where 180 has product candidates progressing through the approval process.

180 must adhere to all regulatory requirements including FDA’s Good Laboratory Practice (“GLP”), Good Clinical Practice (“GCP”), and GMP requirements, pharmacovigilance requirements, advertising and promotion restrictions, reporting and recordkeeping requirements, and their European equivalents. If 180 or its suppliers fail to comply with applicable regulations, including FDA pre-or post-approval requirements, then the FDA or other foreign regulatory authorities could sanction 180. Even if a drug is approved by the FDA or other competent authorities, regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing trials. Any of 180’s product candidates which may be approved in the U.S. will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, import, export, advertising, promotion, sampling, recordkeeping and submission of safety and other post-market information, including both federal and state requirements. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to GMP. As such, 180 and its contract manufacturers (in the event contract manufacturers are appointed in the future) are subject to continual review and periodic inspections to assess compliance with GMP. Accordingly, 180 and others with whom it works will have to spend time, money and effort in all areas of regulatory compliance, including manufacturing, production, quality control and quality assurance. 180 will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for its products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. Similar restrictions and requirements exist in the European Union and other markets where 180 operates.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of the product, it may impose restrictions on that product or on 180, including requiring withdrawal of the product from the market. If 180 fails to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

•        issue warning letters;

•        impose civil or criminal penalties;

•        suspend regulatory approval;

•        suspend any of its ongoing clinical trials;

•        refuse to approve pending applications or supplements to approved applications submitted by it;

•        impose restrictions on its operations, including by requiring it to enter into a Corporate Integrity Agreement or closing its contract manufacturers’ facilities, if any; or

•        seize or detain products or require a product recall.

In addition, it is possible that 180’s future products will be regulated by the DEA, under the Controlled Substances Act or under similar laws elsewhere. DEA scheduling is a separate process that can delay when a drug may become available to patients beyond an NDA approval date, and the timing and outcome of such DEA process is uncertain. See also “Risks Related to Controlled Substances.”

In addition, any government investigation of alleged violations of law could require 180 to spend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect 180’s ability to commercialize and generate revenue from its future product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of its business and its operating results may be adversely affected.

Any action against 180 for violation of these laws, even if 180 successfully defends against it, could cause 180 to incur significant legal expenses, divert its management’s attention from the operation of its business and damage its reputation. 180 expects to spend significant resources on compliance efforts and such expenses are unpredictable. Changing laws, regulations and standards might also create uncertainty, higher expenses and increase insurance costs. As a result, 180 intends to invest all reasonably necessary resources to comply with evolving standards, and this investment might result in increased management and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

180 is subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect 180’s business and results of operations.

In both the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact 180’s ability to sell its future product candidates. If 180 is found to be in violation of any of these laws or any other federal, state or foreign regulations, 180 may be subject to administrative, civil and/or criminal penalties, damages, fines, individual imprisonment, exclusion from federal health care programs and the restructuring of its operations. Any of these could have a material adverse effect on 180’s business and financial results. Since many of these laws have not been fully interpreted by the courts, there is an increased risk that 180 may be found in violation of one or more of their provisions. Any action against 180 for violation of these laws, even if 180 ultimately is successful in its defense, will cause it to incur significant legal expenses and divert its management’s attention away from the operation of its business. In addition, in many foreign countries, particularly the countries of the European Union, the pricing of prescription drugs is subject to government control.

In some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country.

For example, some European Union jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. Such differences in national pricing regimes may create price differentials between European Union member states. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of 180’s products. Historically, products launched in the European Union do not follow price structures of the U.S. In the European Union, the downward pressure on healthcare costs in general, particularly prescription medicines, has become intense. As a result, barriers to entry of new products are becoming increasingly high and patients are unlikely to use a drug product that is not reimbursed by their government. 180 may face competition from lower-priced products in foreign countries that have placed price controls on pharmaceutical products. In addition, the importation of foreign products may compete with any future product that 180 may market, which could negatively impact its profitability.

Specifically in the U.S., 180 expects that the 2010 Affordable Care Act (“ACA”), as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that 180 may receive for any approved product. There have been judicial challenges to certain aspects of the ACA and numerous legislative attempts to repeal and/or replace the ACA in whole or in part, and 180 expects there will be additional challenges and amendments to the ACA in the future. At this time, the full effect that the ACA will have on its business in the future remains unclear. An expansion in the government’s role in the U.S. healthcare industry may cause general downward pressure on the prices of prescription drug products, lower reimbursements or any other product for which 180 obtains regulatory approval, reduce product utilization and adversely affect its business and results of operations. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent 180 from being able to generate revenue, attain profitability, or commercialize any of its future product candidates for which 180 may receive regulatory approval.

Information obtained from expanded access studies may not reliably predict the efficacy of 180’s future product candidates in company-sponsored clinical trials and may lead to adverse events that could limit approval.

The expanded access studies 180 is currently supporting are uncontrolled, carried out by individual investigators and not typically conducted in strict compliance with GCPs, all of which can lead to a treatment effect which may differ from that in placebo-controlled trials. These studies provide only anecdotal evidence of efficacy for regulatory review. These studies contain no control or comparator group for reference and this patient data is not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable. Information obtained from these studies, including the statistical principles that 180 and the independent investigators have chosen to apply to the data, may not reliably predict data collected via systematic evaluation of the efficacy in company-sponsored clinical trials or evaluated via other statistical principles that may be applied in those trials. Reliance on such information to design 180’s clinical trials may lead to Phase 1, 2 and 3 trials that are not adequately designed to demonstrate efficacy and could delay or prevent its ability to seek approval of its future product candidates.

Expanded access programs provide supportive safety information for regulatory review. Physicians conducting these studies may use 180’s future product candidates in a manner inconsistent with the protocol, including in children with conditions beyond those being studied in trials which 180 sponsors. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to 180’s future product candidates and may limit its ability to obtain regulatory approval with labeling that 180 considers desirable, or at all.

There is a high rate of failure for drug candidates proceeding through clinical trials.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. 180 may suffer significant setbacks in its clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if 180 views the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with its interpretation of the data. In the event that 180 obtains negative results from clinical trials for product candidates or other problems related to potential chemistry, manufacturing and control issues or other hurdles occur and its future product candidates are not approved, 180 may not be able to generate sufficient revenue or obtain financing to continue its operations, its ability to execute on its current business plan may be materially impaired, and its reputation in the industry and in the investment community might be significantly damaged. In addition, 180’s inability to properly design, commence and complete clinical trials may negatively impact the timing and results of its clinical trials and ability to seek approvals for its drug candidates.

If 180 is found in violation of federal or state “fraud and abuse” laws or similar laws in other jurisdictions, it may be required to pay a penalty and/or be suspended from participation in federal or state health care programs, which may adversely affect its business, financial condition and results of operations.

In the U.S., 180 is subject to various federal and state health care “fraud and abuse” laws, including anti-kickback laws, false claims laws and other laws intended to reduce fraud and abuse in federal and state health care programs, which could affect 180 particularly upon successful commercialization of its products in the U.S. The Medicare and Medicaid Patient Protection Act of 1987, or federal Anti-Kickback Statute, makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf), to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce the referral of business, including the purchase, order or prescription of a particular drug for which payment may be made under a federal health care program, such as Medicare or Medicaid. Under federal law, some arrangements, known as safe harbors, are deemed not to violate the federal Anti-Kickback Statute. Although 180 seeks to structure its business arrangements in compliance with all applicable requirements, it is often difficult to determine precisely how the law will be applied in specific circumstances. Accordingly, it is possible that 180’s practices may be challenged under the federal Anti-Kickback Statute and Federal False Claims Act. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and/or exclusion or suspension from federal and state health care programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the government under the federal False Claims Act as well as under the false claims laws of several states.

While 180 believes 180 has structured its business arrangements to comply with these laws, it is possible that the government could allege violations of, or convict 180 of violating, these laws. If 180 is found in violation of one of these laws, 180 could be required to pay a penalty and could be suspended or excluded from participation in federal or state health care programs, and its business, results of operations and financial condition may be adversely affected.

The Members States of the European Union and other countries also have anti-kickback laws and can impose penalties in case of infringement. In some jurisdictions, regulatory and anti-kickback provisions can also be enforced by competitors.

Serious adverse events or other safety risks could require 180’s to abandon development and preclude, delay or limit approval of its future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

If any of 180’s future product candidates prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:

•        regulatory authorities may interrupt, delay or halt clinical trials;

•        regulatory authorities may deny regulatory approval of its future product candidates;

•        regulatory authorities may require certain labeling statements, such as warnings or contraindications or limitations on the indications for use, and/or impose restrictions on distribution in the form of a Risk Evaluation and Mitigation Strategy (“REMS”) in connection with approval or post-approval;

•        regulatory authorities may withdraw their approval, require more onerous labeling statements, impose a more restrictive REMS, or require it to recall any product that is approved;

•        it may be required to change the way the product is administered or conduct additional clinical trials;

•        its relationships with its collaboration partners may suffer;

•        it could be sued and held liable for harm caused to patients; or

•        its reputation may suffer. The reputational risk is heightened with respect to those of its future product candidates that are being developed for pediatric indications.

180 may voluntarily suspend or terminate its clinical trials if at any time 180 believes that the products present an unacceptable risk to participants, or if preliminary data demonstrates that its future product candidates are unlikely to receive regulatory approval or unlikely to be successfully commercialized. Following receipt of approval for commercial sale of a product, 180 may voluntarily withdraw or recall that product from the market if at any time 180 believes that its use, or a person’s exposure to it, may cause adverse health consequences or death. To date, 180 has not withdrawn, recalled or taken any other action, voluntary or mandatory, to remove an approved product from the market. In addition, regulatory agencies, IRBs or data safety monitoring boards may at any time recommend the temporary or permanent discontinuation of its clinical trials or request that 180 ceases using investigators in the clinical trials if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements, or that they present an unacceptable safety risk to participants. Although 180 has never been asked by a regulatory agency, IRB or data safety monitoring board to temporarily or permanently discontinue a clinical trial, if 180 elects or is forced to suspend or terminate a clinical trial of any of its future product candidates, the commercial prospects for that product will be harmed and its ability to generate product revenue from that product may be delayed or eliminated. Furthermore, any of these events may result in labeling statements such as warnings or contraindications. In addition, such events or labeling could prevent 180 or its partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing its future product candidates and impair its ability to generate revenue from the commercialization of these products either by 180 or by its collaboration partners.

The development of a REMS for 180’s future product candidates could cause delays in the approval process and would add additional layers of regulatory requirements that could impact its ability to commercialize its future product candidates in the U.S. and reduce their market potential.

Even if the FDA approves 180’s NDA for any of its future product candidates without requiring a REMS as a condition of approval of the NDA, the FDA may, post-approval, require a REMS for any of its future product candidates if it becomes aware of new safety information that makes a REMS necessary to ensure that the benefits of the drug outweigh the potential risks. REMS elements can include medication guides, communication plans for health care professionals, and elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. 180 may be required to adopt a REMS for its future product candidates to ensure that the benefits outweigh the risks of abuse, misuse, diversion and other potential safety concerns. There can be no assurance that the FDA will approve a manageable REMS for its future product candidates, which could create material and significant limits on its ability to successfully commercialize its future product candidates in the U.S. Delays in the REMS approval process could result in delays in the NDA approval process. In addition, as part of the REMS, the FDA could require significant restrictions, such as restrictions on the prescription, distribution and patient use of the product, which could significantly impact 180’s ability to effectively commercialize its future product candidates, and dramatically reduce their market potential, thereby adversely impacting its business, financial condition and results of operations. Even if initial REMS are not highly restrictive, if, after launch, its future product candidates were to be subject to significant abuse/non-medical use or diversion from illicit channels, this could lead to negative regulatory consequences, including a more restrictive REMS.

Risks Related to 180’s Reliance Upon Third Parties

180’s existing collaboration arrangements and any that 180 may enter into in the future may not be successful, which could adversely affect its ability to develop and commercialize its future product candidates.

180 is a party to, and may seek additional, collaboration arrangements with pharmaceutical or biotechnology companies for the development or commercialization of its future product candidates. 180 may, with respect to its future product candidates, enter into new arrangements on a selective basis depending on the merits of retaining commercialization rights for ourselves as compared to entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies for each product candidate, both in the U.S. and internationally. To the extent that 180 decides to enter into collaboration agreements, 180 will face significant competition in seeking appropriate collaborators and the terms of any collaboration or other arrangements that 180 may establish may not be favorable to it.

Any existing or future collaboration that 180 enters into may not be successful. The success of 180’s collaboration arrangements will depend heavily on the efforts and activities of its collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations. Disagreements between parties to a collaboration arrangement regarding development, intellectual property, regulatory or commercialization matters, can lead to delays in the development process or commercialization of the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority. Any such termination or expiration could harm 180’s business reputation and may adversely affect it financially.

180 expects to depend on a limited number of suppliers for materials and components in order to manufacture 180’s future product candidates. The loss of these suppliers, or their failure to supply 180 on a timely basis, could cause delays in its current and future capacity and adversely affect its business.

180 expects to depend on a limited number of suppliers for the materials and components required to manufacture its future product candidates. As a result, 180 may not be able to obtain sufficient quantities of critical materials and components in the future. A delay or interruption by 180’s suppliers may also harm its business, results of operations and financial condition. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and 180 may experience delays in meeting demand in the event 180 must switch to a new supplier. The time and effort to qualify for and, in some cases, obtain regulatory approval for a new supplier could result in additional costs, diversion of resources or reduced manufacturing yields, any of which would negatively impact 180’s operating results. 180’s dependence on single-source suppliers exposes it to numerous risks, including the following: its suppliers may cease or reduce production or deliveries, they may be subject to government investigations and regulatory actions that limit or prevent production capabilities for an extended period of time, raise prices or renegotiate terms; its suppliers may become insolvent or cease trading; 180 may be unable to locate a suitable replacement supplier on acceptable terms or on a timely basis, or at all; and delays caused by supply issues may harm its reputation, frustrate its customers and cause them to turn to its competitors for future needs.

Risks Related to 180’s Intellectual Property

180 may not be able to adequately protect its future product candidates or its proprietary technology in the marketplace.

180’s success will depend, in part, on its ability to obtain patents, protect its trade secrets and operate without infringing on the proprietary rights of others. 180 relies upon a combination of patents, trade secret protection (i.e., know-how), and confidentiality agreements to protect the intellectual property of 180’s future product candidates. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions, and can be uncertain. Where appropriate, 180 seeks patent protection for certain aspects of its products and technology. Filing, prosecuting and defending patents globally can be prohibitively expensive.

180’s policy is to look to patent technologies with commercial potential in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technology 180 is developing. If 180 must spend significant time and money protecting, defending or enforcing its patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, its business, results of operations and financial condition may be harmed. 180 may not develop additional proprietary products that are patentable. As of the date hereof, 180 has an extensive portfolio of patents, including many granted patents and patents pending approval.

The patent positions of pharmaceutical products are complex and uncertain. The scope and extent of patent protection for 180’s future product candidates are particularly uncertain. 180’s future product candidates will be based on medicinal chemistry instead of cannabis plants. While 180 has sought patent protection, where appropriate, directed to, among other things, composition-of-matter for its specific formulations, their methods of use, and methods of manufacture, 180 does not have and will not be able to obtain composition of matter protection on these previously known CBD derivatives per se. 180 anticipates that the products it develops in the future will be based upon synthetic compounds 180 may discover. Although 180 has sought, and will continue to seek, patent protection in the U.S., Europe and other countries for its proprietary technologies, future product candidates, their methods of use, and methods of manufacture, any or all of them may not be subject to effective patent protection. If any of 180’s products are approved and marketed for an indication for which 180 does not have an issued patent, its ability to use its patents to prevent a competitor from commercializing a non-branded version of its commercial products for that non-patented indication could be significantly impaired or even eliminated.

Publication of information related to 180’s future product candidates by 180 or others may prevent it from obtaining or enforcing patents relating to these products and product candidates. Furthermore, others may independently develop similar products, may duplicate its products, or may design around its patent rights. In addition, any of its issued patents may be opposed and/or declared invalid or unenforceable. If 180 fails to adequately protect its intellectual property, 180 may face competition from companies who attempt to create a generic product to compete with its future product candidates. 180 may also face competition from companies who develop a substantially similar product to its future product candidates that is not covered by any of its patents.

Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for 180 to stop the infringement of its patents or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce its patent rights in foreign jurisdictions could result in substantial cost and divert its efforts and attention from other aspects of its business.

If third parties claim that intellectual property used by 180 infringes upon their intellectual property, its operating profits could be adversely affected.

There is a substantial amount of litigation, both within and outside the U.S., involving patent and other intellectual property rights in the pharmaceutical industry. 180 may, from time to time, be notified of claims that 180 is infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and 180 cannot provide assurances that other companies will not, in the future, pursue such infringement claims against it, its commercial partners or any third-party proprietary technologies 180 has licensed. If 180 was found to infringe upon a patent or other intellectual property right, or if 180 failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that 180 was licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, 180 may be required to pay damages, including damages of up to three times the damages found or assessed, if the infringement is found to be willful, suspend the manufacture of certain products or reengineer or rebrand 180’s products, if feasible, or 180 may be unable to enter certain new product markets. Any such claims could also be expensive and time consuming to defend and divert management’s attention and resources. 180’s competitive position could suffer as a result. In addition, if 180 has declined or failed to enter into a valid non-disclosure or assignment agreement for any reason, 180 may not own the invention or its intellectual property, and its products may not be adequately protected. Thus, 180 cannot guarantee that any of its future product candidates, or its commercialization thereof, does not and will not infringe any third party’s intellectual property.

If 180 is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its technology and products could be significantly diminished.

180 relies on trade secrets to protect its proprietary technologies, especially where it does not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. 180 relies in part on confidentiality agreements with its current and former employees, consultants, outside scientific collaborators, sponsored researchers, contract manufacturers, vendors and other advisors to protect its trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, 180 cannot guarantee that it has executed these agreements with each party that may have or have had access to its trade secrets. Any party with whom it or they have executed such an agreement may breach that agreement and disclose 180’s proprietary information, including its trade secrets, and 180 may not be able to obtain adequate remedies for such breaches.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of 180’s trade secrets were to be lawfully obtained or independently developed by a competitor, 180 would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with 180. If any of 180’s trade secrets were to be disclosed to or independently developed by a competitor or other third-party, 180’s competitive position would be harmed.

Risks Related to Controlled Substances

Controlled substance legislation differs between countries, and legislation in certain countries may restrict or limit 180’s ability to sell its future product candidates.

Most countries are parties to the Single Convention on Narcotic Drugs 1961 and the Convention on Psychotropic Substances 1971, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to 180 obtaining marketing approval for its future products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit its future products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In that case, 180 would be unable to market its future product candidates in those countries in the near future or perhaps at all.

The product candidates that 180 is developing may be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of its business operations, both during clinical development and post approval, and its financial condition.

The product candidates that 180 is developing may contain controlled substances as defined in The United States Federal Controlled Substances Act of 1970 and the Controlled Substances Import and Export Act, as amended (“CSA”). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the U.S., lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the U.S. Pharmaceutical products approved for use in the U.S. which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances.

While cannabis is a Schedule I controlled substance, products approved for medical use in the U.S. that contain cannabis or cannabis extracts should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of 180’s future product candidates receive FDA approval, the DEA will make a scheduling determination. If the FDA, the DEA or any foreign regulatory authority determines that its future product candidates may have potential for abuse, it may require it to generate more clinical or other data than 180 currently anticipates to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of 180’s future products. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on 180’s business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Individual states have also established controlled substance laws and regulations. Although state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule 180’s future product candidates as well. State scheduling may delay commercial sale of any product for which 180 obtains federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. 180 or its partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Because 180’s products may be controlled substances in the U.S., to conduct clinical trials in the U.S., each of its research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense 180’s products and to obtain product from its importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and 180 could lose clinical trial sites. The importer for the clinical trials must also obtain an importer registration and an import permit for each import.

The legislation on cannabis in the European Union differs among the Member States, as this area is not yet fully harmonized. In Germany, for example, cannabis is regulated as a controlled substance (Betäubungsmittel) and its handling requires specific authorization.

The legalization and use of medical and recreational cannabis in the U.S. and elsewhere may impact 180’s business.

There is a substantial amount of change occurring in the U.S. regarding the use of medical and recreational cannabis products. While cannabis products not approved by the FDA are Schedule I substances as defined under federal law, and their possession and use is not permitted according to federal law (except for research purposes, under DEA registration), at least 30 jurisdictions and the District of Columbia have enacted state laws to enable possession and use of cannabis for medical purposes, and at least ten jurisdictions for recreational purposes. The U.S. Farm Bill, which was passed in 2018, descheduled certain material derived from hemp plants with extremely low tetrahydrocannabinol (“THC”) content. Although 180’s business is quite distinct from that of online and dispensary cannabis companies, future legislation authorizing the sale, distribution, use, and insurance reimbursement of non-FDA approved cannabis products could affect its business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including, without limitation, statements under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBL Merger Corp. IV” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180,” includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our ability to consummate any acquisition or other business combination and any other statements that are not statements of current or historical facts. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

•        our ability to complete the Business Combination with 180 or any other business combinations;

•        the benefits of the Business Combination;

•        following the Business Combination, our ability to execute our plans to develop and market new drug products and the timing and costs of these development programs;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination, and to advance our business thereafter;

•        changes in the future operating results of 180;

•        failure to maintain the listing on, or the delisting of our securities from, NASDAQ or an inability to have our securities listed on NASDAQ or another national securities exchange following our initial business combination;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the Trust Account or available to us from interest income on the Trust Account balance; or

•        our financial performance.

The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate, or intend to operate after our initial business combination, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

We urge investors to review carefully the section of this prospectus entitled “Risk Factors” in evaluating the forward-looking statements contained in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. We will also not receive any proceeds from the conversion of the Investor Notes, the Convertible Sponsor Note or the Preferred Stock. The selling stockholders will receive all of the proceeds from this offering. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our units, common stock, rights and warrants are each traded on the NASDAQ Capital Market under the symbols “KBLMU,” “KBLM,” “KBLMR” and “KBLMW,” respectively. Our units commenced public trading on April 7, 2017, and our common stock, rights and warrants commenced separate public trading on May 2, 2017.

(b) Holders

As of August 13, 2020, there was one holder of record of rights and one holder of record of warrants. As of September 30, 2020, there were four holders of record of our common stock and seven holders of record of units.

(c) Securities Authorized for Issuance Under Equity Compensation Plans

None.

(d) Recent Sales of Unregistered Securities

Other than as set forth in our Current Reports on Form 8-K, none.

(e) Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

SELECTED HISTORICAL FINANCIAL INFORMATION OF KBL MERGER CORP. IV

The following selected historical financial data should be read together with KBL’s financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBL” herein.

The statements of operations data for the years ended December 31, 2019 and 2018 and the balance sheet data as of December 31, 2019 and 2018 are derived from KBL’s audited financial statements appearing elsewhere herein. The statements of operations data for the six months ended June 30, 2020 and the balance sheet data as of June 30, 2020 are derived from KBL’s unaudited condensed financial statements appearing elsewhere herein.

	(in thousands, except per share data)
	Six Months Ended June 30, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)
Statement of Operations Data:
General and administrative expenses	$(636)	$(1,209)	$(599)
Other expense – Interest expense	(270)	—	—
Loss on issuance of convertible promissory note	(1,658)	—	—
Other income – Interest income	38	1,375	2,053
Current income tax expense	(4)	(257)	(413)
Net income (loss)	$(2,529)	$(91)	$1,041
Weighted average number of common shares outstanding
Basic	4,469	4,224	4,170
Diluted	4,469	4,224	14,878
Net income per common share – basic	$(0.57)	$(0.02)	$0.25
Net income per common share – diluted	$(0.57)	$(0.02)	$0.07
	(in thousands)
	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
	(unaudited)
Balance Sheet Data:
Total assets	$12,626	$12,502	$118,437
Total liabilities	$3,498	$7,155	$4,571
Value of KBL Common Stock that may be redeemed in connection with a business combination	$4,129	$347	$108,866
Total stockholders’ equity	$5,000	$5,000	$5,000

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF 180

The following selected historical consolidated financial data should be read together with 180’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” herein.

The consolidated statement of operations data for the year ended December 31, 2019 and for the period from March 7, 2018 (inception) through December 31, 2018, and the consolidated balance sheet data as of December 31, 2019 and 2018, are derived from 180’s audited consolidated financial statements appearing elsewhere herein. The consolidated statement of operations data for the six months ended June 30, 2020 and the consolidated balance sheet data as of June 30, 2020 are derived from 180’s unaudited condensed consolidated financial statements appearing elsewhere herein.

	(in thousands)
	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
	(unaudited)
Balance Sheet Data:
Total assets	$50,372	$51,884	1,459
Total liabilities	14,490	13,314	9,136
Total stockholders’ equity (deficiency)	35,882	38,571	(7,677)
	(in thousands)
	Six Months Ended June 30, 2020	Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) Through December 31, 2018
	(unaudited)
Statement of Operations Data:
Research and development expenses	$(705)	$(1,887)	(895)
General and administrative expenses	(1,797)	(6,043)	(6,392)
Modification of stock award	—	(12,959)	—
Rental income	—	26	—
Other income	253	554	—
Interest income (expense), net	(367)	(181)	10
Gain (loss) on debt extinguishment	492	(703)	—
Change in fair value of accrued issuable equity	—	(4,210)	—
Income tax benefit	10	9	(4,803)
Net loss	$(2,114)	$(25,394)	(12,080)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CBR PHARMA

The following selected historical consolidated financial data should be read together with CBR Pharma’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” herein.

The consolidated statement of operations data for the period from March 8, 2018 (inception) through December 31, 2018 and the consolidated balance sheet data as of December 31, 2018 are derived from CBR Pharma’s audited consolidated financial statements appearing elsewhere herein. The consolidated statement of operations data for the six months ended June 30, 2019 and the consolidated balance sheet data as of June 30, 2019 are derived from CBR Pharma’s unaudited condensed consolidated financial statements appearing elsewhere herein.

	(in thousands)
	As of June 30, 2019	As of December 31, 2018	As of December 31, 2017
	(unaudited)
Balance Sheet Data:
Total assets	$476	$510	N/A
Total liabilities	1,673	735	N/A
Total stockholders’ deficiency	(1,197)	(225)	N/A
	(in thousands)
	Six Months Ended June 30, 2019	For the Period From March 8, 2018 (Inception) Through December 31, 2018	Year Ended December 31, 2017
	(unaudited)
Statement of Operations Data:
Research and development expenses	$(578)	$(632)	N/A
General and administrative expenses	(2,040)	(3,862)	N/A
Other expense	(7)	(50)	N/A
Net loss	$(2,625)	$(4,544)	N/A

SELECTED HISTORICAL FINANCIAL DATA OF 180 LP

The following selected historical financial data should be read together with 180 LP’s financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” appearing elsewhere herein.

The statements of operations data for the years ended December 31, 2018 and 2017 and the balance sheet data as of December 31, 2018 and 2017 are derived from 180 LP’s audited financial statements appearing elsewhere herein. The statements of operations data for the six months ended June 30, 2019 and the balance sheet data as of June 30, 2019 are derived from 180 LP’s unaudited condensed financial statements appearing elsewhere herein.

	(in thousands)
	As of June 30, 2019	As of December 31, 2018	As of December 31, 2017
	(unaudited)
Balance Sheet Data:
Total assets	$651	$125	$336
Total liabilities	1,616	354	339
Total partners’ deficit	(965)	(229)	(3)
	(in thousands)
	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
	(unaudited)
Statement of Operations Data:
Research and development expenses	$(246)	$(11)	$(163)
General and administrative expenses	(824)	(202)	(151)
Other income (expense)	334	(13)	280
Net loss	$(736)	$(226)	$(34)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma condensed combined financial data should be read together with the Unaudited Pro Forma Condensed Combined Financial Information and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBL” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” included within this proxy statement/prospectus. 180’s unaudited pro forma condensed combined financial statements, and the data derived therefrom, included in this proxy statement/prospectus were prepared in accordance with GAAP and are presented in U.S. dollars after being translated from Katexco’s and CBR Pharma’s functional currency, the Canadian Dollar (“CAD”) and the functional currency of a subsidiary of CBR Pharma, the GBP.

The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2019 are derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein. The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2020 and the unaudited pro forma condensed combined balance sheet data as of June 30, 2020 are derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for each of the six months ended June 30, 2020 and for the year ended December 31, 2019 combine the financial statements of 180 and KBL in the Business Combination and they reflect the combination of the financial statements of 180 (which includes pre-Reorganization Katexco) and the pre-Reorganization financial statements of CBR Pharma, 180 LP and CannBioRx (which represents pre-Reorganization 180) giving effect to the Reorganization. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore, the actual effects of the Business Combination and the Reorganization reflected in the pro forma data may differ from the effects reflected below.

	(in thousands)
	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
	(unaudited)
Balance Sheet Data:
Total assets – no redemption	$72,283	N/A	N/A
Total liabilities – no redemption	14,508	N/A	N/A
Mezzanine equity – no redemption	3,000	N/A	N/A
Total stockholders’ equity – no redemption	54,775	N/A	N/A

Total assets – maximum redemption	$72,283	N/A	N/A
Total liabilities – maximum redemption	14,508	N/A	N/A
Mezzanine equity – maximum redemption	3,000	N/A	N/A
Total stockholders’ equity – maximum redemption	54,775	N/A	N/A

	(in thousands, except per share data)
	Six Months Ended June 30, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)	(unaudited)
Statement of Operations Data:
Research and development expenses	$(705)	$(2,795)	N/A
General and administrative expenses	(1,663)	(8,987)	N/A
Modification of stock award	—	(12,959)	N/A
Rental income	—	171	N/A
Other income	253	962	N/A
Interest income (expense), net	(374)	(52)	N/A
Gain (loss) on debt extinguishment	—	(703)	N/A
Change in fair value of accrued issuable equity	—	(4,221)	N/A
Income tax benefit	10	20	N/A
Net loss	$(2,479)	$(28,564)	N/A

Earnings per share:
Basic – no redemption	(0.10)	(1.22)	N/A
Diluted – no redemption	(0.10)	(1.22)	N/A
Basic – maximum redemption	(0.10)	(1.21)	N/A
Diluted – maximum redemption	(0.10)	(1.21)	N/A

Number of common shares outstanding:
Basic – no redemption	23,984,545	23,499,306	N/A
Diluted – no redemption	23,984,545	23,499,306	N/A
Basic – maximum redemption	24,023,103	23,537,864	N/A
Diluted – maximum redemption	24,023,103	23,537,864	N/A

Exchange Rate Data (1 unit of currency equal to USD):
CAD
Period end	0.7330	0.7689	N/A
Average	0.7334	0.7568	N/A

GBP
Period end	1.2326	1.3262	N/A
Average	1.2605	1.2613	N/A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, combine the unaudited pro forma condensed combined financial statements of 180 with the financial statements of KBL to give effect to the business combination. Additionally, the financial statements of 180 (where 180 refers to the post-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.), CBR Pharma, 180 LP and CannBioRx (where CannBioRx refers to the pre-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.) were combined to give effect to the Reorganization. The Reorganization and business combination are reflected as if they had occurred on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations and on June 30, 2020 with respect to the unaudited pro forma condensed combined balance sheet.

Accounting for the Merger

The financial statements of KBL, 180, CBR Pharma, 180 LP, CannBioRx and Katexco were prepared in accordance with GAAP. In the Reorganization between 180 (the legal acquiree) and the 180 Subsidiaries (Katexco, CBR Pharma and 180 LP) which was consummated on July 16, 2019, it was determined that Katexco was the accounting acquirer and the remaining companies were the accounting acquirees. In the business combination between KBL and the newly combined 180, the business combination was accounted for as a reverse recapitalization of 180.

The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of each of KBL, 180 and the 180 Subsidiaries as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBL” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” herein and the other information contained in or incorporated by reference into this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information includes reclassifications to conform the 180 Subsidiaries’ historical accounting presentation to 180’s accounting presentation.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transactions and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of 180, KBL and the 180 Subsidiaries and the related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information is based on 180’s accounting policies. Further review may identify additional differences between the accounting policies of 180, KBL and the 180 Subsidiaries. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transactions taken place on the dates noted, or of 180’s future financial position or operating results.

Pursuant to KBL’s Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, shares of KBL Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of June 30, 2020 of approximately $11.3 million, the estimated per share redemption price would have been approximately $10.41. Subsequent to June 30, 2020, stockholders holding 106,186 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $1,160,695 was removed from the Trust Account to pay such holders. The below pro forma financial statement give effect to this transaction.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•        Assuming No Redemption:    This scenario assumes that 106,186 shares of KBL Common Stock are redeemed, which are the shares that were redeemed subsequent to June 30, 2020. This scenario also assumes the sale of 778,359 shares of KBL Common Stock pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets.

•        Assuming Maximum Redemption:    This scenario assumes that the remaining 940,416 shares of redeemable KBL Common Stock are redeemed. This scenario also assumes the sale of an additional 978,973 shares of KBL Common Stock pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets.

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2020

	180	KBL	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C		Note D	Note E	Note F
Assets
Current Assets:
Cash	$70,127	$257,601	$20,561,942	(a), (c), (e), (f)	$—	$20,889,670	$—	$20,889,670
Restricted cash	—	787,865	—		—	787,865	—	787,865
Due from related parties	321,904	—	—		—	321,904	—	321,904
Prepaid income taxes	—	21,806	—		—	21,806	—	21,806
Prepaid expenses and other current assets	160,511	118,645	—		—	279,156	—	279,156
Total Current Assets	552,542	1,185,917	20,561,942		—	22,300,401	—	22,300,401
Cash and marketable securities held in Trust Account	—	11,276,350	(11,276,350)	(c)	—	—	—	—
Other assets	—	163,797	—		—	163,797	—	163,797
Property and equipment, net	44,077	—	—		—	44,077	—	44,077
Intangible assets, net	1,973,859	—	—		—	1,973,859	—	1,973,859
In-process research and development	12,462,429	—	—		—	12,462,429	—	12,462,429
Goodwill	35,339,135	—	—		—	35,339,135	—	35,339,135
Total Assets	$50,372,042	$12,626,064	$9,285,592		$—	$72,283,698	$—	$72,283,698

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$7,063,216	$339,497	$196,998	(d), (e)	$—	$7,599,711	$—	$7,599,711
Accounts payable and accrued expenses – related party	386,244	—	(3,064)	(e)	—	383,180	—	383,180
Convertible promissory note – related party	—	337,301	(337,301)	(e)	—	—	—	—
Advances due – 180	—	1,379,815	—		(1,379,815)	—	—	—
Due to related parties, net	25,187	795,003	—		—	820,190	—	820,190
Loans payable	145,054	—	—		—	145,054	—	145,054
Loans payable – related parties	440,756	—	—		—	440,756	—	440,756
Convertible notes payable, net of discount	—	431,745	—		—	431,745	—	431,745
Derivative liability	—	214,188	—		—	214,188	—	214,188
Total Current Liabilities	8,060,457	3,497,549	(143,367)		(1,379,815)	10,034,824	—	10,034,824
Loans payable – non current portion	246,914	—	—		—	246,914	—	246,914
Convertible notes payable – non current portion	2,035,164	—	(1,702,664)	(e)	—	332,500	—	332,500
Convertible notes payable – related parties – non current portion	523,609	—	(253,609)	(e)	—	270,000	—	270,000
Deferred tax liability	3,624,036	—	—		—	3,624,036	—	3,624,036
Total Liabilities	14,490,180	3,497,549	(2,099,640)		(1,379,815)	14,508,274	—	14,508,274

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Balance Sheet — (continued)
June 30, 2020

	180	KBL	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C		Note D	Note E	Note F
Commitments and Contingencies
Preferred stock, subject to redemption	—	—	3,000,000	(f)	—	3,000,000	—	3,000,000
Common stock	—	4,128,507	(4,128,507)	(c)	—	—	—	—

Stockholders’ Equity:
Preferred stock	—	—	—		—	—	—	—
Common stock	8	508	2,067	(a), (d), (b), (c), (e)	—	2,583	4	2,587
Additional-paid in capital	76,293,471	6,458,398	13,875,274	(a), (d), (b), (c), (e)	—	96,627,143	(4)	94,627,139
Accumulated other comprehensive income	(824,158)	—	—		—	(824,158)	—	(824,158)
Retained earnings/accumulated deficit	(39,587,459)	(1,458,898)	(1,363,602)	(d)	1,379,815	(41,030,144)	—	(41,030,144)
Total Stockholders’ Equity	35,881,862	5,000,008	12,513,739		1,379,815	54,775,424	—	54,775,424
Total Liabilities and Stockholders’ Equity	$50,372,042	$12,626,064	$9,285,592		$—	$72,283,698	$—	$72,283,698

See notes to the unaudited pro forma condensed combined financial information

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2020

	180	KBL	Pro Forma Adjustments		Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C			Note D
Operating Expenses:
Research and development	$704,800	$—	$—		$704,800	$—	$704,800
General and administrative – related parties	96,402	—	—		96,402	—	96,402
General and administrative	1,699,859	635,631	(768,145)	(a)	1,567,345	—	1,567,345
Total Operating Expenses	2,501,061	635,631	(768,145)		2,368,547	—	2,368,547
Loss From Operations	(2,501,061)	(635,631)	768,145		(2,368,547)	—	(2,368,547)

Other Income (Expense):
Other income – related parties	240,000	—	—		240,000	—	240,000
Other income	12,605	—	—		12,605	—	12,605
Interest income	—	38,438	(38,438)	(b)	—	—	—
Interest expense	(325,414)	(270,257)	245,098	(b)	(350,573)	—	(350,573)
Interest expense – related party	(41,670)	—	18,365	(b)	(23,305)	—	(23,305)
Loss on issuance of convertible promissory note	—	(1,657,522)	1,657,522	(e)	—	—	—
Gain on extinguishment, net	491,624	—	(491,624)	(e)	—	—	—
Total Other Income (Expense)	377,145	(1,889,341)	1,390,923		(121,273)	—	(121,273)
(Loss) Income Before Provision for Income Taxes	(2,123,916)	(2,524,972)	2,159,068		(2,489,820)	—	(2,489,820)
Income tax benefit (provision)	10,038	(3,827)	3,827	(c)	10,038	—	10,038
Net Loss	$(2,113,878)	$(2,528,799)	$2,162,895		$(2,479,782)	$—	$(2,479,782)

Loss per share:
Basic	$(25.07)	$(0.57)			$(0.10)		$(0.10)
Diluted	$(25.07)	$(0.57)			$(0.10)		$(0.10)

Number of common shares outstanding
Basic	84,326	4,468,714	19,515,831	(d)	23,984,545	38,557	24,023,103
Diluted	84,326	4,468,714	19,515,831	(d)	23,984,545	38,557	24,023,103

See notes to the unaudited pro forma condensed combined financial information

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	180	KBL	Pro Forma Adjustments		Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C			Note D
Operating Expenses:
Research and development	$2,794,716	$—	$—		$2,794,716	$—	$2,794,716
Rental income – related parties	(170,872)	—	—		(170,872)	—	(170,872)
General and administrative	7,976,030	1,208,943	(672,304)	(a)	8,512,669	—	8,512,669
Modification of stock award – related parties	12,959,360	—	—		12,959,360	—	12,959,360
General and administrative – related parties	473,425	—	—		473,425	—	473,425
Total Operating Expenses	24,032,659	1,208,943	(672,304)		24,569,298	—	24,569,298
Loss From Operations	(24,032,659)	(1,208,943)	672,304		(24,569,298)	—	(24,569,298)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—	—		1,714	—	1,714
Other income, net	407,651	—	—		407,651	—	407,651
Other income – related parties	552,329	—	—		552,329	—	552,329
Interest income	4,039	1,374,898	(1,374,898)	(b)	4,039	—	4,039
Interest income – related parties	2,170	—	—		2,170	—	2,170
Interest expense	(160,185)	—	123,112	(b)	(37,073)	—	(37,073)
Interest expense – related parties	(30,563)	—	9,604	(b)	(20,959)	—	(20,959)
Loss on extinguishment on convertible notes payable	(703,188)	—	—		(703,188)	—	(703,188)
Change in fair value of accrued issuable equity	(327,879)	—	—		(327,879)	—	(327,879)
Change in fair value of accrued issuable equity – related parties	(3,893,086)	—	—		(3,893,086)	—	(3,893,086)
Total Other Income (Expense)	(4,146,998)	1,374,898	(1,242,182)		(4,014,282)	—	(4,014,282)
Income (Loss) Before Provision for Income Taxes	(28,179,657)	165,955	(569,878)		(28,583,580)	—	(28,583,580)
Income tax benefit (provision)	20,076	(257,255)	257,255	(c)	20,076	—	20,076
Net Income (Loss)	$(28,159,581)	$(91,300)	$(312,623)		$(28,563,504)	$—	$(28,563,504)

Loss per share:
Basic	$(281.60)	$(0.02)			$(1.22)		$(1.21)
Diluted	$(281.60)	$(0.02)			$(1.22)		$(1.21)

Number of common shares outstanding
Basic	100,000	4,223,791	19,175,515	(d)	23,499,306	38,557	23,537,864
Diluted	100,000	4,223,791	19,175,515	(d)	23,499,306	38,557	23,537,864

See notes to the unaudited pro forma condensed combined financial information

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the unaudited pro forma condensed combined financial statements of 180 and the financial statements of KBL. The unaudited pro forma condensed combined financial information is presented as if the business combination had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 and on June 30, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the business combination occurred as of the date indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the business combination.

We have accounted for the business combination in these unaudited pro forma condensed combined financial statements as a reverse recapitalization, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, this is a capital transaction of 180 (the legal acquiree) and is the equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the business combination. Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, directly attributable to the business combination and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the business combination, including potential synergies that may be generated in future periods.

Pro Forma Adjustments

The following pro forma adjustments give effect to the business combination.

Unaudited Pro Forma Condensed Combined Balance Sheet — As of June 30, 2020

Note A	Derived from the unaudited pro forma condensed combined balance sheet of 180 as of June 30, 2020 included elsewhere in this proxy statement/prospectus.
Note B	Derived from the unaudited condensed balance sheet of KBL as of June 30, 2020 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	(a)

To record the sale of 778,359 shares (increase in par value of $78) of KBL Common Stock at an assumed price of $10.00 per share for aggregate proceeds of $7,783,588 pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase sufficient shares of KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets (see table further below).

(b)

To give effect to the reverse recapitalization whereby KBL will issue 17,500,000 shares (adds par value of $1,750) of KBL Common Stock to the shareholders of 180 and the elimination of 85,050 shares (decrease in par value of $8) of 180 common stock.

(c)

To give effect to (a) the reclassification from temporary equity to permanent equity of the remaining 290,595 shares (increase in par value of $29), assuming no redemption of those shares; (b) the issuance of 1,200,250 shares (increase in par value of $120) pursuant to certain KBL shareholder rights; (c) to give effect to the redemption of 106,186 shares at approximately $10.93 per share (decrease in par value of $11) for an aggregate cash pay out of $1,160,695 on July 9, 2020, and (d) to reclassify the $11,276,350 in the Trust Account to unrestricted cash.

(d)

To give effect to an additional $197,500 of 180 merger expenses to be incurred subsequent to June 30, 2020 with an offset to accounts payable. Also, to eliminate KBL’s $1,458,898 accumulated deficit. Additionally, to give effect for the issuance of an additional 500,000 shares of KBL Common Stock (increase in par value of $50) to Tyche pursuant to a certain agreement upon close of the business combination.

(e)

To give effect to the conversion of $1,702,664 of convertible notes and $502 of accrued interest into 419,625 shares of KBL common stock (adds par value of $42). To give effect to the conversion of $253,609 of convertible notes — related parties and $3,064 of accrued interest — related parties into 63,269 shares of KBL common stock (adds par value of $6). Furthermore, to repay $337,301 of related party convertible promissory notes upon closing of the business combination.

(f)

On June 26, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) dated June 12, 2020, whereby upon the second closing pursuant to the SPA, upon the registration statement becoming effective, as well as certain other conditions being satisfied, the Company shall have the right to have a certain investor purchase all of the authorized Series A Convertible Preferred Stock (1,000,000 shares) of the Company for an aggregate purchase price of $3,000,000.

The Preferred Stock shall be convertible into common stock at a conversion price of $5.28 per share at the election of the holder at any time following issuance, subject to adjustment.

At any time following the three month anniversary of the Business Combination, the holder of the Preferred Stock has the right to force the Company to redeem all or any portion of the Preferred Stock then owned by the holder in cash. The Series A Convertible Preferred Stock redemption features require bifurcation, however the value is indeterminable as of the date of this filing as certain of the key terms will become known at issuance. As a result, the Company did not recognize a separated component at its fair value related to the redemption features in these pro forma financial statements.

Note D		To reverse $1,379,815 of bad debt allowance on 180’s books and then to eliminate the intercompany loans between 180 and KBL.
Note E		The below table illustrates the allocation of ownership interests in the combined entity.
June 30, 2020	Number of Shares
KBL outstanding shares	5,077,321
Outstanding shares true-up	4,245
KBL shares outstanding subject to potential redemption	396,781
Shares issuable to 180 shareholders(1)	17,500,000
Conversion of rights into shares of KBL	1,200,250
Automatic conversion of debt	482,894
Shares redeemed on July 9, 2020	(106,186)
Tyche backstop shares	778,359
Additional Tyche shares	500,000
25,833,664

____________

(1)      Certain Canadian shareholders have the ability to elect to receive Exchangeable Shares held in the form of preferred stock in 180. For pro forma purposes the Company has assumed all Exchangeable Shares have been converted into KBL Common Stock.

Note F

To give effect to the redemption of 940,416 shares at $10.41 (subtracts $94 of par value) of common stock with an aggregate cash payment of $9,789,730 and an additional issuance of 978,973 IPO shares (adds par value of $98) of common stock at $10.00 share for aggregate gross proceeds of $9,789,730 pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough shares of KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets (see table below).

	June 30, 2020
	No Redemption	Maximum Redemption
Total Assets	$72,283,698	$72,283,698
Total Liabilities(1)	17,508,274	17,508,274
Net Assets	54,775,424	54,775,424
Less: Goodwill	(35,339,135)	(35,339,135)
Less: In-process research and development	(12,462,429)	(12,462,429)
Less: Other intangible assets	(1,973,859)	(1,973,859)
Tangible net assets	$5,000,001	$5,000,001

____________

(1)      Includes preferred stock subject to redemption.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Six Months Ended June 30, 2020

Note A	Derived from the unaudited pro forma condensed combined statement of operations of 180 for the six months ended June 30, 2020 included elsewhere in this proxy statement/prospectus.
Note B	Derived from the unaudited condensed statement of operations of KBL for the six months ended June 30, 2020 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	a)

To give effect to a new employment agreement whereby a new executive will receive aggregate cash compensation of $125,000 (which represents the six month effect of base year cash compensation of $250,000). Furthermore, to eliminate $893,145 of non-recurring merger related expenses.

b)

To eliminate interest income derived from KBL’s investment account as the cash within the investment account would have likely been reclassified to a non-interest bearing account upon the Closing. To eliminate aggregate interest expense of $245,098 related to notes payable that will be converted upon close of the business combination. To eliminate aggregate interest expense — related party of $18,365 related to notes payable that will be converted upon close of the business combination.

	c)	To eliminate the KBL income tax provision as the combined entity is expected to incur a loss during the period.
d)

The below table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations for the 17,500,000 shares of KBL Common Stock issued as consideration to the 180 stockholders, less the 1,050,000 holdback shares (6% of the 17,500,000 shares issuable to the 180 stockholders, which will be held in escrow for 12 months in order to satisfy any potential indemnification claims of KBL, plus 482,894 shares issuable upon the automatic conversion of certain convertible debt, plus the 290,595 remaining redeemable shares of KBL Common Stock reclassified from temporary equity to permanent equity, the 1,200,250 shares of KBL Common Stock issued as a result of conversion of rights, the issuance of 778,359 Tyche backstop shares, the issuance of an additional 500,000 shares pursuant to a certain agreement, less the 84,326 shares outstanding of 180 common stock. The diluted loss per share data is calculated based on net loss divided by the weighted average shares outstanding.

June 30, 2020	Weighted Average Number of Shares
Share consideration for transaction	17,500,000
Outstanding shares true-up	4,245
Holdback shares	(1,050,000)
Automatic conversion of debt	482,894
Shares redeemed on July 9, 2020	(106,186)
Reclassification from temporary equity to permanent equity	290,595
Conversion of rights into shares of KBL	1,200,250
Tyche backstop shares	778,359
Additional Tyche shares	500,000
Elimination of 180’s weighted average equity	(84,326)
Total adjustment	19,515,831
	e)	To remove the effect of the loss on issuance of the convertible promissory note as well as the gain on extinguishment.
Note D

To reduce weighted average shares outstanding by 940,416 shares of KBL Common Stock assuming all remaining IPO shares are redeemed. Additionally, to increase weighted average shares outstanding by 978,973 shares of KBL Common Stock issued pursuant to the Guarantee and Commitment Agreement.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2019

Note A	Derived from the unaudited pro forma condensed combined statement of operations of 180 for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.
Note B	Derived from the audited statement of operations of KBL for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	a)	To give effect to a new employment agreement whereby a new executive will receive aggregate cash compensation of $250,000. Furthermore, to eliminate $922,304 of non-recurring merger related expenses.
b)

To eliminate interest income derived from KBL’s investment account as the cash within the investment account would have likely been reclassified to a non-interest bearing account upon the Closing. To eliminate aggregate interest expense of $132,716 related to notes payable that will be converted upon close of the business combination.

	c)	To eliminate the KBL income tax provision as the combined entity is expected to incur a loss during the period.
d)

The below table illustrates the adjustment to the 17,500,000 weighted average shares outstanding used in the earnings per share calculations for the additional shares of KBL Common Stock issued as consideration to the 180 stockholders, less the 1,050,000 holdback shares (6% of the 17,500,000 shares issuable to the 180 stockholders, which will be held in escrow for 12 months in order to satisfy any potential indemnification claims of KBL), plus 482,894 shares issuable upon the automatic conversion of certain convertible debt, less the 173,851 shares of KBL Common Stock redeemed during 2020, the 1,200,250 shares of KBL Common Stock issued as a result of conversion of rights, the issuance of 778,389 Tyche backstop shares, the issuance of 500,000 additional Tyche shares, less the outstanding 180 common stock. The diluted loss per share data is calculated based on net loss divided by the weighted average shares outstanding

December 31, 2019	Weighted Average Number of Shares
Share consideration for transaction	17,500,000
Outstanding shares true-up	4,245
Holdback shares	(1,050,000)
Automatic conversion of debt	482,894
Reclassification from temporary equity to permanent equity	33,618
Shares redeemed during 2020	(173,851)
Tyche backstop shares	778,359
Additional Tyche shares	500,000
Conversion of rights into shares of KBL	1,200,250
Elimination of CannBioRx’s historical equity	(100,000)
Total adjustment	19,175,515
Note D

To reduce weighted average shares outstanding by 940,416 shares of KBL Common Stock assuming all remaining IPO shares are redeemed. Additionally, to increase weighted average shares outstanding by 978,973 shares of KBL Common Stock issued pursuant to the Guarantee and Commitment Agreement.

180 LIFE SCIENCES CORP.
REORGANIZATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	180	CBR Pharma	180 LP	CannBioRx	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E		Note F
Operating Expenses:
Research and development	$1,887,402	$623,578	$283,736	$—	$—		$—	$2,794,716
Rental income – related parties	(25,946)	(186,688)	—	—	—		41,762	(170,872)
General and administrative	5,701,705	2,284,027	882,848	1,730,334	(1,267,662)	(a), (c)	(1,355,222)	7,976,030
Modification of stock award – related parties	12,959,360	—	—	—	—		—	12,959,360
General and administrative – related parties	340,765	132,660	—	—	—		—	473,425
Total Operating Expenses	20,863,286	2,853,577	1,166,584	1,730,334	(1,267,662)		(1,313,460)	24,032,659
Loss From Operations	(20,863,286)	(2,853,577)	(1,166,584)	(1,730,334)	1,267,662		1,313,460	(24,032,659)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—	—	—	—		—	1,714
Other income, net	—	—	407,651	—	—		—	407,651
Other income – related parties	552,329	—	—	—	—		—	552,329
Interest income	3,727	2,193	—	—	—		(1,881)	4,039
Interest income – related parties	—	2,170	—	—	—		—	2,170
Interest expense – related parties	(23,074)	—	(7,489)	—	—		—	(30,563)
Interest expense	(162,066)	—	—	—	—		1,881	(160,185)
Loss on extinguishment on convertible notes payable	(703,188)	—	—	—	—		—	(703,188)
Change in fair value of accrued issuable equity	(327,879)	—	—	—	—		—	(327,879)
Change in fair value of accrued issuable equity – related parties	(3,881,819)	(11,267)	—	—	—		—	(3,893,086)
Total Other Income (Expense)	(4,540,256)	(6,904)	400,162	—	—		—	(4,146,998)
(Loss) Income Before Provision for Income Taxes	(25,403,542)	(2,860,481)	(766,422)	(1,730,334)	1,267,662		1,313,460	(28,179,657)
Provision for income taxes	9,496	—	—	—	10,580	(c)	—	20,076
Net Loss	$(25,394,046)	$(2,860,481)	$(766,422)	$(1,730,334)	$1,278,242		$1,313,460	$(28,159,581)

Earnings per share:
Basic	$(405.52)							$(281.60)
Diluted	$(405.52)							$(281.60)

Number of common shares outstanding
Basic	62,621				37,379	(b)		100,000
Diluted	62,621				37,379	(b)		100,000

See notes to the unaudited pro forma condensed combined financial information

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of 180 (inclusive of Katexco, the accounting acquirer, plus the historical pre-Reorganization financial statements of CannBioRx, CBR Pharma and 180 LP (collectively the accounting acquirees). The unaudited pro forma condensed combined financial information is presented as if the Reorganization had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. No 2020 pro forma condensed combined Reorganization financial statements are presented because the June 30, 2020 financial statements of 180, included elsewhere in this proxy statement/prospectus, represent the June 30, 2020 consolidated balance sheet of 180 and the 180 Subsidiaries following the July 16, 2019 Reorganization.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined results of operations had the Reorganization occurred as of the date indicated, nor is it meant to be indicative of any anticipated combined future results of operations that the combined company will experience after the completion of the Reorganization.

We have accounted for the Reorganization using the acquisition method of accounting, in accordance with ASC 805. In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date was measured as the excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, are directly attributable to the Reorganization, and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Reorganization, including potential synergies that may be generated in future periods.

Pro Forma Adjustments

The following pro forma adjustments give effect to the Reorganization.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2019

Note A	Derived from the unaudited consolidated statement of operations of 180 for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.
Note B

Derived from the unaudited statement of operations of CBR Pharma for the six months ended June 30, 2019 included elsewhere in this proxy statement/prospectus, as adjusted for the results from July 1, 2019 to July 16, 2019.

	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	CBR Pharma	CBR Pharma	CBR Pharma
Operating expenses (income):
Research and development	$578,216	$45,362	$623,578
General and administrative	2,100,806	183,221	2,284,027
Rental income – related parties	(182,616)	(4,072)	(186,688)
General and administrative – related parties	121,734	10,926	132,660
Loss from operations	(2,618,140)	(235,437)	(2,853,577)
Interest income	2,186	6	2,193
Interest income – related parties	2,170	—	2,170
Change in fair value of accrued issuable equity – related party	(11,249)	(18)	(11,267)
Net loss	$(2,625,033)	$(235,449)	$(2,860,481)

Note C

Derived from the unaudited statement of operations of 180 LP for the six months ended June 30, 2019 included elsewhere in this proxy statement/prospectus, as adjusted for the results from July 1, 2019 to July 16, 2019.

	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	180 LP	180 LP	180 LP
Operating expenses:
Research and development	$246,260	$37,476	$283,736
General and administrative	824,265	58,583	882,848
Loss from operations	(1,070,525)	(96,059)	(1,166,584)
Other income – related party	340,968	66,683	407,651
Interest expense – related parties	(6,882)	(607)	(7,489)
Net loss	$(736,439)	$(29,983)	$(766,422)
Note D	Derived from the unaudited statement of operations of CannBioRx for the six months ended June 30, 2019
	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	CBR-LS	CBR-LS	CBR-LS
Operating expenses:
General and administrative	$1,050,000	$680,334	$1,730,334
Loss from operations	(1,050,000)	(680,334)	(1,730,334)
Net loss	$(1,050,000)	$(680,334)	$(1,730,334)

Pro Forma Adjustments:

Note E	a)	To eliminate $1,327,998 merger expenses.
b)

To adjust the weighted average shares for the full year effect of the shares issued in the Reorganization, as if the Reorganization occurred on January 1, 2019. The weighted average shares outstanding used in the pro forma combined loss per share calculations reflect 68,571 shares of 180 common stock issued as consideration to the former stockholders of the accounting acquirees and 31,429 shares of 180 common stock issued to the former Katexco stockholders. The diluted loss per share data is calculated based on net loss divided by the weighted average dilutive shares outstanding.

	c)	To give effect to incremental amortization expense of $60,336 related to the technology licenses and a corresponding income tax benefit.
Note F	To eliminate intercompany activity between 180, CBR Pharma, 180 LP and CannBioRx.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF KBL MERGER CORP. IV

The following discussion and analysis should be read in conjunction with the financial statements and related notes of our company included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. The forward-looking statements are dependent upon events, risks, and uncertainties that may be outside our control. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on September 7, 2016 in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of our IPO and the Private Placement, our securities, debt or a combination of cash, securities and debt.

The issuance of additional shares of common stock or preferred stock:

•        may significantly dilute the equity interest of our investors;

•        may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our common stock;

•        could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after our business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We are incurring significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete a business combination will be successful.

Recent Developments

On February 20, 2019, we filed a definitive proxy statement with the SEC soliciting the approval of our stockholders for, among other things, a proposal to extend the period of time for which we are required to consummate a business combination from March 7, 2019 to June 7, 2019 (or September 9, 2019 if the Company has executed a definitive agreement for a business combination by June 7, 2019) or such earlier date as determined by our board of directors.

On March 5, 2019, our stockholders approved to extend the period of time for which we are required to consummate a business combination until June 7, 2019 (or September 9, 2019 if we have executed a definitive agreement for a business combination by June 7, 2019) or such earlier date as determined by our board of directors (the “First Extension Amendment”, and such later date, the “First Extension Combination Period”). The number of shares of common stock presented for redemption in connection with the First Extension Amendment was 5,128,523. We paid cash in the aggregate amount of $52,829,304, or approximately $10.30 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the First Extension Amendment, cash and marketable securities held in the Trust Account decreased to $65,633,068. In addition, on March 8, 2019, an aggregate of $573,433 was loaned to us and deposited into the Trust Account, which amount is equal to $0.09 for each of the 6,371,477 Public Shares that were not redeemed. Such amount was paid from funds loaned to us by the Sponsor.

In connection with the approval of the First Extension Amendment, the Sponsor or its designees had previously agreed to loan us $0.03 for each Public Share that was not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that was needed by us to complete a business combination from June 7, 2019 until the First Extension Combination Period. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the First Extension Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make additional loans following such determination would terminate.

On March 15, 2019, we issued the Sponsor a promissory note (the “March Promissory Note”), pursuant to which all outstanding advances were converted into loans under the March Promissory Note. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a business combination or (ii) our liquidation. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post business combination entity at a price of $10.00 per unit. The units would be identical to the units issued in the private placement concurrently with the IPO (the “Private Units”). As of June 30, 2020, there was $337,301 outstanding under the March Promissory Note. In September 2020, we amended and restated the March Promissory Note, effective upon the Closing of the Business Combination, to remove the conversion feature and to provide that such note would be due upon the “Second Closing” under the June SPA.

On March 15, 2019, we entered into an expense reimbursement agreement (the “Expense Reimbursement Agreement”) with the Sponsor and KBL Healthcare Management, LLC (“KBL Management”), an affiliate of the Sponsor and our Chief Executive Officer, in recognition of the compensation expense incurred by KBL Management for services provided by one of their employees on behalf of the Sponsor to us. The Expense Reimbursement Agreement is effective January 1, 2019 until the earlier of (i) the consummation of a business combination or (ii) our liquidation. Under the Expense Reimbursement Agreement, we will reimburse the Sponsor for the compensation expense incurred by KBL Management for its employee in the amount of $180,000 per year plus health insurance costs of $1,139 per month. At our election, we may pay amounts due pursuant to a non-interest bearing, unsecured promissory note. As of June 30, 2020, amounts due under the Expense Reimbursement Agreement totaled $337,301 and has been included in the March Promissory Note discussed above.

On April 10, 2019, we entered into the Term Sheet with 180, the 180 Subsidiaries, and Tyche, pursuant to which we would acquire 100% of the outstanding equity and equity equivalents of 180 (including options, warrants or other securities that have the right to acquire or convert into equity securities of 180) in exchange for shares of our common stock valued at $175 million, subject to adjustment. Due to Canadian tax considerations, it was contemplated that 180 would not be acquiring the shares of the Canadian shareholders in Katexco and CBR Pharma. Those shareholders will continue to hold Exchangeable Shares in each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC, Canadian subsidiaries of 180, which are exchangeable for common stock of 180 and ultimately, upon the Closing, become exchangeable for shares of our common stock. The Term Sheet was intended to express only a mutual indication of interest in the Business Combination and did not represent a legally binding commitment or obligation on the part of the parties. We announced the entry into the Term Sheet on April 16, 2019 but did not identify 180.

In connection with the Term Sheet, the 180 Parties agreed to loan us $400,000 to be used to fund our operating expenses and agreed to loan us up to an additional $300,000 to be used for extension expenses. The loans are interest-free loans and can be pre-paid at any time without penalty, but are required to be paid back (subject to a customary waiver against the Trust Account) upon the earlier of (i) the Closing of the Transaction, (ii) the consummation by us of a transaction with a third party constituting our initial business combination, or (iii) our liquidation if we do not consummate an initial business combination prior to our deadline to do so (a “Liquidation”). Promptly after signing the Term Sheet, we received the loan of $400,000 to fund the operating expenses.

In connection with the Term Sheet, Tyche paid $650,000 to the Sponsor, to purchase $650,000 of the obligations owed to the Sponsor under the March Promissory Note (the “Sponsor Note”), but Tyche waived any rights under the assigned portion of the Sponsor Note to convert the obligations under the assigned portion of the Sponsor Note into units of the post business combination entity. In the Term Sheet, Tyche also agreed to provide equity financing for the Business Combination to ensure that we have sufficient cash at the Closing to meet our $5,000,001 net tangible assets test.

On May 20, 2019, we filed a definitive proxy statement with the SEC soliciting the approval of our stockholders for, among other things, a proposal to extend the period of time for which we are required to consummate a business combination from June 7, 2019 (or September 9, 2019 if we have executed a definitive agreement for a business combination by June 7, 2019) to September 9, 2019 (or December 9, 2019 if the Company has executed a definitive agreement for a business combination by September 9, 2019) or such earlier date as determined by our board of directors.

On June 5, 2019, our stockholders approved to further extend the period of time for which we were required to consummate a business combination from June 7, 2019 to September 9, 2019 (or December 9, 2019 if we had executed a definitive agreement for a business combination by September 9, 2019) or such earlier date as determined by our board of directors (the “Second Extension Amendment”, and such later date, the “Second Combination Period”). The number of shares of common stock presented for redemption in connection with the Second Extension Amendment was 1,580,762. We paid cash in the aggregate amount of $16,476,233, or approximately $10.42 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Second Extension Amendment, cash and marketable securities held in the Trust Account decreased to $49,933,473.

In connection with the approval of the Second Extension Amendment, the Sponsor or its designees agreed to loan us $0.0225 for each Public Share that was not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that was needed by us to complete a business combination from June 7, 2019 until the Second Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.0225 for each Public Share that was not redeemed for each calendar month commencing on June 7, 2019 replaced and superseded the previous agreement to loan us $0.03 for each Public Share that was not redeemed for each calendar month commencing on June 7, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Second Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make additional loans following such determination would terminate.

On July 25, 2019, we, KBL Merger Sub, the 180 Parties and the Stockholder Representative entered into the Business Combination Agreement pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as our wholly-owned subsidiary, and in consideration thereof, the stockholders of 180 shall, at the option of the holder, receive shares of our common stock and the existing Exchangeable Shares will be adjusted in accordance with the terms of CannBioRex Purchaseco ULC or Katexco Purchaseco ULC, as applicable, governing the Exchangeable Shares such that they will be multiplied by the Exchange Ratio (as defined in the Business Combination Agreement) and become exchangeable into shares of our common stock.

In connection with the entry into the Business Combination Agreement, the Sponsor deposited in escrow with a third party escrow agent the Escrowed Shares. The Escrowed Shares will be transferred to Tyche upon the earlier of (i) the Closing or (ii) a liquidation; provided, that if we consummate our initial business combination with a third party other than 180 or its affiliates, upon the consummation of such business combination, in addition to paying certain loans, the Sponsor will transfer to Tyche a number of Escrowed Shares equal in value to three times the amount of the loans, with each Escrowed Share valued at the price paid to each public stockholder that redeems its shares in connection with such initial business combination.

On November 19, 2019, we filed a definitive proxy statement with the SEC soliciting the approval of our stockholders for, among other things, a proposal to extend the period of time for which we are required to consummate a business combination from September 9, 2019 (or December 9, 2019 if we have executed a definitive agreement for a business combination by September 9, 2019) until April 9, 2020 or such earlier date as determined by our board of directors.

On November 12, 2019, we filed with the SEC a Registration Statement on Form S-4, including a preliminary proxy statement/prospectus, soliciting the approval of our stockholders for, among other things, a proposal to approve and adopt the Business Combination Agreement.

On December 6, 2019, our stockholders approved to extend the period of time for which we are required to consummate a business combination until April 9, 2020 or such earlier date as determined by our board of directors (the “Third Extension Amendment”, and such later date, the “Third Combination Period”). The number of shares of common stock presented for redemption in connection with the Third Extension Amendment was 3,676,448. We paid cash in the aggregate amount of $39,121,812, or approximately $10.64 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Third Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,857,136. As of June 30, 2020, an aggregate of $713,604 was deposited into the Trust Account.

In connection with the approval of the Third Extension Amendment, the Sponsor or its designees agreed to loan us $0.02 for each Public Share that was not redeemed for each calendar month commencing on December 9, 2019, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from December 9, 2019 until the Third Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.02 for each Public Share that was not redeemed for each calendar month commencing on December 9, 2019 replaced and superseded the previous agreement to loan us $0.0225 for each Public Share that was not redeemed for each calendar month commencing on December 9, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Third Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

On January 13, 2020, 180 filed an amendment to its certificate of incorporation with the Delaware Secretary of State to change its name from “CannBioRx Life Sciences Corp.” to “180 Life Sciences Corp.”

On January 29, 2020, the Business Combination Agreement was amended to extend the termination date to April 9, 2020, and on August 7, 2020, the Business Combination Agreement was amended to extend the termination date to November 9, 2020.

On February 10, 2020, we filed with the SEC an amendment to the Registration Statement on Form S-4, including a preliminary proxy statement/prospectus originally filed with the SEC by us on November 12, 2019, soliciting the approval of our stockholders for, among other things, a proposal to approve and adopt the Business Combination Agreement.

On April 8, 2020, our stockholders approved to further extend the period of time for which we are required to consummate a business combination until July 9, 2020 or such earlier date as determined by our board of directors (the “Fourth Extension Amendment”, and such later date, the “Fourth Combination Period”). The number of shares of common stock presented for redemption in connection with the Fourth Extension Amendment was 67,665. We paid cash in the aggregate amount of $728,884, or approximately $10.77 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fourth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,273,945 at April 9, 2020.

On July 9, 2020, our stockholders approved to further extend the period of time for which we are required to consummate a business combination until November 9, 2020 or such earlier date as determined by our board of directors (the “Fifth Extension Amendment”, and, together with the First Extension Amendment, the Second Extension Amendment, the Third Extension Amendment and the Fourth Extension Amendment, the “Extension Amendments”, and such later date, the “Fifth Combination Period”). The number of shares of common stock presented for redemption in connection with the Fifth Extension Amendment was 106,186. We paid cash in the aggregate amount of $1,160,695, or approximately $10.93 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fifth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $10,279,476 at July 9, 2020.

During the year ended December 31, 2019, we received additional advances in the aggregate amount of $1,699,825 from the 180 Parties to be used by us to fund our operating expenses, deal transaction expenses and any financing expenses for the Transaction (the “Operating Expenses”) and any future extensions of the deadline for us to consummate a business combination (the “Extension Expenses”). As of June 30, 2020, a total of $1,379,815 is due under the advances from the 180 Parties.

On June 12, 2020, pursuant to the Securities Purchase Agreement dated June 12, 2020 that we entered into with the investors party thereto, we issued a $1,666,667 10% Secured Convertible Promissory Note and a $138,889 10% Senior Secured Convertible Extension Promissory Note (together the “Dominion Convertible Notes”) to Dominion Capital LLC (the “Holder”), which were provisionally issued to the Holder in conjunction with 400,000 shares of our common stock, which are being held in escrow and will only be released at the closing of a business combination. In conjunction with the related Securities Purchase Agreement, we entered into a series of Leak Out Agreements in which certain parties agreed that they would not sell, dispose or otherwise transfer, in aggregate more than 5% of the composite daily trading volume of our common stock. Pursuant to the Leak-Out Agreement between us and Caravel CAD Fund Ltd., we issued 404,245 restricted shares of common stock, which shares are being held in escrow and are subject to release at the closing of a business combination.

On June 12, 2020, pursuant to the Securities Purchase Agreement dated June 12, 2020 that we entered into with the investors party thereto, we issued a $1,657,522 10% Secured Convertible Promissory Note and a $138,889 10% Senior Secured Convertible Extension Promissory Note (together the “Kingsbrook Convertible Notes”) to Kingsbrook Opportunities Master Fund LP, which were issued to the noteholder in conjunction with 250,000 shares of common stock.

On August 28, 2020, we filed with the SEC an amendment to the Registration Statement on Form S-4, including a preliminary proxy statement/prospectus originally filed with the SEC by us on November 12, 2019, soliciting the approval of our stockholders for, among other things, a proposal to approve and adopt the Business Combination Agreement.

On September 8, 2020, pursuant to the Securities Purchase Agreement dated September 8, 2020 that we entered into with the investors party thereto, we issued 10% Secured Convertible Promissory Notes in the aggregate principal amount of $1,111,111 to the investors party thereto, which were issued to the investors in conjunction with 100,000 shares of common stock.

In September 2020, we issued to the Sponsor a convertible promissory note (the “Convertible Sponsor Note”), effective upon the Closing of the Business Combination, pursuant to which outstanding advances in the amount of $795,003 were converted into loans thereunder. The Convertible Sponsor Note is unsecured, non-interest bearing and due upon the Closing of the Business Combination. Upon the Closing of the Business Combination, the Convertible Sponsor Note shall automatically convert into shares of our common stock at a conversion price of $4.00.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from September 7, 2016 (date of inception) through June 30, 2020 were organizational activities, those necessary to prepare for the IPO, which was consummated on June 7, 2017, and identifying a target company for a business combination. We do not expect to generate any operating revenues until after the Closing. We generate non-operating income in the form of interest income on cash and marketable securities held in the Trust Account and are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2020, we had a net loss of $2,311,388, which consists of operating costs of $388,039, interest expense of $270,257 related to the issuance of the Dominion Convertible Notes and Kingsbrook Convertible Notes and $1,657,522 of loss on the issuance of the Dominion Convertible Notes and Kingsbrook Convertible Notes, offset by interest income on marketable securities held in the Trust Account of $2,950 and a benefit for income taxes of $1,480. For the three months ended June 30, 2019, we had net loss of $10,830, which consists of interest income on marketable securities held in the Trust Account of $355,970, offset by operating costs of $296,377, and a provision for income taxes of $70,423, respectively.

For the six months ended June 30, 2020, we had a net loss of $2,528,799, which consists of operating costs of $635,631, interest expense of $270,257 related to the issuance of the Dominion Convertible Notes and Kingsbrook Convertible Notes, $1,657,522 of loss on the issuance of the Dominion Convertible Notes and Kingsbrook Convertible Notes and a provision for income taxes of $3,827, offset by interest income on marketable securities held in the Trust Account of $38,438. For the six months ended June 30, 2019, we had net income of $220,765, which consists of interest income on marketable securities held in the Trust Account of $948,284, offset by operating costs of $561,281, and a provision for income taxes of $166,238, respectively.

For the year ended December 31, 2019, we had a net loss of $91,300, which consists of operating costs of $1,208,943 and a provision for income taxes of $257,255, offset by interest income on marketable securities held in the Trust Account of $1,374,898. For the year ended December 31, 2018, we had net income of $1,040,542, which consists of interest income on marketable securities held in the Trust Account of $2,052,808, offset by operating costs of $599,075, and a provision for income taxes of $413,191.

Liquidity and Capital Resources

The completion of the IPO and the concurrent Private Placement, inclusive of the underwriters’ exercise of their over-allotment option in full, generated gross proceeds to us of $120,025,000. Related transaction costs amounted to $7,345,436, consisting of $2,875,000 of underwriting fees, $750,000 of deferred underwriting commissions payable (which are held in the Trust Account) and $445,436 of IPO costs.

Following the IPO and the exercise of the over-allotment option, a total of $116,150,000 was placed in the Trust Account and we had $798,469 of cash held outside of the Trust Account, after payment of all costs related to the IPO and the exercise of the over-allotment option.

As of June 30, 2020

As of June 30, 2020, we had cash and marketable securities held in the Trust Account of $11,276,350. Interest income earned on the balance in the Trust Account, amounting to approximately $386,000 as of June 30, 2020, may be available to us to pay taxes. Through June 30, 2020, we have withdrawn approximately $1,156,000 of interest income from the Trust Account to pay our income and franchise taxes, of which no amounts were withdrawn during the three and six months ended June 30, 2020.

As of June 30, 2020, we had cash of $257,601 held outside the Trust Account, which is available for use by us to finance the costs associated with identifying a target business, negotiating a Business Combination, due diligence procedures and other general corporate uses. In addition, as of June 30, 2020, we had accounts payable and accrued expenses of $339,497.

For the six months ended June 30, 2020, cash and restricted cash used in operating activities amounted to $812,973. Net loss of $2,528,799 was affected by interest earned on marketable securities held in the Trust Account of $38,438, loss on the issuance of the Dominion Convertible Notes and Kingsbrook Convertible Notes of $1,657,522, interest expense related to the amortization of the debt discount on the Dominion Convertible Notes and Kingsbrook Convertible Notes of $252,493 and changes in our operating assets and liabilities, which used cash of $155,751.

For the six months ended June 30, 2019, cash used in operating activities amounted to $943,985. Net income of $220,765 was offset by interest earned on marketable securities held in the Trust Account of $948,284 and changes in our operating assets and liabilities, which used cash of $216,466.

As of December 31, 2019

As of December 31, 2019, we had cash and marketable securities held in the Trust Account of $11,877,654. Interest income earned on the balance in the Trust Account, amounting to approximately $373,000 as of December 31, 2019, may be available to us to pay taxes. Through December 31, 2019, we have withdrawn approximately $1,156,000 of interest income from the Trust Account to pay our income and franchise taxes, of which approximately $456,000 was withdrawn during the year ended December 31, 2019.

As of December 31, 2019, we had cash of $546,636 held outside the Trust Account, which is available for use by us to finance the costs associated with identifying a target business, negotiating a business combination, due diligence procedures and other general corporate uses. In addition, as of December 31, 2019, we had accounts payable and accrued expenses of $268,423.

For the year ended December 31, 2019, cash used in operating activities amounted to $1,452,235. Net loss of $91,300 was affected by interest earned on marketable securities held in the Trust Account of $1,374,898 and changes in our operating assets and liabilities, which provided cash of $13,963. For the year ended December 31, 2018, cash used in operating activities amounted to $789,230. Net income of $1,040,542 was offset by interest earned on marketable securities held in the Trust Account of $2,052,808 and changes in our operating assets and liabilities, which provided cash of $223,036.

General

On March 15, 2019, we entered into the Expense Reimbursement Agreement with our Sponsor and KBL Management in recognition of the compensation expense incurred by KBL Management for services provided by one of their employees on behalf of the Sponsor to us. The Expense Reimbursement Agreement is effective January 1, 2019 until the earlier of (i) the consummation of a business combination or (ii) our liquidation. Under the Expense Reimbursement Agreement, we will reimburse the Sponsor for the compensation expense incurred by KBL Management for its employee in the amount of $180,000 per year plus health insurance costs of $1,139 per month. At our election, we may pay amounts due pursuant to a non-interest bearing, unsecured promissory note. As of June 30, 2020, amounts due under the Expense Reimbursement Agreement totaled $337,301 and has been included in the March Promissory Note.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes and up to $50,000 for liquidation expenses, if any. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We have until November 9, 2020 to complete an initial business combination. If we are unable to complete a business combination by November 9, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Going Concern and Liquidity

As of June 30, 2020, we had a cash balance of approximately $258,000, which excludes interest income of approximately $386,000 from our investments in the Trust Account which is available to us for tax obligations. Through June 30, 2020, we have withdrawn approximately $1,156,000 of interest income from the Trust Account to pay our income and franchise taxes, of which no amounts were withdrawn during the six months ended June 30, 2020, and of which approximately $456,000 was withdrawn during the year ended December 31, 2019.

Until the consummation of a business combination, we will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating a business combination.

If our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a business combination. Moreover, we may need to obtain additional financing either to complete a business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

On March 15, 2019, we issued to the Sponsor the March Promissory Note, pursuant to which all outstanding advances were converted into loans under the March Promissory Note. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a business combination or (ii) our liquidation. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post business combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. As of June 30, 2020, there was $337,301 outstanding under the March Promissory Note. In September 2020, we amended and restated the March Promissory Note, effective upon the Closing of the Business Combination, to remove the conversion feature and to provide that such note would be due upon the “Second Closing” under the June SPA.

In connection with the Term Sheet, Tyche paid $650,000 to the Sponsor, to purchase $650,000 of the obligations owed to the Sponsor under the March Promissory Note (the “Tyche Note”), but Tyche waived any rights under the assigned portion of the March Promissory Note to convert the obligations under the assigned portion of the March Promissory Note into units of the post-business combination entity. In the Term Sheet, Tyche also agreed to provide equity financing for the Transaction to ensure that we have sufficient cash at the closing of the Transaction to meet our $5,000,001 net tangible assets test. In December 2019, the $650,000 Tyche Note was transferred to 180.

On April 15, 2019, we received $400,000 in loans from the 180 Parties to fund our Operating Expenses. During the year ended December 31, 2019, we received additional loans in the aggregate amount of $649,825 from the 180 Parties to fund Operating Expenses and Extension Expenses. As of June 30, 2020, a total of $1,379,815 is due under the loans from the 180 Parties.

As of December 31, 2019, we received advances amounting to $1,209,512 from the Sponsor to fund working capital purposes and business combination expenses, of which $840,482 was advanced during the year ended December 31, 2019. During the year ended December 31, 2019, we repaid an aggregate amount of $100,000 of such advances and an aggregate amount of $314,509 was converted into loans under the March Promissory Note. As of June 30, 2020, advances of $795,003 were outstanding. In September 2020, we issued to the Sponsor the Convertible Sponsor Note, effective upon the Closing of the Business Combination, pursuant to which all such outstanding advances were converted into loans thereunder. The Convertible Sponsor Note is unsecured, non-interest bearing and due upon the Closing of the Business Combination. Upon the Closing of the Business Combination, the Convertible Sponsor Note shall automatically convert into shares of our common stock at a conversion price of $4.00.

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to (other than as described above), loan us funds as may be required. If we complete a business combination, we would repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay any such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Subject to the terms and conditions of the Amended and Restated March Promissory Note and the Convertible Sponsor Note, up to $1,000,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit. The units would be identical to the Private Units.

If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

In addition, in connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern.

The liquidity condition and date for mandatory liquidation raise substantial doubt about our ability to continue as a going concern through November 9, 2020, the scheduled liquidation date.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to us. We began incurring these fees on June 7, 2017 and will continue to incur these fees monthly until the earlier of the completion of our initial business combination or our liquidation.

We have an agreement to pay the underwriters a deferred fee of up to $4,025,000 until the completion of the initial business combination (the “Deferred Fee”). The Deferred Fee will be paid in cash upon the closing of a business combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of consolidated financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policy:

Common stock subject to possible redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, 396,781 and 33,618 shares of common stock subject to possible redemption at June 30, 2020 and December 31, 2019, respectively, are presented as temporary equity, outside of the stockholders’ equity section of our condensed consolidated balance sheets.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed consolidated financial statements.

BUSINESS OF KBL MERGER CORP. IV

Our Company

We are a blank check company organized under the laws of the State of Delaware on September 7, 2016. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses, which we refer throughout this prospectus as our initial business combination. We have focused our efforts on acquiring an operating company in the healthcare and related wellness industry although our efforts in identifying a prospective target business have not been limited to a particular industry.

Business Combination

On July 25, 2019, we, KBL Merger Sub, the 180 Parties and the Stockholder Representative entered into the Business Combination Agreement pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as our wholly-owned subsidiary. 180 is a pharmaceutical company headquartered in Menlo Park, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, inflammatory diseases and fibrosis by employing innovative research, and, where appropriate, combination therapy. 180 has three product development platforms which each (1) focus on different diseases, pains or medical conditions and target different factors, molecules or proteins and (2) have or will have their own product candidates:

•        Anti-TNF platform:    Focusing on fibrosis and anti-tumour necrosis factor (“anti-TNF”);

•        SCAs platform:    Focusing on drugs which are synthetic cannabidiol analogues (“SCAs”); and

•        α7nAChR platform:    Focusing on alpha 7 nicotinic acetylcholine receptor.

180 has several product candidates in development, including one product candidate in a Phase 2b/3 clinical trial in the United Kingdom for Dupuytren’s disease, a condition that affects the development of fibrous connective tissue in the palm of the hand. 180 was founded by several world-leading scientists in the biotechnology and pharmaceutical sectors. 180’s world renowned scientists, Prof. Sir Marc Feldmann, Prof. Lawrence Steinman and Prof. Raphael Mechoulam, have significant experience and significant previous success in drug discovery. The scientists are from the University of Oxford, Stanford University and Hebrew University of Jerusalem, and the management team has extensive experience in financing and growing early stage healthcare companies.

Currently, 180 is conducting clinical trials only for certain indications under the anti-TNF platform. Of 180’s three product development platforms, only one, the SCAs platform, involves products that are related to CBD (and not to cannabis or THC), and no clinical trials for any indications or products under the SCAs platform are currently being conducted in the United States or abroad.

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, (a) each outstanding share of 180’s common stock will be converted into the right to receive a number of shares of our common stock equal to the exchange ratio described in the Business Combination Agreement; (b) each outstanding share of 180’s preferred stock will be converted into the right to receive a number of shares of our preferred stock on a one-for-one basis; and (c) each outstanding exchangeable share of 180 or any of the 180 Subsidiaries, as the case may be, will be converted into the right to receive a number of exchangeable shares equal to the exchange ratio described in the Business Combination Agreement. Each exchangeable share will be an exchangeable share in one of our Canadian subsidiaries that will be exchangeable for our common stock.

At the Closing, we will acquire 100% of the outstanding equity and equity equivalents of 180 (including options, warrants or other securities that have the right to acquire or convert into equity securities of 180) in exchange for our shares of common stock (the “Transaction Shares”) valued at $175 million, subject to adjustment as described in the Business Combination Agreement. Each Transaction Share will have a value equal to $10.00. The $175 million of consideration will be reduced by the amount of any liabilities of 180 in excess of $5 million at the Closing (the “Net Tangible Assets Closing Condition”).

In connection with the Business Combination Agreement, we entered into a guarantee and commitment agreement with Tyche (the “Tyche Backstop Agreement”) pursuant to which, among other things, Tyche agreed to purchase from us certain shares of our common stock on the terms and subject to the conditions and limitations set forth therein such that at the Closing, we will have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Consummation of the Business Combination is subject to certain closing conditions, including, among other things, the approval by the stockholders of the company and our stockholders, the receipt of required regulatory approvals, the effectiveness of a registration statement to be filed by us for the Transaction Shares to be issued in the Business Combination and the satisfaction of the net tangible assets closing condition. In accordance with the terms of the Business Combination Agreement, (i) certain executive officers, directors and stockholders of 180 (solely in their respective capacities as 180 stockholders) holding approximately 52% of the outstanding 180 capital stock have entered into support agreements with us to vote all of their shares of capital stock of 180 in favor of adoption of the Business Combination Agreement. In addition, 180 has agreed to acquire lock-up agreements pursuant to which certain executive officers, directors and stockholders of 180 holding approximately 90% of the outstanding capital stock of 180 will accept certain restrictions on transfers of shares of our common stock.

The Business Combination Agreement and related agreements, as well as the business of 180, are further described in the Current Report on Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”) on July 26, 2019 and in the Registration Statement on Form S-4 filed by us with the SEC on November 12, 2020 and amended on each of February 10, 2020 and August 28, 2020 (No. 333-234650). Other than as specifically discussed, this prospectus does not assume that the Closing of the Business Combination will occur.

Significant Activities Since Inception

The registration statement for the IPO was declared effective on June 1, 2017. On June 7, 2017, KBL consummated the IPO of 10,000,000 Units at $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, KBL consummated the sale of 450,000 private placement units at a price of $10.00 per unit in a private placement to the Sponsor and the underwriters, generating gross proceeds of $4,500,000.

On June 23, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, KBL consummated the sale of an additional 1,500,000 Units at $10.00 per Unit and the sale of an additional 52,500 private placement units at $10.00 per unit, generating total gross proceeds of $15,525,000. Following the closing, an additional $15,150,000 of net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $116,150,000 ($10.10 per Unit) held in the Trust Account.

Pursuant to our amended and restated certificate of incorporation, we initially had until December 7, 2018 (the “Initial Date”) to consummate an initial business combination, or March 7, 2019 if we had executed a letter of intent, agreement in principle or definitive agreement for a business combination by the Initial Date but had not completed a business combination by such date. Effective November 16, 2018, KBL entered into several non-binding letters of intent with various entities for a potential business combination. As a result, KBL extended the time by which it must consummate a business combination until March 7, 2019.

On March 5, 2019, KBL’s stockholders approved to extend the period of time for which it is required to consummate a business combination until June 7, 2019 (or September 9, 2019 if KBL has executed a definitive agreement for a business combination by June 7, 2019) or such earlier date as determined by the Board (the “First Extension Amendment”, and such later date, the “First Extended Combination Period”). The number of shares of common stock presented for redemption in connection with the First Extension Amendment was 5,128,523. KBL paid cash in the aggregate amount of $52,829,304, or approximately $10.30 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the First Extension Amendment, cash and marketable securities held in the Trust Account decreased to $65,633,068. In addition, on March 8, 2019, an aggregate of $573,433 was loaned to KBL and distributed as a cash payment to stockholders that did not redeem their public shares, which amount was equal to $0.09 for each of the 6,371,477 public shares that were not redeemed. Such amount was paid from funds loaned to KBL by the Sponsor.

In connection with the approval of the First Extension Amendment, the Sponsor or its designees had previously agreed to loan us $0.03 for each public share that was not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that is needed by KBL to complete a business combination from June 7, 2019 until the First Extended Combination Period. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the First Extended Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

On June 5, 2019, our stockholders approved the Second Extension Amendment. The number of shares of common stock presented for redemption in connection with the Second Extension Amendment was 1,580,762. KBL paid cash in the aggregate amount of $16,476,233, or approximately $10.42 per share, to redeeming stockholders. As a result of the payment on the shares of common stock Stock presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the Trust Account decreased to $49,933,473.

In connection with the approval of the Second Extension Amendment, the Sponsor or its designees agreed to loan KBL $0.0225 for each public share that was not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that is needed by KBL to complete a business combination from June 7, 2019 until the Second Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.0225 for each public share that was not redeemed for each calendar month commencing on June 7, 2019 replaced and superseded the previous agreement to loan KBL $0.03 for each public share that was not redeemed for each calendar month commencing on June 7, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Second Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

On July 25, 2019, KBL, KBL Merger Sub, the 180 Parties and the Stockholder Representative entered into the Business Combination Agreement pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as KBL’s wholly-owned subsidiary, and in consideration thereof, the stockholders of 180 shall, at the option of the holder, receive shares of our common stock and the existing Exchangeable Shares shall be adjusted in accordance with the provisions in the articles of CannBioRex Purchaseco ULC or Katexco Purchaseco ULC, as applicable, governing the Exchangeable Shares such that they are multiplied by the Exchange Ratio and become exchangeable into shares of our common stock.

On December 6, 2019, our stockholders approved the Third Extension Amendment. The number of shares of common stock presented for redemption in connection with the Third Extension Amendment was 3,676,448. KBL paid cash in the aggregate amount of $39,121,812, or approximately $10.64 per share, to redeeming stockholders. As a result of the payment on the shares of our common stock presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,857,136.

In connection with the approval of the Third Extension Amendment, the Sponsor or its designees agreed to loan KBL $0.02 for each public share that was not redeemed for each calendar month commencing on December 9, 2019, and on the 9th day of each subsequent month, or portion thereof, that is needed by KBL to complete an initial business combination from December 9, 2019 until the Third Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.02 for each public share that was not redeemed for each calendar month commencing on December 9, 2019 replaced and superseded the previous agreement to loan us $0.0225 for each public share that was not redeemed for each calendar month commencing on December 9, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Third Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

On January 29, 2020, the Business Combination Agreement was amended to extend the termination date to April 9, 2020.

On March 24, 2020, we filed with the SEC a definitive proxy statement soliciting the approval of our stockholders for, among other things, a proposal to extend the period of time for which we are required to consummate a business combination from April 9, 2020 until July 9, 2020 or such earlier date as determined by our board of directors.

On April 8, 2020, our stockholders approved to extend the period of time for which we are required to consummate a business combination until July 9, 2020 or such earlier date as determined by our board of directors (the “Fourth Extension Amendment”, and such later date, the “Fourth Combination Period”). The number of shares of our common stock presented for redemption in connection with the Fourth Extension Amendment was 67,665. We paid cash in the aggregate amount of $728,884, or approximately $10.77 per share, to redeeming stockholders. As a result of the payment on the shares of our common stock presented for redemption in connection with the Fourth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,273,945.

In connection with the approval of the Fourth Extension Amendment, the Sponsor or its designees agreed to loan us up to $55,000 per month for the public shares that were not redeemed, up to a maximum of $0.099 for each public share, for each calendar month commencing on April 9, 2020, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from April 9, 2020 until the Fourth Combination Period. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Fourth Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

On June 29, 2020, we filed with the SEC a definitive proxy statement soliciting the approval of our stockholders for, among other things, a proposal to extend the period of time for which we are required to consummate a business combination from July 9, 2020 until November 9, 2020 or such earlier date as determined by our board of directors.

On July 9, 2020, our stockholders approved to extend the period of time for which we are required to consummate a business combination until November 9, 2020 or such earlier date as determined by our board of directors (the “Fifth Extension Amendment”, and such later date, the “Fifth Combination Period”). The number of shares of our common stock presented for redemption in connection with the Fifth Extension Amendment was 106,186. We paid cash in the aggregate amount of $1,160,695.35, or approximately $10.93 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fifth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $10,279,476.43.

In connection with the approval of the Fifth Extension Amendment, the Sponsor or its designees agreed to loan to us $0.025 for each public share that is not redeemed for each calendar month commencing on July 9, 2020, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from July 9, 2020 until the Fifth Combination Period. The Sponsor or its designees have the sole discretion whether to continue extending loans for additional calendar months until the Fifth Combination Period and if the Sponsor determines not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination will terminate.

On August 7, 2020, the Business Combination Agreement was amended to extend the termination date to November 9, 2020.

June 2020 Private Placement

On June 12, 2020, we entered into the June SPA, whereby we issued to two institutional investors, who are selling stockholders hereunder, secured convertible promissory notes in the aggregate principal amount of $3,601,966 (collectively, the “June Notes”) for an aggregate purchase price of $3,407,522. A portion of the purchase price paid by one of the investors was satisfied by surrendering a note held by such investor that was issued by an entity that is party to the Business Combination Agreement. The June Notes are subject to a 10% original issue discount, have a term of eight months, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the June Notes, regardless of when any June Note is converted. The June Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the Closing of the business combination, the conversion price will equal the lowest VWAP of the common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00.

In connection with the June SPA, we issued an aggregate of 650,000 restricted shares of common stock to the selling stockholders signatory thereto (the “June Commitment Shares”). Upon the second closing pursuant to the June SPA, upon certain conditions being satisfied, we will issue to one of the selling stockholders shares of our Series A Convertible Preferred Stock (“Series A Stock”) for an aggregate purchase price of $3,000,000. Dividends shall be payable on the Series A Stock at a rate of 10% per annum. The Series A Stock shall be convertible into shares of our common stock at a conversion price of $5.28 per share. Upon any conversion, a Make-Whole Amount (as defined in the Certificate of Designation of the Series A Stock) shall be due with respect to each share of Series A Stock converted. At any time following the three (3) month anniversary of the Closing of the business combination, the holder of the Series A Stock has the right to force us to redeem all or any portion of the Series A Stock then owned by the holder in cash.

Beginning on the eleventh (11) trading day following the Closing of the business combination, if certain conditions are met, including, but not limited to, the closing sale price of our common stock exceeds $6.00 throughout a certain measuring period, certain equity conditions are satisfied, the daily average trading volume for the prior five (5) consecutive trading days exceeds $80,000 per trading day, and the shares of common stock subject to our conversion right are the subject of a then effective registration statement, we shall have the right to require the holder to convert an amount of the purchase price of the Series A Stock not to exceed $1,000,000 in the aggregate and not to exceed $100,000 during any five (5) consecutive trading days, into freely tradeable shares of common stock at the conversion price then in effect.

Pursuant to a Registration Rights Agreement that we entered into with the selling stockholders signatory to the June SPA, we agreed to register with the SEC the resale of the shares of common stock issuable upon conversion of the June Notes and the Series A Stock, as well as the June Commitment Shares, which registration is being effected pursuant to the registration statement of which this prospectus forms a part.

The June Notes and the Series A Stock each contain certain covenants, and events of default and triggering events, respectively, that would require repayment of the obligations outstanding pursuant to such instruments. Our obligations under the June Notes and the Series A Stock are secured by all of our assets, and are guaranteed by all other entities party to the Business Combination Agreement.

In conjunction with the June SPA, we entered into a series of Leak Out Agreements in which certain parties, including the parties to the June SPA, agreed that they would not sell, dispose or otherwise transfer, in aggregate more than 5% of the composite daily trading volume of our common stock. Pursuant to the Leak-Out Agreement that we entered into with Caravel CAD Fund Ltd., we issued 404,245 restricted shares of our common stock.

September 2020 Private Placement

On September 8, 2020, we entered into the September SPA, whereby we issued to the investors signatory thereto, who are also selling stockholders hereunder, secured convertible promissory notes in the aggregate principal amount of $1,111,111 (collectively, the “September Notes”) for an aggregate purchase price of $1,000,000. The September Notes are subject to a 10% original issue discount, are due on April 7, 2021, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the September Notes, regardless of when any September Note is converted. The September Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the Closing of the business combination, the conversion price will equal the lowest VWAP of the common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00. In connection with the September SPA, we issued an aggregate of 100,000 restricted shares of common stock to the selling stockholders signatory thereto (the “September Commitment Shares”).

Pursuant to a Registration Rights Agreement that we entered into with the selling stockholders signatory to the September SPA, we agreed to register with the SEC the resale of the shares of common stock issuable upon conversion of the September Notes, as well as the September Commitment Shares, which registration is being effected pursuant to the registration statement of which this prospectus forms a part.

The September Notes contain certain covenants, and events of default and triggering events, respectively, that would require repayment of the obligations outstanding pursuant to the September Notes. Our obligations under the September Notes are secured by all of our assets, and are guaranteed by all other entities party to the Business Combination Agreement.

Effecting a Business Combination

We are not presently engaged in, and do not anticipate that we will engage in, any operations until after the Closing of the Business Combination. We intend to effect the Business Combination using cash held in the Trust Account and, if needed, funds from any additional private equity financings.

Satisfaction of 80% Test

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with an initial business combination. If our Board is not able to independently determine the fair market value of a target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business or there is a significant amount of uncertainty as to the value of the company’s assets or prospects.

As of the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $46.2 million (excluding approximately $4.0 million of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $37.0 million. In reaching its conclusion that the business combination meets the 80% asset test, our Board looked at the enterprise value of 180 of approximately $175.0 million. In determining whether the enterprise value described above represents the fair market value of 180, our Board considered various relevant factors regarding the business of 180, as well as the fact that the purchase price for 180 was the result of an arm’s length negotiation with 180. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). In light of the financial background and experience of the members of our management team and our Board, our Board believes that the members of our management team and our Board are qualified to determine whether the proposed Business Combination meets the 80% asset test. Our Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been met.

Redemption rights for public stockholders upon completion of our initial business combination

We are providing to our public stockholders the opportunity to elect to redeem all or a portion of their public shares of common stock upon the completion of the proposed Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the Closing of the proposed Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account was approximately $10.41 per public share (based on the Trust Account balance of approximately $11.3 million as of June 30, 2020). Our Sponsor, officers, directors and the underwriters have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and (except for the underwriters) any public shares they may hold in connection with the completion of our business combination. If the proposed Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of our common stock included in the units sold in the IPO.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to our IPO that apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to redeem their Public Shares in connection with any such vote. Our Sponsor, officers, directors and the underwriters agreed to waive any redemption rights with respect to their founder shares, private placement shares and (except for the underwriters) Public Shares in connection with the completion of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), or (2) provide our stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets upon consummation of our initial business combination of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated by November 9, 2020 then our existence will terminate and we will distribute all amounts in the Trust Account; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of 65% of our common stock. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation provides that we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Employees

We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that Dr. Krauss or any other members of our management devote in any time period varies based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We registered our units, common stock, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain consolidated financial statements reported on by our independent registered public accounting firm.

We are required to evaluate our internal control procedures for the fiscal year ending December 31, 2019 as required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th , and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Properties

We do not own any real estate or other physical properties materially important to our operation. Our executive office is located at 30 Park Place, Suite 45E, New York, NY 10007. The cost for this space is included in the $10,000 per month fee that we pay our Sponsor for office space, utilities and secretarial and administrative services. We consider our current office space adequate for our current operations.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

MANAGEMENT

Executive Officers and Directors

As of the date of this prospectus, and before giving effect to the closing of the Business Combination, our directors and officers are as set forth below. It is anticipated that all of our current directors and executive officers will resign from such positions subject to, and contingent upon, the closing of the Business Combination. For information about our directors and executive officers following the closing of the Business Combination, see “Directors and Officers Following Business Combination” below.

Name	Age	Position
Marlene Krauss, M.D.	75	Chief Executive Officer and Director
Joseph A. Williamson	67	Chief Operating Officer and Director
George Hornig	66	Chairman of the Board of Directors
Andrew Sherman	50	Director
Sherrill Neff	68	Director

Marlene Krauss, M.D. has been Chief Executive Officer and a director since our inception. She has over 30 years of experience in acquiring, selling and growing more than 20 companies in all areas of healthcare including healthcare services, pharmaceuticals and medical devices. She also has an established track record of raising and operating blank check companies as she was the Chief Executive Officer and founder of three prior SPACs: KBL I, II and III. While holding these positions, she was involved in their formation, deal sourcing, investment selection and operations. She played a crucial role in KBL I’s acquisition of Concord Health and negotiated the sale of Concord Health to the MultiCare Companies for approximately $130.5 million in cash. In addition, in KBL II, she was instrumental in the acquisition of Summer Infant, a baby care company. In 1998, she founded KBL Healthcare Ventures and remains its Managing Director. KBL consists of three funds, KBL Healthcare Ventures LP, KBL Healthcare LP and KBL Partnership LP, backed by institutional investors which has completed its investment cycle. Through her funds, with individual groups of investors, or in public financings she has invested in, grown and/or been on the board of a variety of healthcare companies. She was an initial board member and investor in Summit Technology (acquired by Alcon, now a subsidiary of Novartis (VTX:NOVN)), one of the first companies to develop the Lasik laser. Summit was sold to Alcon for $839 million in 2000. From 1999 to 2005, through KBL, she was a founder, board member and investor in Lumenos, which was among the initial companies that created a consumer driven health care insurance product. The company was sold to Wellpoint (now known as Anthem, Inc. (NYSE:ANTM)) in 2005 for $185 million. In 2004, she was an early investor of Remon Medical Technologies Inc., a development-stage company focused on creating communication technology for medical device applications, through its sale to Boston Scientific Corporation for an undisclosed amount in 2007. She led the first institutional round of investors and was on the board of PneumRx, Inc., a developer of one of the first non-invasive devices to treat lung disease from 2005 to 2011. It was sold to BTG plc (LON:BTG) in 2014 for up to $475 million which included potential earn out payments. Since 2005, she has been a founder and board member of Vampire Pharmaceuticals LLC, a biopharmaceutical company that is developing products to treat conditions such as diabetes and sickle cell disease. Dr. Krauss received an M.B.A and M.D. degree from Harvard University and a B.A. degree from Cornell University. She is a board certified ophthalmologist with a specialty in retinal surgery and trained at the Harvard Hospitals, New York Hospital and Mt. Sinai Hospital in New York. She has been on the Advisory Committee on Education at Harvard Medical School since 2012 and received the Alumni Achievement Award and was on the Deans Advisory Committee of Harvard Business School. We believe Dr. Krauss is well qualified to serve on our board due to her extensive business, operational and management experience, along with her prior experience with blank check companies.

Joseph A. Williamson has been our Chief Operating Officer and a director since June 2017. Mr. Williamson has over 35 years of experience as a healthcare operator, executive and entrepreneur primarily in the post-acute healthcare facilities field (senior living, assisted living, hospice and home care) as well as ancillary services such as physical therapy, occupational therapy, rehabilitation therapy, pharmaceutical distribution, and medical supplies. Since 2016- until present, Mr. Williamson is a current investor and board member of Pa Options for Wellness, a Pennsylvania Clinical Research licensed medical Cannabis Company. Since 2009, Mr. Williamson has been the Managing Partner at JAW Capital, LLC, an investment fund vehicle for private investments focusing on healthcare.

He has been the Chairman of National Home Care Holdings, LLC, a multi-state home health company, from 2010 to the present. Mr. Williamson served as the Chairman and Chief Executive Officer of National Medical and Security Holdings, LLC, a medical supply and equipment company from 2013 to 2015, until it was sold to NSM; as a board member and investor in CCRx, a portfolio company of Cressey & Company that focused on pharmacy distribution in the senior and correctional area from 2004 to 2010 when it was sold to Omnicare, Inc. (now a subsidiary of CVS Health Corporation (NYSE:CVS)); as chairman/investor of National Hospice Holdings Investors, LLC from 2010 to 2014, when it merged into Compassus, an affiliate of Formation Capital. Formerly, Mr. Williamson was the founder, Chairman and Chief Executive Officer of Brandywine Senior Care, Inc., an assisted living facility company from 2006 to 2002. From 1992 to 1996, Mr. Williamson was co-founder, President and Chief Operating Officer and director of Concord Health Group, Inc., a long term care company which was acquired by KBL I and subsequently was acquired by Multicare Companies Inc. Prior to Concord Health Group, Mr. Williamson served in various senior positions at Genesis Health Ventures, Inc., the predecessor of Genesis Healthcare Corporation (NYSE:GEN) from 1986 until 1992. Prior to Genesis, Mr. Williamson was co-founder, Chief Executive Officer and President of Healthcare Resources Corp., a nursing home, rehabilitation and pharmacy distribution company which he helped sell to Genesis in 1986. Prior to Healthcare Resources, Mr. Williamson held officer positions at Leader Nursing Centers, Inc., a publicly held nursing home and rehabilitation company founded by former Governor of Pennsylvania, George M. Leader. Mr. Williamson also was a principal/general partner of a private equity health care fund, Commerce Health Ventures which merged into NewSpring Capital. Mr. Williamson earned his Juris Doctor degree at The Delaware Law School of Widener University, his MBA in Health Care Administration from Temple University and a BS in Accounting from Villanova University. We believe Mr. Williamson is well qualified to serve on our board due to his extensive business, operational and management experience, along with his prior blank check company experience.

George Hornig has served as our Chairman since June 2017. Mr. Hornig has served as a director and/or adviser to a large number of private companies and funds as well as the Syntax ETF since February 2018. Mr. Hornig served as the Chief Executive Officer of RON Transatlantic Financial Holdings from January 2017 to January 2018. Mr. Hornig served as Senior Managing Director as well as the Chief Operating Officer of PineBridge Investments from 2010 to September 2016. During his employment with PineBridge, he was responsible for the management of global operations. He was involved in the restructuring of the former AIG Investment Management division into PineBridge. He has served on the boards of Forrester Research, a research and analysis provider, from 1996 to 2017; Xometry, a specialty machining company, since 2014; Edelman, a marketing firm, since 2016. Previously, Mr. Hornig was on the board of KBL Healthcare Acquisition Corp. I and then served on the board of the merged company, Concord Health. From 1999 to 2010, Mr. Hornig spent 11 years at Credit Suisse Asset Management where he became its Co-Global Chief Operating Officer. From 1993 to 1999, he served as Executive Vice President and Chief Operating Officer of the Americas at Deutsche Bank. From 1988 to 1991, Mr. Hornig was also a Co-founder and Chief Operating Officer of Wasserstein Perella & Co. following his tenure in the First Boston Mergers and Acquisitions group from 1983 to 1988. Mr. Hornig has been an early investor in a many high growth companies including Royalty Pharma, a biopharmaceutical company that invests in revenue-producing royalty interests in biopharma products; FibroGen, a publicly traded biopharmaceutical company; and Cibus, a precision gene-editing company for agriculture. Mr. Hornig holds an A.B. from Harvard College and an M.B.A. from Harvard Business School and J.D. from Harvard Law School. We believe Mr. Hornig is well-qualified to serve as a director due to his extensive experience in finance, management and investment banking.

Andrew Sherman has served as a member of our board of directors since June 2017. Mr. Sherman is currently the Chief Development Officer for Women’s Care Enterprises where he leads the corporate development activity for a leading multi-specialty provider of women’s health services. From August 2016 to October 2016, Mr. Sherman served as a consultant focused on transaction development for Unified Physician Management (“UPM”), a physician practice management company focused on obstetrics and gynecology. Prior to UPM, from May 2015 to August 2016, Mr. Sherman was a Partner at DCH Partners, a healthcare-focused private equity firm. Prior to DCH Partners, Mr. Sherman worked for 22 years in investment banking, M&A and buyside roles. From 2011 to 2015, Mr. Sherman was a Managing Director in Healthcare with Morgan Joseph TriArtisan and from 2010 to 2011, he worked in healthcare investment banking at Madison Williams. From 2009 to 2010, Mr. Sherman was a consultant to Capitol Acquisition Corp. which completed a merger in 2010 with Two Harbors Investment Corp. (NYSE:TWO), a real-estate investment trust. From 2007 to 2009, Mr. Sherman was also a consultant to KBL III.

From 2001 to 2007, Mr. Sherman worked as a Principal in investment banking at Banc of America Securities. From 1999 to 2001, Mr. Sherman co-founded Brand 3, a private label infrastructure internet service provider, which was sold to American Express in 2001. From 1997 to 1999, Mr. Sherman worked in investment banking at Montgomery Securities. From 1992 to 1995, Mr. Sherman worked in mergers and acquisitions at James D. Wolfensohn, Inc. Mr. Sherman holds a B.S. in Economics and Finance from The Wharton School of Business, a B.A. in International Relations from the University of Pennsylvania, and an M.B.A. with Distinction from The Harvard Graduate School of Business Administration. We believe Mr. Sherman is well qualified to serve as a director due to his extensive experience in finance, investment in healthcare related businesses, along with his prior blank check company experience.

Sherrill Neff has served as a member of our board of directors since June 2017. Since 2002, Mr. Neff has been a Founding Partner of Quaker Partners, a healthcare investment firm focusing on venture and growth stage companies. In this position, he launched and managed five life sciences venture funds which managed $700 million committed capital. He has invested in many areas of healthcare, including biotechnology, medical technology and healthcare services, and has invested in both private and public companies. Investments for which he was responsible include Amicus Therapeutics (Nasdaq:FOLD); BioRexis Therapeutics (sold to Pfizer); MedMark (sold to Walgreens); Durata Therapeutics (sold to Actavis); Protez Pharmaceuticals (sold to Novartis); Regado BioSciences (merged with Tobira Therapeutics and subsequently sold to Allergan); RainDance Technologies (sold to BioRad); Cempra Pharmaceuticals (merged with Melinta Therapeutics) and Neuronetics (Nasdaq: STIM). As part of his Quaker Partners portfolio responsibilities, Mr. Neff currently serves on the boards of directors of Intact Vascular (since 2013); and of Vesper Medical (since 2016). He also currently serves on the board of directors of Exantas Capital Corporation (NYSE: XAN), a mortgage real estate finance company. Prior to this, from 1994 to 2002, he was President and COO of a publicly traded biotechnology company, Neose Technologies. Prior to this, from 1993 to 1994, Mr. Neff was Senior Vice President of U.S. Healthcare, a publicly traded managed care company where he had responsibilities for strategic corporate development. Prior to this, Mr. Neff was a Managing Director in the Investment Banking division of Alex. Brown & Sons. Mr. Neff is a graduate of Wesleyan University and graduated magna cum laude from the University of Michigan Law School. We believe Mr. Neff is well qualified to serve as a director due to his extensive experience in finance, investment in healthcare related businesses, and operations and executive management.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Sherman and Neff, expired at our first annual meeting of stockholders, at which time they were re-elected for another two-year term. The term of office of the second class of directors, consisting of Dr. Krauss and Messrs. Williamson and Hornig, will expire at the second annual meeting of stockholders.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

Audit Committee

NASDAQ listing standards and applicable SEC rules require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which currently consists of Messrs. Hornig, Sherman and Neff. Messrs. Hornig, Sherman and Neff meet the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Neff serves as Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Neff qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the firm have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our consolidated financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. The members of our compensation committee are Messrs. Hornig and Neff. Mr. Hornig serves as Chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to our Sponsor and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our Sponsor, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Hornig, Neff and Sherman. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2019 there were no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our form of Code of Ethics, our audit committee charter and compensation committee charter as exhibits to the registration statement filed in connection with our IPO. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Hornig, Sherman and Neff are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Directors and Officers Following Business Combination

It is anticipated that all of our current directors and executive officers will resign from such positions contingent upon, and subject to, the Closing of the Business Combination.

In connection with the foregoing, we entered into a Resignation Agreement dated as of June 12, 2020 by and among our company, Tyche and Dr. Krauss, pursuant to which: (A) each of Dr. Marlene Krauss, Mr. George Hornig and Ms. Leslie Hwang agreed to resign from any and all director, officer, employee or agent positions that he or she may hold with our company effective as of the closing of the business combination; (B) Dr. Krauss and Tyche agreed to instruct Continental Stock Transfer & Trust Company, as escrow agent, to return 500,000 shares of our common stock held in such escrow account; (C) we agreed, upon the receipt by Dr. Krauss of the shares referenced in item (B) above, to issue 500,000 shares of common stock to Tyche, which shares shall be placed in escrow pursuant to the Sponsors Pledge and Escrow Agreement, dated as of June 12, 2020, by and among Dominion Capital LLC, Tyche, our company and Continental Stock Transfer & Trust Company; and (D) it was agreed that, if within ninety (90) days following the closing of the business combination, Dr. Krauss does not receive a cash payment of $500,000 from the surviving corporation in the business combination, then upon such surviving corporation raising capital following the closing resulting in gross proceeds to the surviving corporation or its subsidiaries equal to or in excess of $5,000,000, such $500,000 payment shall be made to Dr. Krauss from such proceeds.

In addition, pursuant to a Reimbursement Agreement dated as of June 12, 2020 by and among our company, 180, Dr. Krauss, Mr. Hornig and Leslie Hwang, the employment agreements that we previously entered into with each of Dr. Krauss and Mr. Hornig, which employment agreements were to become effective following the closing of the business combination, were terminated effective June 12, 2020. Also pursuant to the Reimbursement Agreement, 180 agreed to reimburse to our company the sum of $135,000 for certain out-of-pocket expenses paid for by our company in exchange for the issuance by our company to 180 of 25,568 shares of our common stock.

It is expected that Prof. Marc Feldmann, Dr. Lawrence Steinman and Dr. James N. Woody, who currently serve as directors of 180, will be appointed as directors of our company effective as of, and contingent upon, the Closing of the Business Combination. In addition, we expect that Prof. Richard W. Barker, MA, D.Phil, OBE, Larry Gold, Ph.D., Donald A. McGovern, Jr. and Shoshana Shendelman, Ph.D., each of whom meets the independent director standard under Nasdaq’s listing standards, will be appointed as directors of our company effective as of, and contingent upon, the Closing of the Business Combination. It is also expected that, upon the Closing of the Business Combination, our management team will include Prof. Feldmann and Dr. Steinman, as Co-Executive Chairmen of our Board, Dr. Woody as our Chief Executive Officer, and Dr. Rothbard as our Chief Scientific Officer. Set forth below are the names, ages and positions of each of the foregoing individuals, who we anticipate will serve as directors and officers of the combined company following the Closing of the Business Combination:

Name	Age	Position
Lawrence Steinman, M.D.	72	Executive Co-Chairman
Sir Marc Feldmann, Ph.D.	75	Executive Co-Chairman
Jonathan Rothbard, Ph.D.	68	Chief Scientific Officer
James N. Woody, M.D., Ph.D.	77	Chief Executive Officer and Director
Prof. Richard W. Barker, MA	71	Director
Larry Gold, Ph.D.	79	Director
Donald A. McGovern, Jr.	69	Director
Shoshana Shendelman, Ph.D.	42	Director

Lawrence Steinman, M.D. will serve as Co-Executive Chairman of the combined company following the Closing of the Business Combination. He will also have primary scientific responsibility for the combined company’s α7nAChR platform. Dr. Steinman has served as Co-Chairman of 180 and as a member of its board of directors since 2018. Prior to joining 180, he served on the Board of Directors of Centocor from 1989 to 1998, the Board of Directors of Neurocine Biosciences from 1997 to 2005, the Board of Directors of Atreca from 2010 – 2019, the Board of Directors of BioAtla from 2016 to the present, and the Board of Directors of Tolerion from 2013 to the present. He is currently the George A. Zimmermann Endowed Chair in the Neurology Department at Stanford University and previously served as the Chair of the Interdepartmental Program in Immunology at Stanford University Medical School from 2003 to 2011. He is a member of the National Academy of Medicine and the National Academy of Sciences. He also founded the Steinman Laboratory at Stanford University, which is dedicated to understanding the pathogenesis of autoimmune diseases, particularly multiple sclerosis and neuromyelitis optica. He received the Frederic Sasse Award from the Free University of Berlin in 1994, the Sen. Jacob Javits Award from the U.S. Congress in 1988 and 2002, the John Dystel Prize in 2004 from the National MS Society in the U.S., the Charcot Prize for Lifetime Achievement in Multiple Sclerosis Research in 2011 from the International Federation of MS Societies and the Anthony Cerami Award in Translational Medicine by the Feinstein Institute of Molecular Medicine in 2015. He also received an honorary Ph.D. at the Hasselt University in 2008. He received his BA (physics) from Dartmouth College in 1968 and his MD from Harvard University in 1973. He also completed a fellowship in chemical immunology at the Weizmann Institute (1974 – 1977) and was an intern and resident at Stanford University Medical School. We believe Dr. Steinman’s extensive experience leading the research and development of numerous therapeutics qualify him to serve as a director.

Sir Marc Feldmann, Ph.D. will serve as Co-Executive Chairman of the combined company following the Closing of the Business Combination. He will also have primary scientific responsibility for the combined company’s synthetic CBD analogues programs. Prof. Feldmann has served as Co-Chairman of 180 and as a member of its board of directors since 2018. He is an Emeritus Prof. at the Kennedy Institute of Rheumatology, Department of Orthopedics, Rheumatology and Musculoskeletal Sciences at Oxford. He is recognized as an expert in the development of anti-inflammatory therapeutics and has published over 700 papers reflecting an overarching commitment to both the cellular aspects of inflammatory autoimmune biology messenger molecules, cytokines and therapeutic applications. In 1983, he published a new hypothesis for the mechanism of induction of autoimmune diseases, highlighting the role of cytokines, which are potent signaling proteins and drive important processes like inflammation, immunity and cell growth. In collaboration with Sir Ravinder Maini, he showed that TNF was a key driver of rheumatoid arthritis, and that blocking it was beneficial, in novel test tube systems (in vitro) using human disease tissue from rheumatoid joints, animal models and a series of clinical trials. They developed a key patent for the targeting of excessive TNF Alpha and its optimal use, which was licensed to Centocor and eventually led to the acquisition of Centocor by Johnson & Johnson. He is a Fellow of the Royal College of Physicians, the Royal College of Pathologists. In recognition of his work, which has led to anti-TNF currently being the best-selling drug class in the world, Prof. Feldmann was elected to the Academy of Medical Sciences and the Royal Society in London, a Fellow of the Australian Academy of Science and a Foreign Member of the National Academy of Sciences, USA. He was knighted by Queen Elizabeth II in 2010 for his outstanding services to medicine, and also received the

Australian equivalent, Companion of Honour (AC). He was awarded the Crafoord Prize in 2000, the Albert Lasker Award for Clinical Medical Research in 2003, the Cameron Prize for Therapeutics by the University of Edinburgh in 2004, the European Inventor Award (Lifetime Achievement) by the European Patent Office in 2007, the John Curtin Medal of the Australian National University in 2007 and the Dr. Paul Janssen Award for Biomedical Research in 2008, the Ernst Schering Prize in 2010 and the Gairdner International Award in 2014. He graduated with an MBBS degree from the University of Melbourne in 1967 and earned a Ph.D. in Immunology at the Walter and Eliza Hall Institute of Medical Research in 1972. He undertook postdoctoral research at the Imperial Cancer Research Fund’s Tumour Immunology Unit in 1972 before moving to the Charing Cross Sunley Research Centre in 1985, which later merged with the Kennedy Institute of Rheumatology which then joined the Faculty of Medicine at Imperial College in 2000 and was transferred to the University of Oxford in 2011. We believe Prof. Feldmann’s significant and successful experience leading the research and development of numerous therapeutics make him qualified to serve as a director.

Jonathan Rothbard, Ph.D. will serve as Chief Scientific Officer of the combined company following the Closing of the Business Combination. Dr. Rothbard has served as the Chief Executive Officer and Chief Scientific Officer of Katexco since November 2018. Previously, he helped found ImmuLogic in Palo Alto, California, where he served as Chief Scientific Officer from 1989 to 1995, founded Amylin in San Diego, California in 1989, and CellGate in Redwood City, California, where he served as Chief Scientific Officer from 1998 to 2004. Dr. Rothbard also served on the faculty of the Department of Neurology at Stanford University Medical School and on the faculties of the Department of Chemistry and the Department of Rheumatology. He also previously served as the head of the Molecular Immunology Laboratory at the Imperial Cancer Research Fund in London. Dr. Rothbard received his BA from Hamilton College in 1973 and his Ph.D. from Columbia University in 1977 and completed post-doctoral fellowships at The Rockefeller University and Stanford University Medical School. We believe that his extensive experience leading the research and development of numerous therapeutics make him qualified to serve as a director.

James N. Woody, M.D., Ph.D. will serve as the Chief Executive Officer and as a director of the combined company following the Closing of the Business Combination. Dr. Woody has served as the CEO of 180 since July 2020, and as a director of 180 since September 2020. Dr. Woody currently serves as Chairman of the Board of Directors for Viracta Pharmaceuticals (2014 to present) and General Partner of Latterell Venture Partners (2006 to present). He served as a Board member of Integenix Inc. (2012 to 2018), Neuraltus Pharmaceuticals, Inc. (2009 to 2019) and Perceptimed (2014 to present). Dr. Woody was the founding CEO and Chairman of the Board of OncoMed Pharmaceuticals, Inc. (2004 to 2014), a Nasdaq listed company with a focus on antibodies targeting cancer stem cells. He previously served as a member of the Board of Directors of Protein Simple, formerly Cell Biosciences (2005 to 2014), acquired by Bio-Techne; Forte Bio Corporation, acquired by PALL in 2012 (2005 to 2012); Bayhill Therapeutics, Inc. (2004 to 2012); Femta Pharmaceuticals (2008 to 2012); and Proteolix, Inc. (2005 to 2009), acquired by Onyx for the multiple myeloma drug Carfilzomib. Dr. Woody also served on the Board of Directors of Talima Therapeutics, Inc. (2007 to 2011); HemaQuest Pharmaceuticals, Inc. (2009 to 2013); Calistoga (2009 to 2011), acquired by Gilead for the lymphoma drug Idealasib (Zeldig); Tetralogic (2008 to 2014), a Nasdaq listed company; and Avidia (2003 to 2006), acquired by Amgen. From 1996 to 2004, He was President and General Manager of Roche Biosciences, Palo Alto, California (formerly Syntex), where he had responsibility for all bioscience research and development, ranging from genetics and genomics to clinical development of numerous new pharmaceuticals, as well as former Syntex administrative matters. From 1991 to 1996, Dr. Woody served as Senior Vice President of Research and Development and Chief Scientific Officer of Centocor, Inc., Malvern, Pennsylvania, where he assisted in the development of several new major antibody-based therapeutics in the fields of oncology and autoimmune and cardiovascular disease, including Remicade®, a multi-billion dollar pharmaceutical. Prior to that time, He served as a Medical Officer in the U.S. Navy, retiring as a CAPT (06) and as Commanding Officer of the Naval Medical Research and Development Command in 1991. Dr. Woody and his colleagues, with U.S. Navy and Congressional approval, founded the National Marrow Donor Program. He is a member of the Research Advisory Committee for the Veterans Gulf War Illness. Dr. Woody is a member of the Board of Directors of the Lucille Packard (Stanford) Children’s Hospital (LPCH) in Palo Alto, California, and has served in this capacity, with a brief sabbatical, since 2002. He also serves as Chairman of the LPCH Quality Service and Safety Committee and is a Member of the Patient Safety Oversight Committee. Dr. Woody also is a member of the Stanford Medical School Dean’s Research Committee and Stanford “SPARK” research initiatives program. In addition, he serves on the boards of directors of several private biopharmaceutical companies. Dr. Woody received a B.S. in Chemistry from Andrews University, Berrien Springs, Michigan, a Ph.D. in Immunology from the University of London, England, an

M.D. from Loma Linda University and Pediatric Subspecialty Training at Duke University School of Medicine and Harvard University School of Medicine. We believe that his expertise and experience in the life sciences and venture capital industries and his educational background make him qualified to serve as a director.

Prof. Richard W. Barker, MA, D.Phil, FRSM, FBPS, OBE will serve as a director of the combined company following the Closing of the Business Combination. Dr. Barker is an internationally respected leader in healthcare and life sciences. Dr. Barker is Founding Director of New Medicine Partners, a global firm assisting public and private sector organisations to accelerate the worldwide development and adoption of precision medicine. He is chairman of the South London Health Innovation Network. He also chairs Metadevice, an AI-based digital health company enabling personalised medicine in Europe and the US. Dr. Barker is a board member of Image Analysis, a UK company using MRI to quantify the impact of therapy on disease, and he served as a member of the Board of Directors, and of the Audit Committee thereof, of Celgene Corporation, a major US-based bio-therapeutics company, from January 2012 until its recent acquisition by Bristol-Myers Squibb. Dr. Barker’s 30-year business career in healthcare has spanned biopharmaceuticals, diagnostics and medical informatics – both in the USA and Europe. He founded the Oxford-UCL Centre for the Advancement of Sustainable Medical Innovation (CASMI), a major UK academic initiative aimed at bringing biomedical advances more rapidly and affordably to patients. The senior roles he previously held include: Director General of the Association of the British Pharmaceutical Industry, General Manager of Healthcare Solutions for IBM, Chief Executive of Chiron Diagnostics (one of the largest global diagnostics companies, subsequently sold to Bayer) and head of McKinsey’s European healthcare practice. His book on the future of healthcare ‘2030 — The Future of Medicine: Avoiding a Medical Meltdown’ and his second book ‘Bioscience — lost in translation?’ are published by Oxford University Press. Dr. Barker received a B.A. from the University of Oxford.

Larry Gold, Ph.D. will serve as a director of the combined company following the Closing of the Business Combination. Dr. Gold is the Founder and Chairman of the Board, and former CEO of SomaLogic. Prior to SomaLogic, he also founded and was the Chairman of NeXagen, Inc., which later became NeXstar Pharmaceuticals, Inc. In 1999, NeXstar merged with Gilead Sciences, Inc. to form a global organization committed to the discovery, development and commercialization of novel products that treat infectious diseases. During his nearly 10 years at NeXstar, Dr. Gold held numerous executive positions including Chairman of the Board, Executive Vice President of R&D, and Chief Science Officer. Before forming NeXagen, he also co-founded and served as Co-Director of Research at Synergen, Inc., a biotechnology company later acquired by Amgen, Inc. Dr. Gold recently became the CEO of Lab79, a new biotech company in Boulder, Colorado. Since 1970, Dr. Gold has been a professor at the University of Colorado at Boulder. While at the University, he served as the Chairman of the Molecular, Cellular and Developmental Biology Department from 1988 to 1992. Between 1995 and 2013, Dr. Gold received the CU Distinguished Lectureship Award, the National Institutes of Health Merit Award, the Career Development Award, the Lifetime Achievement Award from the Colorado Biosciences Association, and the Chiron Prize for Biotechnology. Dr. Gold was also awarded the 8th International Steven Hoogendijk Prize by the Dutch Batavian Society of Experimental Philosophy in 2018. In addition, Dr. Gold has been a member of the American Academy of Arts and Sciences since 1993 and the National Academy of Sciences since 1995. He is a fellow of the National Academy of Inventors. Dr. Gold also serves on the Board of Directors for CompleGen, Plato BioPharma, Lab79, Keck Graduate Institute, and the Biological Sciences Curriculum Study. Dr. Gold established the Gold Lab at the University of Colorado Boulder in 1971. Starting with basic research on bacteria and bacteriophage, the lab shifted its focus to human disease following the invention of the SELEX process in 1989. The Gold Lab today focuses on the utilization of biological and information technology to improve healthcare. Dr. Gold also began holding the GoldLab Symposia in 2010, an annual event that tackles big questions in healthcare. He is determined to change healthcare for the better through teaching, research, and debate among scientists and citizens throughout the world. Dr. Gold received a BA in 1963 in Biochemistry from Yale University, a Ph.D. in 1967 in Biochemistry from the University of Connecticut, and was an NIH Postdoctoral Fellow until 1969 at Rockefeller University.

Donald A. McGovern, Jr. will serve as a director of the combined company following the Closing of the Business Combination. Mr. McGovern is a retired Vice Chairman, Global Assurance, of PricewaterhouseCoopers LLP (PwC). Through decades of leadership at PwC and board experience, Don brings wide-ranging operational, financial, accounting and audit and public company experience. He currently serves on the board of Cars.com. Don joined the Board in May 2017 upon the spinout of Cars.com from Tegna creating a new public company listed on the NYSE. Cars.com is a leading two-sided digital automotive marketplace. Don is chair of the Audit Committee, a designated financial expert under SEC regulations, and a member of the Compensation Committee. His past public board experience has been with CRH, plc. Don served two three-year terms (2013 – 2019) on the Board of

CRH. During his tenure, he was Senior Independent Director, chair of the Remuneration Committee, a member of the Nomination Committee and of the Audit Committee and a designated financial expert under US SEC and UK FRC regulations. CRH is headquartered in Dublin, Ireland and listed on the London, Irish and New York Stock Exchanges. His past private company board experience included Neuraltus Pharmaceuticals (2014 – 2019) and eASIC Corp(2016 – 2018). Don joined the Board of Neuraltus in preparation for Neuraltus doing a potential IPO. Neuraltus was a privately held, venture capital backed biopharmaceutical company dedicated to the development of therapeutics to treat neurological disorders. Don was chair of the Audit Committee and Compensation Committee. Don joined the Board of eASIC as the Company was in the process of filing an IPO S-1. eASIC did not go public due to unfavorable market conditions. eASIC, a privately held, venture capital backed, fabless semiconductor company, was acquired by Intel Corporation. Don was chair of the Audit Committee and member of the Nomination Committee.

He is by background a High Technology Industry Assurance partner and served as the global engagement partner, lead audit partner, or concurring partner, for numerous Silicon Valley and other US public companies such as Cisco Systems, Applied Materials, Schlumberger, Ltd., Hewlett-Packard, Agilent Technologies, Nvidia, eBay, Varian Medical and Granite Construction. He also has served Silicon Valley pre-IPO companies and during his career had been involved in over 35 IPOs. He has extensive experience for SEC current reporting and securities filings related to initial public offerings and other SEC registration statements, due diligence, mergers and acquisitions, restructurings, divestitures and risk management.

Don spent 39 years at PwC including 26 years as a partner. Don was Vice Chairman, Global Assurance Leader and a member of the PwC Global Network Executive Team, from July 2008 until his retirement from PwC on June 30, 2013. He had been the Managing Partner of the firm’s Silicon Valley Office from July 2001 to June 2007 and previously held other operating roles. From 1997 to June 1998, he was the managing partner of the Price Waterhouse East Region audit practice and upon the merger of Price Waterhouse and Coopers & Lybrand, (PwC) became the managing partner of the NY Metro Audit/Assurance practice. In April 2001, upon stepping down from his NY Metro role to return to Silicon Valley, Don was elected to the PwC Board of Partners and Principals of the US firm as well as to PwC’s Global Board. He was the first ever lead director for the US Board (2001 – 2005) and was elected to serve 2 terms on each Board, positions he resigned from in 2007 as he was selected to be a Vice Chairman of PwC.

Don is a member of the American Institute of Certified Public Accountants and has an active CPA license to practice in California, Illinois and New York. He received a BA in History and Political Science from Marquette University in 1972 and received a MBA from DePaul University in 1975. He also attended the Executive Program for Growing Companies of the Stanford University Graduate School of Business in 1992.

Shoshana Shendelman, Ph.D. will serve as a director of the combined company following the Closing of the Business Combination. Dr. Shendelman founded Applied Therapeutics Inc. (Nasdaq: APLT), a clinical-stage biopharmaceutical company developing a pipeline of novel drug candidates against validated molecular targets in indications of high unmet medical need, in 2016. She currently serves as President and Chief Executive Officer of Applied Therapeutics, as well as Chair of the Board of Directors. Prior to founding Applied Therapeutics, Dr. Shendelman founded Clearpoint Strategy Group LLC, a boutique life sciences consulting firm, where she served as the Managing Director from July 2012 to December 2016, and served as a Senior Advisor from January 2017 to December 2018. Dr. Shendelman received her Ph.D. in Cellular, Molecular and Biophysical Studies (CMBS) from Columbia University Vagelos College of Physicians and Surgeons. Dr. Shendelman is a member of the Clinical Advisory Board of Columbia University Medical Center and Columbia University Vagelos College of Physicians & Surgeons, where she serves on the Nominations Committee and the Committee on Innovation and Entrepreneurship.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

None of our executive officers have been paid cash compensation in connection with services rendered to us for the year ended December 31, 2019. Commencing on June 2, 2017 through the earlier of consummation of our initial business combination and our liquidation, we have paid our Sponsor a total of $10,000 per month for office space, utilities and secretarial support. Our Sponsor, executive officers and directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. The amount of compensation to be paid to the directors and executive officers of the combined company will in general be determined by the directors of the combined company (or the compensation committee of the board of directors thereof). To the extent known, these fees are set forth in the proxy statement/prospectus contained in the Registration Statement on Form S-4 that we filed with the SEC in connection with the Business Combination. Specifically, as per an employment agreement between 180 and James N. Woody dated July 1, 2020, it is contemplated that Dr. Woody will serve as the Chief Executive Officer of 180 and of the combined company upon the Closing of the Business Combination. The initial term of the employment agreement starts upon July 1, 2020, is for a period of one (1) year and is subject to automatic renewal for consecutive one (1) year terms unless either party provides 60 days’ notice. Dr. Woody’s annual base salary initially was $250,000 per year from July 1, 2020 to September 1, 2020, and increased to $360,000 per year on September 1, 2020, provided that all salary is being accrued until the Closing of the Business Combination, at which time such accrued amounts will be paid. The employment agreement provides that Dr. Woody’s salary is to be renegotiated with the completion of the next qualified financing of over $20 million. Under the employment agreement, Dr. Woody will be eligible to participate in any stock option plans and receive other equity awards, as determined by the board from time to time.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible — though not currently contemplated — that some of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. As noted elsewhere in this prospectus, it is anticipated that all of our existing directors and executive officers will resign from their positions with our company upon the Closing of the Business Combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF 180

The following discussion and analysis should be read in conjunction with the financial statements and related notes of each of 180, CBR Pharma, Katexco and 180 LP included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting the current expectations, estimates and assumptions concerning events and financial trends that may affect the future operating results or financial position of each of 180, CBR Pharma, Katexco and 180 LP. The forward-looking statements are dependent upon events, risks, and uncertainties that may be outside each entities’ control. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

180 POST-BUSINESS COMBINATION

Overview

180 is a pharmaceutical company headquartered in Menlo Park, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, fibrosis and other inflammatory diseases, where anti-TNF therapy will provide a clear benefit to patients, by employing innovative research, and, where appropriate, combination therapy. 180 has three product development platforms:

•        fibrosis and anti-tumor necrosis factor (“TNF”);

•        drugs which are derivatives of cannabidiol (“CBD”); and

•        alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

180 has several product candidates in development, including one product candidate in a Phase 2b/3 clinical trial in the United Kingdom for Dupuytren’s disease, a condition that affects the development of fibrous connective tissue in the palm of the hand. 180 was founded by several world-leading scientists, in the biotechnology and pharmaceutical sectors. 180’s world renowned scientists Prof. Sir Marc Feldmann, Prof. Lawrence Steinman and Prof. Raphael Mechoulam, have significant experience and significant previous success in drug discovery. The scientists are from Oxford, Stanford University and Hebrew University, and the management team has extensive experience in financing and growing early stage healthcare companies.

180 was incorporated in Delaware on January 28, 2019. Effective with the Reorganization on July 16, 2019, 180 currently operates through three subsidiaries: Katexco, CBR Pharma and 180 LP.

180 intends to invest resources to successfully complete the clinical programs that are underway, discover new drug candidates, develop new molecules to build up on its existing pipeline to address unmet clinical needs. 180’s product candidates are designed via a platform comprised of defined unit operations and technologies. Notwithstanding this platform-based model, each product is unique and for each new product candidate, a developmental phase is necessary to individually customize each clinical program and to create a robust procedure that can later be implemented in a GMP environment to ensure the production of clinical batches. This work is performed in 180’s research and development environment to evaluate and assess variability in each step of the process in order to define the most reliable production conditions.

180 may rely on third-party CMOs and other third parties for the manufacturing and processing of its product candidates in the future. 180 believes the use of contract manufacturing and testing for the first clinical product candidates is cost-effective and has allowed 180 to rapidly prepare for clinical trials in accordance with its development plans. 180 expects third-party manufacturers will be capable of providing and processing sufficient quantities of its product candidates to meet anticipated clinical trial demands.

180’s Research, Development and License Agreements

180 has entered into research and licensing agreements with various parties, including the Hebrew University of Jerusalem and Oxford. For information regarding these agreements, see “Business of 180 — Material Agreements”.

Recent Developments

COVID-19 Pandemic.    In December 2019, a new strain of the coronavirus (COVID-19) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our research and development, results of operations and financial condition. During the six months ended June 30, 2020, COVID-19 temporarily delayed patient follow ups in one of the Company’s clinical trials until the end of next year. The ultimate impact on the 2020 fiscal year and beyond will depend heavily on the duration of the COVID-19 pandemic and public health responses, including government-mandated closures, stay-at-home orders and social distancing mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict, considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it.

Business Combination Update.    On January 29, 2020, KBL and the Company entered into Amendment No. 1 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement from December 9, 2019 to April 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.

On June 2, 2020, KBL received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no longer in compliance with the Nasdaq Listing Rules (the “Rules’). In the Notice, Nasdaq advised KBL that, pursuant to Rule IM-5101-2, a special purpose acquisition company (“SPAC”) must complete one or more business combinations within 36 months of the effectiveness of the SPAC’s initial public offering. Since KBL’s registration statement for its initial public offering became effective on June 1, 2017, it was required to complete its initial business combination by no later than June 1, 2020. Such rule also provides that if KBL does not comply with the above requirement, Nasdaq will issue a Staff Delisting Determination under Rule 5810 to delist the Company’s securities. Accordingly, Nasdaq advised KBL that its securities will be delisted from The Nasdaq Stock Market and, unless KBL requested an appeal of such determination, its securities would be suspended from trading at the opening of business on June 11, 2020 and a Form 25-NSE would be filed with the Securities and Exchange Commission removing the Company’s securities from listing and registration on the Nasdaq Stock Market. KBL appealed the Staff’s delisting determination by requesting a hearing with a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing was held on July 16, 2020. On July 17, 2020, KBL received a letter stating that the Panel granted the Company’s request for continued listing through November 9, 2020 on the Nasdaq Capital Market, subject to the conditions set forth in the letter.

On August 7, 2020, KBL and the Company entered into Amendment No. 2 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement to November 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.

Loan Agreements.    During the period from January 14, 2020 through September 30, 2020, the Company entered into loan agreements in the aggregate amount of $266,046, of which $253,561 was due to related parties. The loan agreements mature upon the earlier of (a) the closing of a Qualified Financing, as defined or (b) November 1, 2020.

Amendments to the Convertible Notes.    During December 2019 and January 2020 holders of Senior Secured Convertible Notes (the “Senior Notes”) agreed to amend the terms of the Senior Notes (the “Senior Note Amendments”), such that the maturity date of the Amended Senior Note was extended to February 28, 2020 and the all events of default associated with the Senior Notes were waived. The aggregate principal amounts due under the Amended Senior Notes were adjusted to $3,251,747. The aggregate principal increase of $1,020,152 consisted of accrued interest of $10,367, restructuring fees of $400,000 and a redemption premium of $609,785.

Second Amendment of the Amended Senior Notes.    On June 12, 2020, the Company entered into an amended agreement with each noteholder to extend the maturity dates from February 2020 to August 2021. Pursuant to the terms of the Senior Note Amendments, each $100,000 of note principal is convertible into 135.067 common shares of the Company, which will be exchanged for 175 shares KBL common stock upon the consummation of the Business Combination. The Senior Notes, as amended are convertible at any time following issuance until maturity.

Issuance of New Bridge Notes.    On January 3, 2020, the Company issued convertible bridge notes in the aggregate amount of $82,500. The total outstanding principal amount of convertible bridge notes (the “Bridge Notes”) of $332,500 and the respective accrued interest will automatically convert into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The convertible bridge notes accrue interest at 15% per annum. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note will be accounted for, if necessary, at the time the contingency is resolved.

First Amendment of the Bridge Notes.    On July 7, 2020, effective June 29, 2020, the Company entered into an amendment agreement (“First Amendment”) with each bridge noteholder to extend the maturity dates of the bridge notes to August 2021, increased each principal bridge note by 10% and modified the conversion price to the lesser of $4.23 per share or the per share price equal to 0.60 multiplied by the per share price of one share of common stock sold by the Company as part of a PIPE Transaction. Additionally, pursuant to the First Amendment, principal owed under the Bridge Notes no longer automatically converts upon consummation of the Business Combination, but automatically converts at the maturity date, therefore the underlying shares are no longer considered a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement.

Amendment to the Yissum Agreement.    On January 1, 2020 (“Effective Date”), CBR Pharma entered into a first amendment to the Research and License Agreement (“First Amendment”) with Yissum, allowing CBR Pharma to sponsor additional research with two of their professors. Pursuant to the terms of the First Amendment, the Company will pay Yissum $200,000 plus 35% for university overhead for the additional research performed by each professor over a 12-month period, starting May 1, 2020.

Consulting Agreement.    Effective January 6, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with a consultant (the “Consultant”), pursuant to which the Company will receive consulting services in the area of drug development in exchange for consideration of $15,000 per month. The Consulting Agreement will continue for a period of six months, and thereafter will automatically renew for successive six-month periods. The Agreement terminates upon thirty days prior written notice of either party. On July 1, 2020, the Company entered into an employment agreement with the Consultant, pursuant to which the Consultant will be appointed the Company’s Chief Executive Officer, effective upon the closing of the Business Combination. (See Appointment of New Chief Executive Officer below)

Appointment of New Chief Executive Officer.    James N. Woody and 180 entered into an employment agreement on July 1, 2020, and amended on September 18, 2020, effective as of July 1, 2020, whereby Dr. Woody serves as the Chief Executive Officer of 180 and will serve as Chief Executive Officer of the entity resulting from the business combination of 180 and KBL upon the Closing. The initial term of the employment agreement starts on July 1, 2020, is for a period of one (1) year and is subject to automatic renewal for consecutive one (1) year terms unless 180 or Dr. Woody provides 60 days’ notice. Dr. Woody’s annual base salary was initially $250,000 per year from July 1, 2020 to September 1, 2020, and increased to $360,000 per year on September 1, 2020, provided that all salary is being accrued until the Closing, at which time such accrued amounts will be paid. The agreement provides that Mr. Woody’s salary is to be renegotiated with the completion of the next qualified financing, of over $20 million. Under the employment agreement, Dr. Woody is eligible to participate in any stock option plans and receive other equity awards, as determined by the board from time to time.

New Lease Agreement.    On February 17, 2020, the Company entered into a twelve (12) month lease agreement (“Lease Agreement”) to lease office space located in London, UK. The rent is approximately GBP £4,250 (USD $6,433) per month over the lease term for a total lease commitment of GBP £61,200 (USD $77,192). The lease commenced on February 19, 2020 and expires on February 18, 2021. In connection with the lease, the Company paid the landlord a security deposit of GBP £5,100 (USD $6,433). The lease shall continue until one of the following two events occur: (a) another Lease Agreement is entered into by the parties or (b) either party giving not less than three full calendar months written notice terminating this agreement on the expiration date.

Investor Relations Consulting Agreement.    On September 4, 2020, effective September 15, 2020 (“Effective Date”), the Company entered into a one-year consulting agreement with a consulting firm to provide investor relations, strategic and financial planning, and other services related to the business. Pursuant to the terms of the agreement, the Company shall pay the consulting firm (i) $10,000 paid in cash monthly, (ii) $5,000 of shares of restricted common stock of KBL for each full calendar month, to be issued at the end of each quarter with a price per share based on the closing sales price of KBL’s common stock on the last trading day of each applicable calendar quarter and (iii) $30,000 of shares of restricted common stock of KBL earned quarterly and to be issued at the end of the quarter of certain goals are met (goals will be agreed upon prior to the end of the first quarter) at a price per share equal to $10.95, based upon the closing sales price of KBL’s common stock on the Effective Date. Either the Company or the consulting firm may terminate this agreement upon thirty (30) days prior written notice.

Oxford University Research and Development Agreements.    On September 18, 2020, the Company entered into a 3 year research and development agreement with the University of Oxford (“Oxford University”) to research and investigate the mechanisms underlying fibrosis in exchange for aggregate consideration of $1,022,750 (£795,468), of which $102,858 (£80,000) is to be paid 30 days after the project start date and the remaining amount is to be paid in four equal installments of $229,973 (£178,867) on the 6 month anniversary and each of the annual anniversaries of the project start date. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

On September 21, 2020, the Company entered into a 2 year research and development agreement with Oxford University for the clinical development of cannabinoid drugs for the treatment of inflammatory diseases in exchange for aggregate consideration of $588,860 (£458,000), of which $130,858 (£101,778) is to be paid 30 days after the project start date and the remaining amount is to be paid every 6 months after the project start date in 4 installments, whereby $130,858 (£101,778) is to be paid in the first 3 installments and $65,428 (£50,888) is to be paid as the final installment. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

Significant Financial Statement Components

Research and Development

To date, 180’s research and development expenses have related primarily to discovery efforts and preclinical and clinical development of its three product platforms: fibrosis and anti-TNF; drugs which are derivatives of CBD, and α7nAChR. Research and development expenses consist primarily of costs associated with those three product platforms, which include:

•        expenses incurred under agreements with 180’s collaboration partners and third-party contract organizations, investigative clinical trial sites that conduct research and development activities on its behalf, and consultants;

•        costs related to production of clinical materials, including fees paid to contract manufacturers;

•        laboratory and vendor expenses related to the execution of preclinical and clinical trials;

•        employee-related expenses, which include salaries, benefits and stock-based compensation; and

•        facilities and other expenses, which include expenses for rent and maintenance of facilities, depreciation and amortization expense and other supplies.

180 expenses all research and development costs in the periods in which they are incurred. 180 accrues for costs incurred as services are provided by monitoring the status of each project and the invoices received from its external service providers. 180 adjusts its accrual as actual costs become known. When contingent milestone payments are owed to third parties under research and development arrangements or license agreements, the milestone payment obligations are expensed when the milestone results are achieved.

Research and development activities are central to 180’s business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. 180 expects its research and development expenses to increase over the next several years as its clinical programs progress and as it seeks to initiate clinical trials of additional product candidates. 180 also expects to incur increased research and development expenses as it selectively identifies and develops additional product candidates. However, it is difficult to determine with certainty the duration and completion costs of 180’s current or future preclinical programs and clinical trials of its product candidates.

The duration, costs and timing of clinical trials and development of 180’s product candidates will depend on a variety of factors that include, but are not limited to, the following:

•        per patient trial costs;

•        the number of patients that participate in the trials;

•        the number of sites included in the trials;

•        the countries in which the trials are conducted;

•        the length of time required to enroll eligible patients;

•        the number of doses that patients receive;

•        the drop-out or discontinuation rates of patients;

•        potential additional safety monitoring or other studies requested by regulatory agencies;

•        the duration of patient follow-up;

•        and the efficacy and safety profile of the product candidates.

In addition, the probability of success for each product candidate will depend on numerous factors, including competition, manufacturing capability and commercial viability. 180 will determine which programs to pursue and fund in response to the scientific and clinical success of each product candidate, as well as an assessment of each product candidate’s commercial potential.

Because 180’s product candidates are still in clinical and preclinical development and the outcome of these efforts is uncertain, 180 cannot estimate the actual amounts necessary to successfully complete the development and commercialization of product candidates or whether, or when, 180 may achieve profitability. Due to the early stage nature of 180’s programs, it does not track costs on a project by project basis. As 180’s programs become more advanced, it intends to track the external and internal cost of each program.

General and Administrative

General and administrative expenses consist primarily of salaries and other staff-related costs, including stock-based compensation for shares of common stock issued to 180’s founders for personnel in executive, commercial, finance, accounting, legal, investor relations, facilities, business development and human resources functions and include vesting conditions.

Other significant general and administrative costs include costs relating to facilities and overhead costs, legal fees relating to corporate and patent matters, insurance, investor relations costs, fees for accounting and consulting services, and other general and administrative costs. General and administrative costs are expensed as incurred, and 180 accrues amounts for services provided by third parties related to the above expenses by monitoring the status of services provided and receiving estimates from its service providers and adjusting its accruals as actual costs become known.

180 expects its general and administrative expenses to increase over the next several years to support its continued research and development activities, manufacturing activities, potential commercialization of its product candidates and the increased costs of operating as a public company. These increases are anticipated to include increased costs related to the hiring of additional personnel, developing commercial infrastructure, fees to outside consultants, lawyers and accountants, and increased costs associated with being a public company, as well as expenses related to services associated with maintaining compliance with Nasdaq listing rules and SEC requirements, insurance and investor relations costs.

Modification of Stock Award

Modification of stock award expense — related parties consists of a one-time charge recorded during 2019 as a result of the Company’s waiver of its right of redemption related to the contingently redeemable shares that had been issued to a consultant of a subsidiary acquired in connection with the Reorganization, and a greater than 10% investor in the Company.

Other Income

Other income primarily represents fees earned for research and development work performed for other companies.

Interest Expense

Interest expense consists primarily of interest expense related to the Company’s debt instruments.

Gain (Loss) on Extinguishment of Convertible Notes

Gain (loss) on extinguishment of convertible notes represents the shortfall (excess) of the reacquisition cost of convertible notes as compared to their carrying value.

Change in Fair Value of Accrued Issuable Equity

Change in fair value of accrued issuable equity represents the non-cash change in fair value of accrued equity prior to its formal issuance.

Critical Accounting Policies and Estimates

Basis of Presentation and Principles of Combination

180’s consolidated financial statements include the accounts of 180 and its subsidiaries subsequent to the July 16, 2019 Reorganization. All significant inter-company accounts and transactions were eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, expenses, together with amounts disclosed in the related notes to the financial statements. 180’s significant estimates used in these financial statements include, but are not limited to, the useful lives of long-lived assets, the realizability of receivables, the fair value of intangible assets, accrued issuable equity and issued equity instruments. Certain of 180’s estimates could be affected by external conditions, including those unique to 180 and general economic conditions. It is reasonably possible that these external factors could influence 180’s estimates and may cause actual results to differ from those estimates.

Business Combinations

180 recorded its Reorganization under the acquisition method of accounting, in which the acquired assets and the assumed liabilities were recorded at their estimated fair values and any excess purchase price was reflected as goodwill. 180 utilized its internal estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed, and contingent consideration, if any. Such estimates and valuations required 180 to make significant assumptions, including projections of future events and operating performance. The fair value of the intangible assets acquired were determined using various valuation methods and were based on a number of significant assumptions. The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Cash and Cash Equivalents

180 considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. 180 had no cash equivalents as of June 30, 2020, December 31, 2019 or December 31, 2018. 180 has deposits with several banking institutions in Canada, the U.S. and the United Kingdom. 180 has not experienced losses in such accounts and periodically evaluates the creditworthiness of those financial institutions.

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, and leasehold improvements and are stated at cost less accumulated depreciation and amortization.

180 depreciates property and equipment on a straight-line basis over their estimated useful life of five years. 180 amortizes leasehold improvements on a straight-line basis over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

Intangible Assets

180 amortizes the cost of the definite-lived intangible assets on a straight-line basis over their estimated useful lives commencing when assets are placed into service.

Impairment of Long-Lived Assets

180 reviews the carrying value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying value of a long-lived asset might not be recoverable. An impairment would be recognized when estimated future cash flows is expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

Fair Value of Financial Instruments

180 measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) Topic. No. 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Research and Development Expenses

180 expenses research and development costs as incurred. Research and development expenses also include costs incurred for internal and sponsored and collaborative research and development activities. Research and development costs consist of salaries and benefits, including associated stock-based compensation, and laboratory supplies and facility costs, as well as fees paid to other entities that conduct certain research and development activities on 180’s behalf. Costs associated with co-development activities performed under the various license and collaboration agreements are included in research and development expenses.

Stock-Based Compensation

180 measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the grant date. 180 then recognizes the fair value amount over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Income Taxes

180 accounts for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”).

180 recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“Temporary Differences”) at enacted tax rates in effect for the years in which the Temporary Differences are expected to reverse.

180 utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in 180’s combined financial statements during the years ended December 31, 2019 and 2018, and the six months ended June 30, 2020. 180 does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

180’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations. 180 did not record any such expenses during the year ended December 31, 2019 or 2018 nor the six months ended June 30, 2020.

Foreign Currency Impacts

180’s functional and reporting currency is the United State Dollar. The functional currency of 180’s operating subsidiaries are their local currencies. Assets and liabilities are translated based on the exchange rates in effect as of the balance sheet dates, expenses are translated at the weighted average exchange rate for the reporting period, and equity accounts are translated at historical exchange rates. The resulting translation gain and loss adjustments are accumulated as a component of other comprehensive income.

Subsequent Events

180 has evaluated events that have occurred after the balance sheet date of June 30, 2020 and through the date the consolidated financial statements were issued.

Emerging Growth Company Status

180 is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. 180 has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, 180’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In April 2020, FASB voted to defer the effective date for private companies (including public emerging growth companies), to be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018,

and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning in fiscal years after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. The Company is currently assessing the impact that this pronouncement will have on its consolidated financial statements.

In February 2020, the FASB issued ASU No. 2020-02, Financial Instruments — Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date (“ASU 2020-02”) which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s consolidated financial statements.

Recently Adopted Accounting Pronouncements

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. The Company adopted this guidance on January 1, 2019 with no impact to its consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)” (“ASU 2017-11”). Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company early adopted ASU 2017-11 on July 1, 2019 and the adoption had no immediate impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2016-15 effective March 7, 2018 (Inception).

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance on January 1, 2020, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In January 2019, the Company adopted ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have an impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s consolidated financial statements.

180 — PRO FORMA COMBINED

Overview

When reviewing the pro forma combined results of operations for 180, please refer to the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” herein.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, combine the unaudited pro forma condensed combined financial statements of 180 with the financial statements of KBL to give effect to the business combination. Additionally, the financial statements of 180 (where 180 refers to the post-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.), CBR Pharma, 180 LP and CannBioRx (where CannBioRx refers to the pre-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.) were combined to give effect to the Reorganization. The Reorganization and business combination are reflected as if they had occurred on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations and on June 30, 2020 with respect to the unaudited pro forma condensed combined balance sheet.

Pro Forma Combined Results of Operations for 180 for the Six Months Ended June 30, 2020

The following sets forth 180’s pro forma combined results of operations for the six months ended June 30, 2020:

For the Six Months Ended June 30, 2020
Operating Expenses:
Research and development	$704,800
General and administrative	1,663,747
Total Operating Expenses	2,368,547

Other Income (Expense):
Other income	252,605
Interest expense	(373,878)
Total Other Income (Expense)	(133,878)

Loss Before Income Taxes	(2,489,820)
Income tax benefit	10,038
Net Loss	$(2,479,782)

Research and Development Expenses

For the six months ended June 30, 2020, research and development expenses totaled approximately $0.7 million. Research and development expenses consist primarily of consulting services performed for research related to the Company’s initiatives. The $0.7 million includes approximately $0.4 million, $0.2 million and $0.1 million expended on our TNF, CBD and α7nAChR product development platforms, respectively. We expect that research and development expenses will increase following the Business Combination as improved liquidity will permit the expansion of our research programs.

General and Administrative Expenses

For the six months ended June 30, 2020, general and administrative expenses totaled approximately $1.7 million. We expect that general and administrative expenses will increase following the Business Combination as expanded research programs and public company requirements will require an expanded administrative function.

Other Income (Expense)

Other income (expense) for the six month ended June 30, 2020 was approximately $134,000 of expense, which primarily included (a) interest expense of approximately $374,000 related to certain loans and convertible notes that don’t automatically convert into equity at the time of the Business Combination; which was partially offset by (b) other income of $252,605 related to income from a one-year research and development agreement with a pharmaceutical company who shares common officers and directors with us.

Pro Forma Combined Results of Operations for 180 for the Year Ended December 31, 2019

The following sets forth 180’s pro forma combined results of operations for the year ended December 31, 2019:

For the Year Ended December 31, 2019
Operating Expenses:
Research and development	$2,794,716
Rental income	(170,872)
General and administrative	8,986,094
Modification of stock award	12,959,360
Total Operating Expenses	24,569,298

Other Income (Expense):
Other income, net	961,694
Interest income	6,209
Interest expense	(58,032)
Loss on extinguishment	(703,188)
Change in fair value of accrued issuable equity	(4,220,965)
Total Other Income (Expense)	(4,014,282)

Loss Before Income Taxes	(28,583,580)
Income tax benefit	20,076
Net Loss	$(28,563,504)

Research and Development Expenses

For the year ended December 31, 2019, research and development expenses totaled approximately $2.8 million. Research and development expenses consist primarily of consulting services performed for research related to the Company’s initiatives. The $2.8 million includes approximately $0.7 million, $0.6 million and $1.5 million expended on our TNF, CBD and α7nAChR product development platforms, respectively. We expect that research and development expenses will increase following the Business Combination as improved liquidity will permit the expansion of our research programs

Rental Income

For the year ended December 31, 2019, rental income was approximately $171,000, which represents sublease income from related parties. The lease and related sublease were terminated in late 2019.

General and Administrative Expenses

For the year ended December 31, 2019, general and administrative expenses totaled approximately $9.0 million, which includes $3.1 million of bad debt expense. We expect that general and administrative expenses will increase following the Business Combination as expanded research programs and public company requirements will require an expanded administrative function.

Modification of Stock Award

Modification of stock award expense for the year ended December 31, 2019 was approximately $13.0 million. During 2019, we recorded a charge as a result of the Company’s waiver of its right of redemption related to the contingently redeemable shares that had been issued by a subsidiary to a consultant and investor that owned greater than 10% of the subsidiary.

Other Income (Expense)

Other income (expense) for the year ended December 31, 2019 was approximately $4.0 million of expense, which primarily included (a) a $4.2 million charge for the change in the fair value of accrued issuable equity; (b) a $0.7 million loss on extinguishment of convertible notes; partially offset by $1.0 million of income earned and related to research and development agreements with other pharmaceutical companies.

Liquidity and Capital Resources

Through June 30, 2020, on a pro forma basis, 180’s operations have been financed by both debt and equity offerings. As of June 30, 2020, 180 had $20.9 million (under both the no redemption and maximum redemption scenarios) in pro forma cash and cash equivalents. Cash in excess of immediate requirements is expected to be invested in accordance with 180’s investment policy, primarily with a view to liquidity and capital preservation.

180 has incurred losses since its inception and, as of June 30, 2020, 180 had a pro forma accumulated deficit of $41.0 million. 180’s primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures related to its three product platforms: fibrosis and anti-TNF; drugs which are derivatives of CBD, and α7nAChR, and other research efforts, general and administrative expenditures. Cash used to fund operating expenses is impacted by the timing of when 180 pays these expenses, as reflected in the change in its outstanding accounts payable and accrued expenses.

180’s product candidates may never achieve commercialization and it anticipates that it will continue to incur losses for the foreseeable future. 180 expects that its research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. As a result, until such time, if ever, as 180 can generate substantial product revenue, 180 expects to finance its cash needs through a combination of equity offerings, debt financings or other capital sources, including potentially collaborations, licenses and other similar arrangements. 180’s primary uses of capital are, and it expects will continue to be, compensation and related expenses, third-party clinical research and development services, costs relating to the build-out of its headquarters and manufacturing facility, license payments or milestone obligations that may arise, laboratory and related supplies, clinical costs, manufacturing costs, legal and other regulatory expenses and general overhead costs.

Based upon 180’s current operating plan, 180 believes that its existing pro forma cash and cash equivalents as of June 30, 2020 will enable it to fund its operating expenses and capital expenditure requirements through at least the next 12 months. 180 has based this estimate on assumptions that are inherently subjective and the actual outcome could differ materially, and 180 could utilize its available capital resources sooner than it currently expects. 180 will require financing to advance its current product candidates through clinical development, to develop, acquire or in-license other potential product candidates and to fund operations for the foreseeable future. 180 will continue to seek funds through equity offerings, debt financings or other capital sources, including potentially collaborations, licenses and other similar arrangements. However, 180 may be unable to raise funds or enter into such other arrangements when needed on favorable terms or at all. If 180 raises capital through public or private equity offerings, the ownership interest of its then existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect its stockholders’ rights. If 180 raises capital through debt financing, it may be subject to covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any failure to raise capital as and when needed could have a negative impact on 180’s financial condition and on its ability to pursue its business plans and strategies. If 180 is unable to raise capital, it will need to delay, reduce or terminate planned activities to reduce costs.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical products, 180 is unable to estimate the exact amount of its operating capital requirements. 180’s future funding requirements will depend on many factors, including, but not limited to:

•        the scope, progress, results and costs of researching and developing 180’s lead product candidates or any future product candidates, and conducting nonclinical studies and clinical trials;

•        the timing of, and the costs involved in, obtaining regulatory approvals or clearances for 180’s lead product candidates or any future product candidates;

•        the number and characteristics of any additional product candidates 180 develops or acquires;

•        the timing of any cash milestone payments if 180 successfully achieves certain predetermined milestones;

•        the cost of manufacturing 180’s lead product candidates or any future product candidates and any products it successfully commercializes, including costs associated with building-out its manufacturing capabilities;

•        180’s ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of any such agreements that it may enter into;

•        the expenses needed to attract and retain skilled personnel;

•        the costs associated with being a public company; and

•        the timing, receipt and amount of sales of any future approved or cleared products, if any.

Further, 180’s operating plans may change, and it may need additional funds to meet operational needs and capital requirements for clinical trials and other research and development activities. 180 currently has no credit facility or committed sources of capital. Because of the numerous risks and uncertainties associated with the development and commercialization of 180’s product candidates, it is unable to estimate the amounts of increased capital outlays and operating expenditures associated with its current and anticipated product development programs.

Off-Balance Sheet Arrangements

During the periods presented, 180 did not have, nor does it currently have, any off-balance sheet arrangements as defined under SEC rules.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

180 is exposed to market risks in the ordinary course of its business. These risks primarily include interest rate sensitivities. As of June 30, 2020, 180 had $20.9 million (under both the no redemption and maximum redemption scenarios) in pro forma cash and cash equivalents. 180 intends to hold its cash in interest-bearing money market accounts. 180’s primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. Due to the short-term maturities of 180’s cash equivalents and the low risk profile of its investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of its cash equivalents.

180

Overview

180 was incorporated in the State of Delaware on January 28, 2019 and on July 16, 2019, 180 and the 180 Subsidiaries closed on the Reorganization wherein 180 acquired 100% of the outstanding shares of the 180 Subsidiaries. The Reorganization was accounted for as an acquisition of CBR Pharma and 180 LP and Katexco was deemed to be the accounting acquirer. Consequently, the assets and liabilities and the historical operations that are reflected in these consolidated financial statements prior to the Reorganization are those of Katexco. References herein to the “Company” are to Katexco for the period prior to the Reorganization and are to 180 (as combined with the 180 Subsidiaries) after the Reorganization.

Results of Operations for the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

	For the Six Months Ended June 30,
	2020	2019
Operating Expenses:
Research and development	$704,800	$1,453,659
General and administrative	1,699,859	1,773,654
General and administrative – related parties	96,402	157,704
Total Operating Expenses	2,501,061	3,385,017
Loss From Operations	(2,501,061)	(3,385,017)

Other (Expense) Income:
Other income	12,605	—
Other income	240,000	—
Interest income	—	2,094
Interest expense	(325,414)	(11,553)
Interest expense – related parties	(41,670)	(1,875)
Gain on extinguishment, of convertible note payable, net	491,624	—
Change in fair value of accrued issuable equity	—	(326,211)
Change in fair value of accrued issuable equity – related parties	—	(3,862,073)
Total Other Income (Expense), Net	377,145	(4,199,618)
Loss Before Income Taxes	(2,123,916)	(7,584,635)
Income tax benefit	10,038	—
Net Loss	(2,113,878)	(7,584,635)

Other Comprehensive Loss:
Foreign currency translation adjustments	(976,961)	(377,066)
Total Comprehensive Loss	$(3,090,839)	$(7,961,701)

Research and Development Expense

During the six months ended June 30, 2020, we incurred research and development expenses of $704,800 compared to $1,453,659 incurred for the six months ended June 30, 2019, representing a decrease of $748,859 or 52%. Research and development expenses consist primarily of consulting services performed for research related to the Company’s initiatives. The decrease in research and development expenses is primarily due to a decrease in drug discovery services provided by Evotec International GmbH due to the Company’s cash constraints, partially offset by an increase in consulting fees related to other research and development programs.

General and Administrative Expense

During the six months ended June 30, 2020, we incurred general administrative expenses of $1,699,859 compared to $1,773,654 incurred for the six months ended June 30, 2019, representing a decrease of $73,795 or 4%. A decrease in bad debt expense of $807,113 related to the note receivable from KBL, which resulted from (i) bad debt expense of $468,981 recorded during the six months ended June 30, 2019, as compared to (ii) bad debt recovery of $338,132 recorded during the six months ended June 30, 2020 as the result of KBL’s payments to certain vendors on the Company’s behalf in satisfaction of the note receivable, was partially offset by a $675,946 increase in professional fees, including legal fees incurred in connection with the pending Business Combination with KBL.

General and Administrative Expenses — Related Parties

During the six months ended June 30, 2020, we incurred general administrative expenses — related parties of $96,402 compared to $157,704 incurred for the six months ended June 30, 2019, representing a decrease of $61,302, or 39%. The decrease is primarily related to a decrease in rent expense resulting from the termination of an operating lease in the fourth quarter of 2019.

Other Income (Expense), Net

During the six months ended June 30, 2020, we had other income, net of $377,145 compared to other expense, net of $4,199,618 for the six months ended June 30, 2019, representing an improvement of $4,576,763 or 109%. The improvement is primarily related to a $3,862,073 and $326,211 decrease in unrealized losses resulting from changes in the fair value of accrued issuable equity and fair value of accrued issuable equity — related parties, respectively.

Net Loss

For the six months ended June 30, 2020, we had a net loss of $2,113,878, compared to a net loss of $7,584,635 for the six months ended June 30, 2019, a decrease in net loss of $5,470,757 or 72% for the reasons described above.

Cash Flow Activities

As of June 30, 2020, we had aggregate cash balances of $70,127.

Cash Flows for the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

The following table presents selected captions from our statement of cash flows for the six months ended June 30, 2020 and 2019:

	For the Six Months Ended June 30,
	2020	2019
Net cash used in operating activities:
Net loss	$(2,113,878)	$(7,584,635)
Non-cash adjustments	(545,349)	5,013,431
Change in operating assets and liabilities:	2,057,627	1,105,648
Net cash used in operating activities	(601,600)	(1,465,556)
Net cash provided by investing activities	—	141,913
Cash provided by financing activities	344,879	1,125,601
Effect of exchange rate changes on cash	243,452	(212,291)
Net decrease in cash	$(13,269)	$(410,333)

During the six months ended June 30, 2020 and 2019, our sources and uses of cash were as follows:

Net Cash Used in Operating Activities

For the six months ended June 30, 2020 and 2019, cash used in operating activities was $601,600 and $1,465,556, respectively. The net cash used in operating activities for the six months ended June 30, 2020 was primarily due to cash used to fund a net loss of $2,113,878 adjusted for net non-cash income (net of non-cash expenses) in the aggregate amount of $545,349, partially offset by $2,057,627 of net cash provided by the changes in the levels of operating assets and liabilities. The net cash used in operating activities for the six months ended June 30, 2019 was primarily due to a net loss of $7,584,635, adjusted for non-cash expenses in the aggregate amount of $5,013,431, partially offset by $1,105,648 of net cash provided by the changes in the levels of operating assets and liabilities.

Cash Used in Investing Activities

For the six months ended June 30, 2020 and 2019, cash used in investing activities was $0 and $141,913, respectively. During the six months ended June 30, 2019 cash provided by investing activities was comprised of $141,913 of advances from related parties.

Cash Provided by Financing Activities

For the six months ended June 30, 2020 and 2019, cash provided by financing activities was $344,879 and $1,125,601, respectively. During the six months ended June 30, 2020 cash provided by financing activities was comprised of $72,500 of proceeds from the sale of common stock and $272,379 of proceeds from the issuance of debt, of which $70,305 of proceeds were received from related parties. The net cash provided by financing activities during the six months ended June 30, 2019 was comprised of proceeds from the sale of common stock.

Results of Operations for the Year Ended December 31, 2019 Compared to the Period from March 7, 2018 (Inception) through December 31, 2018

	For the Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Operating Expenses:
Research and development	$1,887,402	$895,236
General and administrative	5,701,705	2,515,576
General and administrative – related parties	340,765	3,875,726
Modification of stock award – related parties	12,959,360	—
Rental income – related parties	(25,946)	—
Total Operating Expenses	20,863,286	7,286,538

Other Expense:
Gain on sale of property and equipment	1,714	—
Other income – related parties	552,329	—
Interest income	3,727	10,196
Interest expense	(162,066)	—
Interest expense – related parties	(23,074)	—
Loss on extinguishment	(703,188)
Change in fair value of accrued issuable equity	(327,879)	—
Change in fair value of accrued issuable equity – related parties	(3,881,819)	(4,803,192)
Total Other Expense, Net	(4,540,256)	(4,792,996)
Loss Before Income Taxes	(25,403,542)	(12,079,534)
Income tax benefit	9,496	—
Net Loss	(25,394,046)	(12,079,534)

Other Comprehensive Income
Foreign currency translation adjustments	(160,745)	313,548
Total Comprehensive Loss	$(25,554,791)	$(11,765,986)

Research and Development Expense

During the year ended December 31, 2019, we incurred research and development expenses of $1,887,402 compared to $895,236 incurred for the period from March 7, 2018 (Inception) through December 31, 2018, representing an increase of $992,166 or 111%. Research and development expenses consist primarily of consulting services performed for research related to the Company’s initiatives. The increase in research and development expenses is primarily due to expenses incurred in connection with a research and development agreement with Evotec International GmbH (“Evotec”). The Company recognized expense in connection with the Evotec Agreement beginning in the third quarter of 2018. As a result, research and development expenses for the year ended December 31, 2019 includes approximately $1.5 million representing twelve months of expense incurred in connection with the Evotec Agreement versus six months of such expense (approximately $0.9 million) recognized during the period from March 7, 2018 through December 31, 2018.

General and Administrative Expense

During the year ended December 31, 2019, we incurred general administrative expenses of $5,701,705 compared to $2,515,576 incurred for the period from March 7, 2018 (Inception) through December 31, 2018, representing an increase of $3,186,129 or 127%. General and administrative expenses consist primarily of bad debt expense and professional fees (including legal fees incurred in connection with the Reorganization and the pending Business Combination with KBL). Increases in general and administrative expenses resulted from (i) an increase in legal fees and other merger costs incurred in connection with the Reorganization and Form S-1 filing and related amendments, (ii) the recognition of a full twelve months of Katexco expense during the year ended December 31, 2019 as compared to approximately ten months of expense during the period from March 7, 2018 through December 31, 2018, and (iii) post-Reorganization expenses incurred by subsidiaries acquired by 180 on July 16, 2019.

General and Administrative Expenses — Related Parties

During the year ended December 31, 2019, we incurred general administrative expenses — related parties of $340,765 compared to $3,875,726 incurred for the period from March 7, 2018 (Inception) through December 31, 2018, representing a decrease of $3,534,961 or 91%. The decrease is primarily related to $3,492,491 of stock-based compensation recognized during the period from March 7, 2018 (Inception) through December 31, 2018, in connection with equity issued as consideration for services provided by directors and officers.

Modification of Stock Award — Related Parties

During the year ended December 31, 2019, we incurred modification of stock award expense — related parties of $12,959,360 compared to $0 incurred for the period from March 7, 2018 (Inception) through December 31, 2018. During 2019, we recorded a charge as a result of the Company’s waiver of its right of redemption related to the contingently redeemable shares that had been issued to a consultant to a subsidiary acquired in connection with the Reorganization.

Rental Income — Related Parties

During the year ended December 31, 2019, we received rental income of $25,946 pursuant to month-to-month subleases with various companies that share common officers and directors with the Company. The Company did not have any sublease agreements during the period from March 7, 2018 (Inception) through December 31, 2018.

Other Expenses

During the year ended December 31, 2019, we incurred other expenses of $4,540,256 compared to $4,792,996 incurred for the period from March 7, 2018 (Inception) through December 31, 2018, representing a decrease in other expenses of $252,740 or 5%. A decrease of $593,494 in non-cash losses resulted from changes in the fair value of accrued issuable equity, and an increase of $552,329 in other income — related parties earned pursuant to a research and development agreement, were partially offset by a 2019 loss on extinguishment of $703,188 for debt recognized in connection with the amendment of Senior Notes and an increase in interest expense of $185,140 as a result in the increase in the principal balance of convertible notes and loans payable outstanding during the period.

Net Loss

For the year ended December 31, 2019, we had a net loss of $25,394,046, compared to a net loss of $12,079,534 for the period from March 7, 2018 (Inception) through December 31, 2018, an increase in net loss of $13,314,512 or 110% for the reasons described above.

Cash Flow Activities

As of December 31, 2019, we had aggregate cash balances of $83,397.

Cash Flows for the Year Ended December 31, 2019 Compared to the Period from March 7, 2018 (Inception) through December 31, 2018

The following table presents selected captions from our statements of cash flows for the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018:

	For the Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Net cash used in operating activities:
Net loss	$(25,394,046)	$(12,079,534)
Non-cash adjustments	19,038,761	8,655,325
Change in operating assets and liabilities	3,036,631	158,255
Net	(3,318,654)	(3,265,954)

Net cash used in investing activities	(708,149)	(75,689)

Net cash provided by financing activities	3,942,348	3,974,779

Effect of exchange rate changes on cash	(399,368)	(65,916)

Net (decrease) increase in cash	$(483,823)	$567,220

During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, our sources and uses of cash were as follows:

Net Cash used in Operating Activities

We used cash in operating activities for the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018 in the amounts of $3,318,654 and $3,265,954, respectively. The net cash used in operating activities for the year ended December 31, 2019 was primarily due to cash used to fund a net loss of $25,394,046 adjusted by net non-cash expenses in the aggregate amounts of $19,038,761, partially offset by $3,036,631 of net cash provided by the changes in the levels of operating assets and liabilities. The net cash used in operating activities for the period from March 7, 2018 (Inception) through December 31, 2018 was primarily due to a net loss of $12,079,534, adjusted for net non-cash expenses in the aggregate amount of $8,655,325, partially offset by $158,255 of net cash used to fund the changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities of $708,149 for the year ended December 31, 2019 consisted of $649,825 cash used for the purchase of a note receivable in connection with the Business Combination and $144,402 of cash used for the acquisition of intangible assets, partially offset by $86,078 of cash acquired in connection with the Reorganization. During the period from March 8, 2018 (Inception) through December 31, 2018, cash used in investing activities of $75,689 consisted of $25,689 related to the purchase of property and equipment and $50,000 related to the acquisition of intangible assets.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the year ended December 31, 2019 and the period from March 7, 2018 (Inception) through December 31, 2018, was $3,942,348 and $3,974,779, respectively. Of the net cash provided by financing activities during the year ended December 31, 2019, $1,257,045 represented proceeds in connection with the sale of common stock, and $2,685,303 represented cash proceeds from the issuance of debt. The net cash provided by financing activities during the period from March 8, 2018 (Inception) through December 31, 2018 consisted entirely of proceeds received from the sale of common stock.

CBR PHARMA

Overview

CBR Pharma was incorporated on March 8, 2018 under the provisions of the Business Corporation Act of British Columbia. CBR Pharma and its wholly-owned subsidiary, CannBioRex Pharma Limited, located in the United Kingdom, is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Period from March 8, 2018 (Inception) through June 30, 2018

	For the Six Months Ended June 30, 2019	For The Period From March 8, 2018 (Inception) through June 30, 2018
Operating Expenses:
Research and development	$578,216	$66,523
General and administrative	2,100,806	1,510,879
Rental income – related parties	(182,616)	—
General and administrative – related parties	121,734	571,419
Total Operating Expenses	2,618,140	2,148,821

Other Income (Expense):
Interest income	2,186	3,495
Interest income – related parties	2,170	—
Change in fair value of accrued issuable equity	—	(2,642)
Change in fair value of accrued issuable equity – related party	(11,249)	(23,230)
Total Other Expense, Net	(6,893)	(22,377)
Net Loss	(2,625,033)	(2,171,198)

Other Comprehensive Income
Foreign currency translation adjustments	(10,715)	(32,426)
Total Comprehensive Loss	$(2,635,748)	$(2,203,624)

Research and Development Expense

For the six months ended June 30, 2019, research and development expenses increased by $511,693 to $578,216 from $66,523 for the period from March 8, 2018 (Inception) through June 30, 2018. The increase was primarily due to fees related to CBR Pharma’s research and license agreement obtained in mid-May 2018 as well as cash consulting fees related to such agreement.

General and Administrative Expense

For the six months ended June 30, 2019, general and administrative expenses increased by $589,928 to $2,100,807 from $1,510,879 for the period from March 8, 2018 (Inception) through June 30, 2018. The increase is primarily due to an increase in bad debt expense of approximately $935,000, an increase in consulting and legal fees of approximately $587,000, and an increase in rent expenses of approximately $240,000, partially offset by a decrease in corporate development and corporate advisory fees of approximately $694,000, a decrease in stock-based compensation expense of approximately $280,000, and a decrease in university support and website expenses of approximately $121,000.

General and Administrative Expense — Related Parties

For the six months ended June 30, 2019, general and administrative expenses — related parties decreased by $449,685 to $121,734 from $571,419 for the period from March 8, 2018 (Inception) through June 30, 2018. The decrease is primarily due to a decrease in stock based compensation of approximately $254,000 and a decrease in corporate development and corporate advisory fees of approximately $281,000, partially offset by an increase in accounting fees of approximately $38,000.

Rental Income — Related Parties

Rental income — related parties for six months ended June 30, 2019 totaled $182,616, as compared to $0 for the period from March 8, 2018 (Inception) through June 30, 2018. The increase is related to a sublease of shared office space to various companies who shared common directors and officers with CBR Pharma.

Interest Income

Interest income consists of interest income related to interest-bearing bank accounts. Interest income for the six months ended June 30, 2019 totaled $2,186. Interest income for the period from March 8, 2018 (Inception) through June 30, 2018 totaled $3,495.

Interest Income — Related Parties

Interest income consists of interest income related to interest-bearing bank accounts. Interest income for the six months ended June 30, 2019 totaled $2,170 from the interest on the loan balances owed by related parties.

Change in Fair Value of Accrued Issuable Equity

Change in fair value of accrued issuable equity for the period from March 8, 2018 (Inception) through June 30, 2018 resulted in a loss of $2,642, due to the increase in the fair value of shares of CBR Pharma’s common stock that were unissued as of June 30, 2018.

Change in Fair Value of Accrued Issuable Equity — Related Parties

Change in fair value of accrued issuable equity — related parties for the six months ended June 30, 2019 resulted in a loss of $11,249, due to the increase in the fair value of shares of CBR Pharma’s common stock that were unissued as of June 30, 2019. Change in fair value of accrued issuable equity for the period from March 8, 2018 (Inception) through June 30, 2018 resulted in a loss of $23,230, due to the increase in the fair value of shares of CBR Pharma’s common stock that were unissued as of June 30, 2018.

Results of Operations for the Period from March 8, 2018 (Inception) to December 31, 2018

For The Period From March 8, 2018 (Inception) through December 31, 2018
Operating Expenses (Income):
Research and development	$631,507
General and administrative	3,036,677
Rental income – related parties	(113,215)
General and administrative – related parties	939,081
Total Operating Expenses	4,494,050

Other Income (Expense):
Interest income	6,444
Change in fair value of accrued issuable equity	(33,247)
Change in fair value of accrued issuable equity – related party	(22,981)
Total Other Expense, Net	(49,784)
Net Loss	(4,543,834)

Other Comprehensive Loss	(16,418)
Foreign currency translation adjustments	$(4,560,252)

Research and Development Expense

Research and development expenses for the period from March 8, 2018 (Inception) to December 31, 2018 totaled $631,507, which primarily consisted of fees related to CBR Pharma’s research and license agreement and consulting fees.

General and Administrative Expense

General and administrative expenses for the period from March 8, 2018 (Inception) to December 31, 2018 totaled $3,036,677, which primarily consisted of approximately $1,066,000 of corporate advisory and business development expense, approximately $820,000 of professional fees, and approximately $612,824 of stock-based compensation.

Rental Income — Related Parties

Rental income — related parties for the period from March 8, 2018 (Inception) to December 31, 2018 totaled $113,215, which was related to a sublease of shared office space to various companies who shared common directors and officers with CBR Pharma.

General and Administrative Expense — Related Parties

General and administrative expenses — related parties for the period from March 8, 2018 (Inception) to December 31, 2018 totaled $939,081, which primarily consisted of approximately $450,000 of stock-based compensation, approximately $345,000 of corporate advisory fees, and approximately $141,000 of professional fees.

Interest Income

Interest income for the period from March 8, 2018 (Inception) to December 31, 2018 totaled $6,444, which consisted of interest income related to interest-bearing bank accounts.

Change in Fair Value of Accrued Issuable Equity

Change in fair value of accrued issuable equity for the period from March 8, 2018 (Inception) to December 31, 2018 resulted in a loss of $33,247, due to the increase in the value of shares of CBR Pharma’s common stock that were unissued as of December 31, 2018.

Change in Fair Value of Accrued Issuable Equity — Related Parties

Change in fair value of accrued issuable equity — related parties for the period from March 8, 2018 (Inception) to December 31, 2018 resulted in a loss of $22,981, due to the increase in the value of shares of CBR Pharma’s common stock that were unissued as of December 31, 2018.

Cash Flow Activities

As of June 30, 2019, we had a cash balance of $97,456 and a working capital deficiency of $1,362,111.

The following sections discuss CBR Pharma’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Period from March 8, 2018 (Inception) through June 30, 2018

The following table presents selected captions from CBR Pharma’s condensed statement of cash flows for the six months ended June 30, 2019 and the period from March 8, 2018 (Inception) through June 30, 2018:

	For the Six Months Ended June 30, 2019	For The Period From March 8, 2018 (Inception) through June 30, 2018
Net cash used in operating activities:
Net loss	$(2,625,033)	$(2,171,198)
Non-cash adjustments	1,014,172	619,668
Change in operating assets and liabilities	942,253	(389,374)
Net	(668,608)	(1,940,904)
Net cash used in investing activities	(931,067)	(74,430)
Net cash provided by financing activities	1,599,193	2,968,903
Effect of exchange rate changes on cash	(4,754)	(30,025)
Net (decrease) increase in cash	$(5,236)	$923,544

During the six months ended June 30, 2019 and the period from March 8, 2018 (Inception) to June 30, 2018, CBR Pharma’s sources and uses of cash were as follows:

Net Cash Used in Operating Activities

During the six months ended June 30, 2019, CBR Pharma experienced negative operating cash flows in the amount of $668,608. The net cash used in operating activities was primarily due to a net loss of $2,625,033, adjusted for non-cash expenses in the aggregate amount of $1,014,172 and $942,253 of net cash provided by changes in the levels of operating assets and liabilities. During the period from March 8, 2018 (Inception) through June 30, 2018 CBR Pharma experienced negative operating cash flows in the amount of $1,940,904. The net cash used in operating activities was primarily due to a net loss of $2,171,198, adjusted for non-cash expenses in the aggregate amount of $619,668 and $389,374 of net cash used to fund changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

During the six months ended June 30, 2019, cash used in investing activities of $931,067 was due to loans and advances to related parties, adjusted by the returns of deposits on purchases of property and equipment. During the period from March 8, 2018 (Inception) through June 30, 2018, cash used in investing activities of $74,430 was due to the acquisition of technology licenses.

Net Cash Provided by Financing Activities

Cash provided by financing activities during the six months ended June 30, 2019 of $1,599,193 was attributable to the sale of CBR Pharma’s common stock. Cash provided by financing activities during the period from March 8, 2018 (Inception) through June 30, 2018 of $2,968,903 was attributable to the sale of common stock of approximately $2,628,000, deposits for sale of common stock of approximately $325,000, and proceeds from sale of accrued issuable equity of approximately $15,000.

For the Period from March 8, 2018 (Inception) through December 31, 2018

The following table presents selected captions from CBR Pharma’s statement of cash flows for the period from March 8, 2018 (Inception) through December 31, 2018:

For The Period From March 8, 2018 (Inception) through December 31, 2018
Net cash used in operating activities:
Net loss	$(4,543,834)
Non-cash adjustments	1,126,946
Change in operating assets and liabilities	426,845
Net	(2,990,043)
Net cash used in investing activities	(153,418)
Net cash provided by financing activities	3,263,546
Effect of exchange rate changes on cash	(17,393)
Net increase in cash	$102,692

During the period from March 8, 2018 (Inception) through December 31, 2018, CBR Pharma’s sources and uses of cash were as follows:

Net Cash Used in Operating Activities

CBR Pharma experienced negative cash flows from operating activities during the period from March 8, 2018 (Inception) through December 31, 2018 in the amount of $2,990,043. The net cash used in operating activities was primarily due to a net loss of $4,543,834, adjusted for non-cash expenses in the aggregate amount of $1,126,946 and $426,845 of net cash provided by changes in the levels of operating assets and liabilities.

Cash Used in Investing Activities

During the period from March 8, 2018 (Inception) through December 31, 2018, cash used in investing activities of $153,418 was due to cash used for the purchase of furniture, fixtures and equipment, leasehold improvements, the funding of deposits, and the acquisition of technology licenses.

Cash Provided by Financing Activities

Cash provided by financing activities during the period from March 8, 2018 (Inception) through December 31, 2018 of $3,263,546 was attributable to the sale of CBR Pharma’s common stock.

180 LP

Overview

180 LP was incorporated as a limited partnership in the State of Delaware on September 6, 2013. 180 LP is a clinical stage biopharmaceutical company located in Massachusetts focused on the discovery and development of novel biologic therapies for the treatment of fibrosis.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

	For The Six Months Ended June 30,
	2019	2018
Operating Expenses:
Research and development	$246,260	$—
General and administrative	824,265	68,214
Total Operating Expenses	1,070,525	68,214

Other Income (Expense):
Other income – related party	340,968	—
Interest expense – related parties	(6,882)	(6,303)
Total Other Expense, Net	334,086	(6,303)
Net Loss	$(736,439)	$(74,517)

Research and Development Expense

Research and development expenses for the six months ended June 30, 2019 totaled $246,260, an increase of $246,260, as compared to $0 recorded for the six months ended June 30, 2018, primarily due to increases of approximately $246,000 of research and development related consulting fees.

General and Administrative Expense

General and administrative expense for the six months ended June 30, 2019 totaled $824,265, an increase of $756,051, as compared to $68,214 recorded for the six months ended June 30, 2018. The increase was primarily attributable to increases of approximately $420,000 of bad debt expense (related to related party receivables where repayment is not assured), and $298,000 of legal professional fees related to the business combination.

Other Income — Related Party

Other income — related party for the six months ended June 30, 2019 totaled $340,968, an increase of $340,968, as compared to $0 recorded for the six months ended June 30, 2018. The increase was primarily attributable to pro-rata income recognized from intellectual property licensing agreement with ReFormation Pharmaceuticals Phase 1 ROFN for completion of an exclusive intellectual licensing agreement.

Interest Expense — Related Parties

Interest expense — related parties for the six months ended June 30, 2019 totaled $6,882, an increase of $579, or 9%, as compared to the $6,303 recorded for the six months ended June 30, 2018.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

	For The Years Ended December 31,
	2018	2017
Operating Expenses:
Research and development	$10,500	$163,061
General and administrative	202,518	150,652
Total Operating Expenses	213,018	313,713

Other Income (Expense):
Other income	—	291,667
Interest expense – related parties	(12,851)	(12,309)
Total Other Expense, Net	(12,851)	279,358
Net Loss	$(225,869)	$(34,355)

Research and Development Expense

Research and development expenses for the year ended December 31, 2018 totaled $10,500, a decrease of approximately $152,561, or 94%, as compared to $163,061 recorded for the year ended December 31, 2017, primarily due to decreases in research & development consulting fees of approximately $153,000.

General and Administrative Expense

General and administrative expense for the year ended December 31, 2018 totaled $202,518, an increase of $51,866, or 34%, as compared to $150,652 recorded for the year ended December 31, 2017. The increase was primarily attributable to increases in legal and professional fees of approximately $45,000 and increases in marketing expenses of approximately $5,000.

Other Income

Other income for the year ended December 31, 2018 totaled $0, a decrease of $291,667, or 100%, as compared to the $291,667 recorded for the year ended December 31, 2017. The decrease was attributable to the completion of a Phase 1a clinical study in May 2017.

Interest Expense — Related Parties

Interest expense — related parties for the year ended December 31, 2018 totaled $12,851, an increase of $542, or 4%, as compared to the $12,309 recorded for the years ended December 31, 2018.

Cash Flow Activities

As of June 30, 2019, 180 LP had a cash balance of $40,390 and a working capital deficiency of $964,937. The following sections discuss 180 LP’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from 180 LP’s condensed statements of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash used in operating activities:
Net loss	$(736,439)	$(74,517)
Non-cash adjustments	420,000	—
Change in operating assets and liabilities	96,484	9,169
Net	(219,955)	(65,348)
Net cash provided by financing activities	135,100	—
Net decrease in cash	$(84,855)	$(65,348)

During the six months ended June 30, 2019 and 2018, 180 LP’s sources and uses of cash were as follows:

Net Cash Used in Operating Activities

180 LP experienced negative cash flows from operating activities for the six months ended June 30, 2019 and 2018 in the amounts of $219,955 and $65,348, respectively. The net cash used in operating activities for six months ended June 30, 2019 was primarily due to a net loss of $736,439, adjusted for net non-cash expenses in the aggregate amount of $420,000 and $96,484 of net cash provided by changes in the levels of operating assets and liabilities. The net cash used in operating activities for the six months ended June 30, 2018 was primarily due to a net loss of $74,517, offset by $9,169 of net cash provided due to the changes in the levels of operating assets and liabilities.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2019 and 2018 was $135,100 and $0, respectively. The net cash provided by financing activities during the six months ended June 30, 2019 was attributable to $120,100 of proceeds from advances from related parties and $15,000 of proceeds from a related party note payable.

For the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from 180 LP’s statements of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash used in operating activities:
Net loss	$(225,869)	$(34,355)
Change in operating assets and liabilities	15,276	(259,016)
Net	(210,593)	(293,371)
Net cash provided by financing activities	—	3,600
Net decrease in cash	$(210,593)	$(289,771)

During the years ended December 31, 2018 and 2017, 180 LP’s sources and uses of cash were as follows:

Net Cash Used in Operating Activities

180 LP experienced negative cash flows from operating activities for the years ended December 31, 2018 and 2017 in the amounts of $210,593 and $293,371, respectively. The net cash used in operating activities for the year ended December 31, 2018 was primarily due to a net loss of $225,869, adjusted for $15,276 of net cash provided by changes in the levels of operating assets and liabilities. The net cash used in operating activities for the year ended December 31, 2017 was primarily due to a net loss of $34,355 and adjusted for $259,016 of net cash used to fund changes in the levels of operating assets and liabilities.

Net Cash Provided by Financing Activities

The net cash provided by financing activities during the year ended December 31, 2017 was attributable to $3,600 of proceeds from the sale of 180 LP’s units.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding (i) the actual beneficial ownership of our voting common stock as of October 15, 2020 (prior to giving effect to the Business Combination) and (ii) the expected beneficial ownership of our voting common stock immediately following the closing of the Business Combination, assuming that no public shares of our common stock are redeemed, and alternatively that 940,416 outstanding public shares are redeemed, in each case, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our voting common stock;

•        each of our current officers and directors;

•        each person who is expected to become a named executive officer or director of KBL immediately following the Closing; and

•        all current officers and directors of KBL, and all executive officers and directors immediately of KBL following the Closing, in each case as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock prior to the business combination is based on 5,372,161 shares of our common stock (including founder shares) issued and outstanding in the aggregate as of October 15, 2020 (but prior to giving effect to the issuance of 500,000 shares of common stock to Tyche pursuant to the Resignation Agreement and of 100,000 shares of our common stock to the investor(s) party to the September SPA).

The expected beneficial ownership of shares of our voting common stock immediately following the Closing, assuming none of our public shares have been redeemed, has been determined based upon the following assumptions: (i) no public stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its shares of our common stock; (ii) the Sponsor transfers the Escrowed Shares to Tyche; (iii) 500,000 shares of our common stock are issued to Tyche pursuant to the Resignation Agreement; (iv) 100,000 shares of our common stock are issued to the investor(s) party to the September SPA; (v) none of the investors set forth in the table below has purchased or purchases shares of our common stock in the open market; (vi) none of the outstanding convertible promissory notes of KBL or 180 are converted into shares of our common stock other than the Convertible Sponsor Note and those other notes that automatically convert into 482,894 shares of our common stock upon the Closing; (vii) other than as set forth in the footnotes below, none of our warrants are exercised for our common stock; and (viii) there will be an aggregate of 25,354,056 shares of our voting common stock issued and outstanding at the Closing (including (w) 940,416 public shares, (x) 2,346,250 founder shares upon the Closing (including 500,000 shares released from escrow pursuant to the Resignation Agreement) and after giving effect to the Sponsor’s transfer of the Escrowed Shares to Tyche, (y) 1,200,250 shares of our common stock issued upon the automatic conversion of 12,002,500 Rights upon the Closing, and (z) 17,500,000 shares of our common stock issued to 180 shareholders or set aside and reserved for issuance to holders of Exchangeable Shares in connection with the business combination).

The expected beneficial ownership of shares of our voting common stock immediately following the Closing, assuming that 940,416 outstanding public shares have been redeemed, has been determined based upon the following assumptions: (i) public stockholders (other than those shown below) have exercised their redemption rights with respect to 940,416 shares of our common stock; (ii) the Sponsor transfers the Escrowed Shares to Tyche; (iii) 500,000 shares of our common stock are issued to Tyche pursuant to the Resignation Agreement; (iv) 100,000 shares of our common stock are issued to the investor(s) party to the September SPA; (v) none of the investors set forth in the table below has purchased or purchases shares of our common stock in the open market; (vi) none of the outstanding convertible promissory notes of KBL or 180 are converted into shares of our common stock other than the Convertible Sponsor Note and those other notes that automatically convert into 482,894 shares of our common stock upon the Closing; (vii) other than as set forth in the footnotes below, none of our outstanding warrants are exercised for shares of our common stock; and (viii) there will be an aggregate of 24,413,640 shares of our voting common stock issued and outstanding at the Closing (including (w) zero public shares, (x) 2,346,250 founder shares upon the Closing (including 500,000 shares released from escrow pursuant to the Resignation Agreement) and after giving effect to the Sponsor’s transfer of the Escrowed Shares to Tyche, (y) 1,200,250 shares of our common stock issued upon the automatic conversion of 12,002,500 Rights upon the Closing, and (z) 17,500,000 shares of our common stock issued to 180 shareholders or set aside and reserved for issuance to holders of Exchangeable Shares in connection with the business combination).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

	Prior to business combination(2)		After business combination(3)
			Assuming No Redemption		Assuming Illustrative Redemption
Name and Address of Beneficial Owners	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and Executive Officers Pre-Business Combination(1)
Marlene Krauss, M.D.(4)	3,348,013	62.3%	2,924,323	11.5%	2,924,323	12.0%
Joseph A. Williamson(5)	—	—	—	—	—	—
George Hornig(5)	—	—	—	—	—	—
Andrew Sherman(5)	—	—	—	—	—	—
Sherrill Neff(5)	—	—	—	—	—	—
Directors and Executive Officers post-Business Combination(1)
Jonathan Rothbard	—	—	548,981	2.2%	548,981	2.2%
Lawrence Steinman	—	—	610,532	2.4%	610,532	2.5%
Marc Feldmann	—	—	2,658,168	10.5%	2,658,168	10.9%
James N. Woody	—	—	24,833	*	24,833	*
Richard W. Barker	—	—	—	—	—	—
Larry Gold	—	—	—	—	—	—
Donald A. McGovern	—	—	—	—	—	—
Shoshana Shendelman	—	—	—	—	—	—
Five Percent Holders
KBL IV Sponsor LLC(4)	3,348,013	62.3%	2,924,323	11.5%	2,924,323	12.0%
Karpus Management, Inc.(6)	512,040	9.5%	512,040	2.0%	512,040	2.1%
Mizuho Financial Group, Inc.(7)	421,943	7.9%	421,943	1.7%	421,943	1.7%
Ron Bauer(8)	—	—	2,280,171	9.0%	2,280,171	9.3%
Craig Bridgman(9)	—	—	1,795,535	7.1%	1,795,535	7.4%
All current directors and executive officers, as a group (five individuals)	3,348,013	62.3%	2,924,323	11.5%	2,924,323	12.0%
All directors and executive officers following closing of business combination, as a group (eight individuals)	—	—	3,842,514	15.4%	3,842,514	15.9%

____________

*        Less than one percent.

(1)      Unless otherwise noted, (i) the business address of each of the entities, directors and executive officers prior to the Closing in this table is 30 Park Place, Suite 45E, New York, NY 10007 and (ii) the business address of each of the entities, directors and executive officers after the Closing in this table is 830 Menlo Avenue, Suite 100, Menlo Park, CA 94025.

(2)      The percentage of beneficial ownership prior to the business combination is calculated based on 5,372,161 shares of our common stock outstanding as of October 15, 2020 (but without giving effect to the issuance of 500,000 shares of our common stock to Tyche pursuant to the Resignation Agreement or of 100,000 shares of our common stock to the investor(s) party to the September SPA)). The amount of beneficial ownership does not reflect the shares of our common stock issuable upon exercise of our warrants, as such warrants may not be exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them prior to the business combination.

(3)      The amount of beneficial ownership for each individual or entity post-Business Combination, to the extent applicable, includes shares of our common stock issuable upon exercise of our warrants, as such warrants will become exercisable 30 days after the consummation of the Business Combination.

(4)      Represents shares held by the Sponsor, KBL IV Sponsor LLC, of which Marlene Krauss, M.D., is the sole managing member. Prior to the business combination, excludes shares which may be purchased by exercising private placement warrants that are not exercisable within 60 days, as well as shares of our common stock issuable upon conversion of the Convertible Sponsor Note.

(5)      Does not beneficially own any shares of our common stock but has a pecuniary interest in shares of our common stock through ownership of membership interests of the Sponsor, KBL IV Sponsor LLC.

(6)      Based on a Schedule 13G/A filed with the SEC on February 14, 2019 which indicates that Karpus Management Inc. has the power to vote and the power to direct the disposition of all shares reported above. Karpus Management, Inc., d/b/a Karpus Investment Management is a New York corporation. The business address of such holder is 183 Sully’s Trail, Pittsford, New York 14534. George Karpus is the manager of Karpus Management, Inc. and may be deemed to indirectly beneficially own the shares reported above.

(7)      According to a Schedule 13G filed with the SEC on February 14, 2020. The business address of Mizuho Financial Group, Inc., a Japanese corporation (“Mizuho Financial Group”), is 1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan. Tatsufumi Sakai is the manager and may be deemed to indirectly beneficially own the shares reported above.

(8)      Represents (i) 1,406,250 shares held by Tyche Capital LLC, a Delaware limited liability company whose sole member is Ron Bauer and whose registered office is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and (ii) 873,921 shares held by Theseus Capital Ltd., a Cayman Islands company whose sole shareholder is Ron Bauer and whose registered office is One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110. Does not include 802,925 shares held by Astatine Capital Ltd., a Cayman Islands company whose sole shareholder is Samantha Bauer, the wife of Ron Bauer, and whose registered office is One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110. Ron Bauer disclaims beneficial ownership (voting and/or dispositive power) over the shares held by Astatine Capital Ltd.

(9)      Represents (i) 22,650 shares held by Craig Bridgman, (ii) 534,843 shares held by Capri Mercantile Ltd. whose principal is Craig Bridgman and whose registered office is The Grove, 21 Pine Road, Belleville, St Michael, BB111113, Barbados, (iii) 689,642 shares held by Hoja Inc. whose principal is Craig Bridgman and whose registered office is 303 Shirley St, Nassau, Bahamas, (iv) 433,762 shares held by Cambridge Capital Ltd. whose principal is Craig Bridgman and whose registered office is The Grove, 21 Pine Road, Belleville, St Michael, BB111113, Barbados, (v) 62,941 shares held by Biovation Sciences Ltd. whose principal is Craig Bridgman and whose registered office is The Grove, 21 Pine Road, Belleville, St Michael, BB111113, Barbados, and (iv) 51,697 shares held by Anamasam Inc., whose principal is Craig Bridgman and whose registered office is Cinch’s House, Lord Street, Douglas, Isle of Man IM99 1RZ.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

In September 2016, the Sponsor purchased an aggregate 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares (excluding the private placement shares).

Private Placement Units

The Sponsor and the underwriters of our IPO purchased an aggregate of 502,500 units, including 377,500 by the Sponsor and 125,000 by the underwriters, which units are identical to the units sold by us in our IPO except as described herein, at a price of $10.00 per unit (a total of $5,025,000) in a private placement that closed simultaneously with the closing of our IPO. The purchase price of the private placement units was added to the proceeds from our IPO held in the Trust Account. If we do not complete a business combination by April 9, 2020, the proceeds from the sale of the private placement units held in the Trust Account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares, private placement shares, rights or warrants, which will expire worthless. The private placement units are identical to the units sold in our IPO except the private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or their affiliates or designees. If the private placement units are held by someone other than the initial holder, or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units sold in our IPO. In conjunction with their investment in the private placement units, the underwriters or their designees also purchased membership interests in the Sponsor, through which the underwriters or their designees collectively have a pecuniary interest in 230,000 founder shares, pursuant to a separate private placement that closed simultaneously with the closing of the public offering and the private placement of units. The Sponsor beneficially owns the founder shares allocated to the underwriters or their designees and will retain sole voting and dispositive power over such securities until the closing of our initial business combination, at which time the Sponsor will distribute the founder shares to the underwriters or their designees for no additional consideration. Upon receipt of the founder shares, the underwriters or their designees will no longer retain their ownership interests in the Sponsor.

If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Administrative Services Agreement

We have agreed to pay the Sponsor, an affiliate of Dr. Marlene Krauss, our Chief Executive Officer, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Reimbursement of Expenses

The Sponsor, executive officers and directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On March 15, 2019, we entered into an expense reimbursement agreement (the “Expense Reimbursement Agreement”) with the Sponsor and KBL Healthcare Management, LLC (“KBL Management”), an affiliate of the Sponsor and our Chief Executive Officer, in recognition of the compensation expense incurred by KBL Management for services provided by one of their employees on behalf of the Sponsor to us. The Expense Reimbursement

Agreement is effective January 1, 2019 until the earlier of (i) the consummation of a business combination or (ii) our liquidation. Under the Expense Reimbursement Agreement, we will reimburse the Sponsor for the compensation expense incurred by KBL Management for its employee in the amount of $180,000 per year plus health insurance costs of $1,139 per month. At our election, we may pay amounts due pursuant to a non-interest bearing, unsecured promissory note. As of June 30, 2020, amounts due under the Expense Reimbursement Agreement totaled $337,301, and has been included in the March Promissory Note.

Related Party Loans

The Sponsor loaned us $140,000 to be used for a portion of the expenses of our initial offering. This loan was non-interest bearing, unsecured and was due at the earlier of June 30, 2017 or the closing of such offering. This loan was repaid upon the closing of such offering out of the offering proceeds that were allocated to the payment of offering expenses.

On March 15, 2019, we issued to the Sponsor the March Promissory Note, pursuant to which all outstanding advances were converted into loans under the March Promissory Note. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a business combination or (ii) our liquidation. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post business combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. As of June 30, 2020, there was $337,301 outstanding under the March Promissory Note. In September 2020, we amended and restated the March Promissory Note, effective upon the Closing of the Business Combination, to remove the conversion feature and to provide that such note would be due upon the “Second Closing” under the June SPA.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to (other than as described above), loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Subject to the terms and conditions of the Amended and Restated March Promissory Note and the Convertible Sponsor Note, up to $1,000,000 of such loans will be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. Except as described in this prospectus, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

In connection with our Extension Amendment, in March 2019, the Sponsor loaned us an aggregate of $573,433 that was distributed as a cash payment to stockholders that did not redeem their public shares in connection with the Extension Amendment, which amount is equal to $0.09 for each of the 6,371,477 public shares that were not redeemed.

In connection with the approval of the Second Extension Amendment, the Sponsor or its designees agreed to loan us $0.0225 for each public share that was not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that is needed by us to complete a business combination from June 7, 2019 until the Second Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.0225 for each public share that was not redeemed for each calendar month commencing on June 7, 2019 replaced and superseded the previous agreement to loan us $0.03 for each public share that was not redeemed for each calendar month commencing on June 7, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Second Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

In connection with the approval of the Third Extension Amendment, the Sponsor or its designees agreed to loan us $0.02 for each public share that was not redeemed for each calendar month commencing on December 9, 2019, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from December 9, 2019 until the Third Combination Period. Given the longer period of time needed to potentially complete a business combination, such agreement to pay $0.02 for each public share that was not redeemed for each calendar month commencing on December 9, 2019 replaced and superseded the previous agreement to loan us $0.0225 for each public share that was not redeemed for each calendar month commencing on December 9, 2019. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Third Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

In connection with the approval of the Fourth Extension Amendment, the Sponsor or its designees agreed to loan us up to $55,000 per month for the Public Shares that were not redeemed, up to a maximum of $0.099 for each public share, for each calendar month commencing on April 9, 2020, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from April 9, 2020 until the Fourth Combination Period. The Sponsor or its designees had the sole discretion whether to continue extending loans for additional calendar months until the Fourth Combination Period and if the Sponsor determined not to continue extending loans for additional calendar months, its obligation to make the additional loans following such determination would terminate.

In connection with the approval of the Fifth Extension Amendment, the Sponsor or its designees agreed to loan to us $0.025 for each Public Share that is not redeemed for each calendar month commencing on July 9, 2020, and on the 9th day of each subsequent month, or portion thereof, that is needed by us to complete an initial business combination from July 9, 2020 until November 9. 2020. For example, if it takes until November 9, 2020 to complete an initial business combination, which would represent four calendar months from July 9, 2020, the Sponsor or its designees would make aggregate loans of approximately $0.10 per Public Share that is not redeemed. The Sponsor or its designees have the sole discretion whether to continue extending loans for additional calendar months until November 9, 2020 and if the Sponsor determines not to continue extending loans for additional calendar months, its obligation to make the loans following such determination will terminate.

In September 2020, we issued to the Sponsor the Convertible Sponsor Note, effective upon the Closing of the Business Combination, pursuant to which outstanding advances in the amount of $795,003 were converted into loans thereunder. The Convertible Sponsor Note is unsecured, non-interest bearing and due upon the Closing of the Business Combination. Upon the Closing of the Business Combination, the Convertible Sponsor Note shall automatically convert into shares of our common stock at a conversion price of $4.00.

Post-Business Combination Arrangements

After our initial business combination, members of our combined team who remain with us may be paid consulting, management or other fees from the combined company. As of the date of this proxy statement, except for employment agreements entered into with Dr. Marlene Krauss, George Hornig and Leslie Hwang, each of which has been terminated, no other determinations regarding these arrangements have been made.

Registration Rights

The holders of the founder shares and private placement units (and their component securities) and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of our IPO. The holders of these securities and their permitted transferees are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders and their permitted transferees have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement relating to our IPO and may not exercise their demand rights on more than one occasion. Further, the holders and their permitted transferees have certain “piggy-back” registration rights regarding the shares of our common stock issuable upon the conversion of the Convertible Sponsor Note with respect to the registration statement(s) that we may file pursuant to the Registration Rights Agreement that we entered into in connection with the June SPA. The foregoing registration rights are being satisfied pursuant to the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of such registration statement.

Related Person Transaction Policy

Our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the Chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder and the number of shares of common stock that each selling stockholder may offer from time to time pursuant to this prospectus. The shares of common stock that may be offered by the selling stockholders hereunder were previously issued in private transactions by our company. Except as otherwise indicated, we believe that each of the beneficial owners and selling stockholders listed below has sole voting and investment power with respect to such shares of common stock, subject to community property laws, where applicable.

Except as noted in the table below, or the footnotes thereto, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been an officer or director of one of our affiliates. Each of the selling stockholders has acquired (or will acquire) the shares of our common stock to be resold hereunder (or the rights, the shares of Series A Stock and/or the Notes convertible into the shares of common stock to be resold hereunder) in the ordinary course of business and, at the time of acquisition, none of the selling stockholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock to be resold by such selling stockholder under the registration statement of which this prospectus forms a part.

Because a selling stockholder may sell all, some or none of the shares of common stock that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of our common stock that will be held by a selling stockholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the selling stockholders will sell all of the shares of common stock covered by this prospectus.

In accordance with the rules and regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within 60 days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

The founder shares that are held by our Sponsor, as well as the shares of common stock that were included in the units that we issued to our Sponsor and to the underwriters of our IPO (and also (x) the shares of common stock that will be issued to our Sponsor and to the underwriters of our IPO upon the conversion of rights to receive one-tenth (1/10th) of one share of our common stock upon the Closing of the Business Combination, which rights were included in the units that we issued to our Sponsor and to the underwriters of our IPO in a private placement that closed in connection with our IPO; and (y) the shares of common stock that are issuable to our Sponsor and to the underwriters of our IPO upon the exercise of warrants to purchase shares of our common stock that were included in the units that we issued to our Sponsor and to the underwriters of our IPO in a private placement that closed in connection with our IPO) are subject to certain restrictions as set forth in a Letter Agreement dated June 1, 2017 among our company, certain of its officers, directors and securityholders, our Sponsor and the underwriters of our IPO, and/or the Underwriting Agreement dated June 1, 2017 among our company and the underwriters of our IPO. Specifically, with certain limited exceptions: (A) the founder shares are not transferable, assignable or saleable until the earlier of one year after the Closing of the Business Combination or earlier if, (x) subsequent to the Closing of the Business Combination, the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, or (y) the date following the Closing of the Business Combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (B) neither the private placement shares, nor the shares of common stock issuable upon conversion of the rights or upon exercise of the warrants contained in the private placement units, will be transferable, assignable or saleable until 30 days after the Closing of the Business Combination.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering	Percentage Ownership After Completion of Offering(1)
Dominion Capital, LLC(2)	2,781,946	2,781,946	-0-	0%
Kingsbrook Opportunities Master Fund LP(3)	1,238,027	1,238,027	-0-	0%
Alpha Capital Anstalt(4)	711,112	711,112	-0-	0%
KBL IV Sponsor LLC(5)	3,830,573	2,924,323	-0-	0%
Tyche Capital, LLC(6)(7)	2,280,171	1,406,250	873,921	14.6%
Chardan Capital Markets LLC(8)	2,049	2,049	-0-	0%
B. Riley FBR Inc.(9)	10,771	10,771	-0-	0%
I-Bankers Securities Inc.(10)	2,049	2,049	-0-	0%
Ladenberg Thalmann & Co., Inc.(11)	21,538	21,538	-0-	0%
B. Riley & Co. LLC(12)	10,771	10,771	-0-	0%

____________

*        Less than 1%.

(1)      Based on 5,972,161 shares issued and outstanding as of October 15, 2020, after giving effect to the issuance of 500,000 shares of common stock to Tyche Capital, LLC pursuant to the Resignation Agreement and 100,000 shares of common stock to the investor(s) party to the September SPA. Does not give effect to the Closing of the Business Combination.

(2)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 400,000 shares of common stock that were issued to the selling stockholder pursuant to the June SPA; (ii) 1,388,890 shares of common stock issuable upon the conversion of $3,666,666.66 of Series A Stock and all accrued and unpaid dividends on such Series A Stock based on a conversion price of $2.64 (after giving effect to certain potential anti-dilution adjustments); and (iii) 993,056 shares of common stock issuable upon the conversion of $1,805,555.49 principal amount of secured convertible promissory notes that were issued to the selling stockholder pursuant to the June SPA, plus accrued and unpaid interest thereon, based upon a conversion price of $2.00 per share. Further details regarding the June SPA and the transactions effected thereby can be found in the section entitled “Summary — Recent Developments — June 2020 Private Placement.” The address for the selling stockholder is 256 West 38th Street, 15th Floor, New York, NY 10018. Mikhail Gurevich, the managing member of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(3)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 250,000 shares of common stock that were issued to the selling stockholder pursuant to the June SPA; and (ii) 988,027 shares of common stock issuable upon the conversion of $1,796,410.79 principal amount of secured convertible promissory notes that were issued to the selling stockholder pursuant to the June SPA, plus accrued and unpaid interest thereon, based upon a conversion price of $2.00 per share. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of the selling stockholder, Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”), and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address for the selling stockholder is 689 Fifth Avenue, 12th Floor, New York, New York 10022.

(4)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 100,000 shares of common stock that were issued to the selling stockholder pursuant to the September SPA; and (ii) 611,112 shares of common stock issuable upon the conversion of $1,111,111 principal amount of secured convertible promissory notes that were issued to the selling stockholder pursuant to the September SPA, plus accrued and unpaid interest thereon, based upon a conversion price of $2.00 per share. Further details regarding the June SPA and the transactions effected thereby can be found in the section entitled “Summary — Recent Developments — September 2020 Private Placement.” The address for the selling stockholder is Lettstrasse 32, Vaduz 9490, Liechtenstein. Nicola Feuerstein, a Director of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(5)      The shares of common stock being offered by KBL IV Sponsor LLC pursuant to this prospectus consist of (i) 198,751 shares issuable upon the conversion of the Convertible Sponsor Note; (ii) 1,968,750 shares that were issued to our Sponsor as founder shares; (iii) 473,013 shares that are included in the units that we issued to our Sponsor in a private placement that closed in connection with our IPO; (iv) 47,302 shares that will be issued to our Sponsor upon the conversion of 473,013 rights that are included in the units that we issued to our Sponsor in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (v) 236,507 shares are shares that are issuable to our Sponsor upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that are included in the units that we issued to our Sponsor in a private placement that closed in connection with our IPO. Further details regarding the units, founder shares, private placement shares, rights and private placement warrants that are held by our Sponsor can be found in the section entitled “Description of Securities” below. The number of shares reflected in the column entitled “Number of Shares of Common Stock Beneficially Owned Prior to Offering” also includes 906,250 shares that are currently held in escrow for the benefit of Tyche Capital, LLC and that will be transferred to Tyche Capital, LLC upon the Closing of the Business Combination. The address for KBL IV Sponsor LLC is 30 Park Place, Suite 45E, New York, NY 10007. Marlene Krauss, M.D., our Chief Executive Officer and a member of our Board of Directors, is the sole managing member of KBL IV Sponsor LLC.

(6)      The registered office of Tyche Capital LLC, a Delaware limited liability company, whose sole shareholder is Ron Bauer, is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

(7)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 906,250 shares of common stock that are currently owned by our Sponsor and that will be released to the selling stockholder from escrow upon the Closing of the Business Combination; and (ii) 500,000 shares of common stock issuable to the selling stockholder by our company pursuant to the Resignation Agreement. The shares of common stock being offered by the selling stockholder pursuant to this prospectus do not include: (A) 873,921 shares held by Theseus Capital Ltd., a Cayman Islands company whose sole shareholder is Ron Bauer and whose registered office is One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110; and (B) 802,925 shares held by Astatine Capital Ltd., a Cayman Islands company whose sole shareholder is Samantha Bauer, the wife of Ron Bauer, and whose registered office is One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110. Ron Bauer disclaims beneficial ownership (voting and/or dispositive power) over the shares held by Astatine Capital Ltd., and thus such shares are not reflected as being beneficially owned by the selling stockholder in the table above.

(8)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 1,281 shares that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO; (ii) 128 shares that will be issued to the selling stockholder upon the conversion of 1,281 rights that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (iii) 640 shares are shares that are issuable to the selling stockholder upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that were included in the units what we issued to the selling stockholder in a private placement that closed in connection with our IPO. The address for the selling stockholder is __________________________________________________. _______________ holds voting and dispositive power over the securities held by the selling stockholder.

(9)      The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 6,732 shares that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO; (ii) 673 shares that will be issued to the selling stockholder upon the conversion of 6,732 rights that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (iii) 3,366 shares are shares that are issuable to the selling stockholder upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that were included in the units what we issued to the selling stockholder in a private placement that closed in connection with our IPO. The address for the selling stockholder is __________________________________________________. _______________ holds voting and dispositive power over the securities held by the selling stockholder.

(10)    The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 1,281 shares that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO; (ii) 128 shares that will be issued to the selling stockholder upon the conversion of 1,281 rights that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (iii) 640 shares are shares that are issuable to the selling stockholder upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that were included in the units what we issued to the selling stockholder in a private placement that closed in connection with our IPO. The address for the selling stockholder is __________________________________________________. _______________ holds voting and dispositive power over the securities held by the selling stockholder.

(11)    The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 13,461 shares that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO; (ii) 1,346 shares that will be issued to the selling stockholder upon the conversion of 13,461 rights that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (iii) 6,731 shares are shares that are issuable to the selling stockholder upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that were included in the units what we issued to the selling stockholder in a private placement that closed in connection with our IPO. The address for the selling stockholder is __________________________________________________. _______________ holds voting and dispositive power over the securities held by the selling stockholder.

(12)    The shares of common stock being offered by the selling stockholder pursuant to this prospectus consist of: (i) 6,732 shares that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO; (ii) 673 shares that will be issued to the selling stockholder upon the conversion of 6,732 rights that were included in the units that we issued to the selling stockholder in a private placement that closed in connection with our IPO, which rights convert upon the Closing of the Business Combination; and (iii) 3,366 shares are shares that are issuable to the selling stockholder upon the exercise of warrants to purchase shares of our common stock at an exercise price of $11.50 per whole share that were included in the units what we issued to the selling stockholder in a private placement that closed in connection with our IPO. The address for the selling stockholder is __________________________________________________. _______________ holds voting and dispositive power over the securities held by the selling stockholder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders may sell some or all of their shares directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale, or at negotiated prices. Sales by stockholders may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•        transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        in connection with short sales of the shares entered into after the effective date of the registration statement of which this prospectus is a part;

•        by pledge to secure or in payment of debt and other obligations;

•        through the writing of options, whether the options are listed on an options exchange or otherwise;

•        in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•        through a combination of any of the above transactions.

Each selling stockholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling stockholders also may transfer shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the transferees, pledges or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be statutory underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them would be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has represented and warranted to us that such selling stockholder acquired the securities subject to this prospectus in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares to be sold under this prospectus to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus forms a part shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this prospectus.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Certificate of Incorporation, as amended and restated to date, in its entirety for a complete description of the rights and preferences of our securities. We also urge you to read our proposed Second Amended and Restated Certificate of Incorporation, which is attached as Annex B to the proxy statement/prospectus that we originally filed with the SEC on November 12, 2019, in its entirety for a complete description of the rights and preferences of our securities following the Closing.

General

Pursuant to our Charter, we are authorized to issue 35,000,000 shares of our common stock and 1,000,000 shares of preferred stock, par value $0.0001. As of September 30, 2020, 5,372,161 shares of our common stock are outstanding. As of September 30, 2020, 1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock, none of which are outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of our common stock, one right and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of our common stock on the consummation of an initial business combination. Each whole warrant entitles the holder to purchase one share of our common stock. Pursuant to the warrant agreement, a warrantholder may exercise his, her or its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

The shares of our common stock, rights and warrants began trading separately on June 27, 2017.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, the Sponsor, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them (including any shares purchased in the IPO or the open market) and the shares of common stock underlying the private placement units in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if a vote is held to approve a business combination, a majority of the outstanding shares of our common stock voted are voted in favor of the business combination.

Our Board is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our Charter, if we do not consummate an initial business combination by November 9, 2020, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the Trust Account, based on the amount then held in the Trust Account, and any assets remaining available for distribution to them. Our Sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to their founder shares. Our Sponsor, officers and directors will therefore not participate in any liquidation distribution with respect to such shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in a tender offer or have their shares of common stock converted to cash equal to their pro rata share of the Trust Account upon the completion of a business combination. Public stockholders who sell or convert their stock into their share of the Trust Account still have the right to convert the Rights and exercise the warrants that they received as part of the units.

Founder Shares and Private Placement Shares

The founder shares and private placement shares are identical to the shares of common stock included in the Units, and holders of founder shares and private placement shares have the same stockholder rights as public stockholders, except that (i) the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Sponsor, officers, directors and the underwriters and holders of our private placement shares have entered into letter agreements, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and (except for the underwriters) public shares in connection with the Business Combination Proposal and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our business combination by November 9, 2020, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period. If we submit our business combination to our public stockholders for a vote, our initial stockholder has agreed to vote its founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination.

With certain limited exceptions, the founder shares and private placement shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until, with respect to the founder shares, the earlier of one year after the completion of our initial business combination or earlier if, (x) subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and with respect to the private placement shares, 30 days after the completion of our initial business combination.

The founder shares and private placement shares are identical to the shares of common stock included in the units. However, the holders have agreed (A) with the exception of the underwriters, to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, other than as set forth below as a result of the Securities Purchase Agreement that we entered into on June 26, 2020 with the investors signatory thereto, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

In connection with the June SPA, we agreed that, upon the second closing pursuant to the June SPA, upon certain conditions being satisfied, we will issue to one of the selling stockholders shares of a newly-designated Series A Convertible Preferred Stock of our company (the “Series A Stock”) for an aggregate purchase price of

$3,000,000. Dividends shall be payable on the Series A Stock at a rate of 10% per annum. The Series A Stock shall be convertible into common stock at a conversion price of $5.28 per share. Upon any conversion, a Make-Whole Amount (as defined in the Certificate of Designation of the Series A Stock) shall be due with respect to each share of Series A Stock converted. At any time following the three (3) month anniversary of the closing of the business combination, the holder of the Series A Stock has the right to force us to redeem all or any portion of the Series A Stock then owned by the holder in cash.

Beginning on the eleventh (11) trading day following the closing of the business combination, if certain conditions are met, including, but not limited to, the closing sale price of our common stock exceeds $6.00 throughout a certain measuring period, certain equity conditions are satisfied, the daily average trading volume for the prior five (5) consecutive trading days exceeds $80,000 per trading day, and the shares of our common stock subject to the conversion right are the subject of a then effective registration statement, we shall have the right to require the holder to convert an amount of the purchase price of the Series A Stock not to exceed $1,000,000 in the aggregate and not to exceed $100,000 during any five (5) consecutive trading days (the “Mandatory Conversion Amount”) (but in no event more than the lesser of (I) two (2) times the daily average trading volume for the prior ten (10) consecutive trading days, and (II) all of the conversion amount remaining with respect to the outstanding shares of Series A Stock), into freely tradeable shares of common stock at the conversion price then in effect.

We filed the Certificate of Designation of the Series A Convertible Preferred Stock of our company with the Secretary of State of the State of Delaware on July 2, 2020. Pursuant to the Certificate of Designation, a total of 1,000,000 shares of preferred stock have been designated as Series A Stock.

Rights

Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination, even if the holder of such right redeemed all shares of common stock held by it in connection with the initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial business combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full shares of common stock to which it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for shares of common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share). We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination.

Redeemable Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one-half of one share of our common stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our initial business combination. If a warrant holder holds two warrants, such warrants will be exercisable for one share of the company’s common stock. Warrants must be exercised for whole shares. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than thirty (30) days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective within 90 days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify the shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants contained in the private placement units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of common stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant value due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

The private placement warrants contained in the private placement units (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor, the underwriters or their permitted transferees. In addition, for as long as the private placement warrants are held by the underwriters or their designees or affiliates, they may not be exercised after five years from the effective date of the registration statement relating to our IPO. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants that were sold as part of the units in our IPO. If the private placement warrants are held by holders other than the Sponsor, the underwriters or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold in our IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it was not known whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Secured Convertible Promissory Notes

June 2020 Financing

On June 26, 2020, we entered into the June SPA, whereby we issued to two of the selling stockholders secured convertible promissory notes in the aggregate principal amount of $3,601,966 (collectively, the “June Notes”) for an aggregate purchase price of $3,407,522. A portion of the purchase price paid by one of the selling stockholders was satisfied by surrendering a note held by such investor that was issued by an entity that is party to the Business Combination Agreement. The June Notes are subject to 10% original issue discount, have a term of eight months, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the June Notes, regardless of when any June Note is converted. The June Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the completion of the business combination, the conversion price will equal the lowest volume weighted average price of our common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00. In connection with the closing of the transactions contemplated by the June SPA, we also issued an aggregate of 650,000 restricted shares of our common stock (the “June Commitment Shares”) to the two institutional investors. In addition, upon the second closing pursuant to the June SPA, we will issue to one of the selling stockholders party to the June SPA shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $3,000,000, as further described under “Description of Securities — KBL Preferred Stock” above. We have agreed to register with the SEC the resale of the shares of our common stock issuable upon conversion of the June Notes and Series A Convertible Preferred Stock, as well as the June Commitment Shares, which registration rights are being satisfied pursuant to the registration statement of which this prospectus forms a part. Our obligations pursuant to the June Notes and Series A Convertible Preferred Stock are secured by all assets of our company, and are guaranteed by all other entities party to the Business Combination Agreement.

September 2020 Financing

On September 8, 2020, we entered into the September SPA, whereby we issued to the selling stockholders signatory thereto secured convertible promissory notes in the aggregate principal amount of $1,111,111 (collectively, the “September Notes”) for an aggregate purchase price of $1,000,000. The September Notes are subject to 10% original issue discount, are due on April 7, 2021, and accrue interest at the rate of 10% per annum, with interest being guaranteed to the maturity of the September Notes, regardless of when any September Note is converted. The September Notes are all initially convertible into common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the completion of the business combination, the conversion price will equal the lowest volume weighted average price of our common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but in no event will the conversion price be lower than $2.00. In connection with the closing of the transactions contemplated by the September SPA, we also issued an aggregate of 100,000 restricted shares of our common stock (the “September Commitment Shares”) to the investors. We have agreed to register with the SEC the resale of the shares of our common stock issuable upon conversion of the September Notes, as well as the September Commitment Shares, which registration rights are being satisfied pursuant to the registration statement of which this prospectus forms a part. Our obligations pursuant to the September Notes are secured by all assets of our company, and are guaranteed by all other entities party to the Business Combination Agreement.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our common stock, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, rights agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Charter

Our Charter contains certain requirements and restrictions that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of our common stock and then only if we allow all public stockholders the opportunity to redeem their pro-rata interest from the trust account. Specifically, our Charter provides, among other things, that:

•        if we are unable to complete our initial business combination by November 9, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with the Sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such a business combination is fair to our company from a financial point of view;

•        if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        if our securities are listed on NASDAQ, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•        if our stockholders approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination by November 9, 2020, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Charter provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our Board will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the foregoing, in the event the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another court in the State of Delaware, or if no court in the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. To the fullest extent permitted by law, the forum selection provision discussed above will apply to derivative actions or proceedings brought on our behalf and arising under the Securities Act or the Exchange Act, although our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision in connection with any such derivative action or proceeding arising under the Securities Act or the Exchange Act, and it is possible that a court could find the forum selection provision to be inapplicable or unenforceable in such a case.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock, rights or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock then outstanding; or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholder will be able to sell its founder shares and private placement units and their component securities, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Registration Rights of Sponsor and Underwriters

The holders of the founder shares and private placement units (and their component securities) and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of our IPO. The holders of these securities and their permitted transferees are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders and their permitted transferees have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement relating to our IPO and may not exercise their demand rights on more than one occasion. Further, the holders and their permitted transferees have certain “piggy-back” registration rights regarding the shares of our common stock issuable upon the conversion of the Convertible Sponsor Note with respect to the registration statement(s) that we may file pursuant to the Registration Rights Agreement that we entered into in connection with the June SPA. The foregoing registration rights are being satisfied pursuant to the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of such registration statement.

Registration Rights of Private Placement Investors

Pursuant to the Registration Rights Agreement dated as of June 12, 2020 that we entered into with the two selling stockholders signatory thereto in connection with the issuance by us to such institutional investors of shares of our common stock, senior secured convertible promissory notes in the aggregate principal amount of $3,601,966 and (solely with respect to one selling stockholder) shares of our Series A Convertible Preferred Stock pursuant to the June SPA, we agreed to register with the SEC the resale of the shares of common stock issued to such selling stockholders, as well as the shares of common stock issuable to such selling stockholders upon conversion of the senior secured convertible promissory notes and shares of Series A Stock issued to such selling stockholders. The registration rights of such selling stockholders are being satisfied pursuant to the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statement.

Pursuant to the Registration Rights Agreement dated as of September 8, 2020 that we entered into with the selling stockholders signatory thereto in connection with the issuance by us to such selling stockholders of shares of our common stock and secured convertible promissory notes in the aggregate principal amount of $1,111,111 pursuant to the September SPA, we agreed to register with the SEC the resale of the shares of common stock issued to such selling stockholders, as well as the shares of common stock issuable to such selling stockholders upon conversion of the secured convertible promissory notes issued to such selling stockholders. The registration rights of such selling stockholders are being satisfied pursuant to the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statement.

Market Price of Units, KBL Common Stock, Rights and Warrants

Our common stock, rights and warrants, which are exercisable for shares of our common stock under certain circumstances, are currently listed on The NASDAQ Stock Market under the symbols “KBLM,” “KBLMR” and “KBLMW,” respectively. Certain of our shares of common stock and warrants currently trade as units consisting of one share of common stock and one-half of one warrant, and are listed on Nasdaq under the symbol “KBLMU.” The units will automatically separate into the component securities upon the Closing and, as a result, will no longer trade as a separate security.

As of August 13, 2020, there was one holder of record of rights and one holder of record of warrants. As of September 30, 2020, there were four holders of record of our common stock and seven holders of record of units.

LEGAL MATTERS

Certain legal matters relating to the validity of our common stock to be registered for resale hereunder will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The audited consolidated balance sheets of KBL Merger Corp. IV as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018, and the related notes included in this prospectus have been so included in reliance on a report audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of KBL Merger Corp. IV to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements of 180 Life Sciences Corp. (formerly known as CannBioRx Life Sciences Corp.) (represents Katexco Pharmaceuticals Corp., the accounting acquirer) as of December 31, 2019 and for the period from March 7, 2018 (inception) through December 31, 2018 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of 180 Life Sciences Corp. to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements of CannBioRex Pharmaceuticals Corp. as of December 31, 2018 and for the period from March 8, 2018 (inception) through December 31, 2018 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CannBioRex Pharmaceuticals Corp. to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements of 180 Therapeutics L.P. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of 180 Therapeutics L.P. to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

180 LIFE SCIENCES CORP.

INDEX TO THE FINANCIAL STATEMENTS

Page
KBL MERGER CORP. IV
Report of Independent Registered Public Accounting Firm	F-3
Balance Sheets as of December 31, 2019 and 2018	F-4
Statements of Operations for the Years Ended December 31, 2019 and 2018	F-5
Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2019 and 2018	F-6
Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-7
Notes to Financial Statements	F-8

Condensed Balance Sheets as of June 30, 2020 (unaudited) and December 31, 2019	F-24
Unaudited Condensed Statements of Operations for the Three and Six Months Ended June 30, 2020 and 2019	F-25
Unaudited Condensed Statements of Changes in Stockholders’ Equity for the Three and Six Months Ended June 30, 2020 and 2019	F-26
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019	F-27
Notes to Condensed Financial Statements	F-28

180 LIFE SCIENCES CORP. (REPRESENTS KATEXCO PHARMACEUTICALS CORP., THE ACCOUNTING ACQUIRER, PRIOR TO JULY 16, 2019)
Report of Independent Registered Public Accounting Firm	F-48
Consolidated Balance Sheet at December 31, 2019 and 2018	F-49
Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2019 and for the Period From March 7, 2018 (Inception) Through December 31, 2018	F-50
Consolidated Statement of Changes in Stockholders’ Deficiency for the Year Ended December 31, 2019 and for the Period From March 7, 2018 (Inception) Through December 31, 2018	F-51
Consolidated Statement of Cash Flows for the Year Ended December 31, 2019 and for the Period From March 7, 2018 (Inception) Through December 31, 2018	F-53
Notes to the Consolidated Financial Statements	F-55

Condensed Consolidated Balance Sheets as of June 30, 2020 (Unaudited) and December 31, 2019	F-85
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2020 and 2019	F-86
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficiency for the Six Months Ended June 30, 2020 and 2019	F-87
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019	F-88
Notes to the Unaudited Condensed Consolidated Financial Statements	F-90

CANNBIOREX PHARMACEUTICALS CORP.
Report of Independent Registered Public Accounting Firm	F-105
Consolidated Balance Sheet as of December 31, 2018	F-106
Consolidated Statement of Operations and Comprehensive Loss for the Period From March 8, 2018 (Inception) Through December 31, 2018	F-107
Consolidated Statement of Changes in Stockholders’ Deficiency for the Period From March 8, 2018 (Inception) Through December 31, 2018	F-108
Consolidated Statement of Cash Flows for the Period From March 8, 2018 (Inception) Through December 31, 2018	F-109
Notes to Consolidated Financial Statements	F-110

Page
Condensed Consolidated Balance Sheets as of June 30, 2019 (Unaudited) and December 31, 2018	F-124
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2019 and for the Period From March 8, 2018 (Inception) Through June 30, 2018	F-125

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ (Deficiency) Equity for the Six Months Ended June 30, 2019 and for the Period From March 8, 2018 (Inception) Through June 30, 2018

F-126
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2019 and for the Period From March 8, 2018 (Inception) Through June 30, 2018	F-127
Notes to the Condensed Consolidated Financial Statements	F-128

180 THERAPEUTICS L.P.
Report of Independent Registered Public Accounting Firm	F-134
Balance Sheets as of December 31, 2018 and 2017	F-135
Statements of Operations for the Years Ended December 31, 2018 and 2017	F-136
Statements of Changes in Partners’ Capital (Deficit) for the Years Ended December 31, 2018 and 2017	F-137
Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-138
Notes to the Financial Statements	F-139

Condensed Balance Sheets as of June 30, 2019 (Unaudited) and December 31, 2018	F-145
Unaudited Condensed Statements of Operations for the Six Months Ended June 30, 2019 and 2018	F-146
Unaudited Condensed Statements of Changes in Partners’ Deficit for the Six Months Ended June 30, 2019 and 2018	F-147
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018	F-148
Notes to the Financial Statements	F-149

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
KBL Merger Corp. IV

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of KBL Merger Corp. IV (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by April 9, 2020, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits are accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2016.

Whippany, New Jersey

April 7, 2020

KBL MERGER CORP. IV
CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$546,636	$270,884
Prepaid income taxes	25,633	—
Prepaid expenses	51,790	—
Total current assets	624,059	270,884
Cash and marketable securities held in Trust Account	11,877,654	118,165,948
Total Assets	$12,501,713	$118,436,832

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$268,423	$94,720
Franchise and income taxes payable	—	82,317
Convertible promissory note – related party	366,346	—
Due to related party	795,003	369,030
Advances due – 180	1,699,825	—
Total current liabilities	3,129,597	546,067
Deferred underwriting fees	4,025,000	4,025,000
Total Liabilities	7,154,597	4,571,067

Commitments
Common stock subject to possible redemption, $0.0001 par value; 33,618 and 10,778,788 shares as of December 31, 2019 and 2018, respectively (at approximately $10.33 and $10.10 per share)	347,106	108,865,759

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.0001 par value; 35,000,000 shares authorized; 4,458,149 and 4,098,712 shares issued and outstanding (excluding 33,618 and 10,778,788 shares subject to possible redemption, respectively) as of December 31, 2019 and 2018, respectively	446	410
Additional paid-in capital	3,929,663	3,838,395
Retained earnings	1,069,901	1,161,201
Total Stockholders’ Equity	5,000,010	5,000,006
Total Liabilities and Stockholders’ Equity	$12,501,713	$118,436,832

The accompanying notes are an integral part of the consolidated financial statements.

KBL MERGER CORP. IV
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018
General and administrative expenses	$1,208,943	$599,075
Loss from operations	(1,208,943)	(599,075)

Other income:
Interest income	1,374,898	2,052,808

Income before provision for income taxes	165,955	1,453,733
Provision from income taxes	(257,255)	(413,191)
Net (loss) income	$(91,300)	$1,040,542

Weighted average shares outstanding
Basic	4,223,791	4,169,997
Diluted	4,223,791	14,877,500

Net (loss) income per common share
Basic	$(0.02)	$0.25
Diluted	$(0.02)	$0.07

The accompanying notes are an integral part of the consolidated financial statements.

KBL MERGER CORP. IV
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2018	4,201,736	$420	$4,878,926	$120,659	$5,000,005

Common stock subject to possible redemption	(103,024)	(10)	(1,040,531)	—	(1,040,541)

Net income	—	—	—	1,040,542	1,040,542

Balance – December 31, 2018	4,098,712	410	3,838,395	1,161,201	5,000,006

Common stock subject to possible redemption(1)	359,437	36	91,268	—	91,304

Net loss	—	—	—	(91,300)	(91,300)

Balance – December 31, 2019	4,458,149	$446	$3,929,663	$1,069,901	$5,000,010

____________

(1)      Includes 5,128,523 shares of common stock redeemed on March 5, 2019, 1,580,762 shares of common stock redeemed on June 5, 2019, and 3,676,448 shares of common stock redeemed on December 6, 2019.

The accompanying notes are an integral part of the consolidated financial statements.

KBL MERGER CORP. IV
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net (loss) income	$(91,300)	$1,040,542
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income earned on marketable securities held in Trust Account	(1,374,898)	(2,052,808)
Changes in operating assets and liabilities:
Prepaid income taxes	(25,633)	—
Prepaid expenses	(51,790)	41,944
Accounts payable and accrued expenses	173,703	70,176
Franchise and income taxes payable	(82,317)	(6,084)
Due to related party	—	117,000
Net cash used in operating activities	(1,452,235)	(789,230)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	108,427,349	—
Investment of cash in Trust Account	(646,747)	—
Interest income released from Trust Account to pay taxes	456,023	474,877
Net cash provided by investing activities	108,236,625	474,877

Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	337,819	—
Repayment of convertible promissory note – related party	(209,415)	—
Proceeds from advances from related party	840,482	356,844
Repayment of advances from related party	(100,000)	(200,000)
Proceeds from promissory note – 180	1,049,825	—
Redemption of common shares	(108,427,349)	—
Net cash (used in) provided by financing activities	(106,508,638)	156,844

Net Change in Cash	275,752	(157,509)
Cash – Beginning	270,884	428,393
Cash – Ending	$546,636	$270,884

Supplementary cash flow information:
Cash paid for income taxes	$297,343	$369,105

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(91,304)	$1,040,541
Conversion of advances and promissory notes to convertible promissory notes	$314,509	$—
Contribution of Initial Loan to Trust Account by Sponsor	$573,433	$—
Transfer of convertible notes owed to Sponsor to promissory note owed to Tyche Capital LLC	$650,000	$—
Transfer of promissory note owed to Tyche Capital LLC to promissory note owed to 180	$650,000	$—

The accompanying notes are an integral part of the consolidated financial statements

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

KBL Merger Corp. IV (the “Company”) is a blank check company organized under the laws of the State of Delaware on September 7, 2016. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company is focusing on the healthcare and related wellness industry. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, KBL Merger Sub, Inc., a wholly owned subsidiary of the Company incorporated in Delaware on July 3, 2019 (“Merger Sub”) for the purpose of effecting the proposed acquisition of 180 Life Science Corp (see below). As of December 31, 2019, the Merger Sub had no activity.

At December 31, 2019, the Company had not yet commenced operations. All activity through December 31, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and the proposed acquisition of 180 Life Sciences Corp. (formerly known as CannBioRx Life Sciences Corp.), a Delaware corporation (“180”) (see Note 6). The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds held in trust derived from the Initial Public Offering and the Private Placement (defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on June 1, 2017. On June 7, 2017, the Company consummated the Initial Public Offering of 10,000,000 units at $10.00 per unit (“Units” and, with respect to the shares of the Company’s common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 450,000 units (“Private Units” and, with respect to the shares of the Company’s common stock included in the Private Units offered, the “Private Shares”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, KBL IV Sponsor LLC (the “Sponsor”), and the underwriters, generating gross proceeds of $4,500,000, which is described in Note 3.

On June 23, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 1,500,000 Units at $10.00 per Unit and the sale of an additional 52,500 Private Units at $10.00 per Private Unit, generating total gross proceeds of $15,525,000. Following the closing, an additional $15,150,000 of net proceeds ($10.10 per Unit) was placed in a trust account (“Trust Account”), resulting in $116,150,000 ($10.10 per Unit) held in the Trust Account (defined below).

Transaction costs amounted to $7,345,436, consisting of $2,875,000 of underwriting fees, $4,025,000 of deferred underwriting fees (see Note 6) and $445,436 of Initial Public Offering costs.

Pursuant to the Company’s amended and restated certificate of incorporation, the Company initially had until December 7, 2018 (the “Initial Date”) to consummate a Business Combination, or March 7, 2019 if the Company had executed a letter of intent, agreement in principle or definitive agreement for a Business Combination by the Initial Date but had not completed a Business Combination by such date. Effective November 16, 2018, the Company entered into several non-binding letters of intent with various entities for a potential Business Combination. As a result, the Company extended the time by which it must consummate a Business Combination until March 7, 2019.

On March 5, 2019, the Company’s stockholders approved to extend the period of time for which the Company is required to consummate a Business Combination until June 7, 2019 (or September 9, 2019 if the Company has executed a definitive agreement for a Business Combination by June 7, 2019) or such earlier date (the “First Extension Amendment”, and such later date, the “First Extension Combination Period”) as determined by the Company’s board of directors (the “Board”). The number of shares of common stock presented for redemption in

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

connection with the Extension Amendment was 5,128,523. The Company paid cash in the aggregate amount of $52,829,304, or approximately $10.30 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the Trust Account decreased to $65,633,068. In addition, on March 8, 2019, an aggregate of $573,433 was loaned to the Company and deposited into the Trust Account, which amount is equal to $0.09 for each of the 6,371,477 Public Shares that were not redeemed (the “Initial Loan”). The Initial Loan was paid from funds loaned to the Company by the Sponsor in the aggregate amount of $573,433.

On June 5, 2019, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination from June 7, 2019 to September 9, 2019 (or December 9, 2019 if the Company has executed a definitive agreement for a Business Combination by September 9, 2019) or such earlier date as determined by the Board (the “Second Extension Amendment”). On July 25, 2019 the Company entered into a Business Combination Agreement thereby extending the period of time for which the Company is required to consummate a Business Combination to December 9, 2019. The number of shares of common stock presented for redemption in connection with the Second Extension Amendment was 1,580,762. The Company paid cash in the aggregate amount of $16,476,233, or approximately $10.42 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Second Extension Amendment, cash and marketable securities held in the Trust Account decreased to $49,993,473.

On December 6, 2019, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination from September 9, 2019 (or December 9, 2019 if the Company has executed a definitive agreement for a Business Combination by September 9, 2019) to April 9, 2020 or such earlier date as determined by the Board (the “Third Extension Amendment”). The number of shares of common stock presented for redemption in connection with the Third Extension Amendment was 3,676,448. The Company paid cash in the aggregate amount of $39,121,812, or approximately $10.64 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Third Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,857,136 at December 6, 2019.

The Sponsor or its designees has agreed to loan the Company $0.0225 for each Public Share that is not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that is needed by the Company to complete a Business Combination from June 7, 2019 until the Combination Period (the “Additional Loans” and, collectively with the Initial Loan, the “Loans”). The Loans will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of a Business Combination. The Sponsor or its designees will have the sole discretion whether to continue extending Additional Loans for additional calendar months until the Combination Period and if the Sponsor determines not to continue extending Additional Loans for additional calendar months, its obligation to extend Additional Loans following such determination will terminate. As of December 31, 2019, an aggregate of $646,747 was deposited into the Trust Account. In January and March 2020, the Company deposited an additional aggregate amount of $66,856 into the Trust Account.

The Company has scheduled a special meeting of stockholders for April 8, 2020, pursuant to which it will seek stockholder approval to, among other matters, amend the Company’s Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from April 9, 2020 to July 9, 2020. There is no assurance that the Company’s stockholders will vote to approve the extension of time with which the Company has to complete a Business Combination. If the Company does not obtain stockholder approval, the Company would wind up its affairs and liquidate.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Trust Account

Following the closing of the Initial Public Offering and the Private Placement, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the outstanding Public Shares (“public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination.

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholder (as defined below), officers and directors have agreed to vote their Founder Shares (as defined in Note 4), Private Shares, and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholder, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares.

The Sponsor (the “initial stockholder”), officers and directors agreed not to propose an amendment to the Company’s amended and restated article of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of the Company’s common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There are no redemption rights or liquidating distributions with respect to the Company’s Rights, Warrants, Private Placement Warrants (as defined in Note 3) and the rights underlying the Private Units, which will expire worthless if the Company fails to complete its Business Combination within the Combination Period.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for taxes payable and up to $50,000 of interest to pay dissolution expenses.

The initial stockholder, officers, directors and underwriters agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.19 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

vendors, service providers (except for the Company’s independent registered public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of December 31, 2019, the Company had a cash balance of approximately $547,000, which excludes interest income of approximately $373,000 from the Company’s investments in the Trust Account which is available to the Company for tax obligations. Through December 31, 2019, the Company has withdrawn approximately $1,156,000 of interest income from the Trust Account to pay its income and franchise taxes, of which approximately $456,000 was withdrawn during the year ended December 31, 2019.

On March 15, 2019, the Company issued the Sponsor a promissory note (the “March Promissory Note”), pursuant to which all outstanding advances were converted into loans under the March Promissory Note. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units (see Note 4). As of December 31, 2019, there was $366,346 outstanding under the March Promissory Note. (see Note 4).

In connection with a non-binding term sheet (the “Term Sheet”) for a Business Combination transaction with 180 entered into on April 10, 2019, Tyche Capital LLC (“Tyche), a stockholder of 180, paid the Sponsor $650,000 to purchase such obligations owed to the Sponsor (the “Tyche Note”) under the March Promissory Note (see Note 6). In December 2019, the Tyche Note was transferred to 180. As of December 31, 2019, there was no outstanding balance owed under the Tyche Note.

On April 15, 2019, the Company received $400,000 in loans from the 180 Parties to fund the Operating Expenses (see Note 6). Through December 31, 2019, the Company received additional loans in the aggregate amount of $642,825 from the 180 Parties to fund Operating Expenses and Extension Expenses (see Note 6). As of December 31, 2019, there was $1,699,825 due to 180, inclusive of the $650,000 transferred to 180 from Tyche.

Through December 31, 2019, the Company received an aggregate of $1,209,512 in advances from the Sponsor to fund working capital needs, of which $840,482 was received during the year ended December 31, 2019. An aggregate of $314,509 of such advances were converted into loans (see Note 4). As of December 31, 2019, there was $795,003 of advances outstanding.

If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In addition, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

The liquidity condition and date for mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern through April 9, 2020 (or July 9, 2020, if the extension is approved), the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, from the date of its incorporation, July 3, 2019, through December 31, 2019. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and marketable securities held in Trust Account

At December 31, 2019, assets held in the Trust Account were comprised of $11,877,654 in money market funds which are invested in U.S. Treasury Securities. At December 31, 2018, assets held in the Trust account were comprised of $1,700 in cash and $118,164,248 in U.S. Treasury Bills.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, 33,618 and 10,778,788 shares of common stock subject to possible redemption at December 31, 2019 and 2018, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that Delaware is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2019 and 2018, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal or state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

Net (loss) income per common share

Net (loss) income per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Shares of common stock subject to possible redemption at December 31, 2019 and 2018 have been excluded from the calculation of basic (loss) income per share for the years ended December 31, 2019 and 2018 since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Private Placement to purchase 6,001,250 shares of common stock and (2) rights sold in the Initial Public Offering and Private Placement that convert into 1,200,250 shares of common stock, in the calculation of diluted income per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events and the inclusion of such warrants and rights would be anti-dilutive under the treasury stock method.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2019 and 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

3. INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit, inclusive of 1,500,000 Units sold to the underwriters on June 23, 2017 upon the underwriters’ election to fully exercise their over-allotment option, generating gross proceeds of $115,000,000. Each Unit consists of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon the consummation of a Business Combination (“Right”), and one redeemable warrant to purchase one-half of one share of the Company’s common stock (“Warrant”). Each Warrant will entitle the holder to purchase one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share), subject to adjustment. No fractional shares will be issued upon exercise of the warrants. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of common stock underlying such Warrants and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

3. INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT (cont.)

Each holder of a Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration).

There will be no redemption rights or liquidating distributions with respect to the Warrants and Rights, which will expire worthless if the Company fails to complete its Business Combination within the Combination Period.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 450,000 Private Units at $10.00 per Private Unit, generating gross proceeds of $4,500,000 in a Private Placement. In addition, on June 23, 2017, the Company consummated the sale of an additional 52,500 Placement Units at a price of $10.00 per Unit, which were purchased by the Sponsor and underwriters, generating gross proceeds of $525,000. Of these, 377,500 Private Units were purchased by the Sponsor and 125,000 Private Units were purchased by the underwriters. The proceeds from the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Initial Public Offering. In addition, for as long as the Private Placement Warrants are held by the underwriters or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement related to the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the Initial Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the Private Placement will be part of the liquidating distribution to the public stockholders and the Private Units and their component securities issued to the Sponsor will expire worthless.

4. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2016, the Company issued 2,875,000 shares of the Company’s common stock to the Sponsor (the “Founder Shares”) in exchange for a capital contribution of $25,000. The 2,875,000 Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to exercise their over-allotment option in full on June 23, 2017, 375,000 Founder Shares were no longer subject to forfeiture.

In conjunction with their investment in the Private Units, the underwriters or their designees also purchased membership interests in the Sponsor, through which the underwriters or their designees collectively have a pecuniary interest in 230,000 Founder Shares, pursuant to a separate private placement that closed simultaneously with the closing of the Initial Public Offering and the Private Placement. The Sponsor beneficially owns the Founder Shares allocated to the underwriters or their designees and retains sole voting and dispositive power over such securities

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

4. RELATED PARTY TRANSACTIONS (cont.)

until the closing of a Business Combination, at which time the Sponsor will distribute the Founder Shares to the underwriters or their designees for no additional consideration. Upon receipt of the Founder Shares, the underwriters or their designees will no longer retain their ownership interests in the Sponsor.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier to occur of (i) one year after the completion of a Business Combination, and (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property the (“Lock-Up Period”). Notwithstanding the foregoing, if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial Business Combination, then the lock-up will terminate.

Related Party Advances

As of December 31, 2019, the Sponsor advanced an aggregate of $1,209,512 to fund working capital purposes and Business Combination expenses, of which $840,482 was advanced during the year ended December 31, 2019. During the year ended December 31, 2019, the Company repaid an aggregate amount of $100,000 of such advances and an aggregate amount of $314,509 was converted into loans under the March Promissory Note described below. As of December 31, 2019 and 2018, advances of $795,003 and $369,030, respectively, were outstanding.

Administrative Service Fee

The Company agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For each of the years ended December 31, 2019 and 2018, the Company incurred $120,000 of administrative service fees. As of December 31, 2019 and 2018, and aggregate of $286,000 and $166,000, respectively, is payable. During the year ended December 31, 2019, $286,000 of the amounts due for such fees are included as loans under the March Promissory Note described below and included in the convertible promissory note related party in the accompanying consolidated balance sheets. As of December 31, 2018, $166,000 is included in due to related party in the accompanying consolidated balance sheets.

Convertible Promissory Note

On March 15, 2019, the Company issued the Sponsor the March Promissory Note, pursuant to which outstanding advances in the aggregate amount of $314,509 were converted into loans under the March Promissory Note and including the $573,433 Initial Loan from the Sponsor. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. During the year ended December 31, 2019, the Sponsor advanced the Company $337,819 under the Expense Reimbursement Agreement (as defined in Note 5), which was converted into loans under the March Promissory Note. During the year ended December 31, 2019, the Company repaid $209,415 of the March Promissory Note.

In connection with the Term Sheet entered into on April 10, 2019, Tyche paid the Sponsor $650,000 to purchase such obligations owed to the Sponsor under the March Promissory Note (see Note 6). In December 2019, the Tyche Note was transferred to 180.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

4. RELATED PARTY TRANSACTIONS (cont.)

As of December 31, 2019, there was $366,346 outstanding under the March Promissory Note and no amounts outstanding under the Tyche Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. As of December 31, 2019, the Company had $366,346 outstanding under the March Promissory Note.

5. EXPENSE REIMBURSEMENT AGREEMENT

On March 15, 2019, the Company entered into an expense reimbursement agreement (the “Expense Reimbursement Agreement”) with the Sponsor and KBL Healthcare Management, LLC (“KBL Management”), an affiliate of the Sponsor and its Chief Executive Officer, in recognition of the compensation expense incurred by KBL Management for services provided by one of their employees on behalf of the Sponsor to the Company. The Expense Reimbursement Agreement is effective January 1, 2019 until the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. Under the Expense Reimbursement Agreement, the Company will reimburse the Sponsor for the compensation expense incurred by KBL Management for its employee in the amount of $180,000 per year plus health insurance costs of $1,139 per month. At the Company’s election, the Company may pay amounts due pursuant to a non-interest bearing, unsecured promissory note. As of December 31, 2019, amounts due under the Expense Reimbursement Agreement totaled $337,819 and has been included in the March Promissory Note (see Note 4).

6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares and Private Units and warrants that may be issued upon conversion of Working Capital Loans (and any shares of the Company’s common stock issuable upon the exercise of the Private Units and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On June 23, 2017, the underwriters elected to exercise their over-allotment option to purchase 1,500,000 Units at a purchase price of $10.00 per Unit.

In connection with the closing of the Initial Public Offering and the over-allotment option, the underwriters were paid a cash underwriting discount of $2,875,000. In addition, the underwriters deferred their fee of up to $4,025,000 until the completion of the initial Business Combination (the “Deferred Fee”). The Deferred Fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Concurrently with the closing of the Initial Public Offering, the underwriters purchased an aggregate of 125,000 Private Units at $10.00 per Private Unit.

In conjunction with their investment in the Private Units, the underwriters or their designees also purchased membership interests in the Sponsor, through which the underwriters or their designees collectively have a pecuniary interest in 230,000 Founder Shares, pursuant to a separate private placement that closed simultaneously with the closing of the Initial Public Offering and the Private Placement.

Business Combination

On April 10, 2019, the Company entered into a non-binding term sheet (the “Term Sheet”) for a Business Combination transaction (the “Transaction”) with 180. In connection with the Term Sheet, 180, Katexco Pharmaceuticals Corp., a British Columbia corporation (“Katexco”), CannBioRx Pharmaceuticals Corp., a British Columbia corporation (“CBR Pharma”), 180 Therapeutics L.P., a Delaware limited partnership (“180 LP” and together with Katexco and CBR Pharma, the “180 Subsidiaries” and, together with 180, the “180 Parties”) agreed to loan $400,000 to the Company to be used to fund the Company’s operating expenses, deal transaction expenses and any financing expenses for the Transaction (the “Operating Expenses”), and up to an additional $300,000 to be used by the Company in connection with any future extensions of the deadline for the Company to consummate a Business Combination (the “Extension Expenses”).

The loans are interest-free and can be pre-paid at any time without penalty, but are required to be paid back (subject to a customary waiver against the Company’s Trust Account) upon the earlier of (i) the closing of the Transaction, (ii) the consummation by the Company of a transaction with a third party constituting the Company’s initial Business Combination, or (iii) the liquidation of the Company if it does not consummate an initial Business Combination prior to its deadline to do so (a “Liquidation”). Promptly after signing the Term Sheet, the Company received the loan of $400,000 to fund the Operating Expenses.

In connection with the Term Sheet, Tyche Capital LLC (the “Tyche”) paid $650,000 to the Sponsor to purchase $650,000 of the obligations owed to the Sponsor under the March Promissory Note (the “Tyche Note”), but Tyche waived any rights under the assigned portion of the March Promissory Note to convert the obligations under the assigned portion of the March Promissory Note into units of the post-Business Combination entity. Pursuant to the Term Sheet, Tyche also agreed to provide equity financing for the Transaction to ensure that the Company has sufficient cash at the closing of the Transaction to meet its $5,000,001 net tangible assets test. In December 2019, the $650,000 Tyche Note was transferred to 180.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

6. COMMITMENTS AND CONTINGENCIES (cont.)

On July 25, 2019, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with 180, the 180 Subsidiaries, Merger Sub, and Lawrence Pemble, in his capacity as representative of the stockholders of 180 and the stockholders of the 180 Subsidiaries (the “Stockholder Representative”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, Merger Sub will merge with and into 180, with 180 continuing as the Company’s wholly owned subsidiary at the closing (the “Closing”).

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, (a) each outstanding share of 180 common stock will be converted into the right to receive a number of shares of the Company’s common stock (the “KBL Common Stock”) equal to the exchange ratio described below; (b) each outstanding share of 180 preferred stock will be converted into the right to receive a number of shares of the Company’s preferred stock on a one-for-one basis; and (c) each outstanding exchangeable share of 180 or any of the 180 Subsidiaries, as the case may be, will be converted into the right to receive a number of exchangeable shares equal to the exchange ratio described below. Each exchangeable share will be an exchangeable share in a Canadian subsidiary of the Company that will be exchangeable for KBL Common Stock.

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, the Company will acquire 100% of the outstanding equity and equity equivalents of 180 (including options, warrants or other securities that have the right to acquire or convert into equity securities of the Company) in exchange for shares of KBL Common Stock (the “Transaction Shares”) valued at $175 million, subject to adjustment. Each Transaction Share will have a value equal to $10.00. The $175 million of consideration will be reduced by the amount of any liabilities of 180 in excess of $5 million at the Closing.

The 180 Business Combination will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement, as an exhibit to a Current Report on Form 8-K filed with the SEC on July 26, 2019 and in the Registration Statement on Form S-4 filed by us with the SEC on November 12, 2019 and amended on February 10, 2020.

During the year ended December 31, 2019, the Company received additional loans in the aggregate amount of $1,049,825 from the 180 Parties to fund Operating Expenses and Extension Expenses. As of December 31, 2019, a total of $1,699,825 is due under the loans from the 180 Parties.

Founder Shares Escrow

In connection with the Business Combination Agreement, the Sponsor deposited in escrow with a third-party escrow agent 1,406,250 of its Founder Shares that it acquired prior to the Company’s Initial Public Offering (the “Escrowed Shares”). The Escrowed Shares will be transferred to Tyche, less any portion used for financing for the Transaction, upon the earlier of (i) the closing of the Transaction or (ii) a Liquidation; provided, that if the Company consummates its initial Business Combination with a third party other than 180 or its affiliates, upon the consummation of such Business Combination, in addition to paying the loans described above, the Sponsor will transfer to Tyche a number of Escrowed Shares equal in value to three times the amount of the loans, with each Escrowed Share valued at the price paid to each public stockholder that redeems its shares in connection with such initial Business Combination.

Additional information on the Business Combination is available in the Company’s Form S-4 filed by us with the SEC on November 12, 2020 and amended on February 10, 2020.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At December 31, 2019 and 2018, there are no preferred shares issued or outstanding.

Common Stock — The Company is authorized to issue 35,000,000 shares of the Company’s common stock with a par value of $0.0001 per share. Holders of the Company’s shares of the Company’s common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 4,458,149 and 4,098,712 shares of common stock issued and outstanding, respectively, excluding 33,618 and 10,778,788 shares of common stock subject to possible redemption, respectively.

8. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31, 2019	December 31, 2018
Deferred tax asset
Organizational costs/Start-up expenses	$407,368	$161,558
Total deferred tax assets	407,368	161,558
Valuation allowance	(407,368)	(161,558)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Federal
Current	$257,255	$413,191
Deferred	(245,810)	(107,907)

State
Current	—	—
Deferred	—	—
Change in valuation allowance	245,810	107,907
Income tax provision	$257,255	$413,191

As of December 31, 2019, the Company had no U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2019 and 2018, the change in the valuation allowance was $245,810 and 107,907, respectively.

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

8. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2019 and 2018 is as follows:

	Year Ended December 31,
	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
True-ups	(14.1)%	0.0%
Change in valuation allowance	148.1%	7.4%
Effective income tax rate	155.0%	28.4%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

9. TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS

The Trust Account can be invested in U.S. government securities, within the meaning set forth in the Investment Company Act, having a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

The Company’s amended and restated certificate of incorporation provide that, other than the withdrawal of interest to pay income taxes and up to $50,000 of interest to pay dissolution expenses if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of Public Shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination within the Combination Period or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete a Business Combination within the Combination Period.

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2019
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$11,877,654

KBL MERGER CORP. IV
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

9. TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS (cont.)

At December 31, 2018, assets held in the Trust Account were comprised of $1,700 in cash and $118,164,248 in U.S. Treasury Bills. The gross holding losses and fair value of held-to-maturity securities at December 31, 2018 is as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value Level 1
December 31, 2018	U.S. Treasury Securities (Mature on 1/2/2019)	$118,164,248	$13,752	$118,178,000

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2019 there were no transfers in or out between the levels in the fair value hierarchy.

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL MERGER CORP. IV
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash	$257,601	$546,636
Restricted cash	787,865	—
Prepaid income taxes	21,806	25,633
Prepaid expenses	118,645	51,790
Total current assets	1,185,917	624,059

Other assets	163,797	—
Marketable securities held in Trust Account	11,276,350	11,877,654
Total Assets	$12,626,064	$12,501,713

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$339,497	$268,423
March promissory note – related party	337,301	366,346
Due to related party	795,003	795,003
Advances due – 180	1,379,815	1,699,825
Convertible promissory notes, net of debt discount	431,745	—
Derivative liability	214,188	—
Total current liabilities	3,497,549	3,129,597

Deferred underwriting fees	—	4,025,000
Total Liabilities	3,497,549	7,154,597

Commitments

Common stock subject to possible redemption, $0.0001 par value; 396,781 and 33,618 shares as of June 30, 2020 and December 31, 2019, respectively (at approximately $10.41 and $10.33 per share)	4,128,507	347,106

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 35,000,000 shares authorized; 5,077,321 and 4,458,149 shares issued and outstanding (excluding 396,781 and 33,618 shares subject to possible redemption, respectively) as of June 30, 2020 and December 31, 2019, respectively	508	446
Additional paid-in capital	6,458,398	3,929,663
(Accumulated deficit)/Retained earnings	(1,458,898)	1,069,901
Total Stockholders’ Equity	5,000,008	5,000,010
Total Liabilities and Stockholders’ Equity	$12,626,064	$12,501,713

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

KBL MERGER CORP. IV
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expenses	$388,039	$296,377	$635,631	$561,281
Loss from operations	(388,039)	(296,377)	(635,631)	(561,281)

Other (expense) income:
Interest expense	(270,257)	—	(270,257)	—
Loss on issuance of convertible promissory note	(1,657,522)	—	(1,657,522)	—
Interest income	2,950	355,970	38,438	948,284
Other (expense) income, net	(1,924,829)	355,970	(1,889,341)	948,284

(Loss) income before income taxes	(2,312,868)	59,593	(2,524,972)	387,003
Benefit (provision) from income taxes	1,480	(70,423)	(3,827)	(166,238)
Net (loss) income	$(2,311,388)	$(10,830)	$(2,528,799)	$220,765

Weighted average shares outstanding
Basic	4,479,278	4,227,492	4,468,714	4,164,169
Diluted	4,479,278	4,227,492	4,468,714	11,169,370

Net (loss) income per common share
Basic	$(0.52)	$(0.00)	$(0.57)	$0.05
Diluted	$(0.52)	$(0.00)	$(0.57)	$0.02

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

KBL MERGER CORP. IV
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited)

THREE AND SIX MONTHS ENDED JUNE 30, 2020

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	4,458,149	$446	$3,929,663	$1,069,901	$5,000,010
Change in value of common stock subject to possible redemption	21,129	2	217,406	—	217,408
Net loss	—	—	—	(217,411)	(217,411)
Balance – March 31, 2020	4,479,278	448	4,147,069	852,490	5,000,007
Change in value of common stock subject to possible redemption(1)	(451,957)	(45)	(4,727,648)	—	(4,727,693)
Issuance of commitment shares and leak-out shares and beneficial conversion feature in connection with convertible promissory notes	1,050,000	105	3,013,997	—	3,014,082
Waiver of deferred underwriting fee	—	—	4,025,000	—	4,025,000
Net loss	—	—	—	(2,311,388)	(2,311,388)
Balance – June 30, 2020	5,077,321	$508	$6,458,398	$(1,458,898)	$5,000,008

____________

(1)      Includes the redemption of 67,665 shares of common stock on April 8, 2020.

THREE AND SIX MONTHS ENDED JUNE 30, 2019

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2019	4,098,712	$410	$3,838,395	$1,161,201	$5,000,006
Change in value of common stock subject to possible redemption(1)	128,376	13	(231,610)	—	(231,597)
Net income	—	—	—	231,595	231,595
Balance – March 31, 2019	4,227,088	423	3,606,785	1,392,796	5,000,004
Change in value of common stock subject to possible redemption(1)	37,203	3	10,830	—	10,833
Net loss	—	—	—	(10,830)	(10,830)
Balance – June 30, 2019	4,227,088	$423	$3,606,785	$1,392,796	$5,000,004

____________

(1)      Includes the redemption of 5,128,523 shares of common stock on March 5, 2019 and 1,580,762 shares of common stock on June 5, 2019.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

KBL MERGER CORP. IV
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(2,528,799)	$220,765
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income earned on investments held in Trust Account	(38,438)	(948,284)
Amortization on debt discount	252,493	—
Loss on issuance of convertible promissory notes	1,657,522	—
Changes in operating assets and liabilities:
Prepaid income taxes	3,827	(60,357)
Prepaid expenses	(66,855)	(38,190)
Other asset	(163,797)	—
Accounts payable and accrued expenses	71,074	(35,602)
Franchise and income taxes payable	—	(82,317)
Net cash and restricted cash used in operating activities	(812,973)	(943,985)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for redemptions	728,884	69,305,537
Investment of cash in Trust Account	(89,142)	—
Interest income released from Trust Account to pay taxes	—	353,814
Net cash and restricted cash provided by investing activities	639,742	69,659,351

Cash Flows from Financing Activities:
Proceeds from convertible promissory note from related party	—	164,101
Advances from related party	—	45,479
Repayment of advances from related party	—	(100,000)
Proceeds from promissory note – CannBioRx	9,990	400,000
Repayment of promissory note – CannBioRx	(330,000)	—
Proceeds from convertible promissory note – related party	33,877	—
Repayment of convertible promissory note – related party	(62,922)	(80,000)
Proceeds from convertible promissory notes	1,750,000	—
Redemptions of common stock	(728,884)	(69,305,537)
Net cash and restricted cash provided by (used in) financing activities	672,061	(68,875,957)

Net Change in Cash and Restricted Cash	498,830	(160,591)
Cash and Restricted Cash – Beginning of period	546,636	270,884
Cash and Restricted Cash – Ending of period	$1,045,466	$110,293

Supplementary cash flow information:
Cash paid for income taxes	$—	$241,050

Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	$4,510,285	$220,764
Conversion of advances and promissory notes to convertible promissory notes	$—	$314,509
Transfer of convertible notes owed to the Sponsor to promissory note owed to Target Shareholder	$—	$650,000
Contribution of Initial Loan to Trust Account by Sponsor	$—	$573,433
Waiver of deferred underwriting fee	$4,025,000	$—
Initial classification of debt discount in connection with issuance of convertible promissory note	$3,208,527	$—
Initial classification of derivative liability in connection with issuance of convertible promissory note	$214,188	$—

Original issue discount in connection with issuance of convertible promissory note	$194,445	—
Initial classification of debt discount and issuance of commitment shares and leak-out shares in connection with convertible promissory note	$3,014,082	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

KBL Merger Corp. IV (the “Company”) is a blank check company organized under the laws of the State of Delaware on September 7, 2016. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company is focusing on the healthcare and related wellness industry. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, KBL Merger Sub, Inc., a wholly owned subsidiary of the Company incorporated in Delaware on July 3, 2019 (“Merger Sub”) for the purpose of effecting the proposed acquisition of 180 Life Science Corp (see below). As of June 30, 2020, the Merger Sub had no activity.

At June 30, 2020, the Company had not yet commenced operations. All activity through June 30, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and the proposed acquisition of 180 Life Sciences Corp. (formerly known as CannBioRx Life Sciences Corp.), a Delaware corporation (“180”) (see Note 6). The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds held in trust derived from the Initial Public Offering and the Private Placement (defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on June 1, 2017. On June 7, 2017, the Company consummated the Initial Public Offering of 10,000,000 units at $10.00 per unit (“Units” and, with respect to the shares of the Company’s common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 450,000 units (“Private Units” and, with respect to the shares of the Company’s common stock included in the Private Units offered, the “Private Shares”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, KBL IV Sponsor LLC (the “Sponsor”), and the underwriters, generating gross proceeds of $4,500,000, which is described in Note 3.

On June 23, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 1,500,000 Units at $10.00 per Unit and the sale of an additional 52,500 Private Units at $10.00 per Private Unit, generating total gross proceeds of $15,525,000. Following the closing, an additional $15,150,000 of net proceeds ($10.10 per Unit) was placed in a trust account (“Trust Account”), resulting in $116,150,000 ($10.10 per Unit) held in the Trust Account.

Transaction costs amounted to $7,345,436, consisting of $2,875,000 of underwriting fees, $4,025,000 of deferred underwriting fees (see Note 6) and $445,436 of Initial Public Offering costs.

Pursuant to the Company’s amended and restated certificate of incorporation, the Company initially had until December 7, 2018 (the “Initial Date”) to consummate a Business Combination, or March 7, 2019 if the Company had executed a letter of intent, agreement in principle or definitive agreement for a Business Combination by the Initial Date but had not completed a Business Combination by such date. Effective November 16, 2018, the Company entered into several non-binding letters of intent with various entities for a potential Business Combination. As a result, the Company extended the time by which it must consummate a Business Combination until March 7, 2019.

On March 5, 2019, the Company’s stockholders approved to extend the period of time for which the Company is required to consummate a Business Combination until June 7, 2019 (or September 9, 2019 if the Company has executed a definitive agreement for a Business Combination by June 7, 2019) or such earlier date (the “First Extension Amendment”, and such later date, the “First Extension Combination Period”) as determined by the

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company’s board of directors (the “Board”). The number of shares of common stock presented for redemption in connection with the Extension Amendment was 5,128,523. The Company paid cash in the aggregate amount of $52,829,304, or approximately $10.30 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the Trust Account decreased to $65,633,068. In addition, on March 8, 2019, an aggregate of $573,433 was loaned to the Company and deposited into the Trust Account, which amount is equal to $0.09 for each of the 6,371,477 Public Shares that were not redeemed (the “Initial Loan”). The Initial Loan was paid from funds loaned to the Company by the Sponsor in the aggregate amount of $573,433.

On June 5, 2019, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination from June 7, 2019 to September 9, 2019 (or December 9, 2019 if the Company has executed a definitive agreement for a Business Combination by September 9, 2019) or such earlier date as determined by the Board (the “Second Extension Amendment”). On July 25, 2019 the Company entered into a Business Combination Agreement thereby extending the period of time for which the Company is required to consummate a Business Combination to December 9, 2019. The number of shares of common stock presented for redemption in connection with the Second Extension Amendment was 1,580,762. The Company paid cash in the aggregate amount of $16,476,233, or approximately $10.42 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Second Extension Amendment, cash and marketable securities held in the Trust Account decreased to $49,993,473.

On December 6, 2019, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination from September 9, 2019 (or December 9, 2019 if the Company has executed a definitive agreement for a Business Combination by September 9, 2019) to April 9, 2020 or such earlier date as determined by the Board (the “Third Extension Amendment”). The number of shares of common stock presented for redemption in connection with the Third Extension Amendment was 3,676,448. The Company paid cash in the aggregate amount of $39,121,812, or approximately $10.64 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Third Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,857,136 at December 6, 2019.

The Sponsor or its designees has agreed to loan the Company $0.0225 for each Public Share that is not redeemed for each calendar month commencing on June 7, 2019, and on the 7th day of each subsequent month, or portion thereof, that is needed by the Company to complete a Business Combination from June 7, 2019 until April 9, 2020 (the “Additional Loans” and, collectively with the Initial Loan, the “Loans”). The Loans will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of a Business Combination. The Sponsor or its designees will have the sole discretion whether to continue extending Additional Loans for additional calendar months until April 9, 2020 and if the Sponsor determines not to continue extending Additional Loans for additional calendar months, its obligation to extend Additional Loans following such determination will terminate. Through June 30, 2020, an aggregate of $735,889 was deposited into the Trust Account, of which $89,142 was deposited during the six months ended June 30, 2020.

On April 8, 2020, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination (the “Fourth Extension Amendment”) from April 9, 2020 to July 9, 2020 or such earlier date as determined by the Board. The number of shares of common stock presented for redemption in connection with the Fourth Extension Amendment was 67,665. The Company paid cash in the aggregate amount of $728,884, or approximately $10.77 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fourth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $11,273,945 at April 9, 2020.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company agreed to deposit $0.05217 for each Public Share that is not redeemed for each calendar month commencing on April 9, 2020 that is needed by the Company to complete a Business Combination from April 9, 2020 through June 9, 2020. In July 2020, the Company deposited an aggregate of $163,797 into the Trust Account.

On July 9, 2020, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination (the “Fifth Extension Amendment”) from July 9, 2020 to November 9, 2020 or such earlier date as determined by the Board (the “Combination Period”). The number of shares of common stock presented for redemption in connection with the Fifth Extension Amendment was 106,186. The Company paid cash in the aggregate amount of $1,160,695, or approximately $10.93 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fifth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $10,279,476 at July 9, 2020.

Trust Account

Following the closing of the Initial Public Offering and the Private Placement, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Units was placed in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the outstanding Public Shares (“public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholder (as defined below), officers and directors have agreed to vote their Founder Shares (as defined in Note 4), Private Shares, and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholder, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares.

The Sponsor (the “initial stockholder”), officers and directors agreed not to propose an amendment to the Company’s amended and restated article of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of the Company’s common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There are no redemption rights or liquidating distributions with respect to the Company’s Rights, Warrants, Private Placement Warrants (as defined in Note 3) and the rights underlying the Private Units, which will expire worthless if the Company fails to complete its Business Combination within the Combination Period.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for taxes payable and up to $50,000 of interest to pay dissolution expenses.

The initial stockholder, officers, directors and underwriters agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.19 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of June 30, 2020, the Company had a cash balance of approximately $258,000, which excludes interest income of approximately $386,000 from the Company’s investments in the Trust Account which is available to the Company for tax obligations. Through June 30, 2020, the Company has withdrawn approximately $1,156,000 of interest income from the Trust Account to pay its income and franchise taxes, of which no amounts were withdrawn during the six months ended June 30, 2020.

On March 15, 2019, the Company issued the Sponsor a promissory note (the “March Promissory Note”), pursuant to which all outstanding advances were converted into loans under the March Promissory Note. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units (see Note 4). As of June 30, 2020, there was $337,301 outstanding under the March Promissory Note (see Note 4).

In connection with a non-binding term sheet (the “Term Sheet”) for a Business Combination transaction with 180 entered into on April 10, 2019, Tyche Capital LLC (“Tyche), a stockholder of 180, paid the Sponsor $650,000 to purchase such obligations owed to the Sponsor (the “Tyche Note”) under the March Promissory Note (see Note 6). In December 2019, the Tyche Note was transferred to 180. As of June 30, 2020, there was no outstanding balance owed under the Tyche Note.

On April 15, 2019, the Company received $400,000 in loans from the 180 Parties to fund the Operating Expenses (see Note 6). Through December 31, 2019, the Company received additional loans in the aggregate amount of $649,825 from the 180 Parties to fund Operating Expenses and Extension Expenses (see Note 6). As of June 30, 2020, there was $1,379,815 due to 180, inclusive of the $650,000 transferred to 180 from Tyche.

Through December 31, 2019, the Company received an aggregate of $1,209,512 in advances from the Sponsor to fund working capital needs. An aggregate of $314,509 of such advances were converted into loans during the year ended December 31, 2019 (see Note 4). As of June 30, 2020, there was $795,003 of advances outstanding.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

The liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through November 9, 2020 (approved extension date), the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on April 7, 2020, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and Marketable Securities Held in Trust Account

At June 30, 2020 and December 31, 2019, assets held in the Trust Account were comprised of $11,276,350 and $11,877,654, respectively, in money market funds which are invested in U.S. Treasury Securities.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, 396,781 and 33,618 shares of common stock subject to possible redemption at June 30, 2020 and December 31, 2019, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2020 and December 31, 2019, the Company had a deferred tax asset of approximately $537,000 and $407,000, respectively, which had a full valuation allowance recorded against it of approximately $537,000 and $407,000, respectively.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2020, the Company recorded income tax benefit (expense) of approximately $1,500 and $(3,800), respectively, primarily related to interest income earned on the Trust Account. During the three and six months ended June 30, 2019, the Company recorded income tax expense of approximately $70,000 and $166,000, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rate for the three and six months ended June 30, 2020 was approximately 0.1% and 0.2%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible, as well as permanent differences due to the non-cash interest and the non-cash loss on the issuance of the convertible promissory notes. The Company’s effective tax rate for the three and six months ended June 30, 2019 was approximately 118% and 43%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that Delaware is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2020 and December 31, 2019, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal or state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net (Loss) Income Per Common Share

Net (loss) income per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Shares of common stock subject to possible redemption at June 30, 2020 and 2019 have been excluded from the calculation of basic (loss) income per share for the three and six months ended June 30, 2020 and 2019 since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and Private Placement to purchase 6,001,250 shares of common stock and (2) rights sold in the Initial Public Offering and Private Placement that convert into 1,200,250 shares of common stock, in the calculation of diluted income per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events and the inclusion of such warrants and rights would be anti-dilutive under the treasury stock method.

Derivative Liabilities

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in the Company’s financial statements. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability and the change in fair value is recorded in other (expense) income, net in the consolidated statements of operations. In circumstances where there are multiple embedded instruments that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the balance sheet date.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption and are classified in interest expense in the condensed consolidated statements of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At June 30, 2020 and December 31, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

3. INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit, inclusive of 1,500,000 Units sold to the underwriters on June 23, 2017 upon the underwriters’ election to fully exercise their over-allotment option, generating gross proceeds of $115,000,000. Each Unit consists of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon the consummation of a Business Combination (“Right”), and one redeemable warrant to purchase one-half of one share of the Company’s common stock (“Warrant”). Each Warrant will entitle the holder to purchase one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share), subject to adjustment. No fractional shares will be issued upon exercise of the warrants. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of common stock underlying such Warrants and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants.

Each holder of a Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration).

There will be no redemption rights or liquidating distributions with respect to the Warrants and Rights, which will expire worthless if the Company fails to complete its Business Combination within the Combination Period.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 450,000 Private Units at $10.00 per Private Unit, generating gross proceeds of $4,500,000 in a Private Placement. In addition, on June 23, 2017, the Company consummated the sale of an additional 52,500 Placement Units at a price of $10.00 per Unit, which were purchased by the Sponsor and underwriters, generating gross

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

3. INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT (cont.)

proceeds of $525,000. Of these, 377,500 Private Units were purchased by the Sponsor and 125,000 Private Units were purchased by the underwriters. The proceeds from the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Initial Public Offering. In addition, for as long as the Private Placement Warrants are held by the underwriters or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement related to the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the Initial Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the Private Placement will be part of the liquidating distribution to the public stockholders and the Private Units and their component securities issued to the Sponsor will expire worthless.

4. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2016, the Company issued 2,875,000 shares of the Company’s common stock to the Sponsor (the “Founder Shares”) in exchange for a capital contribution of $25,000. The 2,875,000 Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to exercise their over-allotment option in full on June 23, 2017, 375,000 Founder Shares were no longer subject to forfeiture.

In conjunction with their investment in the Private Units, the underwriters or their designees also purchased membership interests in the Sponsor, through which the underwriters or their designees collectively have a pecuniary interest in 230,000 Founder Shares, pursuant to a separate private placement that closed simultaneously with the closing of the Initial Public Offering and the Private Placement. The Sponsor beneficially owns the Founder Shares allocated to the underwriters or their designees and retains sole voting and dispositive power over such securities until the closing of a Business Combination, at which time the Sponsor will distribute the Founder Shares to the underwriters or their designees for no additional consideration. Upon receipt of the Founder Shares, the underwriters or their designees will no longer retain their ownership interests in the Sponsor.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier to occur of (i) one year after the completion of a Business Combination, and (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property the (“Lock-Up Period”). Notwithstanding the foregoing, if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial Business Combination, then the lock-up will terminate.

In connection with the Business Combination Agreement, as fully described in Note 8, the Sponsor deposited in escrow with a third-party escrow agent 1,406,250 of its Founder Shares that it acquired prior to the Company’s Initial Public Offering (the “Escrowed Shares”). See Note 8.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

4. RELATED PARTY TRANSACTIONS (cont.)

Related Party Advances

As of December 31, 2019, the Sponsor advanced an aggregate of $1,209,512 to fund working capital purposes and Business Combination expenses, of which $840,482 was advanced during the year ended December 31, 2019. During the year ended December 31, 2019, the Company repaid an aggregate amount of $100,000 of such advances and an aggregate amount of $314,509 was converted into loans under the March Promissory Note described below. As of June 30, 2020 and December 31, 2019, advances of $795,003 were outstanding.

Administrative Service Fee

The Company agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the each of the three months ended June 30, 2020 and 2019, the Company incurred $30,000 of administrative service fees and for each of the six months ended June 30, 2020 and 2019, the Company incurred $60,000 of administrative service fees. As of June 30, 2020 and December 31, 2019, an aggregate of $276,000 and $286,000, respectively, is payable. As of June 30, 2020 and December 31, 2019, $286,000 of the amounts due for such fees are included as loans under the March Promissory Note described below and included in the convertible promissory note related party in the accompanying condensed consolidated balance sheets.

Convertible Promissory Note

On March 15, 2019, the Company issued the Sponsor the March Promissory Note, pursuant to which outstanding advances in the aggregate amount of $314,509 were converted into loans under the March Promissory Note and including the $573,433 Initial Loan from the Sponsor. The March Promissory Note is unsecured, non-interest bearing and due on the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. Up to $1,000,000 of the loans under the March Promissory Note may be converted, at the Sponsor’s discretion, into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. Through June 30, 2020, the Sponsor advanced the Company $371,696 under the Expense Reimbursement Agreement (as defined in Note 5), of which $33,877 was advanced during the six months ended June 30, 2020. Through June 30, 2020, the Company repaid $272,337 of the March Promissory Note, of which $62,922 was repaid during the six months ended June 30, 2020.

In connection with the Term Sheet entered into on April 10, 2019, Tyche paid the Sponsor $650,000 to purchase such obligations owed to the Sponsor under the March Promissory Note (see Note 8). In December 2019, the Tyche Note was transferred to 180.

As of June 30, 2020 and December 31, 2019, there was $337,301 and $366,346, respectively, outstanding under the March Promissory Note and no amounts outstanding under the Tyche Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

4. RELATED PARTY TRANSACTIONS (cont.)

not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. As of June 30, 2020 and December 31, 2019, the Company had $337,301 and $366,346, respectively, outstanding under the March Promissory Note.

5. EXPENSE REIMBURSEMENT AGREEMENT

On March 15, 2019, the Company entered into an expense reimbursement agreement (the “Expense Reimbursement Agreement”) with the Sponsor and KBL Healthcare Management, LLC (“KBL Management”), an affiliate of the Sponsor and its Chief Executive Officer, in recognition of the compensation expense incurred by KBL Management for services provided by one of their employees on behalf of the Sponsor to the Company. The Expense Reimbursement Agreement is effective January 1, 2019 until the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. Under the Expense Reimbursement Agreement, the Company will reimburse the Sponsor for the compensation expense incurred by KBL Management for its employee in the amount of $180,000 per year plus health insurance costs of $1,139 per month. At the Company’s election, the Company may pay amounts due pursuant to a non-interest bearing, unsecured promissory note. As of June 30, 2020 and December 31, 2019, amounts due under the Expense Reimbursement Agreement totaled $337,301 and $337,819, respectively, and has been included in the March Promissory Note (see Note 4).

6. DOMINION CONVERTIBLE PROMISSORY NOTES

On June 12, 2020 (the “Issue Date”), the Company entered into a $1,666,667 10% Secured Convertible Promissory Note and $138,889 10% Senior Secured Convertible Extension Promissory Note (together the “Dominion Convertible Notes”) with Dominion Capital LLC (the “Holder”), which was issued to the Holder in conjunction with 400,000 shares of common stock (the “Dominion Commitment Shares”). In conjunction with the SPA, the Company entered into a series of Leak Out Agreements in which certain parties agreed that they would not sell, dispose or otherwise transfer, in aggregate more than 5% of the composite daily trading volume of the common stock of the Company. Pursuant to the Leak-Out Agreement between the Company and Caravel CAD Fund Ltd., the Company issued 404,245 restricted shares of common stock (“Leak-Out Shares”).

The Company received $1,625,000 in cash from the Holder with the remainder retained by the Holder for the Original Issue Discount of $180,556. The Company incurred $90,072 in third-party fees directly attributed to the issuance of the Dominion Convertible Notes, debt discount related to the Dominion Commitment Shares and Leak-Out Shares pursuant to the transaction of $980,807 and a beneficial conversion feature of $358,899. The beneficial conversion feature of $358,899 was recorded as a debt discount with an offsetting entry to additional paid-in capital decreasing the Dominion Notes and increasing debt discount. The debt discount is being amortized to interest expense over the term of the debt. The Company agreed to pay the principal amount, together with guaranteed interest at the annual rate of 10% (unless the Company defaults, which increases the interest rate to 15%), with principal and accrued interest on the Dominion Convertible Notes due and payable on February 11, 2021 (the “Maturity Date”), unless converted under terms and provisions as set forth within the Dominion Convertible Notes. The Dominion Convertible Notes provide the Holder with the right to convert, at any time, all or any part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at a conversion price of $5.28 per share. The Dominion Convertible Notes require the Company to reserve at least 868,056 and 114,584 shares of common stock from its authorized and unissued common stock to provide for all issuances of common stock under the 10% Secured Convertible Promissory Note and 10% Senior Secured Convertible Extension Promissory Note, respectively. However, the Dominion Convertible Notes provide that the aggregate number shares of common stock issued to the Holder under the Dominion Convertible Notes shall not exceed 4.99% of the total number of shares of common stock outstanding as of the closing date unless the Company has obtained stockholder approval of the issuance (the “Beneficial Ownership Limitation”). The Holder, upon not

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

6. DOMINION CONVERTIBLE PROMISSORY NOTES (cont.)

less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation; provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Dominion Convertible Notes held by the Holder.

On the 10th day following the Company consummating any public or private offering of any securities or other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) on any date other than the Maturity Date, the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in cash an amount equal to the Mandatory Prepayment Amount but in no event greater than fifty percent (50%) of the gross proceeds from the Subsequent Offering.

The Company shall pay a late fee (the “Late Fees”) on any amount required to be paid under any transaction document and not paid when due, at a rate equal to the lesser of an additional 10% percent of such amount or the maximum rate permitted by applicable law which shall be due and owing daily from the date such amount is due hereunder through the date of actual payment in full of such amount in cash.

Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the lesser of two percent (2.0%) per month (twenty-four percent (24.0%) per annum) or the maximum rate permitted under applicable law. In addition, in any Event of Default, the Company must pay a mandatory default amount equal to one hundred thirty percent (130%) of the sum of the outstanding principal amount of the Dominion Convertible Notes at such time and all accrued interest unpaid at such time (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other party in respect of the Dominion Convertible Notes.

The Dominion Convertible Notes also contain a provision whereby the Holder is due a minimum interest amount or make whole amount meaning on any date and with respect to any principal amount owing under the Dominion Convertible Notes, the difference between (a) 10% of such principal amount, representing a full year of interest payments hereunder and (b) any payment of interest made prior to such date with respect to such principal amount. To be free from doubt, the minimum interest amount is only applicable for the initial 12 month period from the Issue Date.

The Company assessed each of the above provisions in the Dominion Convertible Notes under ASC Topic 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective term of the related note. The following are the key assumptions that were used in connection with the valuation of the derivative identified during the period ending June 30, 2020:

Fair market value of stock	$11.02
Exercise price	$5.28
Volatility	255%
Risk-free interest rate	0.18%
Derivative life (years)	0.62

The total derivative liability associated with these notes was $105,709 at June 30, 2020.

Principal of $1,805,556 remained outstanding as of June 30, 2020. Interest expense and amortization of debt discount, associated with the Dominion Convertible Notes during the three and six months ended June 30, 2020 amounted to $135,497, respectively. The unamortized discount related to the Dominion Convertible Notes was $1,096,458 at June 30, 2020.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

7. KINGSBROOK CONVERTIBLE PROMISSORY NOTES

On June 12, 2020 (the “Issue Date”), the Company entered into a $1,657,522 10% Secured Convertible Promissory Note and $138,889 10% Senior Secured Convertible Extension Promissory Note (together the “Kingsbrook Convertible Notes”) with Kingsbrook Opportunities Master Fund LP (the “Holder”), which was issued to the Holder in conjunction with 250,000 shares of common stock (the “Kingsbrook Commitment Shares”).

The Company received $125,000 in cash from the Holder with the remainder retained by the Holder for the Original Issue Discount of $13,889. The Company incurred $6,929 in third-party fees directly attributed to the issuance of the Kingsbrook Convertible Notes, debt discount related to the Kingsbrook Commitment Shares pursuant to the transaction of $25 and a beneficial conversion feature of $1,577,350. The beneficial conversion feature of $1,577,350 was recorded as a debt discount with an offsetting entry to additional paid-in capital decreasing the Kingsbrook Notes and increasing debt discount. The debt discount is being amortized to interest expense over the term of the debt. The Company recognized a $1,657,522 loss in earnings pursuant to the transaction. This amount was calculated as the excess of fair value of the liabilities recognized over the proceeds received of $1,657,522. The Company agreed to pay the principal amount, together with guaranteed interest at the annual rate of 10% (unless the Company defaults, which increases the interest rate to 15%), with principal and accrued interest on the Kingsbrook Convertible Notes due and payable on February 11, 2021 (the “Maturity Date”), unless converted under terms and provisions as set forth within the Kingsbrook Convertible Notes. The Kingsbrook Convertible Notes provide the Holder with the right to convert, at any time, all or any part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at a conversion price of $5.28 per share. The Kingsbrook Convertible Notes require the Company to reserve at least 1,823,275 and 114,584 shares of common stock from its authorized and unissued common stock to provide for all issuances of common stock under the 10% Secured Convertible Promissory Note and 10% Senior Secured Convertible Extension Promissory Note, respectively. However, the Kingsbrook Convertible Notes provide that the aggregate number shares of common stock issued to the Holder under the Kingsbrook Convertible Notes shall not exceed 4.99% of the total number of shares of common stock outstanding as of the closing date unless the Company has obtained stockholder approval of the issuance (the “Beneficial Ownership Limitation”). The Holder, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation; provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Kingsbrook Convertible Notes held by the Holder.

On the 10th day following the Company consummating any public or private offering of any securities or other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) on any date other than the Maturity Date, the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in cash an amount equal to the Mandatory Prepayment Amount but in no event greater than fifty percent (50%) of the gross proceeds from the Subsequent Offering.

Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the lesser of two percent (2.0%) per month (twenty-four percent (24.0%) per annum) or the maximum rate permitted under applicable law. In addition, in any Event of Default, the Company must pay a mandatory default amount equal to one hundred thirty percent (130%) of the sum of the outstanding principal amount of the Kingsbrook Convertible Notes at such time and all accrued interest unpaid at such time (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other party in respect of the Kingsbrook Convertible Notes.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

7. KINGSBROOK CONVERTIBLE PROMISSORY NOTES (cont.)

The Kingsbrook Convertible Notes also contain a provision whereby the Holder is due a minimum interest amount or make whole amount meaning on any date and with respect to any principal amount owing under the Kingsbrook Convertible Notes, the difference between (a) 10% of such principal amount, representing a full year of interest payments hereunder and (b) any payment of interest made prior to such date with respect to such principal amount. To be free from doubt, the minimum interest amount is only applicable for the initial 12 month period from the Issue Date.

The Company assessed each of the above provisions in the Kingsbrook Convertible Notes under ASC Topic 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective term of the related note. The following are the key assumptions that were used in connection with the valuation of the derivative identified during the period ending June 30, 2020:

Fair market value of stock	$11.02
Exercise price	$5.28
Volatility	255%
Risk-free interest rate	0.18%
Derivative life (years)	0.62

The total derivative liability associated with these notes was $108,479 at June 30, 2020.

Principal of $1,796,411 remained outstanding as of June 30, 2020. Interest expense and amortization of debt discount, associated with the Kingsbrook Convertible Notes during the three and six months ended June 30, 2020 amounted to $134,760, respectively. The unamortized discount related to the Kingsbrook Convertible Notes was $1,580,772 at June 30, 2020.

8. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares and Private Units and warrants that may be issued upon conversion of Working Capital Loans (and any shares of the Company’s common stock issuable upon the exercise of the Private Units and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

8. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On June 23, 2017, the underwriters elected to exercise their over-allotment option to purchase 1,500,000 Units at a purchase price of $10.00 per Unit.

In connection with the closing of the Initial Public Offering and the over-allotment option, the underwriters were paid a cash underwriting discount of $2,875,000. In addition, the underwriters deferred their fee of up to $4,025,000 until the completion of the initial Business Combination (the “Deferred Fee”). In June 2020, the underwriters waived their right to receive the $4,025,000 deferred fee which had been held in the Trust Account. The Company recorded the waiver of the Deferred Fee as a credit to additional paid in capital in the accompanying statement of stockholders’ equity.

Concurrently with the closing of the Initial Public Offering, the underwriters purchased an aggregate of 125,000 Private Units at $10.00 per Private Unit.

In conjunction with their investment in the Private Units, the underwriters or their designees also purchased membership interests in the Sponsor, through which the underwriters or their designees collectively have a pecuniary interest in 230,000 Founder Shares, pursuant to a separate private placement that closed simultaneously with the closing of the Initial Public Offering and the Private Placement.

Business Combination

On April 10, 2019, the Company entered into a non-binding term sheet (the “Term Sheet”) for a Business Combination transaction (the “Transaction”) with 180. In connection with the Term Sheet, 180, Katexco Pharmaceuticals Corp., a British Columbia corporation (“Katexco”), CannBioRx Pharmaceuticals Corp., a British Columbia corporation (“CBR Pharma”), 180 Therapeutics L.P., a Delaware limited partnership (“180 LP” and together with Katexco and CBR Pharma, the “180 Subsidiaries” and, together with 180, the “180 Parties”) agreed to loan $400,000 to the Company to be used to fund the Company’s operating expenses, deal transaction expenses and any financing expenses for the Transaction (the “Operating Expenses”), and up to an additional $300,000 to be used by the Company in connection with any future extensions of the deadline for the Company to consummate a Business Combination (the “Extension Expenses”).

The loans are interest-free and can be pre-paid at any time without penalty, but are required to be paid back (subject to a customary waiver against the Company’s Trust Account) upon the earlier of (i) the closing of the Transaction, (ii) the consummation by the Company of a transaction with a third party constituting the Company’s initial Business Combination, or (iii) the liquidation of the Company if it does not consummate an initial Business Combination prior to its deadline to do so (a “Liquidation”). Promptly after signing the Term Sheet, the Company received the loan of $400,000 to fund the Operating Expenses.

In connection with the Term Sheet, Tyche Capital LLC (the “Tyche”) paid $650,000 to the Sponsor to purchase $650,000 of the obligations owed to the Sponsor under the March Promissory Note (the “Tyche Note”), but Tyche waived any rights under the assigned portion of the March Promissory Note to convert the obligations under the assigned portion of the March Promissory Note into units of the post-Business Combination entity. Pursuant to the Term Sheet, Tyche also agreed to provide equity financing for the Transaction to ensure that the Company has sufficient cash at the closing of the Transaction to meet its $5,000,001 net tangible assets test. In December 2019, the $650,000 Tyche Note was transferred to 180.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

8. COMMITMENTS AND CONTINGENCIES (cont.)

On July 25, 2019, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with 180, the 180 Subsidiaries, Merger Sub, and Lawrence Pemble, in his capacity as representative of the stockholders of 180 and the stockholders of the 180 Subsidiaries (the “Stockholder Representative”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, Merger Sub will merge with and into 180, with 180 continuing as the Company’s wholly owned subsidiary at the closing (the “Closing”).

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, (a) each outstanding share of 180 common stock will be converted into the right to receive a number of shares of the Company’s common stock (the “KBL Common Stock”) equal to the exchange ratio described below; (b) each outstanding share of 180 preferred stock will be converted into the right to receive a number of shares of the Company’s preferred stock on a one-for-one basis; and (c) each outstanding exchangeable share of 180 or any of the 180 Subsidiaries, as the case may be, will be converted into the right to receive a number of exchangeable shares equal to the exchange ratio described below. Each exchangeable share will be an exchangeable share in a Canadian subsidiary of the Company that will be exchangeable for KBL Common Stock.

Subject to the terms and conditions of the Business Combination Agreement, at the Closing, the Company will acquire 100% of the outstanding equity and equity equivalents of 180 (including options, warrants or other securities that have the right to acquire or convert into equity securities of the Company) in exchange for shares of KBL Common Stock (the “Transaction Shares”) valued at $175 million, subject to adjustment. Each Transaction Share will have a value equal to $10.00. The $175 million of consideration will be reduced by the amount of any liabilities of 180 in excess of $5 million at the Closing.

The 180 Business Combination will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement, as an exhibit to a Current Report on Form 8-K filed with the SEC on July 26, 2019 and in the Registration Statement on Form S-4 filed by us with the SEC on November 12, 2019 and amended on February 10, 2020.

During the year ended December 31, 2019, the Company received additional advances in the aggregate amount of $1,049,825 from the 180 Parties to fund Operating Expenses and Extension Expenses. During the six months ended June 30, 2020, the Company received additional advances in the aggregate amount of $9,990 and repaid advances in the amount of $330,000. As of June 30, 2020 and December 31, 2019, a total of $1,379,815 and $1,699,825, respectively, is due under the advances from the 180 Parties.

Founder Shares Escrow

In connection with the Business Combination Agreement, the Sponsor deposited in escrow with a third-party escrow agent 1,406,250 of its Founder Shares that it acquired prior to the Company’s Initial Public Offering (the “Escrowed Shares”). The Escrowed Shares will be transferred to Tyche, less any portion used for financing for the Transaction, upon the earlier of (i) the closing of the Transaction or (ii) a Liquidation; provided, that if the Company consummates its initial Business Combination with a third party other than 180 or its affiliates, upon the consummation of such Business Combination, in addition to paying the loans described above, the Sponsor will transfer to Tyche a number of Escrowed Shares equal in value to three times the amount of the loans, with each Escrowed Share valued at the price paid to each public stockholder that redeems its shares in connection with such initial Business Combination.

Additional information on the Business Combination is available in the Company’s Form S-4 filed by us with the SEC on November 12, 2019 and amended on February 10, 2020.

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

9. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At June 30, 2020 and December 31, 2019, there are no preferred shares issued or outstanding.

Common Stock — The Company is authorized to issue 35,000,000 shares of the Company’s common stock with a par value of $0.0001 per share. Holders of the Company’s shares of the Company’s common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 5,077,321 and 4,458,149 shares of common stock issued and outstanding, respectively, excluding 396,781 and 33,618 shares of common stock subject to possible redemption, respectively.

10. TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS

The Trust Account can be invested in U.S. government securities, within the meaning set forth in the Investment Company Act, having a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

The Company’s amended and restated certificate of incorporation provide that, other than the withdrawal of interest to pay income taxes and up to $50,000 of interest to pay dissolution expenses if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of Public Shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination within the Combination Period or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete a Business Combination within the Combination Period.

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$11,276,350	$11,877,654
Derivative liability	3	$214,188	$—

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable

KBL MERGER CORP. IV
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020
(unaudited)

10. TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS (cont.)

inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liability. Level 3 financial liabilities consisted of the derivative liability for which the determination of fair value required significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

At June 30, 2020 and December 31, 2019 there were no transfers in or out between the levels in the fair value hierarchy.

The following table provides a reconciliation of the beginning and ending balances for the derivative liability measured using significant unobservable inputs (Level 3):

(in millions)
Balance – January 1, 2020	$—
Initial classification of derivative liability	214,188
Balance – June 30, 2020	$214,188

11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On July 9, 2020, the Company’s stockholders approved to further extend the period of time for which the Company is required to consummate a Business Combination (the “Fifth Extension Amendment”) from July 9, 2020 to November 9, 2020 or such earlier date as determined by the Board (the “Combination Period”). The number of shares of common stock presented for redemption in connection with the Fifth Extension Amendment was 106,186. The Company paid cash in the aggregate amount of $1,160,695, or approximately $10.93 per share, to redeeming stockholders. As a result of the payment on the shares of common stock presented for redemption in connection with the Fifth Extension Amendment, cash and marketable securities held in the Trust Account decreased to $10,279,476 at July 9, 2020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
180 Life Sciences Corp.
(formerly known as CannBioRx Life Sciences Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 180 Life Sciences Corp. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficiency) and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.
New York, NY
August 28, 2020

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

	December 31,
	2019	2018
Assets
Current Assets:
Cash	$83,397	$567,220
Subscription receivable	—	120,929
Due from related parties	73,248	49,277
Notes receivable, net (see Note 6)	—	—
Prepaid expenses and other current assets	591,648	254,534
Prepaid expenses and other current assets – related parties	—	24,014
Total Current Assets	748,293	1,015,974
Deposits – related parties	—	17,590
Property and equipment, net	54,307	22,119
Intangible assets, net	2,121,834	403,532
In-process research and development	12,536,950	—
Goodwill	36,423,084	—
Total Assets	$51,884,468	$1,459,215

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:
Accounts payable	$4,103,566	$212,654
Accounts payable – related parties	123,035	32,555
Accrued expenses	1,691,466	251,231
Accrued expenses – related parties	177,074	—
Due to related parties	17,341	—
Loans payable	116,250	—
Loans payable – related parties	220,525	—
Convertible notes payable	2,736,946	—
Convertible notes payable – related parties	454,604	—
Accrued issuable equity	—	640,116
Accrued issuable equity – related parties	—	7,548,870
Investor deposits	—	450,734
Total Current Liabilities	9,640,807	9,136,160

Deferred tax liability	3,672,759	—
Total Liabilities	13,313,566	9,136,160
Commitments and contingencies (see Note 12)

Stockholders’ Equity (Deficiency):
Preferred stock, $0.0001 par value; 2 shares authorized; 2 shares and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Common stock, $0.0001 par value; 150,000 shares authorized; 82,204 shares and 10,510 shares issued and outstanding at December 31, 2019 and 2018, respectively	8	1
Additional-paid in capital	75,891,671	4,089,040
Accumulated other comprehensive income	152,803	313,548
Accumulated deficit	(37,473,580)	(12,079,534)
Total Stockholders’ Equity (Deficiency)	38,570,902	(7,676,945)
Total Liabilities and Stockholders’ Equity (Deficiency)	$51,884,468	$1,459,215

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Operating Expenses (Income):
Research and development	$1,887,402	$895,236
General and administrative	5,701,705	2,515,576
General and administrative – related parties	340,765	3,875,726
Modification of stock award – related parties	12,959,360	—
Rental income – related parties	(25,946)	—
Total Operating Expenses, Net	20,863,286	7,286,538
Loss From Operations	(20,863,286)	(7,286,538)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—
Other income – related parties	552,329	—
Interest income	3,727	10,196
Interest expense	(162,066)	—
Interest expense – related parties	(23,074)	—
Loss on extinguishment of convertible note payable	(703,188)	—
Change in fair value of accrued issuable equity	(327,879)	—
Change in fair value of accrued issuable equity – related parties	(3,881,819)	(4,803,192)
Total Other Expense, Net	(4,540,256)	(4,792,996)
Loss Before Income Taxes	(25,403,542)	(12,079,534)
Income tax benefit	9,496	—
Net Loss	(25,394,046)	(12,079,534)

Other Comprehensive (Loss) Income:
Foreign currency translation adjustments	(160,745)	313,548
Total Comprehensive Loss	$(25,554,791)	$(11,765,986)

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in US Dollars)

	For The Year Ended December 31, 2019
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,946)
Issuances of common stock for:
Cash and services(1)	—	—	2,589	—	1,463,802	—	—	1,463,802
Satisfaction of accrued issuable equity and investor deposits	—	—	18,297	2	12,992,468	—	—	12,992,470
Modification of stock award – related party	—	—	—	—	12,959,360	—	—	12,959,360
Beneficial conversion feature on convertible debt issued	—	—	—	—	250,839	—	—	250,839
Shares issued in connection with reorganization	2	—	50,808	5	45,866,494	—	—	45,866,499
Effect of reverse acquisition	—	—	—	—	(1,730,332)	—	—	(1,730,332)
Comprehensive loss:
Net loss	—	—	—	—	—	—	(25,394,046)	(25,394,046)
Other comprehensive loss	—	—	—	—	—	(160,745)	—	(160,745)
Balance – December 31, 2019	2	$—	82,204	$8	$75,891,671	$152,803	$(37,473,580)	$38,570,901

____________

(1)      Includes $1,130,656 of cash consideration

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) — Continued
(Expressed in US Dollars)

	For The Period From March 7, 2018 (Inception) Through December 31, 2018
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
	Shares	Amount	Shares	Amount
Balance – March 7, 2018 (Inception)	—	$—	—	$—	$—	$—	$—	$—
Issuances of common stock for:
Cash and services(2)	—	—	8,764	1	3,581,701	—	—	3,581,702
Intangible assets	—	—	662	—	386,410	—	—	386,410
Subscription receivable(3)	—	—	1,084	—	120,929	—	—	120,929
Comprehensive loss:
Net loss	—	—	—	—	—	—	(12,079,534)	(12,079,534)
Other comprehensive income	—	—	—	—	—	313,548	—	313,548
Balance – December 31, 2018	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,945)

____________

(2)      Includes $3,503,652 of cash consideration for 8,633 shares of common stock.

(3)      Cash consideration of $120,929 was received in July 2019.

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Cash Flows From Operating Activities
Net loss	$(25,394,046)	$(12,079,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	72,244	19,231
Capitalized interest on the convertible notes	105,641	—
Capitalized interest on the convertible notes – related parties	9,604	—
Bad debt expense	649,825	—
Stock-based compensation	340,411	3,832,902
Modification of stock award – related party	12,959,360	—
Gain on sale of property and equipment	(1,714)	—
Loss on extinguishment of convertible note payable	703,188	—
Deferred tax liability	(9,496)	—
Change in fair value of accrued issuable equity	327,879	—
Change in fair value of accrued issuable equity – related parties	3,881,819	4,803,192
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	405,415	(265,540)
Prepaid expenses and other current assets – related parties	22,507	(25,101)
Due from related parties	(22,570)	(51,506)
Deposits	91,813	—
Deposits – related parties	18,090	(18,386)
Accounts payable	2,850,320	222,162
Accounts payable – related parties	45,325	34,028
Accrued expenses	196,807	262,598
Accrued expenses – related parties	58,202	—
Due to related parties	(100,759)	—
Deferred income – related parties	(528,519)	—
Total adjustments	22,075,392	8,813,580
Net Cash Used In Operating Activities	(3,318,654)	(3,265,954)

Cash Flows From Investing Activities
Purchases of property and equipment	—	(25,689)
Acquisition of intangible assets	(144,402)	(50,000)
Issuance of notes receivable	(649,825)	—
Cash acquired in Reorganization	86,078	—
Net Cash Used In Investing Activities	$(708,149)	$(75,689)

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Cash Flows From Financing Activities
Proceeds from sale of common stock	$1,132,676	$3,503,652
Deposits for sales of common stock	—	471,127
Proceeds from subscription receivable	124,369	—
Proceeds from loans payable	116,250	—
Proceeds from loans payable – related parties	219,053	—
Proceeds from convertible notes payable	2,175,000	—
Proceeds from convertible notes payable – related parties	175,000	—
Cash Provided By Financing Activities	3,942,348	3,974,779

Effect of Exchange Rate Changes on Cash	(399,368)	(65,916)

Net (Decrease) Increase In Cash	(483,823)	567,220
Cash – Beginning of Period	567,220	—
Cash – End of Period	$83,397	$567,220

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$—	$—

Non-cash Investing and Financing Activities:
Issuance of common stock in satisfaction of accrued issuable equity	$12,631,663	$—
Issuance of common stock in satisfaction of investor deposits	$463,557	$—
Receivable from related party in connection with sale of property and equipment	$8,902	$—
Recognition of beneficial conversion feature as loss on extinguishment of convertible note payable	$250,839	$—
Redemption premium and restructuring fee recognized as an increase in convertible note principal	$452,349	$—
Common stock issued for the purchase of intangible assets	$—	$386,410
Subscription receivable	$—	$120,929

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Life Sciences Corp. (“180”, f/k/a CannBioRx Life Sciences Corp.) was incorporated in the State of Delaware on January 28, 2019 (180 collectively with its subsidiaries are hereafter referred to as the “Company”). 180 is located in the United States (“U.S.”), and is a medical pharmaceutical company focused upon unmet medical needs in the areas of chronic pain, inflammation, inflammatory diseases, and fibrosis by employing innovative research and, where appropriate, combination therapies, through its three wholly owned subsidiaries, Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Therapeutics L.P. (“180 LP”). Katexco, CBR Pharma and 180 LP are together, the “180 Subsidiaries.” Additionally, 180’s wholly owned subsidiaries Katexco Callco, ULC, Katexco Purchaseco, ULC, CannBioRex Callco, ULC, and CannBioRex Purchaseco, ULC were formed in the Canadian Province of British Columbia on May 31, 2019 to facilitate the acquisition of Katexco, CBR Pharma and 180 LP, as described below.

Katexco is a medical pharmaceutical company researching and developing orally available therapies harnessing endocannabinoid and nicotine receptors to treat inflammatory diseases. CBR Pharma is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases. 180 LP is a clinical stage biopharmaceutical company focused on the discovery and development of biologic therapies for the treatment of fibrosis.

On July 16, 2019, 180, Katexco, CBR Pharma and 180 LP consummated a reorganization wherein 180 acquired 100% of the outstanding shares of Katexco, CBR Pharma, and 180 LP (the “Reorganization”). The Reorganization was accounted for as a reverse acquisition, and Katexco is deemed to be the accounting acquirer, while 180, CBR Pharma and 180 LP are deemed to be the “Accounting Acquirees”. Consequently, the assets and liabilities and the historical operations that are reflected in these consolidated financial statements prior to the Reorganization are those of Katexco. Katexco was incorporated on March 7, 2018 under the provisions of the British Corporation Act of British Columbia. The preferred stock, common stock, additional paid in capital and earnings per share amounts in these consolidated financial statements for the period prior to the Reorganization have been restated to reflect the recapitalization based on the shares issued to the Katexco shareholders. References herein to the “Company” are to Katexco for the period prior to the Reorganization and are to 180 (as combined with the 180 Subsidiaries) after the Reorganization.

On July 25, 2019, the Company entered into an agreement (the “Business Combination Agreement”) with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”) and KBL Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of KBL after the closing (the “Business Combination”). The Merger Sub will purchase 100% of the outstanding equity and equity equivalents of the Company as of the date of closing in exchange for 17.5 million shares of KBL common stock, reduced by the number of shares equal to the amount of any liabilities of the Company in excess of $5 million at the closing divided by $10. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon (i) stockholder and any necessary regulatory approvals, (ii) the effectiveness of a registration statement; and (iii) KBL having at least $5,000,001 of net tangible assets. The Business Combination is deemed to be a capital transaction of 180 (the legal acquiree) for accounting purposes and is equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization. See Note 16 — Subsequent Events — Business Combination Update.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since Inception. During the year ended December 31, 2019, the Company incurred a net loss of $25,394,046 and used $3,318,654 of cash in operations. As of December 31, 2019, the Company has an accumulated deficit of $37,473,580 and a working capital deficit of $8,892,514. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable,

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS (cont.)

it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations, including closing on the Business Combination with KBL. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the consolidated financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these consolidated financial statements and the accompanying consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries.

Principles of Consolidation

The consolidated financial statements include the historical accounts of Katexco as accounting acquirer (see Note 4 — Reorganization and Recapitalization) and, effective with the closing of the Reorganization, the accounting acquirees. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the consolidated financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, the fair value of equity shares, the valuation of intangible assets in acquisition accounting, the useful lives of long-lived assets and the recovery of notes receivable and other assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Accounting for Business Combinations

As required by U.S. GAAP, the Company records acquisitions under the acquisition method of accounting, under which the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price over the estimated fair value of net assets acquired is reflected as goodwill. The Company

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

uses estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require significant assumptions, including projections of future events and operating performance. The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. The functional currency of certain subsidiaries is the Canadian Dollar (“CAD”) or British Pound (“GBP”). Assets and liabilities are translated based on the exchange rates at the balance sheet date (0.7689 and 0.7329 for the CAD, 1.3262 and 1.2741 for the GBP as of December 31, 2019 and 2018, respectively), while expense accounts are translated at the weighted average exchange rate for the period (0.7568 and 0.7660 for the CAD and 1.2613 and 1.2994 for the GBP for the year ended December 31, 2019 and the period from March 7, 2018 through December 31, 2018, respectively). Equity accounts are translated at historical exchange rates. The resulting translation adjustments are recognized in stockholders’ equity (deficiency) as a component of accumulated other comprehensive income.

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than investments by owners or distributions to owners and includes foreign currency translation adjustments as described above. During the year ended December 31, 2019 and for the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded other comprehensive gain/(loss) of ($160,745) and $313,548, respectively, as a result of foreign currency translation adjustments.

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $7,652 and ($5,618) of foreign currency transaction gains/(losses) for the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, respectively. Such amounts have been classified within general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company had no cash equivalents at December 31, 2019 or 2018. As of December 31, 2019, the Company had bank accounts in the United States, Canada and the United Kingdom. The Company’s cash deposits in United States, Canadian and English financial institutions may at times may be in excess of the Federal Deposit Insurance Corporation (“FDIC”), the Canadian Deposit Insurance Corporation (“CDIC”) or the Financial Services Compensation Scheme (“FSCS”) insurance limits, respectively. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2019 and 2018, the Company had uninsured balances of CAD $0 and CAD $660,945 ($484,407), respectively, with the CDIC.

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, and leasehold improvements and is stated at cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated on a straight-line basis over the useful life of the related asset (5 years). Leasehold improvements are amortized on a straight-line basis over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

Intangible Assets and In-Process Research and Development (“IPR&D”)

Intangible assets consist of licensed patents held by Katexco as well as technology licenses acquired in connection with the Reorganization. Licensed patents are amortized over the remaining life of the patent. Technology

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

licenses acquired for the development and commercialization of certain licenses and knowledge are amortized on a straight-line basis over the estimated useful lives of the underlying patents. It will be necessary to monitor and possibly adjust the useful lives of the licensed patents and technology licenses depending on the results of the Company’s research and development activities.

IPR&D assets represent the fair value assigned to technologies that were acquired on July 16, 2019 in connection with the Reorganization, which have not reached technological feasibility and have no alternative future use. IPR&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects. During the period that the IPR&D assets are considered indefinite-lived, they are tested for impairment on an annual basis, or more frequently if the Company becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the IPR&D assets are less than their carrying amounts. If and when development is complete, which generally occurs upon regulatory approval, and the Company is able to commercialize products associated with the IPR&D assets, these assets are then deemed definite-lived and are amortized based on their estimated useful lives at that point in time. If development is terminated or abandoned, the Company may record a full or partial impairment charge related to the IPR&D assets, calculated as the excess of the carrying value of the IPR&D assets over their estimated fair value.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. An impairment exists when the carrying value of the long-lived asset is not recoverable and exceeds its estimated fair value. No impairment charges were recorded during the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, respectively.

Impairment of Goodwill

When testing goodwill for impairment, the Company assesses qualitative factors for our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If impairment is more likely than not, the Company will perform a quantitative test of impairment. At December 31, 2019, the Company performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units is less than their carrying amounts. Based on the Company’s qualitative assessments, the Company concluded that a positive assertion can be made that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairment of goodwill was identified at December 31, 2019.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities;

•        Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

•        Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts of the Company’s financial instruments, consisting primarily of notes receivable, loans payable and convertible notes payable, approximate their fair values as presented in these consolidated financial statements due to the short-term nature of those instruments.

Convertible Notes

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with ASC Topic 815 of the Financial Accounting Standards Board (“FASB”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Bifurcated embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined to not be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature (“BCF”) by comparing the commitment date fair value to the effective conversion price of the instrument. The Company records a BCF as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. BCFs that are contingent upon the occurrence of a future event are recognized when the contingency is resolved.

Research and Development

Research and development expenses are charged to operations as incurred. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company incurred $1,887,402 and $895,236, respectively, of research and development expenses.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date and is estimated by management based on observations of the recent cash sales prices of common stock. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Income Taxes

The Company accounts for income taxes under the provisions of ASC Topic 740 “Income Taxes” (“ASC 740”).

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations and comprehensive loss.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 16, Subsequent Events.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021 . The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning in fiscal years after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. The Company is currently assessing the impact that this pronouncement will have on its consolidated financial statements.

In February 2020, the FASB issued ASU No. 2020-02, Financial Instruments — Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date (“ASU 2020-02”) which provides clarifying guidance and minor updates

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

Recently Adopted Accounting Pronouncements

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. The Company adopted this guidance on January 1, 2019 with no impact to its consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)” (“ASU 2017-11”). Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company early adopted ASU 2017-11 on July 1, 2019 and the adoption had no immediate impact on the Company’s consolidated financial statements.

In January 2019, the Company adopted ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have an impact on the Company’s consolidated financial statements.

NOTE 4 — REORGANIZATION AND RECAPITALIZATION

On July 16, 2019, in connection with the Reorganization, the Company issued an aggregate of 50,808 shares of common stock, and 2 shares of preferred stock which are convertible into an aggregate of 17,763 shares of common stock at the option of the holders, to the former shareholders of CBR Pharma and 180 LP, in exchange for 100% of the outstanding equity and equity equivalents of CBR Pharma and 180 LP. Of the 50,808 shares of common stock issued in connection with the Reorganization, 16,000 shares issued to a consultant were subject to redemption by 180 (the “Contingently Redeemable Shares”) for an aggregate redemption price of $4.00 if (i) the closing of the Business Combination did not occur on or prior to October 31, 2019; or (iii) the consultant terminated its service with 180 prior to October 31, 2019. On November 11, 2019, the Company agreed to waive its right of redemption in connection with the Contingently Redeemable Shares. See Note 13, Stockholders’ Equity (Deficiency), Contingently Redeemable Shares.

The Reorganization as described in Note 1, Business Organization and Nature of Operations was accounted for as a reverse acquisition using the acquisition method of accounting, with Katexco being the accounting acquirer for financial reporting purposes.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 4 — REORGANIZATION AND RECAPITALIZATION (cont.)

The following table summarizes the purchase price consideration paid to the accounting acquirees:

	CBR Pharma	180 LP	Total
Debt assumed	$—	$270,000	$270,000
Shares at fair value(a)	24,927,275	20,939,224	45,866,499
Total consideration	$24,927,275	$21,209,224	$46,136,499

____________

(a)      Represents the fair value of 28,571 and 24,000 shares of common stock and common stock equivalents issued to the former shareholders of CBR Pharma and 180 LP, respectively. The value of the Contingently Redeemable Shares was not accounted for since, as of the date of the Reorganization it was not probable that the conditions for which the redemption provision could be removed would be met.

The following table represents the preliminary allocation of the assets acquired and liabilities assumed, based on their fair values on the acquisition date:

	CBR Pharma	180 LP	Total
Cash	$47,268	$38,810	$86,078
Prepaid expenses(1)	126,606	595,849	722,455
Other receivables	—	420,000	420,000
Deposits	86,192	—	86,192
Property and equipment	47,958	—	47,958
Technology licenses(2)	1,609,000	—	1,609,000
In process research and development(2)	1,584,000	10,943,000	12,527,000
Due from (to) related parties	783,593	(555,100)	228,493
Accounts payable and accrued expenses	(1,528,894)	(134,081)	(1,662,976)
Deferred income, related party(3)	(36,537)	(492,329)	(528,866)
Deferred tax liabilities	(832,000)	(2,845,180)	(3,677,180)
Net fair value of assets acquired and liabilities assumed	1,887,185	7,970,969	9,858,154
Goodwill (2)	23,040,089	13,238,255	36,278,344
Total	$24,927,275	$21,209,224	$46,136,498

____________

(1)      Includes $588,349 related to prepaid research and development expenses with Oxford University. See Note 12 — Commitments and Contingencies.

(2)      Changes in the balance of technology licenses, in process research and development and goodwill reflected on the balance sheet are the result of the impact of the change in foreign currency exchange rates.

(3)      Represents deferred income associated with the Reformation Pharmaceuticals Agreement. See Note 12 — Commitments and Contingencies.

Management, with the assistance of an independent valuation firm, valued the technology licenses and the in-process research and development utilizing the cost approach. The goodwill is attributed to (a) synergies arising from the overlap of clinical research among the entities; (b) the benefit of future market, drug and product development; and (c) the benefit of revenue growth from both areas. The deferred tax liability relates to the book-tax basis difference associated with the intangible assets at an estimated tax rate of 26%, which is an estimate of the blended United States and Canadian federal and state/province effective income tax rates.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 4 — REORGANIZATION AND RECAPITALIZATION (cont.)

Pro Forma Results

The following table sets forth the unaudited pro forma results of the Company as if the Reorganization were effective on January 1, 2018. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

	Years Ended December 31,
	2019	2018
Revenues	$—	$—
Operating loss	$(25,300,321)	$(12,067,255)
Net loss	$(29,437,823)	$(16,901,970)

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses consist of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Research and expense tax credit receivable	$211,740	$—
Research and development expenses	186,391	—
Professional fees	115,166	146,504
Value-added tax receivable	43,352	44,753
License maintenance fee	32,558	—
Travel expenses	479	45,598
Short-term advances	—	10,000
Insurance	—	7,401
Other	1,962	278
	$591,648	$254,534

As of December 31, 2019 and 2018, prepaid expenses — related parties was $0 and $24,014, respectively. As of December 31, 2018, prepaid expenses — related parties consisted of professional fees, advances and rent of $17,342, $3,132 and $3,540, respectively. See Note 15 — Related Parties for details.

NOTE 6 — NOTES RECEIVABLE, NET

The Company had the following notes receivable from KBL as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Notes receivable from KBL dated April 10, 2019	$1,050,000	$—
Notes receivable from KBL dated August 21, 2019	250,000	—
Notes receivable from KBL dated August 28, 2019	184,895	—
Notes receivable from KBL dated September 18, 2019	107,975	—
Notes receivable from KBL dated October 31, 2019	106,955	—
Subtotal	1,699,825	—
Provision for uncollectible notes receivable	(1,699,825)	—
	$—	$—

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 6 — NOTES RECEIVABLE, NET (cont.)

On April 10, 2019, the Company loaned $1,050,000 to KBL to fund its operating expenses, deal transaction expenses, and any financing expenses for the Business Combination. During August, September, and October 2019, the Company loaned an aggregate of $649,825 to KBL. The notes do not accrue interest and mature upon the closing of the Business Combination or the liquidation of KBL, whichever comes first.

The notes receivable from KBL are fully reserved because recoverability cannot be assured in the event the Business Combination does not close. The Company recorded bad debt expense of $649,825 during the year ended December 31, 2019, related to the notes receivable from KBL, which is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss.

NOTE 7 — INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2019 and 2018:

	Remaining Amortization Period In Years at December 31, 2019	As of December 31, 2019			As of December 31, 2018
		Gross Asset Value	Accumulated Amortization	Net Carrying Value	Gross Asset Value	Accumulated Amortization	Net Carrying Value
Licensed patents	15.1	$583,145	$(43,314)	$539,831	$419,473	$(15,941)	$403,532
Technology license	19.5	1,619,107	(37,104)	1,582,003	—	—	—
		$2,202,252	$(80,418)	$2,121,834	$419,473	$(15,941)	$403,532

Changes in the gross asset value of licensed patents and technology licenses from the dates acquired are the result of changes in the foreign currency exchange rate.

The Company recorded amortization expense of $62,589 and $16,662 during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) through December 31, 2018, respectively, related to intangible assets which is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss.

Future amortization related to intangible assets is as follows:

For the Years Ending December 31,
2020	$113,770
2021	114,667
2022	114,667
2023	114,667
2024	114,667
Thereafter	1,549,396
$2,121,834

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Consulting fees	$613,115	$24,765
Employee and director compensation	395,248	219,870
Professional fees	459,084	—
Research and development fees	120,631	—
Patent costs	84,814	—
Interest	15,571	—
Other	3,003	—
Travel expenses	—	6,596
	$1,691,466	$251,231

As of December 31, 2019 and 2018, accrued expenses — related parties was $177,074 and $0, respectively. As of December 31, 2019, accrued expenses — related parties consisted of accrued interest on the loans and convertible notes payable, accounting fees and professional fees of $78,610, $68,000 and $30,464, respectively. See Note 15 — Related Parties for details.

NOTE 9 — ACCRUED ISSUABLE EQUITY AND INVESTOR DEPOSITS

Accrued Issuable Equity

A Level 3 reconciliation of accrued issuable equity is as follows:

	Accrued Issuable Equity	Accrued Issuable Equity - Related Parties	Total
Balance – March 7, 2018 (Inception)	$—	$—	$—
Accrued issuable equity	662,134	3,051,739	3,713,873
Change in fair value of accrued issuable equity	—	4,803,192	4,803,192
Effect of FX translation	(22,018)	(306,061)	(328,078)
Balance – December 31, 2018	640,116	7,548,870	8,188,986
Change in fair value of accrued issuable equity	327,879	3,881,819	4,209,698
Shares issued in satisfaction of accrued issuable equity	(979,365)	(11,553,510)	(12,532,875)
Effect of FX translation	11,370	122,821	134,191
Balance – December 31, 2019	$—	$—	$—

During the period from March 7, 2018 through December 31, 2018, the Company agreed to issue 1,146 shares of common stock initially valued at $662,134 in exchange for services rendered (the “Service Shares”). The Service Shares had not been issued as of December 31, 2018 and the fair value of the unissued shares as of December 31, 2018 was $640,116. The Service Shares were issued in June 2019. The aggregate fair value of the Service Shares at the date of issuance was $979,365. The Company recorded $327,879 of change in fair value of accrued issuable equity in the accompanying consolidated statements of operations and comprehensive loss related to the increase in the fair value of the Service Shares from December 31, 2018 through the date that the shares were issued. The U.S. dollar carrying value of accrued issuable equity also changed during the period as a result of translation adjustments resulting from exchange rate fluctuations.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 9 — ACCRUED ISSUABLE EQUITY AND INVESTOR DEPOSITS (cont.)

During the period from March 7, 2018 through December 31, 2018, the Company entered into subscription agreements with certain management and officers of the Company for the issuance of 13,534 shares of common stock initially valued at $2,953,587 (the “Related Party Shares”) for services rendered. The fair value of the subscribed but unissued Related Party Shares was $7,548,870 at December 31, 2018 and is reflected in accrued issuable equity — related parties on the accompanying consolidated balance sheet at December 31, 2018. The Company issued the Related Party Shares during June 2019. The aggregate fair value of the Related Party Shares at the date of issuance was $11,553,510. The increase of $3,881,819 in the fair value of the Related Party Shares from December 31, 2018 through the date of issuance is recorded as change in fair value of accrued issuable equity in the accompanying consolidated statements of operations and comprehensive loss. The U.S. dollar carrying value of accrued issuable equity also decreased during the period as a result of translation adjustments resulting from exchange rate fluctuations.

Investor Deposits

During the period from March 7, 2018 through December 31, 2018, the Company entered into subscription agreements with certain investors for the issuance of 3,619 shares of common stock (the “Investor Shares”) for cash consideration of $450,734. The cash was received by the Company and the shares had not been issued as of December 31, 2018 and, accordingly, the Company recorded investor deposits of $450,734 as a liability on the accompanying consolidated balance sheet. The Company issued the Investor Shares during the period from January 2019 to June 2019.

NOTE 10 — LOANS PAYABLE

The Company had the following loans payable as of December 31, 2019 and 2018:

	Simple Interest Rate	As of December 31,
		2019	2018
Loan payable issued September 18, 2019	8%	$50,000	$—
Loan payable issued October 29, 2019	8%	66,250	—
		$116,250	$—

Loans payable to related parties consist of loans payable to certain of the Company’s officers, directors and a greater than 10% investor. The Company had the following loans payable to related parties as of December 31, 2019 and 2018:

	Simple Interest Rate	As of December 31,
		2019	2018
Loan payable issued September 18, 2019	8%	$50,000	$—
Loan payable issued October 8, 2019	0%	4,000	—
Loan payable issued October 20, 2019	8%	79,572	—
Loan payable issued October 28, 2019	8%	6,887	—
Loan payable issued October 29, 2019	8%	40,000	—
Loan payable issued October 29, 2019	8%	10,000	—
Loan payable issued November 27, 2019	8%	19,933	—
Loan payable issued December 11, 2019	8%	10,133	—
		$220,525	$—

The loan payable issued on October 20, 2019 is denominated in GBP (£60,000) and is translated to USD using the exchange rate (1.3262) in effect at the balance sheet date (see Note 3 — Summary of Significant Accounting Policies, Foreign Currency Translation).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 10 — LOANS PAYABLE (cont.)

The loan agreements originally matured 60 days after the date of each agreement, but the loans were later amended to mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020. During the year ended December 31, 2019, the Company recognized interest expense and interest expense — related parties associated with the loans payable of $2,055 and $3,086. respectively. As of December 31, 2019, the Company had accrued interest and accrued interest — related parties associated with the loans payable of $2,055 and $3,086, respectively. See Note 15, Related Parties for additional details.

In the event of default, the lender may, by written notice to the Company, declare all indebtedness of the Company to the lender hereunder to be immediately due and payable, and enforce all rights and remedies available to the Lender under the law.

NOTE 11 — CONVERTIBLE NOTES PAYABLE

The following table details the convertible notes payable at December 31, 2019. The balance of convertible notes payable at December 31, 2018 is $0.

	Effective Date	Date Amended (if applicable)	Maturity Date (as amended, if applicable)		Original Note Principal	Unpaid Interest Capitalized to Principal	Amendment to Senior Note	Total Principal Balance
Senior Notes	7/25/2019	NA	11/15/2019	[1]	$1,025,000	$56,251	$—	$1,081,251
Amended Senior Note	7/25/2019	12/11/2019	2/28/2020	[1]	900,000	49,390	456,305	1,405,695
Bridge Note	12/27/2019	NA	6/30/2020		250,000	—	—	250,000
					$2,175,000	$105,641	$456,305	$2,736,946

____________

[1]      See Note 16 — Subsequent Events for details regarding the amendment and extension of the Senior Notes and Amended Senior Note.

The following table details the convertible notes payable — related parties at December 31, 2019. The balance of convertible notes payable — related parties at December 31, 2018 is $0.

	Effective Date	Maturity Date		Original Note Principal	Unpaid Interest Capitalized to Principal	Total Principal Balance
Senior Notes	7/25/2019	11/15/2019	[1]	$175,000	$9,604	$184,604
180 LP convertible note	9/24/2013	9/25/2015		160,000	—	160,000
181 LP convertible note	6/16/2014	6/16/2017		10,000	—	10,000
182 LP convertible note	7/8/2014	7/8/2017		100,000	—	100,000
				$445,000	$9,604	$454,604

____________

[1]      See Note 16 — Subsequent Events for details regarding the amendment and extension of the Senior Notes and Amended Senior Note.

Senior Notes

On July 25, 2019, the Company issued Senior Secured Notes (the “Senior Notes”) totaling $1,200,000 of which an aggregate of $175,000 was issued to the Chief Executive Officer and a director of the Company.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 11 — CONVERTIBLE NOTES PAYABLE (cont.)

The Senior Notes bear interest at a rate of 15% per annum and matured on November 15, 2019. Any accrued and unpaid interest portion is capitalized to principal on a monthly basis. Pursuant to the terms of the Senior Notes, the maturity date may be extended an additional 30 days at the option of the Company if the Securities and Exchange Commission’s review of the documents filed in connection with the Business Combination has taken more than 30 days. In the event of an event of default: a) the Company is required to notify the holders of these notes (the “Holders”) within one business day of any such occurrence; b) the interest rate increases to 18% per annum; and c) the Holder may require the Company to redeem any or all of the outstanding principal and interest together with a 25% premium.

The Senior Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries and are secured by: a) the Company’s equity interests in its subsidiaries; b) guarantees issued by those subsidiaries; and c) assets of those subsidiaries.

The Senior Notes, plus accrued and unpaid interest, and any outstanding late charges, automatically convert into common shares immediately prior to the occurrence of the Business Combination at the conversion price of $740.37 per share. If the Company issues any shares of its common stock or securities that are effectively common stock equivalents prior to the Business Combination at a price of less than $740.37 per share, then the conversion price per share will be adjusted so that the Holders receive the same conversion price. The above represents a contingent beneficial conversion feature that will be accounted for when the contingency is resolved. As of December 31, 2019, the contingently adjustable, non-bifurcated beneficial conversion features associated with the Senior Notes were not resolved.

Amended Senior Note

On July 25, 2019, the Company issued a Senior Note in the amount of $900,000, with the same original terms as described in Senior Notes, above, which was amended on December 11, 2019 (the “Amended Senior Note”). Pursuant to the terms of the Amended Senior Note, the maturity date of the Amended Senior Note was extended to February 28, 2020. Further, each $100,000 of principal outstanding under the Amended Senior Notes is convertible at the option of the holder into 135,067 shares of common stock at any time following issuance until maturity. In connection with the amendment, the holder waived all events of default associated with the Senior Note and the aggregate principal amount of the notes was adjusted to $1,405,695. See Note 16 — Subsequent Events for details regarding the amendment and extension of the Amended Senior Note.

The Company accounted for the exchange of the Senior Note for the Amended Senior Note as a note extinguishment as a result of the debt instruments being substantially different with regard to the present value of the cash flows, and accordingly the Company recognized a loss on extinguishment of $703,188 in connection with the derecognition of the carrying amount of the extinguished Senior Note of $953,346 (consisting of $949,390 of principal and $3,956 of accrued interest) and the issuance of the Amended Senior Note in the principal amount of $1,405,695 (consisting of $949,390 of the outstanding principal of the Senior Note, $3,956 of accrued interest reclassified to principal, $200,000 of restructuring fees and $252,349 of redemption premiums), plus the immediately recognized beneficial conversion feature of $250,839 arising from the modified conversion terms of the Amended Senior Note.

Bridge Note

Effective December 27, 2019, the Company issued an investor a senior unsecured convertible promissory note in the principal amount of $250,000. The convertible note bears interest at a rate of 15% per annum, compounding monthly, and provides for a maturity date on the earlier of an effective registration statement, an event of default or June 30, 2020. The convertible note automatically converts into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The Company may elect to prepay the note at any time without penalty, however, the holder may elect to receive shares of common stock of the Company in lieu of prepayment at the holder’s discretion.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 11 — CONVERTIBLE NOTES PAYABLE (cont.)

The Company analyzed the embedded conversion option of the convertible note at issuance and determined the embedded conversion option contains a contingent beneficial conversion feature that will be accounted for when the contingency is resolved. As of December 31, 2019, the contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note was not resolved.

180 LP Convertible Notes

In connection with the Reorganization, the Company assumed $270,000 of debt related to convertible notes payable (the “Notes”), of which $10,000 is owed to the Chief Executive Officer and $260,000 is owed to a founder and director of the Company.

Principal of $160,000 due under the Notes accrues interest at a rate of 5.0% per annum and principal of $110,000, accrues interest at 2.5% per annum. Interest is compounded annually. Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known, and the contingency is resolved.

Interest on Convertible Notes

During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded interest expense of $123,112 and $0, respectively, related to convertible notes payable, and recorded interest expense — related parties of $17,827 and $0, respectively, related to convertible notes payable — related parties. During the year ended December 31, 2019, the Company capitalized an aggregate of $105,641 of accrued interest and $9,604 of accrued interest — related parties, respectively, to note principal.

As of December 31, 2019 and 2018, accrued interest expense related to convertible notes payable was $13,515 and $0, respectively, and accrued interest expense — related parties related to convertible notes payable — related parties was $75,524 and $0, which is included in accrued expenses and accrued expenses — related parties, respectively, on the accompanying consolidated balance sheets.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company has no liabilities recorded for loss contingencies as of December 31, 2019 or 2018.

Yissum Research and License Agreement

On May 13, 2018, CBR Pharma entered into a worldwide research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) allowing CBR Pharma to utilize certain patent (the “Licensed Patents”). The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Royalties will be payable to Yissum if sales of any products which use, exploit or incorporate technology covered by the Licensed Patents (“Net Sales”) are US $500,000,000 or greater, calculated at 3% for the first annual $500,000,000 of Net Sales and at 5% of Net Sales thereafter.

Pursuant to the Yissum Agreement, if Yissum achieves the following milestones, CBR Pharma will be obligated to make the following payments:

i)       $75,000 for successful point of care in animals;

ii)      $75,000 for submission of the first investigational new drug testing;

iii)    $100,000 for commencement of one phase I/II trial;

iv)     $150,000 for commencement of one phase III trial;

v)      $100,000 for each product market authorization/clearance (maximum of $500,000); and

vi)     $250,000 for every $250,000,000 in accumulated sales of the product until $1,000,000,000 in sales is achieved.

In the event of an initial public offering (“IPO”), the Company will issue 1,428.5714 shares of the issued and outstanding shares of 180, on a fully diluted basis, to Yissum prior to the closing of the IPO. These shares will be subject to: (a) as to half of such shares, a lock-up period ending 12 months from the IPO listing date and as to the other half of such shares, a lock-up period ending 24 months from the IPO listing date, and (b) in any event, any resale restrictions (including lock-ups and hold periods).

CBR Pharma is also party to consulting agreements with Yissum, whereby Yissum has agreed to provide two of its employees as consultants to the Company for $100,000 per annum per person for a term of three years, commencing May 13, 2018.

During the year ended December 30, 2019, actual research and development expenses and accrued expenses relating to the Yissum Agreement were $19,350 and $121,894, respectively. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

Additional Yissum Agreement

On November 11, 2019 (the “Effective Date”), CBR Pharma entered into a new worldwide research and license agreement with Yissum (the “Additional Yissum Agreement”), allowing CBR Pharma to obtain a license and perform the research, development and commercialization of the licensed patents (the “Licensed Patents”) in the research of cannabinoid salts relating to arthritis and pain management. Within 60 days after the end of the first anniversary of the Effective Date, Yissum will present the Company with a detailed written report summarizing the results of their research.

The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Additional Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Pursuant to the terms of the Additional Yissum Agreement, CBR Pharma paid Yissum a non-refundable license fee of $70,000 and will pay an aggregate of $398,250 of research, development and consulting fees over the term of the Additional Yissum Agreement, as well as an annual license maintenance fee of $25,000, beginning on the first anniversary of the Effective Date.

The Company shall pay Yissum the following amounts in connection with the achievement of the following milestones:

•        Submission of the first Investigational New Drug application: $75,000

•        Dosing of first patient in phase II trial: $100,000

•        Dosing of first patient in phase Ill trial: $150,000

•        Upon first market authorization/clearance: $150,000

•        Upon second market authorization/clearance: $75,000

•        For every $250,000,000.00 US in accumulated Net Sales of the Product until $1,000,000,000.00 US in sales: $250,000

Upon the commercialization of the license, the Company shall pay Yissum a royalty equal to 3% of the first aggregate $500,000,000 of annual net sales and 5% thereafter. During the year ended December 31, 2019, the Company recognized $100,134 and $0 of research and development expenses and accrued expenses, respectively, relating to the Additional Yissum Agreement. As of December 31, 2019, the Company recorded the purchase of the patents of $71,525 as an intangible asset to be amortized on a straight-line basis over the remaining lives of the patents. During December 2019, the Company prepaid the second-year annual license fee of $25,544 which is reflected in prepaid expenses and other current assets on the accompanying consolidated balance sheet, and will be amortized over 12 months beginning November 2020.

Evotec Agreement

On June 7, 2018, Katexco entered into an agreement (the “Drug Discovery Services Agreement”) with Evotec International GmbH (“Evotec”), whereby the Company and Evotec have agreed to negotiate research programs to be conducted by Evotec for the Company. Pursuant to the Drug Discovery Services Agreement, Evotec has agreed to conduct specified research services (the “Project”). The Project is scheduled to be conducted over a 24-month period, over which the Company will fund a minimum of $4,937,500 and a maximum of $5,350,250, based on quarterly invoices. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company expensed $1,401,165 and $895,236, respectively, of research and development expenses in connection with the Drug Discovery Services agreement, and recorded interest expense of $36,899 and $0, respectively, on unpaid balances owed related to the Drug Discovery Services Agreement, which is included in accounts payable on the accompanying consolidated balance sheets.

Stanford Agreement

On May 8, 2018, Katexco entered into a six-month option agreement (the “Stanford Option”) with Stanford University (“Stanford”) under which Stanford granted the Company a six-month option to acquire an exclusive license for the Licensed Patents which are related to biological substances used to treat auto-immune diseases. In consideration for the Stanford Option, the Company paid Stanford $10,000 (the “Option Payment”), creditable against the first anniversary license maintenance fee payment and, accordingly, has been included as a prepaid amount as of December 31, 2019.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Pursuant to the License Agreement, beginning upon the first anniversary of the Effective Date, and each anniversary thereafter, the Company will pay Stanford, in advance, a yearly license maintenance fee of $20,000, on each of the first and second anniversaries and $40,000 on each subsequent anniversary, which will be expensed on a straight-line basis annually.

Furthermore, the Company will be obligated to make the following milestone payments:

(i)     $100,000 upon initiation of Phase II trial,

(ii)    $500,000 upon the first U.S. Food and Drug Administration approval of a product (the “Licensed Product”) resulting from the Licensed Patents; and

(iii)   $250,000 upon each new Licensed Product thereafter.

The License Agreement is cancellable by the Company within 30 days’ notice. Royalties, calculated at 2.5% of 95% of net product sales, will be payable to Stanford. Also, the Company will reimburse Stanford for patent expenses as per the agreement. The Company paid Stanford $20,000 for the annual license maintenance fee that was recorded to prepaid expenses and is being straight-lined over 12 months, which had a balance of $1,698 as of December 31, 2019. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded patent and license fees of $32,443 and $80,202, respectively, related to the Stanford Option, which is included in general and administrative expenses on the accompanying statements of operations and comprehensive loss.

Pursuant to the License Agreement, there are other considerations disclosed in the agreement, such as a purchase right of up to 10% participation in a Qualifying Offering, which refers to a private offering of the Company’s equity securities, and if there is a change of control in the Company, the Company will pay a change of control fee of $200,000 to Stanford.

Oxford University Agreements

On August 15, 2018, CBR Pharma entered into an agreement (the “Oxford University Agreement”) for a research project with the University of Oxford (“Oxford”), which expires on December 31, 2019, or any later date agreed upon by the parties in writing. The Oxford University Agreement provides that Oxford will undertake a research project (the “Project’) based around the clinical development of cannabinoid-based and non-cannabinoid-based drugs that are known to exhibit both anti-inflammatory and immunomodulatory properties. The aim of the Project is to develop and characterize chemical compounds that are synthesized at Yissum in order to create treatments for rheumatoid arthritis and other chronic inflammatory conditions, and to eventually obtain regulatory approval in order to initiate early-phase clinical trials in patients.

The Company has agreed to pay to Oxford the following, which is being recognized on a straight-line basis over the 12-month term of the Oxford Agreement:

(i)     £166,800 on signing of the agreement, (USD $214,210 paid on August 22, 2018)

(ii)    £166,800 six months after commencement of the Project, (USD $214,804 paid on January 29, 2019)

(iii)   £166,800 nine months after commencement of the Project and (USD $217,877 paid on May 5, 2019)

(iv)   £55,600 twelve months after commencement of the Project. (USD $73,737 accrued at December 31, 2019)

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

During the year ended December 31, 2019, the Company recorded research and development expenses and accrued expenses of $57,498 and $73,737, respectively. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

On May 30, 2019 (“Effective Date”), CBR Pharma entered into an amended research agreement with Oxford to amend the expiration date of the research project to December 31, 2019 or until any later date agreed by the parties in writing, or until this Oxford University Agreement is terminated in accordance with its provisions. On November 27, 2019, the Company entered into an amended agreement with Oxford to further extend the term of the research project to March 31, 2020 or any later date agreed upon by the parties in writing.

On November 1, 2013, 180 LP entered into a consulting services agreement with the Oxford, pursuant to which Oxford agreed to provide advice and expertise on an ad hoc basis in exchange for a fixed annual fee of $10,500, which is recorded in research and development in the accompanying consolidated statements of operations and comprehensive loss. The agreement, as amended, expires on October 31, 2020. During the year ended December 31, 2019, the Company recognized consulting services related to research and development of $4,716. Because 180 LP is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

On March 22, 2019, 180 LP entered into a one-year research agreement (the “Research Agreement”) with Oxford pursuant to which 180 LP agreed to pay Oxford approximately $900,000 to perform certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of Oxford’s research. During the year ended December 31, 2019, the Company recognized research and development expenses and accrued expenses of $396,958 and $0, respectively, related to the Research Agreement. Because 180 LP is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

Kennedy License Agreement

On September 27, 2019, 180 LP entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the ”Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of GBP £60,000, (USD $74,000) on November 22, 2019, which was recognized as an intangible asset for the purchase of the licensed patents and is being amortized over the remaining life of the patents. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual GBP £1 million (USD $1,261,300) of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of GBP £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative GBP £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of GBP £1 million.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

The term of the royalties paid by the Company to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country. The Kennedy License Agreement may be terminated without cause by providing a 90-day notice.

Petcanna Sub-License Agreement

On August 20, 2018, CBR Pharma entered into a sub-license agreement (the “Sub-License Agreement”) with its wholly owned subsidiary, Petcanna Pharma Corp. (“Petcanna”), of which the Company’s former Chief Financial Officer is a director.

Pursuant to the terms of the Sub-license Agreement, the Company has granted a sub-license on the Licensed Patents to pursue development and commercialization for the treatment of any and all veterinary conditions. In consideration, Petcanna will (a) issue 9,000,000 common shares of its share capital (the “Petcanna Shares”) 30 days after the effective date; and (b) pay royalties of 1% of net sales. The Company will be issued 85% and Yissum will be issued 15% of the 9,000,000 common shares of the Petcanna subsidiary. The Petcanna shares are deemed to be founders shares with no value. The Petcanna shares have not been issued as of December 30, 2019 and 2018, due to administrative delays.

ReFormation Pharmaceuticals Agreement — Related Party

On February 26, 2019, 180 LP entered into a one-year agreement (the “Pharmaceutical Agreement”) with ReFormation Pharmaceutical Corporation (“ReFormation”), a related party that shares directors and officers of 180 LP, pursuant to which the ReFormation agreed to pay 180 LP $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and Oxford (see Oxford University Agreements, above), which was signed on March 22, 2019 and therefore is the start date of the project. Of the $1.2 million receivable from Reformation pursuant to the Pharmaceutical Agreement, $0.9 million was received by the Company on March 14, 2019 and the remaining $0.3 million will be received over the one-year term of the agreement.

180 LP is recognizing the income earned in connection with the Pharmaceutical Agreement on a straight-line basis over the term of the agreement. 180 LP recognized $552,329 of income related to the Pharmaceutical Agreement during the post-Reorganization period, which is included in other income in the accompanying consolidated statement of operations and other comprehensive income loss. (Because 180 LP is an accounting acquiree in the Reorganization, the other income included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period). As of December 31, 2019, the Company recorded a receivable of $60,000 representing income earned in excess of cash received pursuant to the Pharmaceutical Agreement.

The Pharmaceutical Agreement was amended on July 1, 2020. See Note 16 — Subsequent Events, Amended Agreement with ReFormation Pharmaceuticals — Related Party.

Operating Leases

On June 8, 2018, CBR Pharma entered into a thirty (30) month agreement to lease office space located in Toronto, Canada (the “Toronto Lease”). The Toronto Lease base rent ranged from $10,993 to $14,658 per month over the lease term for a total base lease commitment of $425,082. The Toronto Lease expires on November 30, 2020. The Company is subleasing the office space in Toronto, Canada to various other companies on a month to month basis. Please refer to “Due from Related Parties” in Note 15, Related Parties. In September 2019, the Company and the landlord of the Toronto Lease mutually agreed to terminate the lease on March 31, 2020 without

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

penalty and the landlord would retain the security deposit of CAD $120,000 ($92,268) as rent expense for the period of October 2019 through March 2020. Since the Company and its sublessees vacated the space in October 2019 and did not occupy the space as of December 31, 2019, the Company recorded the full amount of the security deposit to rent expense in satisfaction of the lease agreement and accelerated a rent expense of CAD $60,000 ($46,134). During the year ended December 31, 2019, the Company recognized rent expense of $76,267. During the year ended December 31, 2019, the Company recognized rental income — related parties of $25,946. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense and rental income included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

On October 17, 2018, CBR Pharma entered into a twelve (12) month lease agreement to lease office space located in London, U.K. The rent is approximately GBP £6,400 (USD $4,808) per month over the lease term for a total lease commitment of GBP £56,845 (USD $69,823). The lease commenced on December 1, 2018 and expired on November 30, 2019 and was not renewed. In connection with the lease, the Company paid the landlord a security deposit of GBP £4,410 (USD $5,619). See Note 16 — Subsequent Events, New Lease Agreement for more information.

180 rents a virtual office, which it uses as its corporate headquarters, located at 4 Palo Alto Square, 3000 El Camino Real, Suite 200, Palo Alto, California, 94306, on a month to month basis for a monthly fee of $289. 180 LP maintains a virtual office at 1 Broadway, Cambridge, Massachusetts, for a monthly fee of $435.

NOTE 13 — STOCKHOLDERS’ EQUITY (DEFICIENCY)

Common Stock

During the year ended December 31, 2018, the Company issued an aggregate of 10,510 shares of its common stock, of which 8,633 shares were issued in exchange for aggregate cash consideration of $3,503,652, 131 shares were issued in exchange for services of $78,050, 1,084 shares were issued in connection with subscriptions receivable of $120,929, and 662 shares were issued in exchange for an intangible asset valued at $386,410. The subscription receivable was paid in full during July 2019.

During the year ended December 31, 2019, the Company issued 71,694 shares of its common stock, of which 2,589 shares were issued for cash consideration of $1,125,601 and services valued at $338,201, 18,297 shares with an aggregate issuance date fair value of $12,992,470 were issued in full satisfaction of accrued issuable equity and investors deposits, and 50,808 shares with an aggregate fair value at issuance of $45,866,499 were issued in connection with the Reorganization.

On July 16, 2019, in connection with the Reorganization, the Company issued an aggregate 50,808 shares of common stock, and 2 shares of preferred stock convertible into 17,763 shares of common stock at the option of the holders, to the former shareholders of CBR Pharma and 180 LP, in exchange for 100% of the outstanding equity and equity equivalents of CBR Pharma and 180 LP.

Contingently Redeemable Shares

On July 16, 2019, in connection with the Reorganization, the Company issued 16,000 shares to a consultant that were subject to redemption by 180 for an aggregate redemption price of $4.00 if (i) the closing of the Business Combination did not occur on or prior to October 31, 2019; or (iii) the consultant terminated his service with 180 prior to October 31, 2019.

On November 11, 2019, the Company agreed to waive its right of redemption in connection with the Contingently Redeemable Shares. This was accounted for as a modification of the stock award. During the year ended December 31, 2019, the Company recorded a charge related to a modification of a stock award — related parties of $12,959,360 in connection with the waiver of the Company’s right of redemption related to the Contingently Redeemable Shares.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES

The Company is subject to federal and state/provincial income taxes in the United States, Canada, and the United Kingdom and each legal entity files on a non-consolidated basis. The benefit of the pre-reorganization net operating losses of 180 LP were passed through to its owners.

The loss before income taxes consist of the following domestic and international components:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Domestic	$(18,288,861)	$(1,252,099)
International	(7,114,681)	(10,827,435)
	$(25,403,542)	$(12,079,534)

The provision for income taxes consists of the following benefits (provisions):

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Deferred tax benefits:
Domestic:
Federal	$969,769	$262,941
State	321,576	87,647
International	663,972	591,663
	1,955,317	942,251
Change in valuation allowance	(1,945,821)	(942,251)
Net income tax benefit	$9,496	$—

The provision for income taxes differs from the United States Federal statutory rate as follows:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
US Federal statutory rate	21.0%	21.0%
Difference between domestic and foreign federal rates	(1.6%)	(5.4%)
State and provincial taxes, net of federal benefits	8.3%	11.5%
Permanent differences:
Stock-based compensation	(14.6%)	(8.6%)
Change in the fair value of accrued issuable equity	(4.5%)	(10.7%)
Loss on extinguishment	(0.8%)	0.0%
Other	(0.1%)	0.0%
Change in valuation allowance	(7.7%)	(7.8%)
Effective income tax rate	0.0%	0.0%

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES (cont.)

Deferred tax assets consist of the following assets (liabilities):

	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$4,131,288	$942,251
Reserve for uncollectible trade and notes receivable not currently deductible for tax purposes	713,367	—
Accrued compensation not currently deductible	134,620	—
	4,979,276	942,251

Deferred tax liabilities:
Difference between book and tax basis related to:
Technology license	(394,824)	—
Acquired in-process research and development	(3,277,935)	—
	(3,672,759)	—

Deferred tax assets and liabilities	1,306,517	942,251
Valuation allowance	(4,979,276)	(942,251)
Deferred tax liabilities, net	$(3,672,759)	$—

The change in the valuation reserve for deferred tax assets consists of the following:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Beginning of period	$(942,251)	$—
Allowance established in connection with the recording of deferred tax assets acquired resulting from the Reorganization described in Note 1:	(2,031,811)	—
Change in valuation pursuant to the tax provision	(1,945,821)	(942,251)
True-up to a prior year’s tax return	(59,393)	—
End of period	$(4,979,276)	$(942,251)

As of December 31, 2019, the Company had net operating loss (“NOL”) carryforwards that may be available to offset future taxable income in various jurisdictions as follows:

•        Approximately $5,892,000 of domestic federal and state NOLs. The federal NOLs have no expiration date and the state NOLs will begin to expire in 2038;

•        Approximately $8,146,000 of Canadian federal and provincial NOLs. Those NOLs will begin to expire in 2038; and

•        Approximately $1,842,000 of United Kingdom federal NOLs. Those NOLs have no expiration date.

The utilization of the domestic NOLs to offset future taxable income may be subject to annual limitations under Section 382 of the Internal Revenue Code and similar state statutes as a result of ownership changes, but the US federal NOLs have no expiration date.

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC 740 Income Taxes (“ASC 740”). ASC 740 requires that such a review considers all available positive and negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES (cont.)

income, and tax planning strategies. ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. After the performance of such reviews as of December 31, 2019 and 2018, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of those dates. Thus, the Company established valuation reserves of $2,031,811 in connection with the net deferred tax assets acquired in connection with the Reorganization described in Note 1 during the year ended December 31, 2019. Additionally, the Company recorded increases in the valuation allowance of $1,945,821 and $942,251 in connection with the tax provisions for the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018, respectively.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2019 and 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

No tax audits were commenced or were in process during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018. No tax related interest or penalties were incurred during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018. The Company’s tax returns filed in the United States, Canada, and the United Kingdom filed since inception remain subject to examination, with the exception of the tax returns file for the 180 LP pass through entity whose tax returns remain subject to examination beginning with the 2016 tax return.

NOTE 15 — RELATED PARTIES

Due from Related Parties

Due from related parties was $73,248 as of December 31, 2019 and consists of (i) a receivable of $60,000 due from a research and development company that has shared officers and directors and (ii) a travel advance of $13,248 to a company with shared officers and directors. Due from related parties was $49,277 as of December 31. 2018 and primarily relates to an advance to a company whose directors and officers are also directors and officers of the Company.

Prepaid Expenses and Other Current Assets — Related Parties

Prepaid expenses — related parties were $0 and $24,014 as of December 31, 2019 and 2018, respectively, and consist of (i) a retainer of $0 and $17,342, respectively, paid to an officer of the Company for consulting services and (ii) advances of $0 and $6,672, respectively, paid to companies with shared officers and directors.

Deposits — Related Parties

Deposits due from related parties were $0 and $17,590 as of December 31, 2019 and 2018, respectively, and consists of a deposit paid for the subleasing of office space in Toronto, Canada to a company whose directors and officers are also directors and officers of the Company.

Accounts Payable — Related Parties

Accounts payable — related parties was $123,035 as of December 31, 2019 and consists of $101,009 for professional services provided by the Company’s directors and $22,026 for accounting fees for services provided by a director and his company. Accounts payable — related parties was $32,555 as of December 31, 2018 and consists of $24,603 of rent owed to CBR Pharma and $7,952 owed to a former director and his company for corporate advisory and accounting services.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 15 — RELATED PARTIES (cont.)

Accrued Expenses — Related Parties

Accrued expenses — related parties of $177,074 as of December 31, 2019, consists of $78,610 of interest accrued on loans and convertible notes due to the certain officers and directors of the Company, $30,464 of accrued professional fees for services provided by certain directors of the Company and $68,000 of accrued accounting fees related to services provided by a Company director and his company. There were no accrued expenses due to related parties amounts as of December 31, 2018.

Due to Related Parties

Due to related parties was $17,341 as of December 31, 2019, represents an overpayment of rent by a company that is subleasing space from the Company in Toronto, Canada whose directors and officers of the Company are affiliated with this company. There were no due to related parties amounts as of December 31, 2018.

Loan Payable — Related Parties

Loan payable — related parties consist of $220,525 as of December 31, 2019. Please refer to Note 10 — Loan Payables for more information. There were no loans payable due to related parties amounts as of December 31, 2018.

Convertible Notes Payable — Related Parties

Convertible notes payable — related parties of $454,604 as of December 31, 2019, represents the principal balance of convertible notes owed to certain officers and directors of the Company. Please refer to Note 11 — Convertible Notes Payable for more information. There were no convertible notes payable due to related parties amounts as of December 31, 2018.

Accrued Issuable Equity — Related Parties

Accrued issuable equity — related parties was $0 and $7,548,870 as of December 31, 2019 and 2018, respectively and relates to unissued common shares to be issued to individuals and companies affiliated with our officers, directors and investors in exchange for corporate advisory services. See Note 9 — Accrued Issuable Equity and Investor Deposits.

General and Administrative Expenses — Related Parties

During the year ended December 31, 2019, the Company incurred $340,765 of general and administrative expenses for related party services, including (a) $322,765 for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; and (b) $18,000 for travel expenses paid to a greater than 10% investor of the Company.

During the period from March 7, 2018 (Inception) through December 31, 2018, the Company incurred $3,875,726 of general and administrative expenses for related party services, including (a) $3,087,219 of stock-based compensation for services provided by directors, officers or greater than 10% investors; (b) $741,947 for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; or (c) $46,560 for rent paid to a company whose directors and officers are also directors and officers of the Company.

Modification of Stock Award — Related Party

During the year ended December 31, 2019, the Company incurred $12,959,360 related to the modification of a stock award granted to a greater than 10% investor related to the Contingent Redeemable Shares. See Note 13 Stockholders’ Equity (Deficiency).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 15 — RELATED PARTIES (cont.)

Rental Income — Related Parties

During the year ended December 31, 2019, the Company recorded $25,946 of rental income for sub-leasing office space in Toronto, Canada to companies with shared officers and directors. There was no rental income from related parties amounts during the year ended December 31, 2018.

Other Income — Related Parties

During the year ended December 31, 2019, the Company recorded $552,329 of other income, related to a one-year research and development agreement with a company who has common officers and directors of the Company. Please refer to Note 12 — Commitments and Contingencies, Reformation Pharmaceuticals Agreement — Related Party. There was no other income with related parties amounts during the year ended December 31, 2018.

Interest Expense — Related Parties

During the year ended December 31, 2019, the Company recorded $23,074 of interest expense — related parties, of which $17,827 related to the convertible notes with officers and directors of the Company and $3,086 related to interest expense on loans with officers, directors and a greater than 10% investor of the Company, and $2,161 was incurred prior to the Reorganization in connection with a Katexco loan payable to CBR Pharma. There was no interest expense with related parties during the period from March 7, 2018 (Inception) through December 31, 2018.

Change in Fair Value of Accrued Issuable Equity — Related Parties

During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded charges of $3,881,819 and $4,803,192, respectively, related to the change in the fair value of unissued shares of common stock to officers, directors and investors of the Company in exchange for corporate advisory services. See Note 9 — Accrued Issuable Equity.

NOTE 16 — SUBSEQUENT EVENTS

Amendment to the Yissum Agreement

On January 1, 2020 (“Effective Date”), CBR Pharma entered into a first amendment to the Research and License Agreement (“First Amendment”) with Yissum, allowing CBR Pharma to sponsor additional research with two of their professors. Pursuant to the terms of the First Amendment, the Company will pay Yissum $200,000 plus 35% for university overhead for the additional research performed by each professor over a 12-month period, starting May 1, 2020.

New Lease Agreement

On February 17, 2020, the Company entered into a twelve (12) month lease agreement (“Lease Agreement”) to lease office space located in London, UK. The rent is approximately GBP £4,250 (USD $6,433) per month over the lease term for a total lease commitment of GBP £61,200 (USD $77,192). The lease commenced on February 19, 2020 and expires on February 18, 2021. In connection with the lease, the Company paid the landlord a security deposit of GBP £5,100 (USD $6,433). The lease shall continue until one of the following two events occur: (a) another Lease Agreement is entered into by the parties or (b) either party giving not less than three full calendar months written notice terminating this agreement on the expiration date.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Consulting Agreement

Effective January 6, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”), pursuant to which the Company will receive consulting services in the area of drug development in exchange for consideration of $15,000 per month. The Consulting Agreement will continue for a period of six months, and thereafter will automatically renew for successive six-month periods. The Agreement terminates upon thirty days prior written notice of either party. On July 1, 2020, the Company entered into an employment agreement with the Consultant, pursuant to which the Consultant will be appointed the Company’s Chief Executive Officer, effective upon the closing of the Business Combination. (See Appointment of New Chief Executive Officer below)

Appointment of New Chief Executive Officer

On July 1, 2020, the Company, KBL and the Board of Directors appointed a new Chief Executive Officer (“CEO”) of the Company, effective upon the closing of the Business Combination, at an initial base salary of $250,000 per year. Upon the termination of employment by the Company without cause, or by the CEO for good reason, the CEO is entitled to severance payments in the form continued base salary and health insurance for twelve months following the date of termination.

First Amendment to the Convertible Notes

Subsequent to December 31, 2019, the Company and holders of the Senior Notes agreed to amend the terms of the Senior Notes (the “Senior Note Amendments”). Pursuant to the Senior Note Amendments, the note holders waived all events of default associated with the Senior Notes, the aggregate principal amount of the notes was adjusted from $1,282,205 to a new aggregate principal amount of $1,846,052 (consisting of $1,282,205 of the outstanding principal of the Senior Notes, $6,411 of accrued interest reclassified to principal, $200,000 of restructuring fees and $357,436 of redemption premiums), of which the aggregate principal amount of Senior Notes held by the Chief Executive Officer and a director of the Company was adjusted from $186,988 to a new principal amount of $239,320. Additionally, the maturity dates of the Senior Notes were extended from November 2019 to February 2020.

Second Amendment of the Amended Senior Notes

On June 12, 2020, the Company entered into an amended agreement with each noteholder to extend the maturity dates from February 2020 to August 2021. Pursuant to the terms of the Senior Note Amendments, (i) a Senior Note in the principal amount of $1,054,878 as of December 31, 2019, will automatically convert into 404,265 shares of the Company upon the Business Combination, and (ii) the holder of such Amended Senior Note and its affiliates shall not sell or dispose more than 5% of the daily trading volume of such shares of common stock as reported by Bloomberg, LP. The Senior Notes, as amended are convertible at any time following issuance until maturity.

Extinguishment of Senior Note and Issuance of New Note

On June 12, 2020, the Company, KBL, certain investors (the “Purchasers”) and the holder (the “Initial Purchaser”) of an Amended Senior Note in the aggregate principal amount of $1,405,695 as of December 31, 2019, entered into a Securities Purchase Agreement pursuant to which (i) the Amended Senior Note was extinguished, and (ii) KBL sold to the Purchasers a secured promissory note which is secured by the intellectual property of the Company. Such transaction closed on June 29, 2020. Concurrent with the transaction, on June 12, 2020, the Company, KBL, the Purchasers and Kingsbrook entered into a guaranty agreement pursuant to which the Company is a guarantor to the notes issued by KBL to the Purchasers and Kingsbrook.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Additionally, in connection with the Securities Purchase Agreement, the Company issued the Initial Purchaser a loan payable in the principal amount of $150,000 which bears interest at a rate of 15% per annum, payable at maturity. The note matures on August 31, 2021.

Loan Agreements — Related Parties

Subsequent to December 31, 2019, the Company entered into the following loan agreements with related parties:

	Simple Interest Rate	Principal Amount
Loan payable issued January 14, 2020	8%	$4,726
Loan payable issued January 20, 2020	8%	137,381
Loan payable issued January 30, 2020	8%	6,550
Loan payable issued February 5, 2020	8%	3,500
Loan payable issued February 28, 2020	8%	17,799
Loan payable issued March 31, 2020	8%	4,537
Loan payable issued April 2, 2020	8%	1,872
Loan payable issued April 2, 2020	8%	1,564
Loan payable issued April 13, 2020	8%	12,905
Loan payable issued April 13, 2020	8%	12,875
Loan payable issued April 27, 2020	8%	7,358
Loan payable issued May 19, 2020	8%	1,916
Loan payable issued May 29, 2020	8%	7,736
Loan payable issued May 30, 2020	8%	7,358
Loan payable issued June 17, 2020	8%	485
Loan payable issued July 15, 2020	8%	5,503
		$234,064

The loan agreements are entered into with the Company’s officers and directors and mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020.

Loan Agreements

Subsequent to December 31, 2019, the Company entered into the following loan agreements:

	Simple Interest Rate	Principal Amount
Loan payable issued February 5, 2020	8%	$3,500
Loan payable issued March 31, 2020	8%	4,537
Loan payable issued July 5, 2020	8%	4,587
		$12,624

The loan agreements mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a qualified financing, as defined; or (b) November 1, 2020.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Issuance of New Bridge Notes

On January 3, 2020, the Company issued convertible bridge notes in the aggregate amount of $82,500. The total outstanding principal amount of convertible bridge notes (the “Bridge Notes”) of $332,500 and the respective accrued interest will automatically convert into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The convertible bridge notes accrue interest at 15% per annum. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note will be accounted for, if necessary, at the time the contingency is resolved.

First Amendment of the Bridge Notes

On July 7, 2020, effective June 29, 2020, the Company entered into an amendment agreement (“First Amendment”) with each Bridge Note holder to extend the maturity dates of the Bridge Notes to August 2021, increased each principal by 10% and modified the conversion price to $4.23 per share from $6.00 per share. Additionally, the First Amendment gives the Bridge Note holders the option to convert at 40% discount, or $4.23, to convert at the next financing, removal of the automatic conversion at the business combination and instead there is an automatic conversion at maturity.

KBL Payments Made on Behalf of 180

Subsequent to December 31, 2019, KBL issued payments to various vendors of 180 in the aggregate amount of $367,000 to fund its operations.

Amended Agreement with ReFormation Pharmaceuticals — Related Party

On July 1, 2020, the Company entered into an amended agreement with ReFormation Pharmaceuticals, Corp. and 360 Life Sciences, Corp. (“360”), whereby 360 has entered into an agreement to acquire 100% ownership of ReFormation, on or before July 31, 2020 (“Closing Date”). Upon the Closing Date, 360 will make tranche payments to 180 LP in the aggregate amount of $300,000. The parties agree that the obligations will be paid by 360 to 180 by payments of $100,000 for every $1,000,000 raised through the financing activities of 360, up to a total of $300,000, however, not less than 10% of all net financing proceeds received by 360 shall be put towards the obligation to the Company until paid in full. This transaction closed on July 31, 2020.

COVID-19 Update

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to be impacted for an extended period, the Company’s financial position, results of operations and cash flows may be materially adversely affected. Additionally, the ability to complete the Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others. As of June 30, 2020, COVID-19 has delayed and paused patient follow ups in one of the Company’s clinical trials to the end 2021.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Business Combination Update

See Note 1 — Business Organization and Nature of Operations for additional information related to the Company’s Business Combination Agreement with KBL.

On January 29, 2020, KBL and the Company entered into Amendment No. 1 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement from December 9, 2019 to April 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.

On June 2, 2020, KBL received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no longer in compliance with the Nasdaq Listing Rules (the “Rules’). In the Notice, Nasdaq advised KBL that, pursuant to Rule IM-5101-2, a special purpose acquisition company (“SPAC”) must complete one or more business combinations within 36 months of the effectiveness of the SPAC’s initial public offering. Since KBL’s registration statement for its initial public offering became effective on June 1, 2017, it was required to complete its initial business combination by no later than June 1, 2020. Such rule also provides that if KBL does not comply with the above requirement, Nasdaq will issue a Staff Delisting Determination under Rule 5810 to delist the Company’s securities. Accordingly, Nasdaq advised KBL that its securities will be delisted from The Nasdaq Stock Market and, unless KBL requested an appeal of such determination, its securities would be suspended from trading at the opening of business on June 11, 2020 and a Form 25-NSE would be filed with the Securities and Exchange Commission removing the Company’s securities from listing and registration on the Nasdaq Stock Market. KBL appealed the Staff’s delisting determination by requesting a hearing with a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing was held on July 16, 2020. On July 17, 2020, KBL received a letter stating that the Panel granted the Company’s request for continued listing through November 9, 2020 on the Nasdaq Capital Market, subject to the conditions set forth in the letter.

On August 7, 2020, KBL and the Company entered into Amendment No. 2 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement to November 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current Assets:
Cash	$70,127	$83,397
Due from related parties	321,904	73,248
Notes receivable, net (see Note 5)	—	—
Prepaid expenses and other current assets	160,511	591,648
Total Current Assets	552,542	748,293
Property and equipment, net	44,077	54,307
Intangible assets, net	1,973,859	2,121,834
In-process research and development	12,462,429	12,536,950
Goodwill	35,339,135	36,423,084
Total Assets	$50,372,042	$51,884,468
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,714,431	$4,103,566
Accounts payable – related parties	148,606	123,035
Accrued expenses	2,348,785	1,691,467
Accrued expenses – related parties	237,638	177,074
Due to related parties	25,187	17,341
Loans payable	145,054	116,250
Loans payable – related parties	440,756	220,525
Convertible notes payable	—	2,736,946
Convertible notes payable – related parties	—	454,604
Total Current Liabilities	8,060,457	9,640,808
Loans payable – non current portion	246,914	—
Convertible notes payable – non current portion	2,035,164	—
Convertible notes payable – related parties – non current portion	523,609	—
Deferred tax liability	3,624,036	3,672,759
Total Liabilities	14,490,180	13,313,567
Commitments and contingencies (see Note 9)
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 2 shares authorized; 2 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 150,000 shares authorized; 85,050 shares and 82,204 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	8	8
Additional-paid in capital	76,293,471	75,891,671
Accumulated other comprehensive income	(824,158)	152,803
Accumulated deficit	(39,587,459)	(37,473,581)
Total Stockholders’ Equity	35,881,862	38,570,901
Total Liabilities and Stockholders’ Equity	$50,372,042	$51,884,468

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Operating Expenses:
Research and development	$704,800	$1,453,659
General and administrative	1,699,859	1,773,654
General and administrative – related parties	96,402	157,704
Total Operating Expenses	2,501,061	3,385,017
Loss From Operations	(2,501,061)	(3,385,017)

Other Income (Expense):
Other income	12,605	—
Other income – related parties	240,000	—
Interest income	—	2,094
Interest expense	(325,414)	(11,553)
Interest expense – related parties	(41,670)	(1,875)
Gain on extinguishment of convertible note payable, net	491,624	—
Change in fair value of accrued issuable equity	—	(326,211)
Change in fair value of accrued issuable equity – related parties	—	(3,862,073)
Total Other Income (Expense), Net	377,145	(4,199,618)
Loss Before Income Taxes	(2,123,916)	(7,584,635)
Income tax benefit	10,038	—
Net Loss	(2,113,878)	(7,584,635)

Other Comprehensive Loss:
Foreign currency translation adjustments	(976,961)	(377,066)
Total Comprehensive Loss	$(3,090,839)	$(7,961,701)

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in US Dollars)
(unaudited)

	For The Six Months Ended June 30, 2020
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	2	$—	82,204	$8	$75,891,671	$152,803	$(37,473,581)	$38,570,901
Issuances of common stock for: Cash	—	—	73	—	72,500	—	—	72,500
Exchange of common stock equivalents	—	—	2,773	—	—	—	—	—
Beneficial conversion feature on convertible debt issued	—	—	—	—	329,300	—	—	329,300
Comprehensive loss:
Net loss	—	—	—	—	—	—	(2,113,878)	(2,113,878)
Other comprehensive loss	—	—	—	—	—	(976,961)	—	(976,961)
Balance – June 30, 2020	2	$—	85,050	$8	$76,293,471	$(824,158)	$(39,587,459)	$35,881,862
	For The Six Months Ended June 30, 2019
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,945)
Issuances of common stock for:
Cash and services(1)	—	—	2,622	—	1,463,802	—	—	1,463,802
Satisfaction of accrued issuable equity	—	—	18,297	2	12,992,467	—	—	12,992,469
Comprehensive loss:
Net loss	—	—	—	—	—	—	(7,584,635)	(7,584,635)
Other comprehensive loss	—	—	—	—	—	(377,066)	—	(377,066)
Balance – June 30, 2019	—	$—	31,429	$3	$18,545,309	$(63,518)	$(19,664,169)	$(1,182,375)

____________

(1) Includes $1,125,601 of cash consideration (See Note 10).

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019

Cash Flows From Operating Activities
Net loss	$(2,113,878)	$(7,584,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,299	14,996
Bad debt expense (recoveries)	(338,132)	468,981
Interest expense capitalized to debt principal	219,793	—
Interest expense, related parties capitalized to debt principal	17,609	—
Stock-based compensation	—	341,170
Gain on extinguishment of convertible note payable, net	(491,624)	—
Deferred tax liability	(10,038)	—
Gain on exchange rate fluctuations	(5,256)	—
Change in fair value of accrued issuable equity	—	326,211
Change in fair value of accrued issuable equity – related parties	—	3,862,073
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	411,400	66,622
Prepaid expenses and other current assets – related parties	—	3,775
Due from related parties	(240,000)	(561,617)
Accounts payable	1,050,450	1,281,726
Accounts payable – related parties	34,526	—
Accrued expenses	745,168	285,267
Accrued expenses – related parties	56,083	29,875
Total adjustments	1,512,278	6,119,079
Cash Used In Operating Activities	(601,600)	(1,465,556)
Cash Flows From Investing Activities
Purchases of property and equipment	—	—
Issuance of note receivable	—	—
Advances from related parties	—	141,913
Cash Provided By Investing Activities	—	141,913
Cash Flows From Financing Activities
Proceeds from sale of common stock	72,500	1,125,601
Proceeds from loans payable	3,500	—
Proceeds from loans payable – related parties	70,305	—
Proceeds from convertible notes payable	82,500	—
Proceeds from Paycheck Protection Program loan	53,051	—
Proceeds from Bounce Back Loan Scheme loan	63,023	—
Cash Provided By Financing Activities	344,879	1,125,601
Effect of Exchange Rate Changes on Cash	243,452	(212,291)

Net Decrease In Cash	(13,269)	(410,333)
Cash – Beginning of Period	83,396	567,220
Cash – End of Period	$70,127	$156,887

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued
(Expressed in US Dollars)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$—	$10,485

Non-cash Investing and Financing Activities:
Issuance of common stock in satisfaction of accrued issuable equity	$—	$12,532,875
Issuance of common stock in satisfaction of investor deposits	$—	$459,594
Recognition of beneficial conversion feature on convertible debt issued	$329,300	$—
Redemption premium and restructuring fee recognized as an increase in convertible note principal	$557,436	$—
Loans payable made for payments paid directly to vendors in satisfaction of accounts payable	$7,537	$—
Loans payable – related parties made for payments paid by the counterparty directly to vendors in satisfaction of accounts payable	$21,073	$139,843
KBL repayments to vendors in satisfaction of note receivable	$338,132	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Life Sciences Corp. (“180”, f/k/a CannBioRx Life Sciences Corp.) was incorporated in the State of Delaware on January 28, 2019 (180 collectively with its subsidiaries are hereafter referred to as the “Company”). The Company is located in the United States (“U.S.”), and is a medical pharmaceutical company focused upon unmet medical needs in the areas of chronic pain, inflammation, inflammatory diseases, and fibrosis by employing innovative research and, where appropriate, combination therapies, through its three wholly owned subsidiaries, Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Therapeutics L.P. (“180 LP”). Katexco, CBR Pharma and 180 LP are together, the “180 Subsidiaries.” Katexco was incorporated on March 7, 2018 under the provisions of the British Corporation Act of British Columbia. Additionally, 180’s wholly owned subsidiaries Katexco Callco, ULC, Katexco Purchaseco, ULC, CannBioRex Callco, ULC, and CannBioRex Purchaseco, ULC were formed in the Canadian Province of British Columbia on May 31, 2019 to facilitate the acquisition of Katexco, CBR Pharma and 180 LP, as described below.

Katexco is a medical pharmaceutical company researching and developing orally available therapies harnessing endocannabinoid and nicotine receptors to treat inflammatory diseases. CBR Pharma is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases. 180 LP is a clinical stage biopharmaceutical company focused on the discovery and development of biologic therapies for the treatment of fibrosis.

On July 16, 2019, 180, Katexco, CBR Pharma and 180 LP consummated a reorganization wherein 180 acquired 100% of the outstanding shares of Katexco, CBR Pharma, and 180 LP (the “Reorganization”). The Reorganization was accounted for as a reverse acquisition, and Katexco is deemed to be the accounting acquirer, while 180, CBR Pharma and 180 LP are deemed to be the “Accounting Acquirees”. Consequently, the assets and liabilities and the historical operations that are reflected in these condensed consolidated financial statements prior to the Reorganization are those of Katexco. The preferred stock, common stock, additional paid-in capital and earnings per share amounts in these condensed consolidated financial statements for the period prior to the Reorganization have been restated to reflect the recapitalization based on the shares issued to the Katexco shareholders. References herein to the “Company” are to Katexco for the period prior to the Reorganization and are to the Company (180 as combined with the 180 Subsidiaries) after the Reorganization.

The following table sets forth the unaudited pro forma results for the six months ended June 30, 2019 of the Company as if the Reorganization was effective on January 1, 2019. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

Six Months Ended June 30, 2019
Revenues	$—
Operating loss	$(6,656,355)
Net loss	$(10,516,205)

On July 25, 2019, the Company entered into an agreement (the “Business Combination Agreement”) with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”) and KBL Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of KBL after the closing (the “Business Combination”). The Merger Sub will purchase 100% of the outstanding equity and equity equivalents of the Company as of the date of closing in exchange for 17.5 million shares of KBL Common Stock reduced by the number of shares equal to the amount of any liabilities of the Company in excess of $5 million at the closing divided by $10. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon (i) stockholder and any necessary regulatory approvals, (ii) the effectiveness of registration statement; and (iii) KBL having at least $5,000,001 of net tangible assets. The Business Combination is deemed to be a capital transaction of 180 (the legal acquiree) for accounting purposes and is equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since inception. During the six ended June 30, 2020, the Company incurred a net loss of $2,113,878 and used $601,600 of cash in operations. As of June 30, 2020, the Company has an accumulated deficit of $39,587,459 and a working capital deficit of $7,507,915. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

In December 2019, a new strain of the coronavirus (“COVID-19”) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on the Company’s ability to access capital, on Company’s business, results of operations and financial condition. We have been closely monitoring the developments and have taken active measures to protect the health of Company’s employees, their families and Company’s communities. The ultimate impact on the 2020 fiscal year and beyond will depend heavily on the duration of the COVID-19 pandemic and public health responses, including government-mandated closures, stay-at-home orders and social distancing mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it.

These condensed consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations, including closing on the Business Combination with KBL. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these condensed consolidated financial statements and the accompanying condensed consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The condensed consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related disclosures as of December 31, 2019 and for the period then ended, which are included elsewhere in this filing.

Principles of Consolidation

The condensed consolidated financial statements include the historical accounts of Katexco as accounting acquirer and, effective with the closing of the Reorganization, the accounting acquirees. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the condensed consolidated financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, the fair value of equity shares issued as merger consideration, the valuation of intangible assets in acquisition accounting, the useful lives of long-lived assets, the recovery of notes receivable and other assets, and the satisfaction of other liabilities. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Accounting for Business Combinations

As required by U.S. GAAP, the Company records acquisitions under the acquisition method of accounting, under which the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price over the estimated fair value of net assets acquired is reflected as goodwill. The Company uses estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require significant assumptions, including projections of future events and operating performance. The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Foreign Currency Translation

The Company’s reporting currency is the USD. The functional currency of certain subsidiaries is the Canadian Dollar (“CAD”) or British Pound (“GBP”). Assets and liabilities are translated based on the exchange rates at the balance sheet date (0.7330 for the CAD and 1.2326 for the GBP as of June 30, 2020), while expense accounts are translated at the weighted average exchange rate for the period (0.7334 and 0.7499 for the CAD for the six months ended June 30, 2020 and 2019, respectively, and 1.2605 for the GBP for the six months ended June 30, 2020). Equity accounts are translated at historical exchange rates. The resulting translation adjustments are recognized in stockholders’ equity (deficiency) as a component of accumulated other comprehensive (loss) income.

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than investments by owners or distributions to owners and includes foreign currency translation adjustments as described above. During the six months ended June 30, 2020 and 2019, the Company recorded other comprehensive loss of $976,961 and $377,066, respectively, as a result of foreign currency translation adjustments.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $4,026 and $2,779 of foreign currency transaction losses for the six months ended June 30, 2020 and 2019, respectively, which is included in general and administrative expenses on the accompanying condensed consolidated statements of operations and comprehensive loss. Such amounts have been classified within general and administrative expenses in the accompanying condensed consolidated statements of operations and comprehensive loss.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities;

•        Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

•        Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, consisting primarily of notes receivable, accounts payable, loans payable and convertible notes payable, approximate their fair values as presented in these condensed consolidated financial statements due to the short-term nature of those instruments.

Convertible Notes

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with ASC Topic 815 of the Financial Accounting Standards Board (“FASB”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Bifurcated embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined to not be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature (“BCF”) by comparing the commitment date fair value to the effective conversion price of the instrument. The Company records a BCF as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. BCFs that are contingent upon the occurrence of a future event are recognized when the contingency is resolved.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date and through the date these financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12 — Subsequent Events.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance on January 1, 2020, and the adoption did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In February 2020, the FASB issued ASU No. 2020-02, Financial Instruments — Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date (“ASU 2020-02”) which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Professional fees	$61,292	$115,166
Value-added tax receivable	35,284	43,352
Insurance	26,341	—
Research and development	24,351	186,391
Other	6,478	1,962
Short term lease deposit	6,286	—
Travel expenses	479	479
Research and development expense tax credit receivable	—	211,740
License maintenance fee	—	32,558
	$160,511	$591,648

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 5 — NOTES RECEIVABLE, NET

The Company had the following notes receivable from KBL as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Notes receivable from KBL dated April 10, 2019	$1,050,000	$1,050,000
Notes receivable from KBL dated August 21, 2019	250,000	250,000
Notes receivable from KBL dated August 28, 2019	184,825	184,825
Notes receivable from KBL dated September 18, 2019	108,000	108,000
Notes receivable from KBL dated October 31, 2019	107,000	107,000
Subtotal	1,699,825	1,699,825
Payments made by KBL on behalf of 180LS	(338,132)	—
Subtotal	1,361,693	1,699,825
Provision for uncollectible notes receivable	(1,361,693)	(1,699,825)
	$—	$—

As of June 30, 2020, the Company loaned $1,699,825 to KBL to fund its operating expenses, deal transaction expenses, and any financing expenses for the Business Combination through the issuance of notes (the “Notes Receivable”). During the six months ended June 30, 2020, KBL made payments in the aggregate amount of $338,132 to certain vendors on behalf of the Company, in partial satisfaction of the Company’s Notes Receivable. The notes do not accrue interest and mature upon the closing of the Business Combination or the liquidation of KBL, whichever comes first.

During the six months ended June 30, 2020 and 2019, the Company recorded bad debt expense (recovery) of $(338,132) and $468,981, respectively, related to the Notes Receivable, which is included in general and administrative expense on the accompanying condensed consolidated statements of operations and comprehensive loss. The notes receivable from KBL are fully reserved because recoverability cannot be assured in the event the Business Combination does not close.

NOTE 6 — ACCRUED EXPENSES

Accrued expenses consist of the following as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Consulting fees	$1,005,399	$613,115
Professional fees	623,794	459,084
Employee and director compensation	591,648	395,248
Interest	83,556	15,571
Other	26,626	3,004
Research and development fees	10,250	120,631
Travel expenses	4,600	—
Patent costs	2,912	84,814
	$2,348,785	$1,691,467

As of June 30, 2020, and December 31, 2019, the Company had accrued expenses — related parties of $237,638 and $177,074, respectively. See Note 11 — Related Parties for additional details.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE

Loans Payable, Current Portion

The current portion of the Company’s loans payable outstanding as of June 30, 2020 and December 31, 2019 is as follows:

	Simple Interest Rate	June 30, 2020	December 31, 2019
Loan payable issued September 18, 2019	8%	$50,000	$50,000
Loan payable issued October 29, 2019	8%	69,250	66,250
Loan payable issued February 5, 2020	8%	3,500	—
Loan payable issued March 31, 2020	8%	4,537	—
Current portion of PPP Loans(1)	1%	17,767
		$145,054	$116,250

____________

(1)      See Loans Payable, Non-Current Portion for a description of the PPP Loans.

During January 2020, the loan payable dated October 29, 2019 was amended to increase the principal balance by $3,000 in satisfaction of certain accounts payable. The loans payable issued between September 18, 2019 and March 31, 2019 matured on June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020 (see Note 12 — Subsequent Events).

Loans Payable, Non-Current Portion

The non-current portion of the Company’s loans outstanding as of June 30, 2020 is as follows:

	Simple Interest Rate	June 30, 2020	Maturity Date
Loan payable issued June 12, 2020	8.0%	$150,000	08/31/21
PPP loan payable issued May 5, 2020	1.0%	51,051	05/04/22
PPP loan payable issued April 24, 2020	1.0%	2,000	04/23/22
BBLS loan payable issued June 10, 2020	2.5%	61,630	06/10/26
Subtotal		264,681
Less: current portion of PPP loans (see above)		(17,767)
		$246,914

During April and May 2020, the Company received loans in the aggregate amount of $53,051 (the “PPP Loans”), under the Payroll Protection Program (“PPP”), to support continuing employment during the COVID-19 pandemic.

Effective March 27, 2020, legislation referred to as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was passed to benefit companies that were significantly impacted by the pandemic. Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of their respective PPP Loans. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company intends to use the proceeds of their PPP Loans for Qualifying Expenses. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loans in whole or in part. Any amounts

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE (cont.)

not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred for six months after the date of disbursement. While the Company’s PPP loans currently have a two-year maturity, the amended law will permit the Company to request a five-year maturity. As of June 30, 2020, the Company recorded accrued interest of $80 related to the PPP loans. During the six months ended June 30, 2020, and December 31, 2019, the Company recorded interest expense of $80 and $0, respectively, related the PPP loans.

On June 10, 2020, the Company received GBP £50,000 (USD $61,630) of cash proceeds pursuant to the BBLS, which provides financial support to businesses across the U.K. that are losing revenue, and seeing their cashflow disrupted, as a result of the COVID-19 outbreak. The BBLS is unsecured and bears interest at 2.5%. The maximum loan amount is GBP £50,000 and the length of the loan is six years, and payments begin 12 months after the date of disbursement. Early repayment is allowed, without early repayment fees.

On June 12, 2020, the Company entered into a promissory note agreement with an aggregate principal sum of $150,000, which bears interest at 15% per annum and matures on August 31, 2021. See Note 8 — Convertible Notes Payable, Extinguishment of Senior Note and Issuance of New Note for additional details.

Loans Payable, Related Parties

Loans payable to related parties (the “Related Party Loans”) consist of loans payable to certain of the Company’s officers, directors and a greater than 10% investor. The Company had the following loans payable to related parties outstanding as of June 30, 2020 and December 31, 2019:

	Simple Interest Rate	June 30, 2020	December 31, 2019
Loan payable issued September 18, 2019	8%	$50,000	$50,000
Loan payable issued October 8, 2019	0%	4,000	4,000
Loan payable issued October 20, 2019	8%	74,316	79,572
Loan payable issued October 28, 2019	8%	6,401	6,887
Loan payable issued October 29, 2019	8%	40,000	40,000
Loan payable issued October 29, 2019	8%	10,000	10,000
Loan payable issued November 27, 2019	8%	18,526	19,933
Loan payable issued December 11, 2019	8%	9,660	10,133
Loan payable issued January 14, 2020	8%	4,726	—
Loan payable issued January 20, 2020	8%	137,381	—
Loan payable issued January 30, 2020	8%	6,401	—
Loan payable issued February 5, 2020	8%	3,500	—
Loan payable issued February 28, 2020	8%	17,394	—
Loan payable issued March 31, 2020	8%	4,537	—
Loan payable issued April 2, 2020	8%	1,871	—
Loan payable issued April 2, 2020	8%	1,564	—
Loan payable issued April 13, 2020	8%	12,875	—
Loan payable issued April 13, 2020	8%	12,905	—
Loan payable issued April 27, 2020	8%	7,190	—
Loan payable issued May 19, 2020	8%	1,944	—
Loan payable issued May 29, 2020	8%	7,190	—
Loan payable issued May 30, 2020	8%	7,890	—
Loan payable issued June 17, 2020	8%	485	—
		$440,756	$220,525

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE (cont.)

The Related Party Loan issued on October 20, 2019 is denominated in GBP (£60,000) and is translated to USD using the exchange rate in effect at the balance sheet date (See Note 3 — Summary of Significant Accounting Policies, Foreign Currency Translation). The Company recorded a gain on foreign currency transactions of $5,256 during the six months ended June 30, 2019 related to this loan.

As of June 30, 2020, the Related Party Loans provide for a maturity date upon the earliest of (a) the consummation of the Business Combination; (b) June 30, 2020; or (c) 60 days after the respective issuance date. On July 1, 2020, the Company amended the terms of the Related Party Loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020.

Interest Expense on Loans Payable

During the six months ended June 30, 2020, the Company recognized interest expense and interest expense — related parties associated with the loans of $5,001 and $14,791, respectively. As of June 30, 2020, the Company had accrued interest and accrued interest — related parties associated with the loans of $7,055 and $18,051, respectively. As of December 31, 2019, the Company had accrued interest and accrued interest — related parties associated with the loans of $2,055 and $3,086, respectively. See Note 11 — Related Parties for additional details.

NOTE 8 — CONVERTIBLE NOTES PAYABLE

The following table details the activity of the convertible notes payable during the six months ended June 30, 2020:

	Effective Date	Date Last Amended (if applicable)	Maturity Date (as amended, if applicable)	12/31/2019 Principal Balance	Loans issued Six Months Ended June 30, 2020	Unpaid Interest Capitalized to Principal	Amendment to Senior Notes	6/30/2020 Principal Balance
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	$1,405,695	$—	$104,418	$(1,510,113)	$—
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	1,054,878	—	112,561	493,697	1,661,136
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	26,372	—	2,814	12,342	41,528
Bridge Note	12/27/2019	NA(1)	6/30/2020	250,000	—	—	—	250,000
Bridge Note	1/3/2020	NA(1)	6/30/2020	—	82,500	—	—	82,500
				$2,736,945	$82,500	$219,793	$(1,004,074)	$2,035,164

____________

(1)      See Note 12 — Subsequent Events for details regarding an amendment subsequent to June 30, 2020.

The following table details the activity of the convertible notes payable — related parties during the six months ended June 30, 2020:

	Effective Date	Date Last Amended (if applicable)	Maturity Date (as amended, if applicable)	12/31/2019 Principal Balance	Unpaid Interest Capitalized to Principal	Amendment to Senior Notes	6/30/2020 Principal Balance
Amended Senior Notes	7/25/2019	6/12/2020	8/28/2021	$184,604	17,609	51,396	253,609
180 LP Convertible Note	9/24/2013	NA	9/25/2015	160,000	—	—	160,000
180 LP Convertible Note	6/16/2014	NA	6/16/2017	10,000	—	—	10,000
180 LP Convertible Note	7/8/2014	NA	7/8/2017	100,000	—	—	100,000
				$454,604	$17,609	$51,396	$523,609

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 8 — CONVERTIBLE NOTES PAYABLE (cont.)

Amendment to Senior Notes

On January 13, 2020, the Company and holders of a series of Senior Secured Notes (the “Senior Notes”) agreed to exchange the Senior Notes for new Senior Secured Notes (the “Amended Senior Notes”) with amended terms (the “Senior Note Amendments”). Pursuant to the Senior Note Amendments, the note holders waived all events of default associated with the Senior Notes and the aggregate principal amount and accrued interest of $1,282,205 and $6,411, respectively, was converted to principal in the aggregate amount of $1,846,052 (consisting of $1,282,205 of the outstanding principal of the Senior Notes, $6,411 of accrued interest reclassified to principal, $200,000 of restructuring fees and $357,436 of redemption premiums), of which $186,988 and $935, of aggregate principal and accrued interest, respectively, owed to the Chief Executive Officer and a director of the Company was converted to principal in the aggregate amount of $239,320 (consisting of $186,988 of the outstanding principal of the Senior Notes, $935 of accrued interest reclassified to principal and $52,126 of redemption premiums).

The Company accounted for the amendment to the Senior Notes as note extinguishments, since the present value of future cash flows under the Amended Senior Notes was substantially different than the future cash flows under the Senior Notes. Accordingly, the Company recognized a loss on extinguishment of $886,736, consisting of the issuance of the Amended Senior Note in the aggregate principal amount of $1,846,052, partially offset by the derecognition of the aggregate carrying amount of the extinguished Senior Notes of $1,288,616, plus the immediately recognized beneficial conversion feature of $329,300 arising from the modified conversion terms of the Amended Senior Notes.

The Amended Senior Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries and are secured by: a) the Company’s equity interests in its subsidiaries; b) guarantees issued by those subsidiaries; and c) assets of those subsidiaries.

The Amended Senior Notes were convertible into common stock of the Company at any time following issuance until maturity and automatically convert into common stock of the Company immediately prior to the occurrence of the Business Combination, in either event, at a conversion price of $740.37 per share. If the Company issues any shares of its common stock, or securities that are effectively common stock equivalents, prior to the Business Combination at a price of less than $740.37 per share, then the conversion price per share would be adjusted to the price at which those common shares (or equivalents) were issued.

The Amended Senior Notes bear interest at a rate of 15% per annum and matured in February 2020. On June 12, 2020, the Company entered into an additional amendment with each noteholder to extend the maturity dates from February 2020 to August 2021. Unpaid interest is reclassified to the principal on a monthly basis.

In the event of default: a) the Company is required to notify the holders of these notes within one business day of any such occurrence; b) the interest rate increases to 18% per annum; and c) the holder may require the Company to redeem any or all of the outstanding principal and interest together with a 25% premium.

Additional Amendment to an Amended Senior Note

On June 12, 2020, the Company, KBL, and the holder of an Amended Senior Note in the aggregate principal amount of $1,661,136 agreed that (i) such Amended Senior Note will automatically convert into 404,265 shares of KBL’s common stock upon the Business Combination, and (ii) the holder of such Amended Senior Note and its affiliates shall not sell or dispose more than 5% of the daily trading volume of such shares of common stock as reported by Bloomberg, LP.

Extinguishment of Senior Note and Issuance of New Note

On June 12, 2020, the Company, KBL, certain investors (the “Purchasers”) and the holder (the “Initial Purchaser”) of an Amended Senior Note in the aggregate principal and interest amount of $1,528,360 (consisting of principal of $1,510,113 and accrued interest payable of $18,247) entered into a Securities Purchase Agreement pursuant to which (i) the Amended Senior Note was extinguished, and (ii) KBL sold to the Purchasers a secured

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 8 — CONVERTIBLE NOTES PAYABLE (cont.)

promissory note which is secured by the intellectual property of the Company. Such transaction closed on June 29, 2020. Concurrent with the transaction, on June 12, 2020, the Company, KBL, the Purchasers and Kingsbrook entered into a guaranty agreement pursuant to which the Company is a guarantor to the notes issued by KBL to the Purchasers and Kingsbrook. As of June 30, 2020, the Company determined that contingent payments under the guaranty agreement were not probable.

Additionally, in connection with the Securities Purchase Agreement, the Company issued the Initial Purchaser a loan payable in the principal amount of $150,000 which bears interest at a rate of 15% per annum, payable at maturity. The note matures on August 31, 2021 (see Note 7 Loans Payable, Loans Payable, non-current portion).

During the six months ended June 30, 2020, in connection with the Amended Senior Note extinguishment and loan payable issuance above, the Company recognized a gain on extinguishment of convertible notes payable in the amount of $1,378,360.

Bridge Notes

On January 3, 2020, the Company issued convertible bridge notes in the aggregate amount of $82,500. The total outstanding principal amount of convertible bridge notes of $332,500 (the “Bridge Notes”) and the respective accrued interest will automatically convert into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The Bridge Notes accrue interest at 15% per annum. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note will be accounted for at the time the contingency is resolved. The Bridge Notes matured on June 30, 2020. See Note 12 — Subsequent Events, First Amendment of the Bridge Notes for additional details regarding the extensions of the Bridge Notes.

180 LP Convertible Notes

As of June 30, 2020, the Company had related party convertible notes payable in the aggregate principal amount of $270,000 (the “180 LP Convertible Notes”) of which two notes in the aggregate principal amount of $260,000 were held by a director and founder and one note in the principal amount of $10,000 was held by the former Chief Executive Officer. All outstanding principal and the respective accrued interest owed on the 180 LP Notes will automatically be converted effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”) into equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the 180 LP Convertible Notes will be accounted for at the time the contingency is resolved.

Interest on Convertible Notes

During the six months ended June 30, 2020, the Company recorded interest expense of $271,085 related to convertible notes payable, and recorded interest expense — related parties $25,277 related to convertible notes payable — related parties. During the six months ended June 30, 2020, interest in the amount of $219,793 has been reclassified to principal on convertible notes payable, and accrued interest in the amount of $17,609 has been reclassified to principal on convertible note payable — related parties.

As of June 30, 2020, accrued interest related to convertible notes payable was $26,490 and accrued interest — related parties related to convertible notes payable — related parties was $83,219, which is included in accrued expenses and accrued expenses — related parties, respectively, on the accompanying condensed consolidated balance sheets.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company has no liabilities recorded for loss contingencies during the six months ended June 30, 2020 and 2019.

Yissum Research and License Agreement

In May 2018, CBR Pharma entered into a worldwide research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) allowing CBR Pharma to utilize certain patents. On January 1, 2020, CBR Pharma entered into a first amendment to the Research and License Agreement (“First Amendment”) with Yissum, allowing CBR Pharma to sponsor additional research performed by two Yissum professors. Pursuant to the terms of the First Amendment, the Company will pay Yissum $200,000 plus 35% additional for University overhead for the additional research performed by each professor over a 12-month period, starting May 1, 2020. As of June 30, 2020, the Company owes an outstanding balance of $684,179 in connection with the Yissum Agreement, of which $366,199 is reflected within accounts payable and $317,980 is included in accrued expenses on the accompanying condensed consolidated balance sheet.

Oxford University Agreements

On August 15, 2018, as amended on May 30, 2019, CBR Pharma entered into an agreement (the “Oxford University Agreement”) for a research project with the University of Oxford, which, as amended, expired on March 31, 2020. As of June 30, 2020, the Company owes an outstanding balance of GBP £367,040 (USD $ 452,416) in connection with the Oxford University Agreement, which is reflected within accounts payable on the accompanying condensed consolidated balance sheet.

Consulting Agreement

Effective January 6, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”), with a consultant (the “Consultant”) pursuant to which the Company will receive consulting services in the area of drug development in exchange for consideration of $15,000 per month. The Consulting Agreement has a six-month term, and thereafter automatically renews for successive six-month periods. The Consulting Agreement terminates upon thirty days prior written notice by either party. During the six months ended June 30, 2020, the Company recorded consulting fees of $90,000 related to the Consulting Agreement. During the six months ended June 30, 2020, the Company recorded accrued expenses relating to the Consulting Agreement of $45,000, which have been accrued for in accrued expenses of the accompanying condensed consolidated balance sheet.

On July 1, 2020, the Company entered into an employment agreement with the Consultant, pursuant to which the Consultant will be appointed the Company’s Chief Executive Officer, effective upon the closing of the Business Combination (see Note 12 — Subsequent Events).

Operating Leases

On February 17, 2020, the Company entered into a twelve-month lease agreement to lease office space located in London, UK. The rent is approximately GBP £4,250 (USD $5,259) per month over the lease term for a total lease commitment of GBP £61,200 (USD $75,722). The lease commenced on February 19, 2020 and expires on February 18, 2021. In connection with the lease, the Company paid the landlord a security deposit of GBP £5,100 (USD $6,310). The lease shall continue until one of the following two events occur: (a) another lease agreement is entered into by the parties or (b) either party gives not less than three full calendar months written notice terminating this agreement prior to the expiration date. The Company elected to apply the practical expedient available under ASC 842 — “Leases” pursuant to which the right of use assets and lease liabilities are not recognized for short-term leases.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 9 — COMMITMENTS AND CONTINGENCIES (cont.)

The Company’s rent expense amounted to GBP £17,507 (USD $22,067) and GBP £0 for the six months ended June 30, 2020 and 2019, respectively. Rent expense is reflected in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

NOTE 10 — STOCKHOLDERS’ EQUITY (DEFICIENCY)

During the six months ended June 30, 2020, the Company issued 2,773 shares of its common stock upon the exchange of common stock equivalents that were granted in connection with the Reorganization and 73 shares of its common stock in exchange for cash proceeds of $72,500.

During the six months ended June 30, 2019, the Company issued an aggregate of 2,622 shares in exchange for services and for an aggregate cash consideration of $1,125,601, and 18,297 shares with an aggregate issuance date fair value of $12,992,469 in full satisfaction of accrued issuable equity and investor deposits.

NOTE 11 — RELATED PARTIES

Due from Related Parties

As of June 30, 2020, due from related parties was $321,904, which consisted of (i) a receivable of $300,000 due from a research and development company that has shared officers and directors, (ii) a travel advance of $13,248 to a company which shared officers and directors, and (iii) a receivable of $8,656 related to furniture and fixtures sold to a company with shared officers and directors. Due from related parties was $73,248 as of December 31, 2019 and consists of (i) a receivable of $60,000 due from a research and development company that has shared officers and directors and (ii) a travel advance of $13,248 to a company with shared officers and directors.

Accounts Payable — Related Parties

As of June 30, 2020, accounts payable — related parties was $148,606, which consisted of $130,750 for professional fees provided by the Company’s officers and directors and $17,856 for accounting fees for services provided by a director and his company. Accounts payable — related parties was $123,035 as of December 31, 2019 and consists of $101,009 for professional services provided by the Company’s directors and $22,026 for accounting fees for services provided by a director and his company.

Accrued Expenses — Related Parties

As of June 30, 2020, accrued expenses — related parties was $237,638, which consisted of $101,157 of interest accrued on loans and convertible notes due to certain officers and directors of the Company and $136,481 of accrued consulting fees for services provided by certain directors of the Company. Accrued expenses — related parties of $177,074 as of December 31, 2019, consists of $78,610 of interest accrued on loans and convertible notes due to the certain officers and directors of the Company, $30,464 of accrued professional fees for services provided by certain directors of the Company and $68,000 of accrued accounting fees related to services provided by a Company director and his company. See Note 6 — Accrued Expenses for more information.

Due to Related Parties

As of June 30, 2020 and December 31, 2019, due to related parties was $25,187 and $17,341, respectively, which represented an overpayment of rent by a company that is subleasing space from the Company in Toronto, Canada whose directors and officers are affiliated with the Company.

Loan Payable — Related Parties

As of June 30, 2020 and December 31, 2019, loans payable — related parties was $440,756 and $220,525, respectively. See Note 7 — Loan Payables for more information.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 11 — RELATED PARTIES (cont.)

Convertible Notes Payable — Related Parties

As of June 30, 2020 and December 31, 2019, convertible notes payable — related parties was $523,609 and $454,604, respectively, which represents the principal balance of convertible notes owed to certain officers and directors of the Company. See Note 8 — Convertible Notes Payable for more information.

General and Administrative Expenses — Related Parties

During the six months ended June 30, 2020, the Company incurred $96,402 of general and administrative expenses for related party services for professional fees paid to current or former officers, directors or greater than 10% investors of the Company, or affiliates thereof. During the six months ended June 30, 2019, the Company incurred $157,704 of general and administrative expenses for related party services for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof.

Other Income — Related Parties

During the six months ended June 30, 2020 and 2019, the Company recorded $240,000 and $0, respectively, of other income related to a one-year research and development agreement with a company who shares common officers and directors with the Company. There was no other income with related parties amounts during the six months ended June 30, 2019. See Note 12 — Subsequent Events, Amended Agreement with Reformation Pharmaceuticals — Related Party.

Interest Expense — Related Parties

During the six months ended June 30, 2020, the Company recorded $41,670 of interest expense — related parties, of which $26,745 related to interest on certain convertible notes held by officers and directors of the Company and $14,925 related to interest expense on loans from officers, directors and a greater than 10% investor of the Company. There was no interest expense with related parties during the six months ended June 30, 2019.

Change in Fair Value of Accrued Issuable Equity — Related Parties

During the six months ended June 30, 2020 and 2019, the Company recorded a charge of $0 and $3,862,073, respectively, related to the change in the fair value of common stock earned by, but not yet issued to, officers, directors and investors of the Company in exchange for corporate advisory services.

NOTE 12 — SUBSEQUENT EVENTS

Appointment of New Chief Executive Officer as of the Business Combination

On July 1, 2020, the Company, KBL and the Board of Directors appointed a new Chief Executive Officer (“CEO”) of the Company, effective upon the closing of the Business Combination, at an initial base salary of $250,000 per year. Upon the termination of employment by the Company without cause, or by the CEO for Good Reason, as defined, the CEO is entitled to severance payments in the form of continued base salary and health insurance for twelve months following the date of termination.

Amended Agreement with ReFormation Pharmaceuticals — Related Party

On July 1, 2020, the Company entered into an amended agreement with ReFormation Pharmaceuticals, Corp. (“ReFormation”) and 360 Life Sciences Corp. (“360”), whereby 360 has entered into an agreement to acquire 100% ownership of ReFormation, on or before July 31, 2020 (“Closing Date”). The Company shares officers and directors with each of ReFormation and 360. Upon the Closing Date, 360 will make tranche payments to 180 LP in the aggregate amount of $300,000. The parties agree that the obligations will be paid by 360 to 180 LP by payments of $100,000 for every $1,000,000 raised through the financing activities of 360, up to a total of $300,000, however, not less than 10% of all net financing proceeds received by 360 shall be put towards the obligation to the Company until paid in full. This transaction closed on July 31, 2020.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 12 — SUBSEQUENT EVENTS (cont.)

First Amendment of the Bridge Notes

On July 7, 2020, effective June 29, 2020, the Company entered into an amendment agreement with each Bridge Noteholder (the “Amended Bridge Notes”). Pursuant to the terms of the Amended Bridge Notes, (i) the maturity dates of the Bridge Notes are extended to August 2021, (ii) the principal under each Bridge Note by is increased by 10%, (iii) the conversion price in connection with the Bridge Notes is amended to the lesser of $4.23 per share or the per share price equal to 0.60 multiplied by the per share price of one share of common stock sold by the Company as part of the PIPE Transaction. Additionally, principal owed under the Amended Bridge Notes no longer automatically converts upon the consummation of a Business Combination, but automatically converts at maturity.

Investor Relations Consulting Agreement

On September 4, 2020, effective September 15, 2020 (“Effective Date”), the Company entered into a one-year consulting agreement with a consulting firm to provide investor relations, strategic and financial planning, and other services related to the business. Pursuant to the terms of the agreement, the Company shall pay the consulting firm (i) $10,000 paid in cash monthly, (ii) $5,000 of shares of restricted common stock of KBL for each full calendar month, to be issued at the end of each quarter with a price per share based on the closing sales price of KBL’s common stock on the last trading day of each applicable calendar quarter and (iii) $30,000 of shares of restricted common stock of KBL earned quarterly and to be issued at the end of the quarter if certain goals are met (goals will be agreed upon prior to the end of the first quarter) at a price per share equal to $10.95, based upon the closing sales price of KBL’s common stock on the Effective Date. Either the Company or the consulting firm may terminate this agreement upon thirty (30) days prior written notice.

KBL Payments Made on Behalf of 180

Subsequent to June 30, 2020, KBL paid an aggregate amount of approximately $780,000 on behalf of 180 in the form of payments to various vendors of 180 and cash paid directly to 180 in order to fund its operations.

Amendment to the Employment Agreement of New Chief Executive Officer

On September 1, 2020, the Company entered into an amended agreement with the CEO-elect of the Business Combination, whereby he shall become the CEO of 180 effective July 1, 2020. The CEO’s base salary, which was set in the July 1, 2020 employment agreement as $250,000, shall be effective July 1, 2020 instead of upon the Business Combination and the base salary shall be increased to $360,000 starting September 1, 2020. The salary will be accrued and paid upon the closing of the Business Combination.

New Oxford University Research and Development Agreements

On September 18, 2020, the Company entered into a 3 year research and development agreement with the University of Oxford (“Oxford University”) to research and investigate the mechanisms underlying fibrosis in exchange for aggregate consideration of $1,022,750 (£795,468), of which $102,858 (£80,000) is to be paid 30 days after the project start date and the remaining amount is to be paid in four equal installments of $229,973 (£178,867) on the six month anniversary and each of the annual anniversaries of the project start date. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

On September 21, 2020, the Company entered into a 2 year research and development agreement with Oxford University for the clinical development of cannabinoid drugs for the treatment of inflammatory diseases in exchange for aggregate consideration of $588,860 (£458,000), of which $130,858 (£101,778) is to be paid 30 days after the project start date and the remaining amount is to be paid every 6 months after the project start date in 4 installments, whereby $130,858 (£101,778) is to be paid in the first 3 installments and $65,428 (£50,888) is to be paid as the final installment. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
CannBioRex Pharmaceuticals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of CannBioRex Pharmaceuticals Corp. (the “Company”) as of December 31, 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficiency and cash flows for the period from March 8, 2018 (Inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from March 8, 2018 (Inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, incurred significant losses since Inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY

November 12, 2019

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED BALANCE SHEET

(Expressed in US Dollars)

December 31, 2018
Assets
Current Assets:
Cash	$53,672
Due from related parties	23,628
Prepaid expenses and other current assets	150,374
Restricted cash	49,020
Total Current Assets	276,694
Property and equipment, net	64,780
Deposits	94,293
Intangible asset, net	74,200
Total Assets	$509,967

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$196,099
Accounts payable – related parties	12,554
Accrued expenses	380,330
Accrued issuable equity	25,813
Accrued issuable equity – related party	27,983
Due to related parties	61,336
Total Current Liabilities	704,115
Long term liabilities – related parties	30,502
Total Liabilities	734,617

Commitments and Contingencies (Note 12)
Stockholders’ Deficiency:
Common stock, no par value, unlimited number of shares authorized; 154,775,003 shares issued and outstanding	4,335,602
Accumulated other comprehensive loss	(16,418)
Accumulated deficit	(4,543,834)
Total Stockholders’ Deficiency	(224,650)
Total Liabilities and Stockholders’ Deficiency	$509,967

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

For The Period From March 8, 2018 (Inception) Through December 31, 2018
Operating Expenses (Income):
Research and development	$631,507
General and administrative	3,036,677
Rental income – related parties	(113,215)
General and administrative – related parties	939,081
Total Operating Expenses	4,494,050
Loss From Operations	(4,494,050)

Other Income (Expense):
Interest income	6,444
Change in fair value of accrued issuable equity	(33,247)
Change in fair value of accrued issuable equity – related party	(22,981)
Total Other Expense, Net	(49,784)
Net Loss	(4,543,834)
Other Comprehensive Loss
Foreign currency translation adjustments	(16,418)
Total Comprehensive Loss	$(4,560,252)

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

(Expressed in US Dollars)

	Common Stock		Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount
Balance – March 8, 2018 (Inception)	—	$—	$—	$—	$—
Issuances of common stock(1)	154,775,003	4,335,602	—	—	4,335,602
Net loss	—	—	—	(4,543,834)	(4,543,834)
Foreign currency translation adjustments	—	—	(16,418)	—	(16,418)
Balance – December 31, 2018	154,775,003	$4,335,602	$(16,418)	$(4,543,834)	$(224,650)

____________

(1)      Includes $3,263,546 of cash consideration for 144,575,001 shares of common stock (see Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Expressed in US Dollars)

For The Period From March 8, 2018 (Inception) through December 31, 2018
Cash Flows From Operating Activities:
Net loss	$(4,543,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,360
Stock-based compensation	1,062,358
Change in fair value of accrued issuable equity	56,228
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(156,765)
Deposits	(98,395)
Accounts payable	216,788
Due from related parties	(24,154)
Due to related parties	64,109
Long term liabilities – related parties	31,881
Accrued expenses	393,381
Total Adjustments	1,553,791
Net Cash Used In Operating Activities	(2,990,043)

Cash Flows From Investing Activities:
Purchases of property and equipment	(75,232)
Acquisition of technology licenses	(78,186)
Net Cash Used In Investing Activities	(153,418)

Cash Flows from Financing Activities:
Proceeds from sales of common stock	3,263,546
Net Cash Provided By Financing Activities	3,263,546
Effect of Exchange Rate Changes on Cash	(17,393)
Net Increase In Cash and Restricted Cash	102,692
Cash and Restricted Cash – March 8, 2018 (Inception)	—
Cash and Restricted Cash – End of Period	$102,692

Reconciliation of cash and restricted cash as reported in the accompanying consolidated balance sheet:
Cash	$53,672
Restricted cash (See Note 3)	49,020
Total cash and restricted cash	$102,692

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CannBioRex Pharmaceuticals Corp. (“CBR Pharma” or the “Company”) was incorporated on March 8, 2018 under the provisions of the Business Corporation Act of British Columbia.

The Company and its wholly owned subsidiaries, CannBioRex Pharma Limited (“U.K. subsidiary”), located in the United Kingdom (“U.K.”), and Petcanna Pharma Corp. (“Petcanna subsidiary”), located in Toronto, Canada, is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase and consequently, will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurances that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2018, the Company has an accumulated deficit of $4,543,834 and working capital deficiency of $427,421. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for the reasonable period of time, which is defined as within one year after the date that the consolidated financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these consolidated financial statements and, the accompanying consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 14 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, 180 Therapeutics L.P. (“180 LP”), Katexco Pharmaceuticals Corp. (“Katexco”), and 180 Life Sciences Corp. (“180”) and for the public merger (“Business Combination”) between 180 and a special purpose acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements of the Company include the accounts of the Company and its U.K. subsidiary. All intercompany accounts and transactions have been eliminated in the consolidation.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

these financial statements include, but are not limited to, the allowance for doubtful accounts, useful lives of long-lived assets and intangible assets, the fair value of accrued issuable equity and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Management estimated the fair value of the common stock issued pursuant to the market approach, by referring to prior cash sales of the Company’s common stock to unrelated parties. Accordingly, the Company valued its common stock to be at CAD $0.005 between inception and May 2018 and CAD $0.10 between May 2018 and December 2018. In the event that a service provider becomes entitled to common stock in exchange for services prior to the issuance of common stock, the Company will record accrued issuable equity at the equity’s fair value and recognize the discount from any cash proceeds, if applicable, to stock-based compensation, as described above. In the event that cash is received by the Company from an investor before the common stock has been issued, the Company will recognize an investor deposit for the value of the payment received.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. At December 31, 2018, the Company had no cash equivalents. The Company has cash deposits in several financial institutions in various locations. As of December 31, 2018, the Company had bank accounts in Canada and the U.K. In Canada, the Company has Canadian dollar (“CAD”) and United States dollar (“USD”) bank accounts that had cash balances of CAD $17,235 ($12,631) and $37,662 respectively. As of December 31, 2018, the Company had a cash balance of £2,652 ($3,379) held in its U.K. bank account. As of December 31, 2018, there were no uninsured cash balances in Canada. The Company had a restricted cash balance of $49,020 as of December 31, 2018, which relates to funds in escrow for a certain vendor’s invoices.

Property and Equipment

Property and equipment consist primarily of furniture, fixtures and equipment and leasehold improvements and are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

The Company’s property and equipment are depreciated using 5 years as the estimated useful lives.

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the period ended December 31, 2018.

Intangible Assets

The Company amortizes the cost of the intangible assets over their estimated useful lives on a straight-line basis. As of December 31, 2018, the Company’s intangible assets consist of licensed patents, which are being amortized approximately between 22 and 23 years. Generally, patents have a useful life of up to 25 years from the patent application date and the licensed patents are being amortized over their remaining life.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) No. 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash and accounts payable, approximate their fair values due to the short-term nature of those instruments. The Company’s aggregate accrued issuable equity with a fair value of $53,796 as of December 31, 2018, represents Level 3 financial instruments. See “Use of Estimates” in this section or details relating to the Company’s valuation methodology.

Research and Development

Research and development expenses are charged to operations as incurred. During the period from March 8, 2018 (Inception) through December 31, 2018, the Company incurred $631,507 of research and development expenses.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

Foreign Currency Impacts

The Company’s functional currency is Canadian Dollar and reporting currency is the U.S. Dollar. The functional currency of the Company’s operating subsidiary is its local currency (British Pound) and its reporting currency is the U.S. Dollar. Assets and liabilities are translated based on the exchange rates at the balance sheet date, while expense accounts are translated at the weighted average exchange rate for the period. Equity accounts are translated at historical exchange rates. The resulting translation gain and loss adjustments are accumulated as a component of other comprehensive loss.

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $2,649 of transaction losses for the period from March 8, 2018 (Inception) ended December 31, 2018. Such amounts have been classified within general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”).

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognized deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations. The Company did not record any such expenses during the period from March 8, 2018 (Inception) to December 31, 2018.

Comprehensive Loss

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than transactions with owners. Other comprehensive income (loss) includes foreign currency translation adjustments. During the period from March 8, 2018 (Inception) through December 31, 2018, other comprehensive loss was $16,418. As of December 31, 2018, the exchange rate between the CAD Dollar and U.S. Dollar was 1 to 0.7329 and the weighted average exchange rate for the period from March 8, 2018 (Inception) through December 31, 2018 was 1 to 0.7660. For the Company’s U.K. subsidiary, as of December 31, 2018, the exchange rate between the British Pound and U.S. Dollar was 1 to 1.2741 and the weighted average exchange rate for the period from March 8, 2018 (Inception) through December 31, 2018, was 1 to 1.2994.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the issuance date of these consolidated financial statements. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 15, Subsequent Events.

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is currently evaluating ASU 2018-07 and its impact on its consolidated financial statements or disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company early adopted ASU 2016-15, but no awards were impacted by the change through December 31, 2018.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

December 31, 2018
Research and development expenses	$57,066
Value-added tax receivable	53,336
Travel expenses	18,723
Professional fees	13,600
Prepaid insurance	7,649
$150,374

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

December 31, 2018
Furniture, fixtures, and equipment	$64,359
Leasehold improvements	7,619
71,978
Less accumulated depreciation and amortization	(7,198)
$64,780

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 6 — PROPERTY AND EQUIPMENT (cont.)

Depreciation and amortization expenses are classified in general and administrative expense in the accompanying statement of operations. During the period from March 8, 2018 (Inception) through December 31, 2018, depreciation expense totaled $7,523. Most of the Company’s property and equipment is located in Canada and gross asset costs and accumulated depreciation reported in US dollars are impacted by the fluctuation of the Canadian Dollar relative to the U.S. dollar.

NOTE 7 — INTANGIBLE ASSET

On May 13, 2018, the Company entered into a research and license agreement (the “Yissum Agreement”) with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum”). Pursuant to the Research and License Agreement, the Company obtained a worldwide, exclusive, royalty-bearing license for patents (collectively, the “Licensed Patents”) from Yissum for the treatment of any and all veterinary and human medical conditions, including obesity, pain, inflammation and arthritis. As consideration for the grant of the Licensed Patents, the Company paid Yissum $75,000 to purchase the Licensed Patents, which was capitalized. Furthermore, the Company will pay an annual license maintenance fee (the “License Maintenance Fee”) of $50,000 on May 1, 2019 and each May 1st thereafter until (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the Product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in Subsections (i) or (ii) expire in a particular country prior to the period referred to in Subsection (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period. The License Maintenance Fee is non-refundable but may be credited each year against royalties on account of net sales made from May 1st to April 30th (the “Net Sales”). The amortization expense for the period from March 8, 2018 (Inception) through December 31, 2018, was $800. Please refer to the Yissum Agreement in Note 13, Commitments and Contingencies.

Intangible assets and accumulated amortization consist of the following:

	Licenses	Accumulated Amortization	Total
Balance as of March 7, 2018 (Inception)	$75,000	$—	$75,000
Amortization expense	—	(800)	(800)
Balance as of December 31, 2018	$75,000	$(800)	$74,200
Weighted average remaining amortization period at December 31, 2018 (in years)	21.2

Future amortization related to intangible assets are as follows:

For the Years Ending December 31,	Amortization
2019	$3,495
2020	3,495
2021	3,495
2022	3,495
2023	3,495
Thereafter	56,726
$74,200

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following:

December 31, 2018
Professional fees	$190,465
Payroll	85,471
Research and development	57,907
Consulting fees	24,789
Patent filing fees	14,858
Director fees	6,840
$380,330

See Note 3 — Significant Accounting Policies — Use of Estimates for details relating to the Company’s valuation methodology.

NOTE 9 — ACCRUED ISSUABLE EQUITY

Pursuant to an agreement, the Company has agreed to issue 266,606 shares of common stock with a fair value of $25,813 on December 31, 2018 and earned in December 2018, to a vendor, in exchange for public relations services.

The accrued issuable equity-related party consists of 300,000 shares with a fair value of $27,983 on December 31, 2018, to be issued to a stockholder with a greater than 10% ownership in the Company. The stock was issued for cash and in exchange of corporate advisory fees.

See Note 3 — Summary of Significant Accounting Policies — Use of Estimates for details relating to the Company’s valuation method.

NOTE 10 — STOCKHOLDERS’ EQUITY

The Company’s authorized share capital consists of an unlimited number of common shares without par value.

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company issued an aggregate of 154,775,003 common shares for cash consideration ranging from CAD $0.005 per share to CAD $0.10 per share or for services. The Company received aggregate cash consideration of $3,263,546 and recorded non-cash stock-based compensation expense of $1,062,358, which is reflected in general and administrative expense in the statement of operations, for either the difference between the cash consideration and the fair value of the stock issued or corporate advisory services.

NOTE 11 — RELATED PARTY TRANSACTIONS

Due from Related Parties

Due from related parties was $23,628 as of December 31, 2018, which was owed by various companies that are subleasing space from the Company in Toronto, Canada where directors and officers of the Company are affiliated with these companies.

Accounts Payable

Accounts payable — related parties of $12,554 as of December 31, 2018 represent liabilities for professional services provided by the Company’s directors.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 11 — RELATED PARTY TRANSACTIONS (cont.)

Accrued Issuable Equity

Accrued issuable equity — related parties valued at $27,983 as of December 31, 2018 relates to unissued common shares to be issued to a greater than 10% investor of the Company, including his spouse, in exchange for corporate advisory services.

Due to Related Parties

Due to related parties of $61,336 as of December 31, 2018 represents liabilities for advances and professional services, of which $12,060 were due to officers and $49,276 was due to KTX.

Long-Term Liabilities — Related Parties

Long-term liabilities — related parties of $30,502 as of December 31, 2018 represents long-term rent deposits received from companies that are subleasing office space in Toronto, Canada that share officers and directors.

General and Administrative Expense

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company incurred $939,081 of general and administrative expenses for related party services, including (a) $449,534 of stock-based compensation for services provided by a greater than 10% investor; (b) $485,327 for professional fees, of which $58,603, $353,377, and $73,347 was paid to directors, affiliates, and officers of the Company, respectively paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; and (c) $4,220 for travel paid to a company whose directors and officers are also directors and officers of the Company.

Rental Income

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded $113,215 of rental income for sub-leasing office space in Toronto, Canada to companies with shared officers and directors.

Change in Fair Value

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded $22,981 of reporting date fair value of unissued shares of common stock be issued to a stockholder with a greater than 10% ownership interest in the Company in exchange for corporate advisory fees.

NOTE 12 — INCOME TAXES

During the period from March 8, 2018 (Inception) to December 31, 2018, the Company was subject to Federal income taxes in Canada and provincial income taxes in the Province of British Columbia and its 100% owned subsidiary was subject to Federal income taxes in the United Kingdom (“UK”).

The Canadian and UK components of loss before income taxes for the period from March 8, 2018 (Inception) to December 31, 2018 were as follows:

Canada	$(3,819,428)
United Kingdom	(724,406)
Loss before income taxes	$(4,543,834)

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 12 — INCOME TAXES (cont.)

The income tax benefits for the period from March 8, 2018 (Inception) to December 31, 2018 and the change in the valuation allowance were as follows:

Deferred tax benefits:
Federal	$542,764
Provincial	324,101
866,865
Change in valuation allowance	(866,865)
Provision for income taxes	$—

The reconciliation of the Canadian Federal statutory income tax rate to the Company’s effective income tax rate for the period from March 8, 2018 (Inception) to December 31, 2018 was as follows:

Canadian Federal statutory rate	15.0%
Effect of the difference between Canadian and UK Federal statutory rates	0.6%
Provincial taxes, net of federal benefit	10.1%
Permanent differences:
Stock-based compensation	(6.3)%
Change in the fair value of accrued issuable equity	(0.3)%
Change in valuation allowance	(19.1)%
Effective income tax rate	0.0%

The tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2018 were as follows:

Net operating loss carryforwards	$866,865
Valuation allowance	(866,865)
Deferred tax assets, net	$—

The Company has incurred losses since it commenced operations on March 8, 2018 (Inception) and had Canadian and UK net operating loss carryforwards of approximately $3,819,000 and $724,000, respectively, as of December 31, 2018 to offset future taxable income. The former will expire in 2038 and the latter may be used indefinitely. The use of such net operating loss carryforwards is contingent upon the future profitability of the Company. Thus, management has determined that the realizability of the deferred tax asset of $866,865 as of December 31, 2018 does not meet the more-likely-than-not threshold and, accordingly, established a 100% valuation allowance as of that date.

The Company does not have any uncertain tax positions or events leading to uncertainties regarding any tax positions. The Company has no income tax returns under examination and its 2018 income tax returns are subject to examination by various taxing authorities.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Research and License Agreements

Yissum Agreement

On May 13, 2018, the Company entered into a worldwide research and license agreement with Yissum Research development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) that allows the Company to utilize Licensed Patents. As part of the agreement, the Company negotiated a research program under which the Company has agreed to fund a $400,000 budget for a 12-month period commencing May 13, 2018, to be paid in four installments as follows: $200,000 within 10 days of signing, $100,000 at 3 months, $50,000 at 6 months and $50,000 at 9 months. As of December 31, 2018, the Company has paid a total of $300,000 of which $248,635 is reflected in research and development expenses in the accompanying consolidated statement of operations and $46,381 is included in prepaid expenses and other current assets on the accompanying consolidated balance sheet (the difference of $4,984 results from fluctuations in the exchange rate). The 3rd installment of $50,000, which was due in November 2018, had not been paid as of December 31, 2018.

The Company has also entered into consulting agreements with Yissum whereby Yissum has agreed to provide certain of its employees as consultants to the Company. Commencing May 13, 2018, the Company has agreed to pay Yissum a total of $100,000 per annum per person for a term of three years. As of December 31, 2018, the Company has a paid a total of $124,488 in consulting fees related to research and development.

The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

Royalties will be payable to Yissum if Net Sales are US $500,000,000 or greater, calculated at 3% for the first annual $500,000,000 of Net Sales and at 5% of Net Sales thereafter.

Pursuant to the Yissum Agreement (see Note 7 — Intangible Asset), if Yissum achieves the following milestones, the Company will be obligated to make the following payments:

(i)     $75,000 for successful point of care in animals;

(ii)    $75,000 for submission of the first investigational new drug testing;

(iii)   $100,000 for commencement of one phase I/II trial;

(iv)   $150,000 for commencement of one phase III trial;

(v)    $100,000 for each product market authorization/clearance (maximum of $500,000); and

(vi)   $250,000 for every $250,000,000 in accumulated sales of the product until $1,000,000,000 in sales is achieved.

In the event of a sale by the Company’s shareholders of their common shares or the transfer or assignment of the Yissum Agreement, the Company is obligated to pay Yissum a fee of 5% of the consideration received by the Company pursuant to such corporate transaction. In the event of an initial public offering (“IPO”), the Company will issue 5% of the issued and outstanding shares, on a fully diluted basis, to Yissum prior to the closing of the IPO. These shares will be subject to: (a) as to half of such shares, a lock-up period ending 12 months from the IPO listing date and as to the other half of such shares, a lock-up period ending 24 months from the IPO listing date, and (b) in any event, any resale restrictions (including lock-ups and hold periods).

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES (cont.)

Petcanna Sub-License Agreement

On August 20, 2018 (“effective date”), the Company entered into a sub-license agreement with their Petcanna subsidiary, Petcanna Pharma Corp., of which the former Chief Financial Officer is a director of, a private company with the same principals as the Company, whereby the Company has granted the sub-license on the Licensed Patents to pursue development and commercialization for the treatment of any and all veterinary conditions. In consideration, the Petcanna subsidiary will (a) issue 9,000,000 common shares of its share capital to each of the Company and Yissum 30 days after the effective date; and (b) pay royalties of 1% of net sales. The Company will be issued 85% and Yissum will be issued 15% of the 9,000,000 common shares of the Petcanna subsidiary.

Oxford University Agreement

On August 15, 2018, the Company entered into an agreement (the “Oxford University Agreement”) for the sponsorship of a research project with the University of Oxford (“Oxford”). The Oxford University Agreement provides that Oxford will undertake a 12-month research project (the “Project’) based around the clinical development of cannabinoid-based and non-cannabinoid-based drugs that are known to exhibit both anti-inflammatory and immunomodulatory properties. The aim of the Project is to develop and characterize chemical compounds that are synthesized at Yissum in order to create treatments for rheumatoid arthritis and other chronic inflammatory conditions, and to eventually obtain regulatory approval in order to initiate early-phase clinical trials in patients. The Company has agreed to pay to Oxford the following, which is being recognized on a straight-line basis over the 12-month term of the Oxford Agreement:

(i)     £166,800 on signing of the agreement,

(ii)    £166,800 six months after commencement of the Project,

(iii)   £166,800 nine months after commencement of the Project and

(iv)   £55,600 twelve months after commencement of the Project.

As of December 31, 2018, the Company has paid a total of £166,800 (USD $212,520). The Company has expensed £208,500 (USD $265,650) in research and development and £41,700 (USD $53,130) is recorded in accrued expenses.

Scollard Lease Agreement

On June 8, 2018, the Company entered into a thirty (30) month agreement to lease office space located in Toronto, Canada. The base rent ranges from CAD $15,000 (USD $10,993) to CAD $20,000 (USD $14,658) per month over the lease term for a total base lease commitment of CAD $580,000 (USD $425,082). The lease expires on November 30, 2020. In connection with the lease, the Company paid the landlord a security deposit of CAD $240,000, of which CAD $120,000 (USD $87,948) will serve as a payment for the first six months of the term and CAD $120,000 (USD $91,924) will be applied against the last 6 months of the term. The Company records lease expense on a straight-line basis over the term of the lease.

For the Years Ending December 31,	Minimum Lease Payments
2019	$175,896
2020	161,238
$337,134

The Company is subleasing the office space in Toronto, Canada to various other companies on a month to month basis. Please refer to due to related parties in Note 10 Related Parties.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES (cont.)

WeWork Membership Lease Agreements

On June 26, 2018, the Company entered into a six (6) month agreement to lease office space located in London, UK. The rent is £2,940 (USD $3,820) per month over the lease term for a total lease commitment of £17,640 (USD $22,921). The lease commitment commenced on July 1, 2018 and expired on December 31, 2018 and now is month to month. In connection with the lease, the Company paid the landlord a deposit of £5,550 (USD $7,071), and as of December 31, 2018 the remaining deposit was £2,775 (USD $ 3,536).

On October 17, 2018, the Company entered into a twelve (12) month lease agreement to lease office space located in London, UK. The rent is £3,700 (USD $4,808) per month over the lease term for a total lease commitment of £44,400 (USD $57,693). The lease commitment commenced on December 1, 2018 and expires on November 30, 2019. In connection with the lease, the Company paid the landlord a security deposit of £4,410 (USD $5,619) and as of December 31, 2018 the remaining deposit was £2,205 (USD $ 2,809).

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the period from March 8, 2018 (Inception) through December 31, 2018, the Company had no liabilities recorded for loss contingencies as of December 31, 2018.

NOTE 14 — SUBSEQUENT EVENTS

Common Stock Issuances

Subsequent to December 31, 2018, the Company issued an aggregate of 589,346 shares of common stock in satisfaction of 289,346 shares of accrued issuable equity for consulting services and 300,000 of accrued issuable equity to an affiliate of the Company

Subsequent to December 31, 2018, the Company issued 14,221,194 shares of its common stock pursuant to new subscription agreements. The cash consideration for those shares was $1,538,435.

Subsequent to December 31, 2018, the Company issued 268,000 shares of its common to stock to a director in exchange for consulting services valued at $30,147.

Loan Agreements

On April 30, 2019, the Company entered into two loan agreements with companies that have shared officers. The Company can lend up to $150,000 to one related party and CAD $200,000 (or USD $146,580 as of December 31, 2018) to another related party and will earn a simple annual interest rate of 8% on the loan balance.

Office Sub-Lease

In May 2019, the Company executed a formal sub-lease for the Toronto, Canada office space with directors of the Company. The rental and common costs of the office space are to be split between the two companies on an equal basis. The monthly base rent portion for the Company is CAD $10,000 (USD $7,661) per month over the lease term, which expires November 30, 2020. In addition, the Company is sub-leasing space to other companies that have common officers and directors on an informal basis.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 14 — SUBSEQUENT EVENTS (cont.)

Common Cost Allocation

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with Katexco and 180 LP, all related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States	Business Combination Costs Incurred in Canada
CBR Pharma	25.93%	28.57%	47.62%
Katexco	29.63%	31.43%	52.38%
180 LP	44.44%	40.00%	0.00%
	100.00%	100.00%	100.00%

Advance to Related Party

On March 26, 2019 and April 10, 2019, the Company advanced a total of $306,649 to officers of the Company.

On August 21, 2019 and August 28, 2019, the Company advanced a total of $124,535 to 180 Life Sciences Corp. (“180”).

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and 180 LP wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and 180 LP. 180, 180 LP and Katexco are related parties, as they share certain officers or directors with the Company. In connection with that Reorganization, the Company’s shareholders received 28,571 shares of 180 common stock, and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, 180 LP, and the Stockholder Representative in his capacity as representative of the stockholders of the Company and the stockholders of 180, Katexco, and 180 LP, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the Closing, divided by $10. The Business Combination represents a recapitalization of 180.

2019 Hebrew Agreement

On November 11, 2019, CBR Pharma entered into an additional research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (the “2019 Hebrew Agreement”), pursuant to which Yissum granted CBR Pharma a worldwide sole and exclusive license (the “2019 Hebrew License”) to develop and commercialize certain patents (the “2019 Hebrew Licensed Patents”), know-how and research results (collectively, the “2019 Hebrew Licensed Technology,” and together with the Licensed Technology,

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 14 — SUBSEQUENT EVENTS (cont.)

the “Hebrew Licensed Technology”), in order to develop, manufacture, market, distribute, sell, repair and refurbish products, all within the use of the 2019 Hebrew Licensed Technology for (i) Cannabinoid phenolate metal salts, including mono, di and trivalent metals such as Li, Na, K, Ca, Mg, Zn, Fe and Al and their mixtures with native or synthetic cannabinoids, their pharmaceutical formulations, including for oral and topical administration; and (ii) pharmaceutical formulations, for the administration of cannabinoid chemical derivatives, including any and all veterinary and human medical conditions, including obesity, pain, inflammation and arthritis (the “2019 Field”).

Pursuant to the 2019 Hebrew Agreement, notwithstanding the grant of the 2019 Hebrew License, Yissum, on behalf of Hebrew University, will retain the right to (i) make, use and practice the 2019 Hebrew Licensed Technology for Hebrew University’s own research and educational purposes, but not for commercial purposes, and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; (ii) license or otherwise convey to other academic and not-for-profit research organizations the 2019 Hebrew Licensed Technology for use in non-commercial research and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; and (iii) license or otherwise convey the 2019 Hebrew Licensed Technology to any third party for research or commercial applications outside the 2019 Field, subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology.

The 2019 Hebrew Agreement further provides that CBR Pharma is entitled to grant one or more sublicenses to the 2019 Hebrew Licensed Technology for exploitation in the 2019 Field.

All right, title and interest in and to the 2019 Hebrew Licensed Technology vest solely in Yissum, and CBR Pharma will hold and make use of the rights granted pursuant to the 2019 Hebrew License solely in accordance with the terms of the 2019 Hebrew Agreement.

The 2019 Hebrew Licensed Technology will terminate upon the occurrence of the later of the following: (i) the expiration of the last of the 2019 Hebrew Licensed Patents; (ii) the expiration of the last exclusivity on any product granted by any regulatory or government body; (iii) the expiration of a continuous period of twenty years plus any applicable patent extension period, during which there was no commercial sale of any product in any country; or (iv) if 180 elects to obtain an exclusive license to the know-how under the terms of the 2019 Hebrew Agreement, the expiration of such exclusive license.

CANNBIOREX PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current Assets:
Cash	$97,456	$53,672
Due from related parties	28,963	23,628
Loan receivable – related parties, net (see Note 7)	—	—
Prepaid expenses and other current assets	143,517	150,374
Restricted cash	—	49,020
Total Current Assets	269,936	276,694
Property and equipment, net	48,503	64,780
Deposits	86,335	94,293
Intangible asset, net	70,900	74,200
Total Assets	$475,674	$509,967

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$945,536	$196,099
Accounts payable – related parties	35,329	12,554
Accrued expenses	489,563	380,330
Accrued expenses – related parties	31,623	—
Accrued issuable equity	2,500	25,813
Accrued issuable equity – related party	—	27,983
Due to related parties	87,015	61,336
Deferred income – related parties	40,481	—
Total Current Liabilities	1,632,047	704,115
Long term liabilities – related parties	40,970	30,502
	1,673,017	734,617

Commitments and Contingencies (Note 8)
Stockholders’ Deficiency:
Common stock, no par value, unlimited number of shares authorized; 169,585,543 and 154,775,003 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	5,998,657	4,335,602
Accumulated other comprehensive loss	(27,133)	(16,418)
Accumulated deficit	(7,168,867)	(4,543,834)
Total Stockholders’ Deficiency	(1,197,343)	(224,650)
Total Liabilities and Stockholders’ Deficiency	$475,674	$509,967

The accompanying notes are an integral part of these condensed consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

(Unaudited)

	For The Six Months Ended June 30, 2019	For the Period From March 8, 2018 (Inception) Through June 30, 2018
Operating Expenses:
Research and development	$578,216	$66,523
General and administrative	2,100,806	1,510,879
Rental income – related parties	(182,616)	—
General and administrative – related parties	121,734	571,419
Total Operating Expenses	2,618,140	2,148,821
Loss From Operations	(2,618,140)	(2,148,821)

Other Income (Expense):
Interest income	2,186	3,495
Interest income – related parties	2,170	—
Change in fair value of accrued issuable equity	—	(2,642)
Change in fair value of accrued issuable equity – related party	(11,249)	(23,230)
Total Other Income (Expense), Net	(6,893)	(22,377)
Net Loss	(2,625,033)	(2,171,198)

Other Comprehensive Income (Loss):
Foreign currency translation adjustments	(10,715)	(32,426)
Total Comprehensive Loss	$(2,635,748)	$(2,203,624)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ (DEFICIENCY) EQUITY

(Expressed in US Dollars)

(Unaudited)

	Six Months Ended June 30, 2019
	Common Stock		Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount
Balance – January 1, 2019	154,775,003	$4,335,602	$(16,418)	$(4,543,834)	$(224,650)
Issuances of common stock:
For cash and services(1)	14,221,194	1,595,570	—	—	1,595,570
For satisfaction of accrued issuable equity	589,346	67,485	—	—	67,485
Comprehensive loss:
Net loss	—	—	—	(2,625,033)	(2,625,033)
Other comprehensive loss	—	—	(10,715)	—	(10,715)
Balance – June 30, 2019	169,585,543	$5,998,657	$(27,133)	$(7,168,867)	$(1,197,343)

____________

(1)      Includes $1,538,435 of cash consideration for 13,710,374 shares of common stock (See Note 6).

	For The Period From March 8, 2018 (Inception) Through June 30, 2018
	Common Stock		Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – March 8, 2018 (inception)	—	$—	$—	$—	$—
Issuances of common stock for cash and services(2)	137,825,003	3,161,451	—	—	3,161,451
Comprehensive loss:
Net loss	—	—	—	(2,171,198)	(2,171,198)
Other comprehensive income	—	—	(32,426)	—	(32,426)
Balance – June 30, 2018	137,825,003	$3,161,451	$(32,426)	$(2,171,198)	$957,827

____________

(2)      Includes $2,628,255 of cash consideration for 133,825,002 shares of common stock (See Note 6).

The accompanying notes are an integral part of these condensed consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)

(Unaudited)

	For the Six Months Ended June 30, 2019	For The Period From March 8, 2018 (Inception) through June 30, 2018
Cash Flows From Operating Activities:
Net loss	$(2,625,033)	$(2,171,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,787	—
Bad debt expense	935,222	—
Stock-based compensation	59,914	593,796
Change in fair value of accrued issuable equity	11,249	25,872
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	11,353	(251,650)
Due from related parties	4,008	—
Deposits	11,463	(303,537)
Accounts payable	748,784	92,421
Accounts payable – related parties	22,930	47,406
Accrued expenses	101,509	13,246
Accrued expenses – related parties	31,595	12,740
Due to related parties	(38,118)	—
Deferred income	39,730	—
Long term liabilities – related parties	8,999	—
Total Adjustments	1,956,425	230,294
Net Cash Used In Operating Activities	(668,608)	(1,940,904)

Cash Flows From Investing Activities:
Acquisition of technology licenses	—	(74,430)
Loans made to related parties	(167,224)	—
Advances to related parties	(776,417)	—
Purchases of property and equipment	12,574	—
Net Cash Used In Investing Activities	(931,067)	(74,430)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	1,538,435	2,628,255
Proceeds from sale of accrued issuable equity	—	15,422
Advances from related parties	60,758	—
Proceeds from investor deposits	—	325,226
Net Cash Provided By Financing Activities	1,599,193	2,968,903
Effect of Exchange Rate Changes on Cash	(4,754)	(30,025)
Net (Decrease) Increase In Cash	(5,236)	923,544
Cash – Beginning of Period	102,692	—
Cash – End of Period	$97,456	$923,544

Supplemental Disclosures of Non-cash Investing and Financing Activities:
Issuance of common stock in satisfaction of accrued issuable equity	$67,485	$—

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CannBioRex Pharmaceuticals Corp. (“CBR Pharma” or the “Company”) was incorporated on March 8, 2018 under the provisions of the Business Corporation Act of British Columbia.

The Company and its wholly owned subsidiaries, CannBioRex Pharma Limited (“U.K. subsidiary”), located in the United Kingdom (“U.K.”), and Petcanna Pharma Corp. (“Petcanna subsidiary”), located in Toronto, Canada, is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently, will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurances that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These condensed consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2019, the Company has an accumulated deficit of $7,168,867 and a working capital deficit of $1,362,111. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the consolidated financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these consolidated financial statements and, the accompanying consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 9 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, 180 Therapeutics L.P. (“180 LP”), Katexco Pharmaceuticals Corp. (“Katexco”), and 180 Life Sciences Corp (“180”) and for the public merger (“Business Combination”) between 180 and a special purpose acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual financial statements. In the opinion of management, such financial statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and for the period from March 8, 2018 (Inception) through June 30, 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2018 and for the period then ended, which are included elsewhere in this filing.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
	(unaudited)
Travel expenses	$77,996	$18,723
Professional fees	36,595	13,600
Research and development expenses	17,649	57,066
Value-added tax receivable	8,932	53,336
Insurance	2,345	7,649
	$143,517	$150,374

NOTE 5 — ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2019	December 31, 2018
	(unaudited)
Payroll	$158,185	$85,471
Professional fees	128,600	190,465
Consulting fees	128,448	24,789
Research and development expenses	49,765	57,907
Director Fees	13,244	6,840
Patent filing fees	11,321	14,858
	$489,563	$380,330

As of June 30, 2019, accrued expenses-related parties were $31,623, which consisted of professional and consulting fees for $16,810 and $14,813 respectively. See Note 7 — Related Party Transactions for additional information.

NOTE 6 — STOCKHOLDERS’ DEFICIENCY

Management estimated the fair value of the common stock issued pursuant to the market approach, by referring to prior cash sales of the Company’s common stock. Occasionally, common stock was issued for cash to a service provider at a discount from its market value. In such cases, we recognized stock-based compensation for the difference between the fair value of the market price and the cash issuance price. Accordingly, the Company valued the majority of its common stock between $.005 and $0.10 Canadian dollars (“CAD’) between March 8, 2018 (Inception) and June 30, 2018 and CAD $0.15 per share between January 1, 2019 and June 30, 2019.

During the period from March 8, 2018 (inception) to June 30, 2018, 137,825,003 shares of common stock were issued. The shares were issued for cash consideration of $2,628,255 and stock-based compensation in the amount of $533,196, which is reflected in general and administrative expenses in the accompanying condensed consolidated statement of operations.

During the six months ended June 30, 2019, the Company issued an aggregate of 589,346 shares of common stock in satisfaction of the accrued issuable equity and accrued issuable equity — related parties.

During the six months ended June 30, 2019, the Company issued 14,221,194 shares of its common stock pursuant to subscription agreements signed during the period. The cash consideration for those shares was $1,538,435. The excess of the fair value of the shares on the date of issuance over the cash consideration for related parties transactions, is recorded as stock-based compensation in the amount of $57,135 and is included in general and administrative expenses on the accompanying condensed consolidated statements of operations and comprehensive loss.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 7 — RELATED PARTY TRANSACTIONS

Common Cost Allocation

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with Katexco and 180 LP, all related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions (see Note 9 — Subsequent Events for details) as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States	Business Combination Costs Incurred in Canada
CBR Pharma	25.93%	28.57%	47.62%
Katexco	29.63%	31.43%	52.38%
180 LP	44.44%	40.00%	0.00%
	100.00%	100.00%	100.00%

Due from Related Parties

As of June 30, 2019, the net amount due from related parties was $28,963, which is comprised of $792,932 of receivables, of which $784,899 was fully or partially reserved for because repayment is not assured. As of June 30, 2019, due from related parties consisted of payments due from companies with shared officers through April 30, 2019. After April 30, 2019, the Company entered into a loan agreement with the related companies with shared officers.

Loans Receivable — Related Parties

On April 30, 2019, the Company entered into two loan agreements with companies that have shared officers. The Company can lend up to $150,000 to one related party and CAD $200,000 to another related party and will earn a simple annual interest rate of 8% on the loan balance. As of June 30, 2019, the aggregate loan receivable amount was $167,224 and consists of payments made on behalf of the related parties for various expenses, which was fully reserved for because repayment is not assured. As of June 30, 2019, the Company recorded interest receivable of $2,211 for these loans, which is included in due from related parties in the accompanying balance sheet.

Accounts Payable

As of June 30, 2019, accounts payable — related parties consisted of $35,329 related to consulting and professional fees, of which $20,345, $6,349, and $,8,635 are payable to directors, an affiliate, and officers of the Company, respectively.

Accrued Expenses

As of June 30, 2019, accrued expenses — related parties consisted of $31,623 related to professional and consulting fees, of which $16,810 and $14,813 are payable to an officer and affiliate, respectively. See Note 5 — Accrued Expenses.

Due to Related Parties

Due to related parties of $87,015 as of June 30, 2019 represents liabilities for rent and services with companies with shared officers and director, of which $76,567 was due to KTX and $10,448 was due to an officer of the Company.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

Deferred Income — Related Parties

Deferred income — related parties of $40,481 as of June 30, 2019 represents future rental income for sub-leasing office space in Toronto, Canada, of which $35,359 was due to officers and $5,122 was due to a director of the Company.

Long-Term Liabilities — Related Parties

Long-term liabilities — related parties of $40,970 as of June 30, 2019 represents long-term rent deposits, of which $24,980 was received from officers and $15,990 was received from directors of the Company.

General and Administrative Expense — Related Parties

During the six months ended June 30, 2019, the Company incurred $121,734 of general and administrative expenses for related party services, including (a) $30,147 of stock-based compensation for services provided by a director; (b) $71,938 for professional fees, of which $33,521, $25,124, and $13,293 was paid to officers, a director, and an affiliate of the Company; or (c) $19,649 for travel paid to a greater than 10% investor.

During the six months ended June 30, 2018, the Company incurred $571,419 of general and administrative expenses for related party services, including (a) $283,804 of stock-based compensation for services provided by a greater than 10% investor; (b) $283,618 for professional fees being paid to a director and a greater than 10% investor; and (c) $3,997 of reimbursements being paid to a greater than 10% investor and companies with shared officers or directors, or persons affiliated with such companies.

Rental Income — Related Parties

During the six months ended June 30, 2019, the Company recorded $182,616 of rental income for sub-leasing office space in Toronto, Canada, of which $153,508 were paid to officers and $29,108 were paid to directors of the Company.

Interest Income — Related Parties

During the six months ended June 30, 2019, the Company recorded $2,170 of interest income on a loan from an officer of the Company. For the period from March 8, 2018 (Inception) through June 30, 2018, the Company did not record any interest income from related parties.

Change in Fair Value of Accrued Issuable Equity — Related Party

During the six months ended June 30, 2019, the Company recorded a $11,249 change in fair value of issued shares of common stock to a greater than 10% investor in exchange for corporate advisory fees. During the period from March 8, 2018 (Inception) through June 30, 2018, the Company recorded $23,230 of change in fair value of unissued shares of common stock be issued to a greater than 10% investor of the Company in exchange for corporate advisory fees. See Note 6 — Stockholders’ Deficiency for details related to the Company’s valuation methodology.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the six months ended June 30, 2019, and the period from March 8, 2018 (Inception) through June 30, 2018, the Company did not record any expense for loss contingencies. As of June 30, 2019, the Company had no liabilities recorded for loss contingencies.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 9 — SUBSEQUENT EVENTS

Advance to Related Party

On August 21, 2019 and August 28, 2019, the Company advanced a total of $124,535 to 180.

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and 180 LP wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and 180 LP. 180, 180 LP and Katexco are related parties, as they share certain officers or directors with the Company. In connection with that Reorganization, the Company’s shareholders received 28,571 shares of 180 common stock, and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, 180 LP, and the Stockholder Representative in his capacity as representative of the stockholders of the Company and the stockholders of 180, Katexco, and 180 LP, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the closing, divided by $10. The Business Combination represents a recapitalization of 180.

2019 Hebrew Agreement

On November 11, 2019, CBR Pharma entered into an additional research and license agreement with Yissum Research development Company of the Hebrew University of Jerusalem, Ltd. (the “2019 Hebrew Agreement”), pursuant to which Yissum granted CBR Pharma a worldwide sole and exclusive license (the “2019 Hebrew License”) to develop and commercialize certain patents (the “2019 Hebrew Licensed Patents”), know-how and research results (collectively, the “2019 Hebrew Licensed Technology,” and together with the Licensed Technology, the “Hebrew Licensed Technology”), in order to develop, manufacture, market, distribute, sell, repair and refurbish products, all within the use of the 2019 Hebrew Licensed Technology for (i) Cannabinoid phenolate metal salts, including mono, di and trivalent metals such as Li, Na, K, Ca, Mg, Zn, Fe and Al and their mixtures with native or synthetic cannabinoids, their pharmaceutical formulations, including for oral and topical administration; and (ii) pharmaceutical formulations, for the administration of cannabinoid chemical derivatives, including any and all veterinary and human medical conditions, including obesity, pain, inflammation and arthritis (the “2019 Field”).

Pursuant to the 2019 Hebrew Agreement, notwithstanding the grant of the 2019 Hebrew License, Yissum, on behalf of Hebrew University, will retain the right to (i) make, use and practice the 2019 Hebrew Licensed Technology for Hebrew University’s own research and educational purposes, but not for commercial purposes, and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; (ii) license or otherwise convey to other academic and not-for-profit research organizations the 2019 Hebrew Licensed Technology for use in non-commercial research and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; and (iii) license or otherwise convey the 2019 Hebrew Licensed Technology to any third party

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH JUNE 30, 2018

NOTE 9 — SUBSEQUENT EVENTS (cont.)

for research or commercial applications outside the 2019 Field, subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology.

The 2019 Hebrew Agreement further provides that CBR Pharma is entitled to grant one or more sublicenses to the 2019 Hebrew Licensed Technology for exploitation in the 2019 Field.

All right, title and interest in and to the 2019 Hebrew Licensed Technology vest solely in Yissum, and CBR Pharma will hold and make use of the rights granted pursuant to the 2019 Hebrew License solely in accordance with the terms of the 2019 Hebrew Agreement.

The 2019 Hebrew Licensed Technology will terminate upon the occurrence of the later of the following: (i) the expiration of the last of the 2019 Hebrew Licensed Patents; (ii) the expiration of the last exclusivity on any product granted by any regulatory or government body; (iii) the expiration of a continuous period of twenty years plus any applicable patent extension period, during which there was no commercial sale of any product in any country; or (iv) if 180 elects to obtain an exclusive license to the know-how under the terms of the 2019 Hebrew Agreement, the expiration of such exclusive license.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
180 Therapeutics L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 180 Therapeutics L.P. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in partners’ capital (deficit) and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, incurred significant losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
November 12, 2019

180 THERAPEUTICS L.P.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$125,245	$335,838
Total Assets	$125,245	$335,838

Liabilities and Partners’ Deficit
Current Liabilities:
Accounts payable	$17,241	$12,294
Accrued expenses	6,679	9,201
Accrued interest – related parties	59,824	46,973
Convertible notes payable – related parties	270,000	270,000
Total Liabilities	353,744	338,468

Commitments and Contingencies (Note 6)

Partners’ Deficit:
Units, 12,000,000 units authorized; 6,120,000 units issued and outstanding at December 31, 2018 and 2017	4,200	4,200
Accumulated deficit	(232,699)	(6,830)
Total Partners’ Deficit	(228,499)	(2,630)
Total Liabilities and Partners’ Deficit	$125,245	$335,838

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2018	2017
Operating Expenses:
Research and development	$10,500	$163,061
General and administrative	202,518	150,652
Total Operating Expenses	213,018	313,713
Loss From Operations	(213,018)	(313,713)

Other Income (Expense):
Other income	—	291,667
Interest expense – related parties	(12,851)	(12,309)
Total Other (Expense) Income	(12,851)	279,358
Net Loss	$(225,869)	$(34,355)

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

	Units		Partners’ Interest		Total Partners’ Capital (Deficit)
	General Partners	Limited Partners	General Partners	Limited Partners
Balance – January 1, 2017	6,060,000	—	$28,125	$—	$28,125
Units issued for cash	—	60,000	—	3,600	3,600
Net loss	—	—	(33,682)	(673)	(34,355)
Balance – December 31, 2017	6,060,000	60,000	$(5,557)	$2,927	$(2,630)
Net loss	—	—	(221,442)	(4,427)	(225,869)
Balance – December 31, 2018	6,060,000	60,000	$(226,999)	$(1,500)	$(228,499)

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(225,869)	$(34,355)
Changes in operating assets and liabilities:
Deferred income	—	(291,667)
Accounts payable	4,947	11,141
Accrued expenses	(2,522)	9,201
Accrued interest – related parties	12,851	12,309
Total Adjustments	15,276	(259,016)
Net Cash Used In Operating Activities	(210,593)	(293,371)

Cash Flows Provided by Financing Activities:
Proceeds from sale of units	—	3,600
Net Decrease In Cash	(210,593)	(289,771)
Cash – Beginning of Year	335,838	625,609
Cash – End of Year	$125,245	$335,838

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Therapeutics L.P. (“180 LP” or the “Company”) was formed as a limited partnership in the State of Delaware on September 6, 2013. The Company is a clinical stage biopharmaceutical company located in Massachusetts focused on the discovery and development of biologic therapies for the treatment of fibrosis.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred operating losses since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently, will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there is no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2018, the Company had a partners’ deficit of $228,499 and a working capital deficiency of $228,499. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that these financial statements are issued. The accompanying financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 8 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, Katexco Pharmaceuticals, Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Life Sciences Corp (“180”) and for the public merger (“Business Combination”) between 180 and a special purpose acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. At December 31, 2018 and 2017, the Company had no cash equivalents. The Company has cash deposits in a financial institution, which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018, and 2017, the Company had cash balances that were not insured by the FDIC of $0 and $86,088, respectively.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on Accounting Standards Codification (“ASC”) No. 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash and accounts payable, approximate their fair values due to the short-term nature of those instruments.

Research and Development

Research and development expense consist of expenses incurred in performing research and development activities, including contract service expenses and other legal and professional research expenses. The Company expenses research and development costs as they are incurred.

Other Income

On December 10, 2014, the Company entered into an agreement with a biotechnology company affording such company rights of first negotiation of a strategic transaction following (a) completion of the Company’s Phase 1a clinical study in exchange for an upfront, non-refundable payment of $1,750,000; and, (b) if the biotechnology company elects to proceed, completion of a Phase 2 proof of concept study in exchange for aggregate payments of $5,250,000 payable in three installments. The Company initially established the $1,750,000 up-front payment as deferred income and then recognized the income on a straight-line basis over the expected period of performance. Following completion of the Phase 1a clinical study, on May 22, 2017, the biotechnology company elected not to proceed. During the year ended December 31, 2017, the Company recognized the remaining $291,667 of income associated with the up-front payment.

Income Taxes

The Company is a limited liability partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying financial statements. Any uncertain tax position taken by the members is not an uncertain position of the Company.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date and through the issuance date of these financial statements. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 8, Subsequent Events.

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07, but there have been no share-based payment transactions since adoption.

NOTE 5 — CONVERTIBLE NOTES PAYABLE — RELATED PARTIES

Convertible notes payable — related parties, (the “Notes”), of which $10,000 is owed to the Chief Executive Officer and $260,000 is owed to a Founder and Director, are comprised of the following at each of December 31, 2018 and 2017:

			December 31,
Description	Expiration Date	Interest Rate	2018	2017
i) Convertible note issued on September 24, 2013	09/24/15	5.0%	$160,000	$160,000
ii) Convertible note issued on June 16, 2014	06/16/17	2.5%	10,000	10,000
iii) Convertible note issued on July 8, 2014	07/08/17	2.5%	100,000	100,000
			$270,000	$270,000

The principal amounts due under the Notes accrue interest at a rate of 2.5% and 5.0% per annum, compounded annually. Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into units, or other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known and the contingency is resolved.

During the years ended December 31, 2018 and 2017, the Company recorded interest expense — related parties of $12,851 (including true-up of $6,101) and $12,309 (including true-up of $5,559) related to the Notes, respectively. As of December 31, 2018, and 2017, the Company had $59,824 and $46,973 of accrued interest related to the Notes, respectively. These Notes are past due and are therefore classified as current liabilities in the accompanying balance sheets and continue to accrue interest at 2.5% and 5% per annum, compounded annually.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Oxford University Consulting Agreements

On November 1, 2013, the Company entered into consulting services agreement with the University of Oxford (the “University”), pursuant to which the University agreed to provide advice and expertise on an ad hoc basis in exchange for a fixed annual fee of $10,500, which is recorded in research and development in the accompanying statements of operations. The agreement, as amended expires on October 31, 2020.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense for loss contingencies. As of December 31, 2018 and 2017, the Company had no liabilities recorded for loss contingencies.

NOTE 7 — PARTNERS’ CAPITAL

The Company is authorized to issue 12,000,000 units, (increased from 10,000,000 units on May 2, 2019) of which 1,500,000 units are reserved for issuance to officers, employees, advisors and consultants.

On February 8, 2017, the Company sold 60,000 units to an officer of the Company at $0.06 per unit for proceeds of $3,600. In the event that the officer ceases to provide employment services to the Company, depending on the timing, the Company may have the right to repurchase some or all of the units at $0.06 per unit. The Company’s right to repurchase units expires as follows:

a)      Right to repurchase 15,000 units expired on March 2, 2017; and

b)      Right to repurchase 1,250 units expires each month after March 2, 2017; or

c)      Right to repurchase all units expires upon a change of control, as defined.

NOTE 8 — SUBSEQUENT EVENTS

Cost Sharing Agreement

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with CBR Pharma and Katexco, both related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States
CBR Pharma	25.93%	28.57%
Katexco	29.63%	31.43%
180 LP	44.44%	40.00%
	100.00%	100.00%

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Advance to a Related Party

On March 26, 2019 and April 10, 2019, on behalf of the Company, related parties advanced $420,000 to a related party that has shared officers and directors with the Company.

On August 10, 2019 and August 28, 2019, on behalf of the Company, related parties advanced $174,358 to a related party that has shared officers and directors with the Company.

Loan Agreement

On April 10, 2019, the Company entered into a loan agreement with two companies with shared officers and directors. The Company can borrow up to $150,000 and will pay a simple annual interest rate of 8% on the loan balance.

Reformative Pharmaceuticals Agreement — Related Party

On February 26, 2019, the Company entered into a one-year agreement with a pharmaceutical corporation, who is a related party that share directors and officers of the Company, pursuant to which the pharmaceutical corporation agreed to pay the Company $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and Oxford University, which was signed on March 22, 2019 and is the start date of the project.

Oxford University Agreement

On March 22, 2019, the Company entered into a one-year Research Agreement with Oxford University pursuant to which the Company agreed to pay the University approximately $0.9 million, payable immediately, to sponsor certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of the University’s research.

Increase in Authorized Units

On May 2, 2019, the Company authorized to issue 12,000,000 units, which was increased from 10,000,000 units, of which 1,500,000 units are reserved for issuances to officers, employees, advisors and consultants.

Partners’ Deficit

On May 2, 2019, the Company issued to a certain related party consultant an aggregate of 4,080,000 units for services rendered. The 4,080,000 units are subject to redemption by the Company for an aggregate redemption price of $4.00 if (i) the Company does not enter into the Business Combination by July 31, 2019, or (ii) the closing of the Business Combination does not occur on or prior to October 31, 2019; or (iii) the consultant terminates its service with the Company prior to October 31, 2019. Through June 30, 2019, no equity-based compensation was recognized because it was not yet probable that the performance conditions would be met to ensure that the units were no longer subject to redemption. On November 11, 2019, the redemption provision was waived.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and CBR Pharma wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and CBR Pharma. Katexco and CBR Pharma are related parties, as they share certain officers or directors with the Company. In connection with the Reorganization, the Company’s shareholders received 40,000 shares of 180 common equity and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, CBR Pharma, and the Stockholder Representative in his capacity as representative of the equityholders of the Company and the equityholders of 180, Katexco, and CBR Pharma, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the Closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the closing, divided by $10. The Business Combination represents a recapitalization of 180.

Kennedy License Agreement

On September 27, 2019, the Company entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the ”Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of £60,000. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual £1 million of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of £1 million.

The term of the royalties paid by 180 LP to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country.

The Kennedy License Agreement may be terminated by 180 LP without cause by providing a 90-day notice.

180 THERAPEUTICS L.P.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$40,390	$125,245
Prepaid expenses	610,825	—
Other receivable, net of allowance	—	—
Total Assets	$651,215	$125,245

Liabilities and Partners’ Deficit
Current Liabilities:
Accounts payable	$12,266	$17,240
Accrued expenses	183,068	6,679
Accrued interest – related parties	66,706	59,824
Due to related parties	540,100	—
Convertible notes payable – related parties (past due)	270,000	270,000
Loan payable – related party	15,000	—
Deferred income – related party	529,012	—
Total Liabilities	1,616,152	353,743

Commitments and Contingencies (Note 7)

Partners’ Deficit:
Units, 12,000,000 units authorized; 10,200,000 and 6,120,000 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	4,200	4,200
Accumulated deficit	(969,137)	(232,698)
Total Partners’ Deficit	(964,937)	(228,498)
Total Liabilities and Partners’ Deficit	$651,215	$125,245

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Six Months Ended June 30,
	2019	2018
Operating Expenses:
Research and development	$246,260	$—
General and administrative	824,265	68,214
Total Operating Expenses	1,070,525	68,214
Other Income (Expense):
Other income – related party	340,968	—
Interest expense – related parties	(6,882)	(6,303)
Total Other Income (Expense)	334,086	(6,303)
Net Loss	$(736,439)	$(74,517)

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
(Unaudited)

	Six Months Ended June 30, 2019
	Units		Partners’ Interest		Total Partners’ Deficit
	General Partners	Limited Partners	General Partners	Limited Partners
Balance – January 1, 2019	6,060,000	60,000	$(227,537)	$(961)	$(228,498)
Units issued for consulting services	—	4,080,000	—	—	—
Net loss	—	—	(433,173)	(303,266)	(736,439)
Balance – June 30, 2019	6,060,000	4,140,000	$(660,710)	$(304,227)	$(964,937)
	Six Months Ended June 30, 2018
	Units		Partners’ Interest		Total Partners’ Deficit
	General Partners	Limited Partners	General Partners	Limited Partners
Balance – January 1, 2018	6,000,000	60,000	$(6,696)	$(134)	$(6,830)
Net loss	—	—	(73,056)	(1,461)	(74,517)
Balance – June 30, 2018	6,000,000	60,000	$(79,752)	$(1,595)	$(81,347)

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(736,439)	$(74,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	420,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(610,825)	—
Accounts payable	(4,974)	2,866
Accrued expenses	176,389	—
Accrued interest – related parties	6,882	6,303
Deferred income	529,012	—
Total Adjustments	516,484	9,169
Net Cash Used In Operating Activities	(219,955)	(65,348)

Cash Flows From Financing Activities:
Proceeds from advances from related parties	120,100	—
Proceeds from loan payable related parties	15,000	—
Net Cash Provided By Financing Activities	135,100	—
Net Decrease In Cash	(84,855)	(65,348)
Cash – Beginning of Period	125,245	335,838
Cash – End of Period	$40,390	$270,490

Supplemental Disclosures of Cash Flow Information:
Non-Cash Financing Activities:
Receivable from a related party Funds advanced on Company’s behalf by a related party	$(555,100)	$—

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Therapeutics L.P. (“180 LP” or the “Company”) was incorporated as a limited partnership in the State of Delaware on September 6, 2013. The Company is a clinical stage biopharmaceutical company located in Massachusetts focused on the discovery and development of biologic therapies for the treatment of fibrosis.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred operating losses since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there is no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These unaudited condensed financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2019, the Company had a partners’ deficit of $964,937 and a working capital deficiency of $964,937. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that these financial statements are issued. The accompanying unaudited condensed financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 8 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, Katexco Pharmaceuticals, Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp (“CBR Pharma”), and 180 Life Sciences Corp (“180”) and for the public merger (“Business Combination”) between 180 and a special acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such financial statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial position of the Company as of June 30, 2019 and December 31, 2018, and the condensed results of its operations, changes in partners’ deficit and cash flows for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended, which are included elsewhere in this filing.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have a material impact on the Company’s financial statements or disclosures.

NOTE 5 — PARTNERS’ DEFICIT

On May 2, 2019, the Company issued to a certain related party consultant an aggregate of 4,080,000 units for services rendered. The 4,080,000 units are subject to redemption by the Company for an aggregate redemption price of $4.00 if (i) the Company does not enter into the Business Combination by July 31, 2019, or (ii) the closing of the Business Combination does not occur on or prior to October 31, 2019; or (iii) the consultant terminates its service with the Company prior to October 31, 2019. Through June 30, 2019, it is not probable that the performance conditions will be met that would eliminate the redemption provision and accordingly the Company has not recognized equity-based compensation expense related to the units (see Note 8 — Subsequent Events for additional details regarding the Business Combination). On November 11, 2019, the redemption provision was waived.

NOTE 6 — RELATED PARTIES

Cost Sharing Agreement

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with CBR Pharma and Katexco, both related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions (see Note 8 – Subsequent Events for details) as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States
CBR Pharma	25.93%	28.57%
Katexco	29.63%	31.43%
180 LP	44.44%	40.00%
	100.00%	100.00%

Other Receivable, Net of Allowance

As of June 30, 2019, the Company had a receivable of $420,000 from 180 which was fully reserved for because repayment is not assured. The $420,000 was advanced by a related party, with shared officers and directors, to 180, on the Company’s behalf.

Due to Related Parties

As of June 30, 2019, the amount due to related parties was $540,100 and consisted of payments made by the related parties on behalf of the Company through April 10, 2019. After April 10, 2019, the Company entered into a loan agreement with the related parties, CBR Pharma and Katexco, which are companies with shared officers and directors. (see Loan Payable — Related Parties below).

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

NOTE 6 — RELATED PARTIES (cont.)

On July 16, 2019, the Company and these related parties were all acquired by a company formed for the purpose of bringing these related companies under a single corporate umbrella. See Note 8 — Subsequent Events for additional details.

Convertible Notes Payable — Related Parties

During the six months ended June 30, 2019 and 2018, the Company recorded interest expense — related parties of $6,882 and $6,303 related to the $270,000 of convertible notes (the “Notes”) held by certain Company directors, respectively. As of June 30, 2019 and December 31, 2018, the Company had $66,706 and $59,824 of accrued interest related to the convertible notes, respectively. These convertible notes are past due and are therefore classified as current liabilities in the accompanying condensed balance sheets and continue to accrue interest at 2.5% and 5.0% per annum, compounded annually.

Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of a least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into units, or other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known and the contingency is resolved.

Loan Payable — Related Party

On April 10, 2019, the Company entered into a loan agreement with related parties, CBR Pharma and Katexco, which are companies with shared officers and directors. The Company can borrow up to $150,000 and will pay a simple annual interest rate of 8% on the loan balance. As of June 30, 2019, the loan payable amount was $15,000 and consists of payments made on behalf of the Company for various expenses.

On July 16, 2019, the Company and these related parties were all acquired by a company formed for the purpose of bringing these related companies under a single corporate umbrella. See Note 8 — Subsequent Events for additional details.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Reformation Pharmaceuticals Agreement — Related Party

On February 26, 2019, the Company entered into a one-year agreement with a pharmaceutical corporation (the “Agreement”), , who is a related party that share directors and officers of the Company, pursuant to which the pharmaceutical corporation agreed to pay the Company $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and a certain university (see the “Research Agreement” below), which was signed on March 22, 2019 and therefore is the start date of the project. The $1.2 million is payable as follows: $0.9 million is payable within 10 days of the execution of the Agreement and $0.3 million is payable over the one-year term of the agreement. Additionally, pursuant to the Agreement, the pharmaceutical company may extend its rights of first negotiation for a period of 18 months for an additional $1.8 million. During the six months ended June 30, 2019, the Company received $0.9 million in connection with the Agreement, which was recorded as deferred income and is recognized as other income on a straight-line basis over a one-year period. The Company recognized income of approximately $0.35 million related to the Agreement during the six months ended June 30, 2019, which is included in other income in the accompanying condensed statement of operations. As of June 30, 2019, the balance of deferred income related to the Agreement was $529,012.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

Oxford University Agreement

On March 22, 2019, the Company entered into a one-year Research Agreement with Oxford University (the “University”) pursuant to which the Company agreed to pay the University approximately $0.9 million, payable immediately, to sponsor certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of the University’s research. During the six months ended June 30, 2019, the Company paid approximately $0.9 million in connection with the Research Agreement, which was recorded as prepaid expense and amortized to research and development expense on a straight-line basis over a one-year period. The Company recognized research and development expense of approximately $0.3 million related to the Research Agreement during the six months ended June 30, 2019. As of June 30, 2019, the balance of prepaid expense related to the Research Agreement was $595,825.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the six months ended June 30, 2019 and June 30, 2018, the Company did not record any expense for loss contingencies. As of June 30, 2019, the Company had no liabilities recorded for loss contingencies.

NOTE 8 — SUBSEQUENT EVENTS

Advance to a Related Party

On August 10, 2019 and August 28, 2019, on behalf of the Company, related parties advanced $174,358 to a related party that has shared officers and directors with the Company.

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and CBR Pharma wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and CBR Pharma. Katexco and CBR Pharma are related parties, as they share certain officers or directors with the Company. In connection with the Reorganization, the Company’s shareholders received 40,000 shares of 180 common stock and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, CBR Pharma, and the Stockholder Representative in his capacity as representative of the equityholders of the Company and the stockholders of 180, Katexco, and CBR Pharma, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the closing, divided by $10. The Business Combination represents a recapitalization of 180.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Kennedy License Agreement

On September 27, 2019, the Company entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the ”Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of £60,000. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual £1 million of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of £1 million.

The term of the royalties paid by 180 LP to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country.

The Kennedy License Agreement may be terminated by 180 LP without cause by providing a 90-day notice.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

SEC registration fee	$6,931
Legal fees and expenses	$50,000
Accounting fees and expenses	$40,000
Miscellaneous fees and expenses	$3,069
Total	$100,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, we have entered or will enter into indemnification agreements with directors, officers and some employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require our company, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

In September 2016, our sponsor purchased an aggregate 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share, up to 375,000 of which were subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option was exercised. The securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. KBL IV Sponsor LLC is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, simultaneously with the consummation of our IPO on June 7, 2017, we issued to KBL IV Sponsor LLC, our sponsor, and to the underwriters of our IPO an aggregate of 450,000 units for a purchase price of $4,500,000 (of which 350,000 units were purchased by our sponsor and 100,000 units were purchased by the underwriters), which units are identical to the units sold in our IPO. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On June 23, 2017, simultaneously with the sale of the over-allotment units in our IPO, we completed a private placement with our sponsor and the underwriters of our IPO for an additional 52,500 units at a price of $10.00 per unit, generating gross proceeds of $525,000. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On March 15, 2019, we issued to our Sponsor an unsecured convertible promissory note in the principal amount of $1,087,031. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. On September 8, 2020, we amended and restated this note to remove the conversion feature and to provide that such note would be due upon the “Second Closing” under the June SPA.

In June 2020, pursuant to an agreement that we entered into with the holder of a convertible promissory note issued by 180 to such holder, we issued to such holder 404,245 shares of our common stock. We issued the shares without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) thereof.

On June 26, 2020, we entered into a Securities Purchase Agreement (the “June SPA”) pursuant to which we issued to two institutional investors secured convertible promissory notes in the aggregate principal amount of $3,601,966 (collectively, the “June Notes”) for an aggregate purchase price of $3,407,522. The June Notes are subject to 10% original issue discount, have a term of eight months, and accrue interest at the rate of 10% per annum. The June Notes are all initially convertible into our common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the completion of the business combination described in the prospectus included in this registration statement, the conversion price will equal the lowest VWAP of our common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but not less than $2.00. In connection with the closing of the transactions contemplated by the June SPA, we issued an aggregate of 650,000 restricted shares of our common stock to the two institutional investors (the “June Commitment Shares”). Upon the second closing pursuant to the June SPA, upon certain conditions being satisfied, we will issue to one of the institutional investors referenced above shares of our Series A Preferred Stock (“Preferred Stock”) for an aggregate purchase price of $3,000,000. The Preferred Stock shall be convertible into shares of our common stock at a conversion price of $5.28 per share. We agreed to register the resale of the shares of common stock issuable upon conversion of the June Notes and Preferred Stock, as well as the June Commitment Shares. We issued (or, with respect to the Preferred Stock, will issue) the foregoing securities without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) thereof.

On September 8, 2020, we entered into a Securities Purchase Agreement (the “September SPA”) pursuant to which we issued to the institutional investors signatory thereto secured convertible promissory notes in the aggregate principal amount of $1,111,111 (collectively, the “September Notes”) for an aggregate purchase price of $1,000,000. The September Notes are subject to 10% original issue discount, are due on April 7, 2021, and accrue interest at the rate of 10% per annum. The September Notes are all initially convertible into our common stock at a per share conversion price equal to $5.28. Beginning ninety (90) days following the completion of the business combination described in the prospectus included in this registration statement, the conversion price will equal the lowest VWAP of our common stock during the five (5) trading day period ending on the trading day immediately prior to the conversion date, but not less than $2.00. In connection with the closing of the transactions contemplated by the September SPA, we issued an aggregate of 100,000 restricted shares of our common stock to the investors (the “September Commitment Shares”). We agreed to register the resale of the shares of common stock issuable upon conversion of the September Notes, as well as the September Commitment Shares. We issued the foregoing securities without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) thereof.

In September 2020, we issued to our Sponsor an unsecured convertible promissory note in the principal amount of $795,003. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

(a)     Exhibits.    The following exhibits are included herein or incorporated herein by reference.

Exhibit No.	Description
1.1

Underwriting Agreement, dated June 1, 2017, between the Company and EarlyBirdCapital, Inc. (filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

2.1

Business Combination Agreement, dated as of July 25, 2019, by and among KBL, 180, Katexco, CBR Pharma, 180 LP, Merger Sub and the Stockholder Representative (filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).

2.2

Amendment No. 1 to the Business Combination Agreement, dated as of January 29, 2020, by and among KBL, 180, Katexco, CBR Pharma, 180 LP, Merger Sub and the Stockholder Representative (filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on February 3, 2020 and incorporated by reference herein).

2.3

Amendment No. 2 to the Business Combination Agreement, dated as of August 7, 2020, by and among KBL, 180, Katexco, CBR Pharma, 180 LP, Merger Sub and the Stockholder Representative (filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on August 13, 2020 and incorporated by reference herein).

2.4

Form of Support Agreement, by and between KBL and certain stockholders of 180 (filed as Exhibit 2.2 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).

2.5

Form of Lock-Up Agreement, by and between KBL and certain stockholders of 180 (filed as Exhibit 2.3 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).

3.1

Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

3.2	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).
3.3	Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 8, 2019 and incorporated by reference herein).
3.4	Second Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 6, 2019 and incorporated by reference herein).
3.5

Third Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 6, 2019 and incorporated by reference herein).

3.6	Fourth Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 8, 2020 and incorporated by reference herein).
3.7	Fifth Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 9, 2020 and incorporated by reference herein).
3.8	Bylaws (filed as Exhibit 3.3 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).
4.1	Specimen Unit Certificate (filed as Exhibit 4.1 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).
4.2

Specimen Common Stock Certificate (filed as Exhibit 4.2 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

4.3

Specimen Warrant Certificate (filed as Exhibit 4.3 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

4.4	Specimen Right Certificate (filed as Exhibit 4.5 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).
4.5

Warrant Agreement, dated as of June 1, 2017, between Continental Stock Transfer & Trust Company and the Company (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

Exhibit No.	Description
4.6

Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (filed as Exhibit 4.6 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on April 7, 2020).

4.7

Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (filed as Exhibit 4.7 to the registrant’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference).

4.8	Form of 10% Senior Secured Convertible Promissory Note (filed as Exhibit 4.8 to the registrant’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference).
4.9	Form of 10% Senior Secured Convertible Promissory Note (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on September 14, 2020 and incorporated herein by reference).
5.1*	Opinion of Pryor Cashman LLP
10.1

Letter Agreement among the Company and its officers, directors and certain securityholders (filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.2

Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.3

Registration Rights Agreement among the Company and certain securityholders (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.4

Securities Subscription Agreement, dated September 7, 2016, between the Company and KBL IV Sponsor LLC (filed as Exhibit 10.5 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

10.5

Third Amended and Restated Unit Subscription Agreement, dated June 1, 2017, between the Company and KBL IV Sponsor LLC (filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.6

Third Amended and Restated Unit Subscription Agreement, dated June 1, 2017, between the Company and the underwriters of the IPO (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.7

Form of Indemnity Agreement (filed as Exhibit 10.8 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

10.8

Administrative Services Agreement, dated June 1, 2017 between the Company and KBL IV Sponsor LLC (filed as Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein).

10.9	Form of Guarantee and Commitment Agreement (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).
10.10#

Employment Agreement, dated as of July 23, 2019, by and between KBL and Marlene Krauss (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).

10.11#

Employment Agreement, dated as of July 23, 2019, by and between KBL and George Hornig (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated by reference herein).

10.12#

Form of Omnibus Incentive Plan (filed as Exhibit 10.12 to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 under Commission File No. 333-234650 and incorporated by reference herein).

10.13

Promissory Note, dated March 15, 2019 issued to KBL IV Sponsor LLC (filed as Exhibit 10.8 to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 under Commission File No. 333-234650 and incorporated by reference herein).

10.14

Promissory Note, dated April 10, 2019, issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit 10.17 to the registrant’s Registration Statement on Form S-4/A filed on August 28, 2020 under Commission File No. 333-234650 and incorporated by reference herein).

10.15

Promissory Note, dated August 21, 2019 issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit 10.14 to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 under Commission File No. 333-234650 and incorporated by reference herein).

Exhibit No.	Description
10.16

Promissory Note, dated August 28, 2019 issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 under Commission File No. 333-234650 and incorporated by reference herein).

10.17

Promissory Note, dated September 30, 2019 issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit 10.16 to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 under Commission File No. 333-234650 and incorporated by reference herein).

10.18

Promissory Note, dated October 31, 2019 issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit 10.18 to the registrant’s Registration Statement Form S-4/A filed on August 28, 2020 under Commission File No. 333-234650 and incorporated by reference herein).

10.19

Promissory Note, dated June 8, 2020 issued to 180 Life Sciences Corp. (f/k/a CannBioRx Life Sciences Corp.) (filed as Exhibit 10.19 to the registrant’s Registration Statement Form S-4/A filed on August 28, 2020 under Commission File No. 333-234650 and incorporated by reference herein).

10.20

Securities Purchase Agreement, dated June 12, 2020, by and among the Company and the purchasers signatory thereto (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference).

10.21

Registration Rights Agreement, dated June 12, 2020, by and among the Company and the parties signatory thereto (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference).

10.22

Securities Purchase Agreement, dated September 8, 2020, by and among the Company and the purchasers signatory thereto (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 14, 2020 and incorporated herein by reference).

10.23

Registration Rights Agreement, dated September 8, 2020, by and among the Company and the parties signatory thereto (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 14, 2020 and incorporated herein by reference).

10.24*	Amended and Restated Promissory Note, dated September 2020, issued to KBL IV Sponsor LLC.
10.25*	Convertible Promissory Note, dated September 2020, issued to KBL IV Sponsor LLC.
14.1

Code of Business and Ethics (filed as Exhibit 10.8 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 under Commission File No. 333-217475 and incorporated by reference herein).

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.
23.2*	Consents of Marcum LLP, independent registered public accounting firm.
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page of this Registration Statement).
99.1*	Consent of James N. Woody, M.D., Ph.D., as designee to the board of directors.
99.2*	Consent of Sir Marc Feldmann, Ph.D., as designee to the board of directors.
99.3*	Consent of Lawrence Steinman, M.D., as designee to the board of directors.
99.4*	Consent of Prof. Richard W. Barker as designee to the board of directors.
99.5*	Consent of Larry Gold, Ph.D., as designee to the board of directors.
99.6*	Consent of Donald A. McGovern, Jr., as designee to the board of directors.
99.7*	Consent of Shoshana Shendelman, Ph.D., as designee to the board of directors.

____________

*        Filed herewith

#        Management contract or compensatory plans or arrangements

(b)    Financial Statement Schedules.    All financial statement schedules are omitted because they are not applicable or not required or because the required information is included in the financial statements or notes thereto.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 19, 2020.

KBL MERGER CORP. IV
By:	/s/ Marlene Krauss, M.D.
Name:	Marlene Krauss, M.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Marlene Krauss and Joseph A. Williamson as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement and amendments thereto for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 19, 2020.

Signature	Title
/s/ Marlene Krauss, M.D.	Chief Executive Officer and Director
Marlene Krauss, M.D.	(Principal Executive Officer, and Principal Financial and Accounting Officer)
/s/ Joseph A. Williamson	Chief Operating Officer and Director
Joseph A. Williamson
/s/ George Hornig	Chairman of the Board of Directors
George Hornig
/s/ Andrew Sherman	Director
Andrew Sherman
/s/ Sherrill Neff	Director
Sherrill Neff